Information contained herein is subject to completion or amendment. The notes described herein may not be sold nor may offers to buy be accepted prior to delivery of a final offering memorandum. This preliminary offering memorandum or any part hereof will not constitute an offer to sell or the solicitation of an offer to buy the notes described herein nor will there be any sale of such notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the notes under the securities laws of any such jurisdiction.

                              TAL ADVANTAGE I LLC

                               [TAL INTERNATIONAL]
                               [GRAPHIC OMITTED]

            $680,000,000 FLOATING RATE SECURED NOTES, SERIES 2006-1

The $680,000,000 Floating Rate Secured Notes, Series 2006-1 (the "Series 2006-1
Notes") are being offered by Fortis Securities LLC and Credit Suisse Securities
(USA) LLC (the "Initial Purchasers"). The Series 2006-1 Notes will be issued
pursuant to, the Amended and Restated Indenture, dated as of         , 2006
(the "Indenture") and the Series 2006-1 Supplement, dated as of         , 2006
(the "Series 2006-1 Supplement), each entered into by and between TAL Advantage
I LLC (the "Issuer") and U.S. Bank National Association, as indenture trustee
(the "Indenture Trustee").

On the Closing Date, Financial Guaranty Insurance Company (the "Series
Enhancer"), a monoline insurance company rated "AAA/Aaa", will issue a financial guaranty insurance policy (the "Policy") that will, subject to its terms, guarantee the timely payment of scheduled interest on the Series 2006-1
Notes and the ultimate payment of the then unpaid principal balance of the
Series 2006-1 Notes, if any.

                                     [FGIC]
                               [GRAPHIC OMITTED]

The assets of the Issuer, consisting primarily of the Managed Containers
(described herein) managed by TAL International Container Corporation ("TAL")
pursuant to the Management Agreement (described herein) and the Leases
(described herein) related to the Managed Containers, have been pledged to the
Indenture Trustee to secure repayment of the Series 2006-1 Notes and each other
Series of Notes now outstanding or hereafter issued by the Issuer. Any additional Series of Notes issued by the Issuer may have terms significantly different from those of the Series 2006-1 Notes.

Interest will accrue on the Series 2006-1 Notes during each Interest Accrual
Period at an annual rate equal to the sum of (x) One-Month LIBOR and (y) [   ]
of one percent (0.[ ]%) and will be payable to the Series 2006-1 Noteholders on the 20th day of each month or, if such day is not a Business Day, on the next
Business Day. The Expected Final Maturity Date for the Series 2006-1 Notes is
the Payment Date in April 2016 (the "Series 2006-1 Expected Final Maturity
Date") and the Legal Final Maturity Date for the Series 2006-1 Notes is the
Payment Date in April 2021 (the "Series 2006-1 Legal Final Maturity Date"). The
Series 2006-1 Notes are expected to be sold to investors at a price equal to
100% of the principal amount thereof.

   SEE "RISK FACTORS" BEGINNING ON PAGE 23 FOR A DISCUSSION OF CERTAIN FACTORS
   THAT INVESTORS SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE
   SERIES 2006-1 NOTES.

The Series 2006-1 Notes are being offered (the "Offering") by the Initial
Purchasers subject to prior sale, when, as and if delivered to, and accepted by, the Initial Purchasers and subject to various prior conditions, including the Initial Purchasers' right to reject orders in whole or in part. Except for the Series 2006-1 Notes sold to Institutional Accredited Investors (as defined herein), it is expected that delivery of the Notes will be made in book-entry form through the facilities of The Depository Trust Company ("DTC").

CREDIT SUISSE                                             FORTIS SECURITIES LLC
  HSH NORDBANK AG                                       WESTLB AG
     BTMU CAPITAL CORPORATION                        ING FINANCIAL MARKETS LLC

       The date of this Preliminary Offering Memorandum is April 3, 2006.

          THE OFFERING OF THE SERIES 2006-1 NOTES HAS NOT BEEN REGISTERED AND
WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE
"SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND THE SERIES 2006-1 NOTES MAY
NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION
NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
APPLICABLE STATE SECURITIES LAWS. ACCORDINGLY, THE SERIES 2006-1 NOTES MAY BE
OFFERED AND SOLD ONLY (1) OUTSIDE THE UNITED STATES WITHIN THE MEANING OF AND IN
COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), OR (2)
WITHIN THE UNITED STATES (A) TO "QUALIFIED INSTITUTIONAL BUYERS" (AS DEFINED IN
RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) IN RELIANCE ON RULE 144A OR
(B) TO INSTITUTIONAL "ACCREDITED INVESTORS" ("INSTITUTIONAL ACCREDITED
INVESTORS") AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT. FOR A DESCRIPTION OF CERTAIN RESTRICTIONS ON RESALES OR TRANSFERS, SEE
"RESTRICTIONS ON TRANSFERS AND NOTICE TO INVESTORS."

          NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY
STATE OR FOREIGN SECURITIES COMMISSION HAS APPROVED OF THE SERIES 2006-1 NOTES
OR DETERMINED THAT THIS PRELIMINARY OFFERING MEMORANDUM IS ACCURATE OR COMPLETE.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THIS PRELIMINARY OFFERING MEMORANDUM IS BEING DELIVERED SOLELY FOR
INFORMATIONAL PURPOSES IN CONNECTION WITH THE OFFERING OF THE SERIES 2006-1
NOTES AND MAY NOT BE USED FOR ANY OTHER PURPOSE, OR DISTRIBUTED OR CIRCULATED BY
THE RECIPIENT. EACH RECIPIENT HEREOF, BY ITS ACCEPTANCE OF THIS PRELIMINARY
OFFERING MEMORANDUM, SHALL BE DEEMED TO HAVE AGREED TO THE FOREGOING.

          NONE OF THE ISSUER, THE INITIAL PURCHASERS OR ANY OTHER PERSON OR
ENTITY IS MAKING ANY REPRESENTATION OR WARRANTY TO ANY OFFEREE OR PURCHASER OF
THE SERIES 2006-1 NOTES REGARDING THE LEGALITY OF ANY INVESTMENT THEREIN BY SUCH
OFFEREE OR PURCHASER UNDER ANY APPLICABLE LAW.

          THE DISTRIBUTION OF THIS PRELIMINARY OFFERING MEMORANDUM AND THE
OFFERING OF THE SERIES 2006-1 NOTES IN CERTAIN JURISDICTIONS ARE RESTRICTED BY
LAW. PERSONS WHO COME INTO POSSESSION OF THIS PRELIMINARY OFFERING MEMORANDUM
MUST INFORM THEMSELVES ABOUT AND OBSERVE ANY SUCH RESTRICTIONS. IN PARTICULAR,
THERE ARE RESTRICTIONS ON THE DISTRIBUTION OF THIS PRELIMINARY OFFERING
MEMORANDUM AND THE OFFER AND SALE OF THE SERIES 2006-1 NOTES. SEE "RESTRICTIONS
ON TRANSFERS AND NOTICE TO INVESTORS."

          INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE
FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD.

          THE INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING MEMORANDUM WAS
OBTAINED FROM THE ISSUER, TAL, THE SERIES ENHANCER, AND OTHER SOURCES, BUT NO
ASSURANCE CAN BE GIVEN AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.
THE INITIAL PURCHASERS DO NOT OFFER AN OPINION AS TO AND DO NOT ASSUME ANY
RESPONSIBILITY FOR THE ADEQUACY, ACCURACY OR COMPLETENESS OF ANY INFORMATION
CONTAINED HEREIN OR FOR THE OMISSION OF ANY INFORMATION RELATING THERETO, AND
THE INITIAL PURCHASERS SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE OF ANY KIND
RESULTING FROM THE USE OF THE INFORMATION CONTAINED HEREIN OR OTHERWISE
SUPPLIED. THE INITIAL PURCHASERS ASSUME NO RESPONSIBILITY FOR THE PERFORMANCE OF
ANY OBLIGATION OF THE ISSUER, TAL, THE INDENTURE TRUSTEE OR ANY OTHER PERSON
DESCRIBED IN THIS PRELIMINARY OFFERING MEMORANDUM OR FOR THE DUE EXECUTION,
VALIDITY OR ENFORCEABILITY OF THE SERIES 2006-1 NOTES OR ANY INSTRUMENT,
AGREEMENT OR DOCUMENT DELIVERED IN

                                        i

CONNECTION WITH THE SERIES 2006-1 NOTES OR FOR THE VALUE OR VALIDITY OF ANY
LEASE, MANAGED CONTAINER OR OTHER PROPERTY INCLUDED WITHIN THE COLLATERAL.

          AN INVESTOR OR POTENTIAL INVESTOR IN THE SERIES 2006-1 NOTES (AND EACH
EMPLOYEE, REPRESENTATIVE, OR OTHER AGENT OF SUCH PERSON OR ENTITY) MAY DISCLOSE
TO ANY AND ALL PERSONS, WITHOUT LIMITATION, THE TAX TREATMENT AND TAX STRUCTURE
OF THE TRANSACTION (AS DEFINED IN UNITED STATES TREASURY REGULATION SECTION
1.6011-4) AND ALL RELATED MATERIALS OF ANY KIND, INCLUDING OPINIONS OR OTHER TAX
ANALYSES, THAT ARE PROVIDED TO SUCH PERSON OR ENTITY. HOWEVER, SUCH PERSON OR
ENTITY MAY NOT DISCLOSE ANY OTHER INFORMATION RELATING TO THIS TRANSACTION
UNLESS SUCH INFORMATION IS RELATED TO SUCH TAX TREATMENT AND TAX STRUCTURE.

          IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN
EXAMINATION OF THE ISSUER AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS
AND RISKS INVOLVED. THE CONTENTS OF THIS PRELIMINARY OFFERING MEMORANDUM ARE NOT
TO BE CONSTRUED AS LEGAL, BUSINESS, OR TAX ADVICE. EACH PROSPECTIVE INVESTOR
SHOULD CONSULT ITS OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL,
BUSINESS, OR TAX ADVICE.

                       NOTICE PURSUANT TO IRS CIRCULAR 230

          THIS PRELIMINARY OFFERING MEMORANDUM IS NOT INTENDED OR WRITTEN BY THE
ISSUER OR ITS COUNSEL TO BE USED, AND CANNOT BE USED, BY ANY PERSON FOR THE
PURPOSE OF AVOIDING TAX PENALTIES THAT MAY BE IMPOSED UNDER U.S. TAX LAWS. THIS
PRELIMINARY OFFERING MEMORANDUM IS PROVIDED TO SUPPORT THE PROMOTION OR
MARKETING BY THE ISSUER OF THE SERIES 2006-1 NOTES. EACH TAXPAYER SHOULD SEEK
ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX
ADVISOR CONCERNING THE POTENTIAL TAX CONSEQUENCES OF AN INVESTMENT IN THE SERIES
2006-1 NOTES.

          This Preliminary Offering Memorandum is confidential and has been prepared by the Issuer solely for use in connection with the Offering.
Distribution of this Preliminary Offering Memorandum to any person other than the offeree and those persons, if any, retained to advise such offeree with respect hereto is unauthorized. Disclosure of the contents of this Preliminary
Offering Memorandum without the prior written consent of the Issuer is prohibited. Each offeree, by accepting delivery of this Preliminary Offering
Memorandum, agrees to the foregoing and to make no photocopies of this
Preliminary Offering Memorandum or any documents delivered in connection herewith and, if the offeree does not purchase any of the Series 2006-1 Notes or the Offering is terminated, to destroy this Preliminary Offering Memorandum and all documents delivered in connection herewith.

          This Preliminary Offering Memorandum contains summaries believed to be accurate with respect to certain terms of certain documents, but reference is made hereby to the actual documents (copies of which will be made available to prospective investors upon request to an Initial Purchaser) for complete information with respect thereto. All such summaries are qualified in their entirety by such reference.

          By accepting delivery of this Preliminary Offering Memorandum each person acknowledges that (i) it has been afforded an opportunity to request from the Issuer and to review, and has received, all information considered by such person to be necessary to verify the accuracy of or to supplement the information contained herein, (ii) such person has not relied on the Initial
Purchasers or any affiliates of the Initial Purchasers in connection with such person's investigation of the accuracy of such information or such person's investment decision, (iii) no person has been authorized to give information or to make any representation other than as contained herein and information given by officers and employees of the Issuer in connection with investors'
examination of the Issuer and the terms of the Offering, and (iv) if given or made, such other representation should not be relied upon as having been authorized by the Issuer or the Initial Purchasers.

                                       ii

          The Series 2006-1 Notes sold to Qualified Institutional Buyers will be represented by a permanent Rule 144A note in registered form without interest coupons, which will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee for DTC, except in certain limited circumstances.
The Series 2006-1 Notes sold to Institutional Accredited Investors will be issued in registered and definitive form. The Series 2006-1 Notes offered to
non-U.S. persons in reliance on Regulation S will initially be issued in book-entry form through the facilities of DTC for the accounts of Clearstream
Banking, Luxembourg, societe anonyme, formerly known as Cedelbank, societe anonyme ("Clearstream") and Euroclear Bank S.A./N.V., as operator of the
Euroclear System ("Euroclear"), as participants in DTC. After the expiration of the 40-day distribution compliance period specified in Regulation S, beneficial interests in the Temporary Regulation S Global Note will be exchangeable for interests in a corresponding permanent global note upon certification of
non-U.S. ownership. Other than beneficial interests in the Definitive Notes, beneficial interests in the Series 2006-1 Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants.

                           FORWARD-LOOKING STATEMENTS

          Certain statements contained in or incorporated by reference in this
Preliminary Offering Memorandum are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities
Exchange Act of 1934, as amended, relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects,"
"believes," "anticipates," "estimates," or other comparable words.
Forward-looking statements are subject to a variety of risks and uncertainties described under "Risk Factors" in this Preliminary Offering Memorandum and other factors that could cause actual results to differ materially from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Issuer's control. The Issuer undertakes no obligation to update or revise any forward-looking statement.

                     NOTICE TO NEW HAMPSHIRE RESIDENTS ONLY

          NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A
LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES
ANNOTATED, 1955, AS AMENDED, WITH THE STATE OF NEW HAMPSHIRE, NOR THE FACT THAT
A SECURITY IS EFFECTIVELY REGISTERED, OR A PERSON IS LICENSED, IN THE STATE OF
NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE
THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING.
NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE
FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE OF NEW
HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR
RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS
UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER,
OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                        NOTICE TO FLORIDA RESIDENTS ONLY

          THE SERIES 2006-1 NOTES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION
UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT AND HAVE NOT BEEN REGISTERED
UNDER SAID ACT IN THE STATE OF FLORIDA. ALL FLORIDA RESIDENTS (OTHER THAN EXEMPT
INSTITUTIONAL INVESTORS) HAVE THE RIGHT TO VOID THE PURCHASE OF THE SERIES
2006-1 NOTES WITHOUT PENALTY WITHIN THREE DAYS OF MAKING SUCH PURCHASE.

                     NOTICE TO UNITED KINGDOM RESIDENTS ONLY

          ALL APPLICABLE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT
2000 (THE "FSMA") AND THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS
AMENDED, WITH RESPECT TO ANYTHING DONE BY ANY PERSON IN RELATION TO THE

                                       iii

SERIES 2006-1 NOTES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM MUST BE
COMPLIED WITH. THE SERIES 2006-1 NOTES (AND BENEFICIAL INTERESTS THEREIN) MAY
NOT BE OFFERED OR SOLD IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORIZED
UNDER FSMA OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO
INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OR
PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLES 48 OR 49 OF THE
FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS
AMENDED.

          THIS PRELIMINARY OFFERING MEMORANDUM AND ANY OTHER INVITATION OR
INDUCEMENT TO BUY OR PARTICIPATE IN THE SERIES 2006-1 NOTES IS, AND MAY ONLY BE,
COMMUNICATED TO PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM; OR (II) HAVE
PROFESSIONAL EXPERIENCE RELATING TO INVESTMENTS; OR (III) ARE PERSONS FALLING
WITHIN ARTICLE 49(2)(a) TO (d) ("HIGH NET WORTH COMPANIES, UNINCORPORATED IN
ASSOCIATIONS, ETC.") OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL
PROMOTION) ORDER 2005 (SUCH PERSONS REFERRED TO AS "RELEVANT PERSONS"). THE
SERIES 2006-1 NOTES ARE AVAILABLE ONLY TO RELEVANT PERSONS AND THIS PRELIMINARY
OFFERING MEMORANDUM MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT
RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS
COMMUNICATION RELATES IS AVAILABLE ONLY TO THE RELEVANT PERSONS AND WILL BE
ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY OFFER OR SALE OF THE SERIES 2006-1
NOTES IN THE UNITED KINGDOM WILL BE SUBJECT TO ALL APPLICABLE PROVISIONS OF THE
FSMA WITH RESPECT TO ANYTHING DONE BY THE INITIAL PURCHASERS IN RELATION TO THE
SERIES 2006-1 NOTES IN, FROM, OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                 NOTICE TO RESIDENTS OF THE REPUBLIC OF IRELAND

          THIS PRELIMINARY OFFERING MEMORANDUM IS NOT A PROSPECTUS AND DOES NOT
CONSTITUTE AN INVITATION TO THE PUBLIC TO PURCHASE OR SUBSCRIBE FOR ANY OF THE
SERIES 2006-1 NOTES AND NEITHER IT NOR ANY FORM OF APPLICATION WILL BE ISSUED,
CIRCULATED OR DISTRIBUTED TO THE PUBLIC.

          THIS PRELIMINARY OFFERING MEMORANDUM AND THE INFORMATION CONTAINED
HEREIN IS CONFIDENTIAL AND IS FOR THE USE SOLELY OF THE RECIPIENT TO WHOM IT IS
PROVIDED. ACCORDINGLY, IT MAY NOT BE REPRODUCED IN WHOLE OR IN PART, NOR MAY ITS
CONTENTS BE DISTRIBUTED IN WRITING OR ORALLY TO ANY THIRD PARTY AND IT MAY BE
READ SOLELY BY THE RECIPIENT TO WHOM IT IS ADDRESSED AND SUCH RECIPIENT'S
PROFESSIONAL ADVISORS.

                      REPORTS TO SERIES 2006-1 NOTEHOLDERS

          Quarterly reports containing unaudited information concerning the
Issuer will be sent on behalf of the Issuer to the Indenture Trustee. Such reports will not constitute financial statements prepared in accordance with
GAAP. The Issuer does not intend to send any of its financial reports to the
Series 2006-1 Noteholders other than as required by Rule 144A.

                              AVAILABLE INFORMATION

          To permit compliance with Rule 144A, in connection with offers and sales of the Series 2006-1 Notes, the Issuer will be required to furnish upon request of a Series 2006-1 Noteholder to such Series 2006-1 Noteholder and a prospective purchaser designated by such Series 2006-1 Noteholder, the information required to be delivered under

                                       iv

Rule 144A(d)(4) if at the time of such request the Issuer is not a reporting company under Section 13 or Section 15(d) of the Exchange Act. The Issuer
currently is not a reporting company under the Exchange Act.

                              SERVICE MARKS MATTERS

          The following items referred to in this Preliminary Offering
Memorandum are registered or unregistered service marks in the United States and/or foreign jurisdictions pursuant to applicable intellectual property laws and are the property of TAL: TAL(SM), Tradex(R), Trader(R) and Greyslot(R).

                                        v

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                       -i-

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
GENERAL INFORMATION .....................................................    117

APPENDIX A   INDEX OF TERMS
ANNEX A      FORM OF PURCHASER LETTER
ANNEX B      FORECASTED NET CASH FLOW BY PERIOD
ANNEX C      MINIMUM TARGETED PRINCIPAL BALANCE BY PERIOD
ANNEX D      SCHEDULED TARGETED PRINCIPAL BALANCE BY PERIOD
ANNEX E      WAREHOUSE NOTES
ANNEX F      CONSOLIDATED FINANCIAL STATEMENTS OF THE SERIES ENHANCER

                                      -ii-

                                     SUMMARY

          THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE
DETAILED INFORMATION APPEARING ELSEWHERE HEREIN.

          CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY AND ELSEWHERE IN THIS
PRELIMINARY OFFERING MEMORANDUM ARE DEFINED IN THE "INDEX OF TERMS" ATTACHED AS
APPENDIX A TO THIS PRELIMINARY OFFERING MEMORANDUM.

--------------------------------------------------------------------------------

ISSUER........................   TAL Advantage I LLC, a limited liability
                                 company organized under the laws of the State
                                 of Delaware. The principal executive office of
                                 the Issuer is located at 100 Manhattanville
                                 Road, Purchase, New York 10577-2135. Under the
                                 Indenture, the Issuer from time to time may
                                 issue additional Series of Notes (each, an
                                 "Additional Series") pursuant to one or more
                                 Supplements to the Indenture. See "-- Issuance
                                 of Additional Series" below. The Issuer has
                                 previously issued one Series of Notes: the
                                 Series 2005-1 Notes. The Series 2005-1 Notes
                                 (the Series 2005-1 Notes may be referred to
                                 herein as the "Warehouse Notes") will remain
                                 outstanding in part after the issuance and sale
                                 of the Series 2006-1 Notes. See Annex E hereto
                                 for a summary of some terms of the Warehouse
                                 Notes, and "-- Warehouse Notes" below. The
                                 Warehouse Notes are not offered hereby. All
                                 notes issued by the Issuer represent
                                 obligations solely of the Issuer, and will not
                                 constitute the obligation of any other person
                                 or entity.

SECURITIES OFFERED............   $680,000,000 Floating Rate Secured Notes,
                                 Series 2006-1 issued by the Issuer under the
                                 Series 2006-1 Supplement to the Indenture. The
                                 Series 2006-1 Notes will be issued in minimum
                                 denominations of $100,000 (or, if greater, the
                                 U.S. dollar equivalent of 50,000 Euros) and
                                 integral multiples thereof. Weekly, TAL remits
                                 all amounts representing the Estimated Net
                                 Operating Income with respect to the Managed
                                 Containers to the Trust Account. See
                                 "--Collections and Deposits by TAL" below. Such
                                 amounts remitted to the Trust Account are then
                                 used to pay certain expenses and principal and
                                 interest payments owing to the holders of
                                 Outstanding Notes and the balance will be
                                 remitted to the Issuer, as described in "--Flow
                                 of Funds" below.

RATING OF THE NOTES...........   It is a condition to the initial offering of
                                 the Series 2006-1 Notes that the Series 2006-1
                                 Notes, taking into consideration the Policy,
                                 will be rated "AAA" by Standard & Poor's
                                 Ratings Services, a division of the McGraw-Hill
                                 Companies, Inc. ("Standard & Poor's"), and
                                 "Aaa" by Moody's Investors Service, Inc.
                                 ("Moody's"; each of Standard & Poor's and
                                 Moody's may be referred to as a "Rating
                                 Agency").

DESCRIPTION OF COLLATERAL.....   Under the terms of the Indenture, the Issuer
                                 will grant to the Indenture Trustee a security
                                 interest in the Issuer's assets in order to
                                 secure the Issuer's obligations under the
                                 Indenture and all other Transaction Documents.
                                 The Collateral will consist of all of the
                                 Issuer's assets, including its right, title and
                                 interest in and to (i) the Managed Containers
                                 (including any and all substitutions therefor
                                 acquired from time to time) and the other
                                 Transferred Assets, (ii) the Trust Account, the
                                 Restricted Cash Account, the

--------------------------------------------------------------------------------

                                        1

--------------------------------------------------------------------------------

                                 Temporary Loss Account, each Series Account,
                                 and all amounts and Eligible Investments,
                                 Financial Assets, Investment Property,
                                 Securities Entitlements and all other
                                 instruments, assets or amounts credited to any
                                 of the foregoing or otherwise on deposit from
                                 time to time in the foregoing, (iii) the
                                 Contribution and Sale Agreement, any Hedge
                                 Agreements, the Management Agreement and the
                                 Intercreditor Agreement, (iv) all other assets
                                 and properties of the Issuer, (v) all income,
                                 payments and proceeds of the items of
                                 Collateral described in (i), (ii), (iii) and
                                 (iv) above, and all other assets granted to the
                                 Indenture Trustee pursuant to the granting
                                 clause of the Indenture (all of the foregoing
                                 collectively, the "Collateral"). See
                                 "Description of the Collateral" herein. See "--
                                 Collections and Deposits by TAL" herein.

MANAGER.......................   TAL International Container Corporation, a
                                 corporation organized under the laws of the
                                 State of Delaware. All Managed Containers will
                                 be managed in accordance with the Management
                                 Agreement. See "The Manager" and "Description
                                 of the Management Agreement" herein.

INDENTURE TRUSTEE.............   U.S. Bank National Association, a national
                                 banking association. As of the date hereof, the
                                 corporate trust office of the Indenture Trustee
                                 is located at 60 Livingston Avenue, St. Paul,
                                 Minnesota 55107, Mail Code EP-MN-WS3D (the
                                 "Corporate Trust Office"). See "The Indenture
                                 Trustee" herein.

SERIES ENHANCER...............   Financial Guaranty Insurance Company, a New
                                 York stock insurance corporation. See "The
                                 Series Enhancer" herein.

POLICY........................   The Series Enhancer will issue the Policy as a
                                 means of providing additional credit
                                 enhancement to the Series 2006-1 Notes. Under
                                 the Policy and subject to its terms, the Series
                                 Enhancer will unconditionally guarantee the
                                 timely payment of scheduled interest on the
                                 Series 2006-1 Notes and, on the Series 2006-1
                                 Legal Final Maturity Date, the payment of the
                                 then unpaid principal balance of the Series
                                 2006-1 Notes. Pursuant to an Insurance and
                                 Indemnity Agreement to be entered into by and
                                 among the Issuer, TAL, the Indenture Trustee,
                                 and the Series Enhancer (the "Insurance
                                 Agreement"), the Series Enhancer will be
                                 entitled to receive a Premium and reimbursement
                                 for any amounts paid under the Policy, together
                                 with interest thereon (at a rate to be
                                 specified in the Insurance Agreement) from the
                                 date such amounts became due until paid in
                                 full. Any such reimbursement of the Series
                                 Enhancer will be made in accordance with the
                                 priorities set forth in the Indenture and the
                                 Series 2006-1 Supplement. See "Description of
                                 the 2006-1 Notes and the Indenture--Series
                                 Enhancement " and "Description of the Policy"
                                 herein.

CLOSING DATE..................   On or about April 11, 2006.

PAYMENT DATES.................   The 20th day of each month or, if such day is
                                 not a Business Day, the next Business Day, may
                                 be referred to as a "Payment Date." For
                                 purposes of payments on the Series 2006-1
                                 Notes, the first Payment Date will be May 22,
                                 2006.

--------------------------------------------------------------------------------

                                        2

--------------------------------------------------------------------------------

INTEREST PAYMENTS ON THE
SERIES 2006-1 NOTES...........   Interest will accrue on the Series 2006-1 Notes
                                 during each Interest Accrual Period and be due
                                 and payable on each Payment Date in an amount
                                 equal to the Series 2006-1 Note Interest
                                 Payment. Such Series 2006-1 Note Interest
                                 Payment shall be payable on each Payment Date
                                 from amounts on deposit in the Series 2006-1
                                 Series Account in accordance with "-- Flow of
                                 Funds" and "-- Distributions from the Series
                                 2006-1 Series Account." To the extent that the
                                 amount of interest which is due and payable on
                                 any Payment Date is not paid in full on such
                                 date, such shortfall, together with interest
                                 thereon at the Default Rate, shall be due and
                                 payable on the immediately succeeding Payment
                                 Date.

PRINCIPAL PAYMENTS ON THE
SERIES 2006-1 NOTES...........   On each Payment Date, the Issuer will, to the
                                 extent that funds are available for such
                                 purpose in accordance with "-- Flow of Funds"
                                 and "-- Distributions from the Series 2006-1
                                 Series Account," pay the principal balance of
                                 the Series 2006-1 Notes in an amount equal to
                                 the Minimum Principal Payment Amount for the
                                 Series 2006-1 Notes and the Scheduled Principal
                                 Payment Amount for the Series 2006-1 Notes;
                                 provided that if an Early Amortization Event is
                                 then continuing or an Event of Default is then
                                 continuing but the Series 2006-1 Notes have not
                                 been accelerated in accordance with the
                                 provisions of the Indenture, the Minimum
                                 Principal Payment Amount, the Scheduled
                                 Principal Payment Amount and the then unpaid
                                 Aggregate Series 2006-1 Note Principal Balance
                                 shall be payable in full to the extent that
                                 funds are available for such purpose in
                                 accordance with "-- Flow of Funds" and "--
                                 Distributions from the Series 2006-1 Series
                                 Account." See "Description of the Series 2006-1
                                 Notes and the Indenture -- Allocation of Funds
                                 among Series and Classes." The unpaid principal
                                 amount of each Series 2006-1 Note together with
                                 all unpaid interest (including all Default
                                 Fees), fees, expenses, costs and other amounts
                                 payable by the Issuer to the Series 2006-1
                                 Noteholders, the Indenture Trustee and the
                                 Series Enhancer pursuant to the terms of the
                                 Indenture and the Series 2006-1 Supplement,
                                 shall be due and payable in full on the earlier
                                 to occur of (x) the date on which an Event of
                                 Default shall occur and the Series 2006-1 Notes
                                 have been accelerated in accordance with the
                                 provisions of the Indenture and (y) the Series
                                 2006-1 Legal Final Maturity Date.

                                 The "Minimum Principal Payment Amount" for the
                                 Series 2006-1 Notes on each Payment Date is
                                 equal to the excess, if any, of (x) the then
                                 Aggregate Series 2006-1 Note Principal Balance
                                 over (y) the Minimum Targeted Principal Balance
                                 for the Series 2006-1 Notes for such Payment
                                 Date.

                                 The "Minimum Targeted Principal Balance" for
                                 the Series 2006-1 Notes for each Payment Date
                                 is set forth in Annex C hereto. The Minimum
                                 Targeted Principal Balance for the Series
                                 2006-1 Notes will be based on approximately a
                                 15-year level amortization schedule.

--------------------------------------------------------------------------------

                                        3

--------------------------------------------------------------------------------

                                 The "Scheduled Principal Payment Amount" for
                                 the Series 2006-1 Notes on each Payment Date is
                                 equal to the excess, if any, of (x) the then
                                 Aggregate Series 2006-1 Note Principal Balance
                                 (after giving effect to the portion of the
                                 Minimum Principal Payment Amount for the Series
                                 2006-1 Notes actually paid on such Payment
                                 Date), over (y) the Scheduled Targeted
                                 Principal Balance for the Series 2006-1 Notes
                                 for such Payment Date.

                                 The "Scheduled Targeted Principal Balance" for
                                 the Series 2006-1 Notes for each Payment Date
                                 is set forth in Annex D. The Scheduled Targeted
                                 Principal Balance for the Series 2006-1 Notes
                                 will be based on approximately a 10-year level
                                 amortization schedule. Payment of the Scheduled
                                 Principal Payment Amount for the Series 2006-1
                                 Notes on each Payment Date is subordinated to
                                 payment in full on such Payment Date of all
                                 Minimum Principal Payment Amounts for the
                                 Series 2006-1 Notes and all other Additional
                                 Series.

                                 The Expected Final Maturity Date for the Series
                                 2006-1 Notes is the Series 2006-1 Expected
                                 Final Maturity Date set forth on the front
                                 cover of this Preliminary Offering Memorandum.

                                 The Legal Final Maturity Date for the Series
                                 2006-1 Notes is the Series 2006-1 Legal Final
                                 Maturity Date set forth on the front cover of
                                 this Preliminary Offering Memorandum.

                                 The unpaid principal balance of, and accrued
                                 interest on, the Series 2006-1 Notes will be
                                 due and payable on the Series 2006-1 Legal
                                 Final Maturity Date.

                                 Subject to the limitations set forth below, the
                                 Issuer will have the option to prepay on any
                                 Payment Date all, or a portion of, the
                                 Aggregate Series 2006-1 Note Principal Balance
                                 of the Series 2006-1 Notes in a minimum amount
                                 of $100,000 (each such Payment Date, an
                                 "Optional Termination Date"). Any such
                                 prepayment of all, or a portion of, the
                                 Aggregate Series 2006-1 Note Principal Balance
                                 must also include accrued interest to the date
                                 of prepayment on the principal balance being
                                 prepaid. The Issuer will agree not to make
                                 voluntary prepayments on the Series 2006-1
                                 Notes prior to the Payment Date in April 2008;
                                 provided that this shall not restrict
                                 repayments of principal on the Series 2006-1
                                 Notes contemplated under "Description of the
                                 Series 2006-1 Notes and the Indenture -- Flow
                                 of Funds" or any prepayment contemplated under
                                 "-- The Temporary Loss Account." In addition,
                                 the Issuer must pay (i) any prepayment fees
                                 payable in accordance with the terms of the
                                 Premium Letter and (ii) any termination,
                                 notional reduction, breakage or other fees or
                                 costs assessed by any Hedge Counterparty.

ASSET BASE....................   As of any date of determination, the "Asset
                                 Base" shall be an amount equal to the sum of
                                 (a) the product of (i) the Advance Rate times
                                 (ii) the sum of (A) the Aggregate Net Book
                                 Value, plus (B) up to the Receivables Threshold
                                 of receivables resulting from the sale or other
                                 disposition of one or more Eligible Containers
                                 that were either owned by the Issuer or subject
                                 to a

--------------------------------------------------------------------------------

                                        4

--------------------------------------------------------------------------------

                                 Finance Lease for which the Issuer is the
                                 lessor, so long as such receivables were not
                                 outstanding for more than 60 days (measured
                                 from the issue date of such receivables), plus
                                 (b) the amount on deposit in the Restricted
                                 Cash Account, such amount to be determined
                                 after giving effect to all withdrawals from and
                                 deposits to the Restricted Cash Account on such
                                 date, plus (c) the amount on deposit in the
                                 Temporary Loss Account, such amount to be
                                 determined after giving effect to all
                                 withdrawals from and deposits to the Temporary
                                 Loss Account on such date. See "-- Flow of
                                 Funds" below.

REQUISITE GLOBAL MAJORITY.....   A "Requisite Global Majority" shall exist with
                                 respect to any action proposed to be taken
                                 pursuant to the terms of the Indenture or any
                                 Supplement if (a) the Control Party or Control
                                 Parties representing more than fifty percent
                                 (50%) of the sum of the Existing Commitments of
                                 all Series of Outstanding Notes shall approve
                                 or direct such proposed action (in making such
                                 a determination, each Control Party shall be
                                 deemed to have voted the entire Existing
                                 Commitment of the related Series in favor of,
                                 or in opposition to, such proposed action, as
                                 the case may be) and (b) unless Control Parties
                                 representing more than sixty-six and two-thirds
                                 percent (66 2/3%) of the sum of the Existing
                                 Commitments of all Series shall have approved
                                 or directed such proposed action (in making
                                 such a determination, each Control Party shall
                                 be deemed to have voted the entire Existing
                                 Commitment of the related Series in favor of,
                                 or in opposition to, such proposed action, as
                                 the case may be), each Series Enhancer which is
                                 then a Control Party for any Series of
                                 Outstanding Notes shall have also approved or
                                 directed such proposed action. See "Description
                                 of the Series 2006-1 Notes and the Indenture."

HEDGING.......................   Pursuant to the terms of the Indenture, on the
                                 Restatement Effective Date and within thirty
                                 (30) days after the end of each calendar
                                 quarter thereafter, the Issuer will maintain
                                 one or more Interest Rate Hedge Agreements with
                                 an aggregate notional balance equal to or
                                 exceeding the sum of (i) seventy percent (70%)
                                 of the aggregate Net Book Values of those
                                 Eligible Containers that are, as of the end of
                                 such calendar quarter (or, prior to thirty (30)
                                 days after the end of the first calendar
                                 quarter following the Restatement Effective
                                 Date, as of the Restatement Effective Date),
                                 subject to an unexpired Lease that requires the
                                 lessee to maintain specific containers on-hire
                                 for the duration of such Lease and (ii) without
                                 duplication of the Leases referred to in clause
                                 (i), one hundred percent (100%) of the
                                 aggregate Net Book Values of those Eligible
                                 Containers that are, as of the end of such
                                 calendar quarter (or, prior to thirty (30) days
                                 after the end of the first calendar quarter
                                 following the Restatement Effective Date, as of
                                 the Restatement Effective Date), subject to a
                                 Finance Lease. All such Interest Rate Hedge
                                 Agreements shall have an aggregate projected
                                 amortization schedule as set forth in the
                                 Indenture. See "Description of the Series
                                 2006-1 Notes and the Indenture -- Hedging
                                 Requirements" herein.

COLLECTIONS AND DEPOSITS BY
TAL...........................   At the times and in the amounts specified in
                                 the Management Agreement, TAL will cause to be
                                 transferred from the Concentration Account to
                                 the Trust Account (or, for certain

--------------------------------------------------------------------------------

                                        5

--------------------------------------------------------------------------------

                                 amounts in certain instances, to the Temporary
                                 Loss Account) amounts representing the
                                 Estimated Net Operating Income with respect to
                                 the Managed Containers. As long as no Manager
                                 Default is then continuing for a period in
                                 excess of 30 days, TAL may deduct its
                                 Management Fee from such deposit. See
                                 "Description of the Management Agreement --
                                 Management Compensation" herein.

TRANSACTION ACCOUNTS..........   The Issuer has established:

                                 (1) A "Trust Account," into which Estimated Net
                                 Operating Income will be deposited and certain
                                 other amounts specified in the Transaction
                                 Documents will be deposited. See "Description
                                 of the Series 2006-1 Notes and the Indenture --
                                 The Trust Account" herein. As long as no
                                 Manager Default shall have occurred and been
                                 continuing for a period in excess of thirty
                                 (30) days, TAL will be entitled to offset its
                                 Management Fee prior to the transfer of funds
                                 to the Trust Account in accordance with the
                                 terms of the Management Agreement. See
                                 "Description of the Management Agreement --
                                 Management Compensation" herein.

                                 (2) A "Restricted Cash Account," into which
                                 funds have been, and from time to time will be,
                                 deposited in an amount equal to the Restricted
                                 Cash Amount as described in "-- Flow of Funds"
                                 herein.

                                 (3) A "Temporary Loss Account," into which
                                 proceeds of Casualty Losses and certain sales
                                 of Collateral will be deposited from time to
                                 time as described under "Description of the
                                 Series 2006-1 Notes and the Indenture --
                                 Temporary Loss Account" herein.

                                 (4) "Series Accounts," for the benefit of
                                 holders of each Series of Outstanding Notes and
                                 each related Series Enhancer for such Series.
                                 See "Description of the Series 2006-1 Notes and
                                 the Indenture -- Restricted Cash Account and
                                 Series Accounts" herein.

                                 Such accounts will be held by the Indenture
                                 Trustee in the name of the Issuer and will be
                                 pledged to the Indenture Trustee for the
                                 benefit of holders of each Series of
                                 Outstanding Notes, including the Series 2006-1
                                 Noteholders, each Hedge Counterparty and each
                                 Series Enhancer.

WAREHOUSE NOTES...............   The Issuer has previously issued its Series
                                 2005-1 Notes (which are a Series of Warehouse
                                 Notes), which provide for a maximum commitment
                                 of future funding of up to $875,000,000. Upon
                                 the issuance of the Series 2006-1 Notes, the
                                 maximum commitment of the Series 2005-1 Notes
                                 will be reduced to $300,000,000. Such maximum
                                 commitment may thereafter be increased or
                                 reduced from time to time subject to the terms
                                 of the Series 2005-1 Supplement. The aggregate
                                 amount of indebtedness evidenced by the
                                 Warehouse Notes is expected to fluctuate from
                                 time to time, subject to such maximum
                                 commitment. Interest on the Warehouse Notes
                                 will be payable on each Payment Date. Such

--------------------------------------------------------------------------------

                                        6

--------------------------------------------------------------------------------

                                 interest will be calculated based on the actual
                                 unpaid principal balance of the Warehouse Notes
                                 during each Interest Accrual Period at a
                                 variable rate of interest. Payments of
                                 principal and interest on the Warehouse Notes
                                 will be made pursuant to the methodology
                                 described in "Description of the Series 2006-1
                                 Notes and the Indenture -- Allocation of Funds
                                 among Series and Classes" herein. For purposes
                                 of determining certain payment priorities in
                                 terms of distributions, the Warehouse Notes
                                 will be deemed to have an Issuance Date equal
                                 to its Conversion Date.

                                 The principal balance of the Series 2005-1
                                 Notes shall be payable on each Payment Date
                                 from amounts on deposit in the Series Account
                                 for the Series 2005-1 Notes in an amount equal
                                 to (i) so long as no Early Amortization Event
                                 is continuing, the "Minimum Principal Payment
                                 Amount," the "Scheduled Principal Payment
                                 Amount" and the allocable portion of the
                                 Supplemental Principal Payment Amount (if any)
                                 for such Series 2005-1 Notes for such Payment
                                 Date, to the extent that funds are available
                                 for such purpose in accordance with the
                                 provisions of the Series 2005-1 Supplement, or
                                 (ii) if an Early Amortization Event is then
                                 continuing (or an Event of Default has occurred
                                 but the Series 2005-1 Notes have not been
                                 accelerated in accordance with the terms of the
                                 Indenture), the then unpaid principal balance
                                 of such Series 2005-1 Notes shall be payable in
                                 full to the extent that funds are available for
                                 such purposes in accordance with the provisions
                                 of the Series 2005-1 Supplement. Payment of the
                                 Supplemental Principal Payment Amount for the
                                 Series 2005-1 Notes on each Payment Date is
                                 subordinated to payment in full on such Payment
                                 Date of the Minimum Principal Payment Amount
                                 and the Scheduled Principal Payment Amount for
                                 the Series 2005-1 Notes, the Series 2006-1
                                 Notes and any other Notes then Outstanding. The
                                 unpaid principal amount of each Series 2005-1
                                 Note, together with all unpaid interest
                                 (including all Default Fees), fees (including
                                 all commitment fees), expenses, costs and other
                                 amounts payable by the Issuer to the Series
                                 2005-1 Noteholders, the Series Enhancer for the
                                 2005-1 Notes and the Indenture Trustee pursuant
                                 to the terms of the Indenture and the Series
                                 2005-1 Supplement, shall be due and payable in
                                 full on the earlier to occur of (x) the date on
                                 which an Event of Default shall occur and the
                                 Series 2005-1 Notes have been accelerated in
                                 accordance with the terms of the Indenture and
                                 (y) the Legal Final Maturity Date for the
                                 Series 2005-1 Notes. See Annex E hereto for a
                                 summary of some terms of the Series 2005-1
                                 Notes.

ISSUANCE OF ADDITIONAL
SERIES........................   The Issuer may from time to time issue one or
                                 more Additional Series, as long as (i) each
                                 Rating Agency that has issued a rating with
                                 respect to any Series of Outstanding Notes
                                 shall have confirmed, in writing, that the
                                 then-current rating(s) on such existing Series
                                 (including "shadow" ratings) will not be
                                 downgraded or withdrawn as a result of the
                                 issuance of such Additional Series, (ii) the
                                 Issuer shall have delivered to the Indenture
                                 Trustee an officer's certificate stating that
                                 no Early Amortization Event or Event of Default
                                 has occurred and is then continuing (or would
                                 result from the issuance of such Additional

--------------------------------------------------------------------------------

                                        7

--------------------------------------------------------------------------------

                                 Series) and (iii) certain other conditions set
                                 forth in the Indenture are met. Each Additional
                                 Series will be issued pursuant to a Supplement
                                 to the Indenture. See "Description of the
                                 Series 2006-1 Notes and the Indenture --
                                 Issuance of Additional Series of Notes" herein.

FLOW OF FUNDS.................   On each Payment Date, the Indenture Trustee,
                                 based on the information contained in the
                                 Manager Report, is required to make specified
                                 payments from the Available Distribution Amount
                                 then on deposit in the Trust Account. The
                                 calculation and relative priorities of such
                                 specified payments will vary depending on
                                 whether an Early Amortization Event or Event of
                                 Default has occurred and is continuing on such
                                 Payment Date and whether the Notes have been
                                 accelerated or not. The alternative payment
                                 priorities for each such Payment Date are set
                                 forth below:

                                 A.   If neither an Early Amortization Event nor
                                      an Event of Default is then continuing,
                                      the Available Distribution Amount then on
                                      deposit in the Trust Account shall be
                                      distributed in the following priority:

                                      (1)  Indenture Trustee's Fees (not to
                                           exceed a specified annual maximum
                                           amount);

                                      (2)  Administrative Agent Fees;

                                      (3)  Any Excess Deposits due to the
                                           Manager, any Management Fees due and
                                           payable and any arrearages thereof,
                                           in each case to the extent not
                                           withheld by the Manager;

                                      (4)  Reimbursement to the Manager for any
                                           Manager Advances;

                                      (5)  Issuer Expenses (not to exceed a
                                           specified annual maximum amount);

                                      (6)  Premium payments owing to any Series
                                           Enhancer;

                                      (7)  Pro rata, (a) Priority Payments
                                           (including reimbursements and
                                           interest thereon payable to any
                                           Series Enhancer) for each Series of
                                           Outstanding Notes on a pro rata
                                           basis, based on the amounts of
                                           Priority Payments then due and (b)
                                           scheduled payments due (excluding any
                                           termination payments) under any Hedge
                                           Agreement;

                                      (8)  To the Restricted Cash Account to the
                                           extent required to restore amounts on
                                           deposit therein to the Restricted
                                           Cash Amount for such Payment Date;

                                      (9)  Minimum Principal Payment Amounts for
                                           each Series of Outstanding Notes;

--------------------------------------------------------------------------------

                                        8

--------------------------------------------------------------------------------

                                      (10) Scheduled Principal Payment Amounts
                                           for each Series of Outstanding Notes;

                                      (11) Supplemental Principal Payment
                                           Amount, if any;

                                      (12) Pro rata, (a) any unpaid amounts due
                                           to each Hedge Counterparty (including
                                           termination payments but excluding
                                           (i) any payments made pursuant to
                                           clause (7) above and (ii) termination
                                           payments resulting from the breach of
                                           the applicable Hedge Agreement by
                                           such Hedge Counterparty), (b) any
                                           interest payments on the Notes (not
                                           paid pursuant to clause (7) above)
                                           and any Indemnity Amounts and other
                                           amounts then due and payable to the
                                           Noteholders and each Series Enhancer
                                           and (c) any Indenture Trustee's Fees
                                           due and unpaid (after giving effect
                                           to clause (1) above);

                                      (13) Pro rata, any unpaid amounts then due
                                           and payable to the Hedge
                                           Counterparties;

                                      (14) Pro rata, to the Issuer and the
                                           Manager, the amount of any indemnity
                                           payments payable to the officers,
                                           directors and/or managers of the
                                           Issuer and the Manager required to be
                                           made by the Issuer and Manager,
                                           respectively, subject to certain
                                           restrictions specified in the
                                           Indenture; and

                                      (15) Any remaining Available Distribution
                                           Amount to the Issuer.

                                 For more detail regarding the foregoing, see
                                 "Description of the Series 2006-1 Notes and the
                                 Indenture -- Flow of Funds -- Flow of Funds
                                 Prior to an Early Amortization Event and an
                                 Event of Default."

                                 B.   If an Early Amortization Event but no
                                      Event of Default is then continuing (or an
                                      Event of Default has occurred but the
                                      Notes have not been accelerated in
                                      accordance with the Indenture), the
                                      Available Distribution Amount then on
                                      deposit in the Trust Account shall be
                                      distributed in the following priority:

                                      (1)  Indenture Trustee's Fees (not to
                                           exceed a specified annual maximum
                                           amount);

                                      (2)  Administrative Agent Fees;

                                      (3)  Any Excess Deposits due to the
                                           Manager, any Management Fees, and any
                                           arrearages thereof, in each case to
                                           the extent not withheld by the
                                           Manager;

                                      (4)  Reimbursement to the Manager for any
                                           Manager Advances;

--------------------------------------------------------------------------------

                                        9

--------------------------------------------------------------------------------

                                      (5)  Issuer Expenses (not to exceed a
                                           specified annual maximum amount);

                                      (6)  Premium payments owing to any Series
                                           Enhancer;

                                      (7)  Pro rata, (a) Priority Payments
                                           (including reimbursements and
                                           interest thereon payable to any
                                           Series Enhancer) for each Series of
                                           Outstanding Notes on a pro rata
                                           basis, based on the amounts of
                                           Priority Payments then due and (b)
                                           scheduled payments (excluding any
                                           termination payments) due under any
                                           Hedge Agreement;

                                      (8)  Restricted Cash Account to the extent
                                           required to restore amounts on
                                           deposit therein to the Restricted
                                           Cash Amount for such Payment Date;

                                      (9)  Minimum Principal Payment Amounts for
                                           each Series of Outstanding Notes;

                                      (10) Scheduled Principal Payment Amounts
                                           for each Series of Outstanding Notes;

                                      (11) For each Series of Outstanding Notes,
                                           all remaining Available Distribution
                                           Amount until all Notes are paid in
                                           full (pro rata based on the then
                                           unpaid principal balances);

                                      (12) Pro rata, (a) any unpaid amounts due
                                           to each Hedge Counterparty (including
                                           termination payments but excluding
                                           (i) any payments made pursuant to
                                           clause (7) above and (ii) termination
                                           payments resulting from the breach of
                                           the applicable Hedge Agreement by
                                           such Hedge Counterparty), (b) any
                                           Indenture Trustee's Fees due and
                                           unpaid (after giving effect to clause
                                           (1) above) and (c) amounts then due
                                           for (i) increased costs, funding
                                           costs, breakage costs, taxes, other
                                           indemnification payments and any
                                           other unpaid Reimbursement Amount
                                           owing to any Series Enhancer
                                           allocated pro rata based on the
                                           amounts due for the applicable Series
                                           of Notes then outstanding, and (ii)
                                           any Default Fee or any other amounts
                                           due and owing to the Noteholders,
                                           plus indemnity payments, increased
                                           costs and taxes allocated pro rata
                                           based on the amounts due for the
                                           applicable Series of Notes then
                                           outstanding;

                                      (13) Pro rata, any unpaid payments then
                                           due and payable to the Hedge
                                           Counterparties;

--------------------------------------------------------------------------------

                                       10

--------------------------------------------------------------------------------

                                      (14) Pro rata, indemnity payments payable
                                           to the officers, directors and/or
                                           managers of the Issuer and any
                                           officer or director indemnity
                                           payments required to be made by the
                                           Manager (subject to certain
                                           restrictions specified in the
                                           Indenture); and

                                      (15) Any remaining Available Distribution
                                           Amount to the Issuer.

                                 For more detail regarding the foregoing, see
                                 "Description of the Series 2006-1 Notes and the
                                 Indenture -- Flow of Funds -- Flow of Funds
                                 After an Early Amortization Event or an Event
                                 of Default and Prior to an Acceleration of the
                                 Notes."

                                 See "Description of the Series 2006-1 Notes and
                                 the Indenture -- Allocation of Funds among
                                 Series and Classes" herein for a description of
                                 the payment priorities among various Series.

                                 C.   If the Notes of all Series have been
                                      declared due and payable following an
                                      Event of Default and such declaration and
                                      its consequences have not been rescinded
                                      or annulled, all amounts collected by the
                                      Indenture Trustee, including the amounts
                                      then on deposit in the Trust Account,
                                      shall be distributed in the following
                                      priority:

                                      (1)  Indenture Trustee's Fees (not to
                                           exceed a specified annual maximum
                                           amount) plus any enforcement costs
                                           incurred by the Indenture Trustee;

                                      (2)  Administrative Agent Fees;

                                      (3)  Any Excess Deposits due to the
                                           Manager, any Management Fees, and any
                                           arrearages thereof, in each case to
                                           the extent not withheld by the
                                           Manager;

                                      (4)  Reimbursement to the Manager for any
                                           Manager Advances;

                                      (5)  Issuer Expenses (not to exceed a
                                           specified annual maximum amount);

                                      (6)  Premium payments owing to any Series
                                           Enhancer;

                                      (7)  Pro rata, (a) Priority Payments for
                                           each Series of Outstanding Notes on a
                                           pro rata basis, based on the amounts
                                           of Priority Payments then due and (b)
                                           scheduled payments (excluding any
                                           termination payments) due under any
                                           Hedge Agreement;

--------------------------------------------------------------------------------

                                       11

--------------------------------------------------------------------------------

                                      (8)  Pro rata, (a) to each Series of
                                           Outstanding Notes, the then unpaid
                                           principal balance of such Series (pro
                                           rata based on the unpaid principal
                                           balances at the time such Event of
                                           Default first occurs) and (b) any
                                           unpaid amounts (excluding termination
                                           payments resulting from a Hedge
                                           Counterparty's breach) due under any
                                           Hedge Agreement (on a pro rata
                                           basis);

                                      (9)  Pro rata, to each Series of
                                           Outstanding Notes and the related
                                           Series Enhancer, all other amounts
                                           then due and payable, including
                                           Default Fees, increased costs, taxes
                                           and indemnity payments;

                                      (10) Any unpaid amounts due under any
                                           Hedge Agreement not paid above (on a
                                           pro rata basis);

                                      (11) Any Indenture Trustee's Fees due and
                                           unpaid (after giving effect to clause
                                           (1) above);

                                      (12) Unpaid indemnity payments payable to
                                           the officers, directors and/or
                                           managers of the Issuer required to be
                                           made by the Issuer;

                                      (13) Unpaid officer and director indemnity
                                           payments required to be made by the
                                           Manager; and

                                      (14) Any remaining monies to the Issuer.

                                 For more detail regarding the foregoing, see
                                 "Description of the Series 2006-1 Notes and the
                                 Indenture -- Flow of Funds -- Flow of Funds
                                 After an Acceleration of the Notes Following an
                                 Event of Default."

                                 See "-- Distributions from the Series 2006-1
                                 Series Account."

DISTRIBUTIONS FROM THE SERIES
2006-1 SERIES ACCOUNT.........   On each Payment Date and on each other date on
                                 which any payment is to be made with respect to
                                 the Series 2006-1 Notes, the Indenture Trustee
                                 shall distribute funds then on deposit in the
                                 Series 2006-1 Series Account as set forth
                                 below.

                                 (A)  If neither an Early Amortization Event nor
                                      an Event of Default shall have occurred
                                      and be continuing:

                                      (1)  To each Holder of a Series 2006-1
                                           Note on the immediately preceding
                                           record date, on a pro rata basis, an
                                           amount equal to its Series 2006-1
                                           Note Interest Payment (exclusive of
                                           Default Fees) for such Payment Date;

--------------------------------------------------------------------------------

                                       12

--------------------------------------------------------------------------------

                                      (2)  To the Series Enhancer, an amount
                                           equal to any Repayment Amounts owing
                                           in respect of any Series 2006-1 Note
                                           Interest Payments paid by the Series
                                           Enhancer;

                                      (3)  To each Holder of a Series 2006-1
                                           Note on the immediately preceding
                                           record date, an amount equal to its
                                           pro rata portion of the Minimum
                                           Principal Payment Amount then due and
                                           payable to the Holders of the Series
                                           2006-1 Notes on such Payment Date;

                                      (4)  To each Holder of a Series 2006-1
                                           Note on the immediately preceding
                                           record date, an amount equal to its
                                           pro rata portion of the Scheduled
                                           Principal Payment Amount then due and
                                           payable to the Holders of the Series
                                           2006-1 Notes on such Payment Date;

                                      (5)  To the Series Enhancer, an amount
                                           equal to all Repayment Amounts in
                                           respect of the Series 2006-1 Notes
                                           not paid pursuant to clause (2) above
                                           which are then due and payable
                                           pursuant to the Insurance Agreement;

                                      (6)  To the Series Enhancer, an amount
                                           equal to all Indemnified Liabilities
                                           in respect of the Series 2006-1 Notes
                                           then due and payable to the Series
                                           Enhancer pursuant to the Series
                                           2006-1 Transaction Documents;

                                      (7)  To each Series 2006-1 Noteholder on
                                           the immediately preceding record
                                           date, on a pro rata basis, an amount
                                           equal to Default Fees (if any) then
                                           due and payable pursuant to the
                                           Series 2006-1 Transaction Documents;
                                           and

                                      (8)  After application of the amounts
                                           required to be paid pursuant to the
                                           Indenture, to the Issuer or its
                                           assigns, any remaining amounts then
                                           on deposit in the Series 2006-1
                                           Series Account.

                                 (B)  If an Early Amortization Event shall have
                                      occurred and be continuing with respect to
                                      any Series but no Event of Default shall
                                      have occurred and be continuing (or an
                                      Event of Default has occurred but the
                                      Notes have not been accelerated in
                                      accordance with the Indenture):

                                      (1)  To each Holder of a Series 2006-1
                                           Note on the immediately preceding
                                           record date, on a pro rata basis, an
                                           amount equal to its Series 2006-1
                                           Note Interest Payment (exclusive of
                                           Default Fees) for such Payment Date;

--------------------------------------------------------------------------------

                                       13

--------------------------------------------------------------------------------

                                      (2)  To the Series Enhancer, an amount
                                           equal to any Repayment Amounts owing
                                           in respect of any Series 2006-1 Note
                                           Interest Payments paid by the Series
                                           Enhancer;

                                      (3)  To each Holder of a Series 2006-1
                                           Note on the immediately preceding
                                           record date, an amount equal to its
                                           pro rata portion of the Minimum
                                           Principal Payment Amount then due and
                                           payable to the Holders of the Series
                                           2006-1 Notes on such Payment Date;

                                      (4)  To each Holder of a Series 2006-1
                                           Note on the immediately preceding
                                           record date, an amount equal to its
                                           pro rata portion of the Scheduled
                                           Principal Payment Amount then due and
                                           payable to the Holders of the Series
                                           2006-1 Notes on such Payment Date;

                                      (5)  To each Holder of a Series 2006-1
                                           Note on the immediately preceding
                                           record date, an amount equal to its
                                           pro rata portion of the then
                                           Aggregate Series 2006-1 Note
                                           Principal Balance until the Aggregate
                                           Series 2006-1 Note Principal Balance
                                           has been reduced to zero;

                                      (6)  To the Series Enhancer, an amount
                                           equal to all Repayment Amounts in
                                           respect of the Series 2006-1 Notes
                                           not paid pursuant to clause (2) above
                                           which are then due and payable
                                           pursuant to the Insurance Agreement;

                                      (7)  To the Series Enhancer and each
                                           Holder of a Series 2006-1 Note on the
                                           immediately preceding record date,
                                           pro rata (based on respective amounts
                                           due), an amount equal to (i) in the
                                           case of the Series Enhancer, all
                                           Indemnified Liabilities in respect of
                                           the Series 2006-1 Notes then due and
                                           payable to the Series Enhancer
                                           pursuant to the Series 2006-1
                                           Transaction Documents, and (ii) in
                                           the case of the Series 2006-1
                                           Noteholders, all Default Fees then
                                           due and payable by the Issuer to the
                                           Series 2006-1 Noteholders pursuant to
                                           the Series 2006-1 Transaction
                                           Documents; and

                                      (8)  After application of the amounts
                                           required to be paid pursuant to the
                                           Indenture, to the Issuer or its
                                           assigns, any remaining amounts then
                                           on deposit in the Series 2006-1
                                           Series Account.

                                 (C)  If an Event of Default shall have occurred
                                      and be continuing and the Notes of any
                                      Series have been declared due and payable
                                      (and such declaration and its consequences
                                      have not been rescinded or annulled):

                                      (1)  To each Holder of a Series 2006-1
                                           Note on the immediately preceding
                                           record date, on a pro rata basis, an
                                           amount equal to its Series 2006-1
                                           Note

--------------------------------------------------------------------------------

                                       14

--------------------------------------------------------------------------------

                                           Interest Payment (exclusive of
                                           Default Fees) then due and payable
                                           for such Payment Date to the Holders
                                           of the Series 2006-1 Notes;

                                      (2)  To the Series Enhancer, an amount
                                           equal to any Repayment Amounts owing
                                           in respect of any Series 2006-1 Note
                                           Interest Payments paid by the Series
                                           Enhancer;

                                      (3)  To each Holder of a Series 2006-1
                                           Note on the immediately preceding
                                           record date, on a pro rata basis, an
                                           amount equal to the Aggregate Series
                                           2006-1 Note Principal Balance until
                                           the Aggregate Series 2006-1 Note
                                           Principal Balance is reduced to zero;

                                      (4)  To the Series Enhancer, an amount
                                           equal to all Repayment Amounts in
                                           respect of the Series 2006-1 Notes
                                           not paid pursuant to clause (2) above
                                           which are then due and payable
                                           pursuant to the Insurance Agreement;

                                      (5)  To the Series Enhancer and each
                                           Holder of a Series 2006-1 Note on the
                                           immediately preceding record date,
                                           pro rata (based on respective amounts
                                           due), an amount equal to (i) in the
                                           case of the Series Enhancer all
                                           Indemnified Liabilities in respect of
                                           the Series 2006-1 Notes then due and
                                           payable to the Series Enhancer
                                           pursuant to the Series 2006-1
                                           Transaction Documents, and (ii) in
                                           the case of the Series 2006-1
                                           Noteholders, on a pro rata basis, all
                                           Default Fees then due and payable by
                                           the Issuer to the Series 2006-1
                                           Noteholders pursuant to the Series
                                           2006-1 Transaction Documents; and

                                      (6)  After application of the amounts
                                           required to be paid pursuant to the
                                           Indenture, to the Issuer or its
                                           assigns, any remaining amounts then
                                           on deposit in the Series 2006-1
                                           Series Account.

EARLY AMORTIZATION EVENTS.....   The existence of any one of the following
                                 events or conditions constitutes an "Early
                                 Amortization Event:"

                                      (1)  The occurrence of (i) an Event of
                                           Default as described in "-- Events of
                                           Default" herein or (ii) a breach by
                                           the Seller of any of its obligations
                                           under the Contribution and Sale
                                           Agreement or any other Transaction
                                           Document to which it is a party,
                                           which breach materially and adversely
                                           affects the interests of any
                                           Noteholder or Series Enhancer (if
                                           such Series Enhancer is then the
                                           Control Party for a Series of
                                           Outstanding Notes or shall have made
                                           an unreimbursed payment on its
                                           Policy) and which continues, if
                                           curable, for sixty (60) days after
                                           the occurrence of such breach;

--------------------------------------------------------------------------------

                                       15

--------------------------------------------------------------------------------

                                      (2)  The occurrence and continuance of a
                                           Manager Default, as described in
                                           "Description of the Management
                                           Agreement -- Manager Default";

                                      (3)  If on any Payment Date the Aggregate
                                           Note Principal Balance exceeds the
                                           Asset Base, and such condition
                                           remains unremedied for a period of 30
                                           days;

                                      (4)  If as of any Payment Date, the Asset
                                           Base is less than $400,000,000;

                                      (5)  As of any Payment Date, the Issuer
                                           EBIT to Issuer Cash Interest Expense
                                           Ratio shall be less than 1.1 to 1.0;

                                      (6)  As of any Payment Date, the Weighted
                                           Average Age of the Eligible
                                           Containers is greater than 8.5 years;
                                           and

                                      (7)  The occurrence of any other event or
                                           condition specified as an Early
                                           Amortization Event in a Supplement
                                           for any Series.

EVENTS OF DEFAULT.............   The existence of any one of the following
                                 events constitutes an "Event of Default:"

                                      (1)  Default in (i) the payment of
                                           interest when due and payable on any
                                           Series of Notes (not cured within 3
                                           Business Days) or (ii) the payment at
                                           the Legal Final Maturity Date of a
                                           Series of Notes of the then unpaid
                                           principal balance of such Series of
                                           Notes;

                                      (2)  Default in payment of (i) any
                                           Indenture Trustee's Fees then due and
                                           payable or (ii) a premium payment or
                                           other amounts owing to any Series
                                           Enhancer, and the continuation of
                                           such default contemplated by clause
                                           (i) or clause (ii) of this clause (2)
                                           for more than 5 Business Days after
                                           the amounts in such clause (i) or
                                           clause (ii) shall have become due and
                                           payable;

                                      (3)  Default in the payment of other
                                           amounts not dealt with in clauses (1)
                                           or (2) above owing to the Noteholders
                                           of any Series and the continuation of
                                           such default for more than 30 days
                                           after the same shall have become due
                                           and payable;

                                      (4)  Default in the observation or
                                           performance of certain covenants of
                                           the Issuer regarding bankruptcy
                                           petition, consolidation, merger and
                                           sale of assets, or creation of
                                           subsidiaries which breach materially
                                           and adversely affects the interests
                                           of any Noteholder or any Series
                                           Enhancer (if such Series Enhancer is
                                           then the Control Party for a Series
                                           of Outstanding Notes or shall have
                                           made an unreimbursed payment on its
                                           Policy);

--------------------------------------------------------------------------------

                                       16

--------------------------------------------------------------------------------

                                      (5)  Default in the observation or
                                           performance of certain covenants of
                                           the Issuer regarding disposition of
                                           collateral, tax claims, release of
                                           collateral, non-consolidation,
                                           creation of liens, other debt and
                                           liabilities, certain other
                                           agreements, compliance with
                                           organizational documents or permitted
                                           investments which continues
                                           unremedied for 20 days after notice
                                           is delivered and which breach
                                           materially and adversely affects the
                                           interests of any Noteholder or any
                                           Series Enhancer (if such Series
                                           Enhancer is then the Control Party
                                           for a Series of Outstanding Notes or
                                           shall have made an unreimbursed
                                           payment on its Policy);

                                      (6)  Default in any material respect in
                                           the observation or performance of
                                           certain covenants of the Issuer
                                           regarding notices of an Event of
                                           Default, an Early Amortization Event,
                                           an unmatured Event of Default or an
                                           unmatured Early Amortization Event,
                                           which default continues unremedied
                                           for three (3) Business Days;

                                      (7)  Default in the observation or
                                           performance of certain covenants of
                                           the Issuer regarding maintenance of
                                           office, restrictions on amending its
                                           charter documents, limit on capital
                                           expenditures and use of proceeds of
                                           Notes which continues unremedied for
                                           30 days after notice is delivered and
                                           which breach materially and adversely
                                           affects the interests of any
                                           Noteholder or any Series Enhancer (if
                                           such Series Enhancer is then the
                                           Control Party for a Series of
                                           Outstanding Notes or shall have made
                                           an unreimbursed payment on its
                                           Policy);

                                      (8)  Default in any material respect in
                                           the observation or performance of
                                           certain covenants of the Issuer
                                           regarding delivery of an Asset Base
                                           Certificate and rating agency notices
                                           and certain covenants not to amend
                                           documents except in accordance with
                                           their terms, which, if curable,
                                           continues unremedied for thirty (30)
                                           days after notice is delivered;

                                      (9)  Default in any material respect in
                                           the observation or performance of
                                           certain covenants to deliver
                                           financial statements and reports
                                           which continues unremedied for thirty
                                           (30) days after notice is delivered;
                                           provided, however, that (x) if the
                                           reason for such default is primarily
                                           attributable to changes in accounting
                                           principles or interpretations or the
                                           application of the same, (y) such
                                           changes are not related to the assets
                                           of the Issuer and (z) certain Manager
                                           Defaults do not then exist, then such
                                           default shall not constitute an Event
                                           of Default unless such failure
                                           materially and adversely affects the
                                           interests of any Noteholder or any
                                           Series Enhancer (if such Series
                                           Enhancer is then the Control Party
                                           for a Series of Outstanding Notes or

--------------------------------------------------------------------------------

                                       17

--------------------------------------------------------------------------------

                                           shall have made an unreimbursed
                                           payment on its Policy);

                                      (10) Default in the performance, or
                                           breach, in any material respect, of
                                           (i) any covenant of the Issuer not
                                           covered above which materially and
                                           adversely affects the interests of
                                           any Noteholder or any Series Enhancer
                                           (if such Series Enhancer is then the
                                           Control Party for a Series of
                                           Outstanding Notes or shall have made
                                           an unreimbursed payment on its
                                           Policy) which remains unremedied for
                                           a period of 60 days (or up to a
                                           maximum of 120 days in certain
                                           circumstances) after notice is
                                           delivered; or (ii) any representation
                                           or warranty of the Issuer made in any
                                           Transaction Document, which shall
                                           prove to be inaccurate in any respect
                                           which materially and adversely
                                           affects the interests of any
                                           Noteholder or any Series Enhancer (if
                                           such Series Enhancer is then the
                                           Control Party for a Series of
                                           Outstanding Notes or shall have made
                                           an unreimbursed payment on its
                                           Policy) and remains unremedied for a
                                           period of 60 days (or up to a maximum
                                           of 120 days in certain circumstances)
                                           after notice is delivered;

                                      (11) Involuntary bankruptcy of the Issuer
                                           (not dismissed within 60 days);

                                      (12) Voluntary bankruptcy of the Issuer;

                                      (13) The Aggregate Note Principal Balance
                                           exceeds the sum of (A) the Aggregate
                                           Net Book Value, plus (B) the balance
                                           on deposit in the Restricted Cash
                                           Account, plus (C) the balance on
                                           deposit in the Temporary Loss
                                           Account, plus (D) up to the
                                           Receivables Threshold, the unpaid
                                           balance of any receivables resulting
                                           from the sale or other disposition of
                                           one or more Eligible Containers that
                                           were either owned by the Issuer or
                                           subject to a Finance Lease for which
                                           the Issuer is the lessor, so long as
                                           such receivables are not then
                                           outstanding for more than sixty (60)
                                           days;

                                      (14) Occurrence of a contribution failure
                                           with respect to a Plan maintained by
                                           the Issuer or an ERISA affiliate of
                                           the Issuer which contribution failure
                                           is sufficient to give rise to a lien
                                           under ERISA;

                                      (15) The Indenture Trustee fails to have a
                                           first priority perfected security
                                           interest in a material portion of the
                                           Collateral (other than as a result of
                                           Permitted Encumbrances) and such
                                           condition continues for fifteen (15)
                                           days without being cured or waived by
                                           each Control Party unless such
                                           failure to have a first priority
                                           perfected security interest is due to
                                           any act or omission of the Indenture
                                           Trustee or the Noteholders;

--------------------------------------------------------------------------------

                                       18

--------------------------------------------------------------------------------

                                      (16) The Issuer is required to register as
                                           an "investment company" under the
                                           Investment Company Act of 1940, as
                                           amended;

                                      (17) The rendering against the Issuer of a
                                           final, non-appealable judgment for
                                           the payment of money in excess of
                                           $1,000,000 to the extent not covered
                                           by insurance or paid which judgment
                                           continues for a period of at least 60
                                           consecutive days; or

                                      (18) All of the following shall have
                                           occurred: a Manager Default shall
                                           have occurred and be continuing, a
                                           termination notice shall have been
                                           delivered to the Manager and a
                                           replacement manager shall not have
                                           been retained within 90 days, if on
                                           such date or any date thereafter
                                           there exists an Asset Base
                                           Deficiency, or 120 days if an Asset
                                           Base Deficiency does not exist.

                                 For more detail regarding the definition of
                                 Event of Default, see "Description of the
                                 Series 2006-1 Notes and the Indenture --Events
                                 of Default."

                                 The occurrence of an Event of Default with
                                 respect to one Series of Notes, except to the
                                 extent waived by the related Control Party for
                                 such Series of Notes, shall constitute an Event
                                 of Default with respect to all other Series of
                                 Notes then Outstanding unless the related
                                 Supplement with respect to each such Series of
                                 Notes shall specifically provide to the
                                 contrary.

MANAGEMENT....................   TAL is responsible for managing and
                                 administering the Managed Containers and the
                                 Related Assets. In performing this function,
                                 TAL is required to exercise substantially the
                                 same degree of skill and care with which TAL
                                 services, leases and manages containers held
                                 for its own account and consistent with the
                                 reasonable commercial practices of a prudent
                                 container lessor engaged in the administration,
                                 leasing and servicing of shipping containers.
                                 See "Description of the Management Agreement --
                                 General" herein.

                                 Under certain limited circumstances, TAL may
                                 resign or be removed by the Issuer and the
                                 Requisite Global Majority, in which event a
                                 third party will be appointed as successor
                                 manager See "Description of the Management
                                 Agreement -- Resignation of TAL," "Description
                                 of the Management Agreement -- Rights Upon a
                                 Manager Default" and "Risk Factors -- Risks
                                 Related to Reliance on TAL."

MANAGEMENT FEE................   TAL will be entitled to receive the Management
                                 Fee. For any Payment Date, the "Management Fee"
                                 will equal an amount equal to the sum of (i)
                                 twelve percent (12%) of Net Operating Income
                                 for the preceding Collection Period (other than
                                 Container Revenues on Finance Leases), (ii)
                                 five percent (5%) of Container Revenues on
                                 Finance Leases for the preceding Collection
                                 Period and (iii) the sum of all Disposition
                                 Fees for the preceding Collection Period.

--------------------------------------------------------------------------------

                                       19

--------------------------------------------------------------------------------

                                 As long as no Manager Default shall have
                                 occurred and been continuing for a period in
                                 excess of thirty (30) days, TAL will be
                                 entitled to offset a pro rata portion of the
                                 Management Fee prior to the transfer of funds
                                 to the Trust Account in accordance with the
                                 terms of the Management Agreement. See
                                 "Description of the Management Agreement --
                                 Management Compensation" herein.

MANAGER ADVANCES..............   TAL may advance funds to the Trust Account
                                 provided that (i) such advance is deemed by TAL
                                 to be recoverable and (ii) the aggregate amount
                                 of such advances outstanding at any time does
                                 not exceed an amount equal to the lesser of (a)
                                 50% of the accounts receivable of the Issuer
                                 then outstanding and (b) the aggregate amount
                                 of anticipated shortfalls on the next Payment
                                 Date in certain payments. See "Description of
                                 the Management Agreement -- Manager Advances."

CERTAIN LEGAL ASPECTS OF THE
TRANSFERRED ASSETS............   Under the Contribution and Sale Agreement, TAL
                                 has warranted that the transfer by TAL to the
                                 Issuer of the applicable Transferred Assets is
                                 a valid transfer and assignment of such
                                 Transferred Assets. Presently, there is no
                                 internationally recognized system of
                                 recordation or filing to evidence the Issuer's
                                 title to the Managed Containers and/or the
                                 Indenture Trustee's Lien thereon. Each of the
                                 Seller and the Issuer has covenanted and agreed
                                 to comply with any such internationally
                                 recognized system of recordation at the time
                                 any such system is adopted.

                                 TAL has warranted that, if the transfer by TAL
                                 to the Issuer is deemed a grant to the Issuer
                                 of a security interest in the Transferred
                                 Assets, the Issuer, pursuant to the
                                 Contribution and Sale Agreement, will have a
                                 valid security interest therein. TAL is
                                 required to take such action as is necessary to
                                 perfect the Issuer's interest therein. In
                                 addition, the Issuer and TAL have filed and
                                 will file certain financing statements in
                                 connection with (i) the transfer of the
                                 Transferred Assets by TAL to the Issuer and
                                 (ii) the pledge of Collateral by the Issuer to
                                 the Indenture Trustee. See "Risk Factors ----
                                 Risks Related to the Series 2006-1 Notes --
                                 Perfection and Priority of the Indenture
                                 Trustee's Interest in the Managed Containers
                                 and Proceeds Thereof."

                                 On or prior to the last Business Day of each
                                 week, TAL will deposit into the Trust Account
                                 (or, for certain amounts in certain instances,
                                 to the Temporary Loss Account) amounts
                                 representing the Estimated Net Operating Income
                                 with respect to the Managed Containers for the
                                 preceding week. As long as no Manager Default
                                 shall have occurred and been continuing for a
                                 period in excess of thirty (30) days, TAL may
                                 deduct a pro rata portion of its Management Fee
                                 from such deposit in accordance with the terms
                                 of the Management Agreement. The realization of
                                 any amounts not deposited into the Trust
                                 Account which are in the possession of TAL on
                                 the date on which TAL commences a bankruptcy or
                                 insolvency proceeding and any additional funds
                                 deposited into the Concentration Account
                                 thereafter may be subject to loss or delay. See
                                 "-- Risks Related to Reliance on TAL --
                                 Processing of Collections by TAL" herein.

--------------------------------------------------------------------------------

                                       20

--------------------------------------------------------------------------------

REACQUISITION OF TRANSFERRED
ASSETS FOR CERTAIN BREACHES OF
REPRESENTATIONS AND
WARRANTIES....................   Under the Contribution and Sale Agreement, TAL
                                 is obligated to reacquire any applicable
                                 Transferred Asset and to deposit the Warranty
                                 Purchase Amount in the Trust Account (or
                                 provide a substitute Eligible Container) if a
                                 breach of a representation or warranty is made
                                 by TAL with respect to such Transferred Asset
                                 and such breach materially and adversely
                                 affects the interests of the Issuer or its
                                 successors and assigns and such breach has not
                                 been waived or cured within 30 days of the
                                 earlier of discovery or receipt of written
                                 notice of such breach. See "-- Repurchase or
                                 Substitution of Non-Conforming Transferred
                                 Assets" herein.

TAX STATUS....................   Upon the issuance of the Series 2006-1 Notes,
                                 Mayer Brown Rowe & Maw LLP, special federal
                                 income tax counsel to the Issuer, will deliver
                                 its opinion generally to the effect that for
                                 United States federal income tax purposes, the
                                 Series 2006-1 Notes will be treated as debt and
                                 the Issuer will not be treated as an
                                 association (or publicly traded partnership)
                                 taxable as a corporation. Each holder of a
                                 Series 2006-1 Note, by the acceptance of such
                                 Note or a beneficial interest therein, will be
                                 deemed to have agreed to treat the Series
                                 2006-1 Notes as indebtedness for United States
                                 federal, state, and local income and franchise
                                 tax purposes. See "Certain United States
                                 Federal Income Tax Consequences" herein
                                 regarding the foregoing and additional
                                 information concerning the application of
                                 federal income tax laws.

CERTAIN ERISA CONSIDERATIONS..   The Employee Retirement Income Security Act of
                                 1974, as amended ("ERISA"), and Section 4975 of
                                 the Internal Revenue Code of 1986 (the "Code")
                                 place certain restrictions on those pension and
                                 other employee benefit plans to which they
                                 apply. Pursuant to a regulation issued by the
                                 U.S. Department of Labor defining "plan
                                 assets," if the Series 2006-1 Notes are
                                 considered to be indebtedness under applicable
                                 local law without substantial equity features,
                                 the assets of the Issuer will not be considered
                                 assets of any plan holding the Series 2006-1
                                 Notes, thereby generally avoiding potential
                                 application of the prohibited transaction rules
                                 under ERISA and the Code to transactions
                                 entered into by the Issuer. However, regardless
                                 of whether the Series 2006-1 Notes constitute
                                 an equity interest in the Issuer, the
                                 prohibited transaction rules would be
                                 applicable to a plan's purchase and holding of
                                 the Series 2006-1 Notes. Certain exemptions
                                 from the prohibited transaction rules could be
                                 applicable, however, with respect to a plan's
                                 acquisition and holding of the Series 2006-1
                                 Notes. Accordingly, the Series 2006-1 Notes may
                                 be acquired by plans subject to ERISA or the
                                 Code, subject to certain restrictions. Before
                                 purchasing any of the 2006-1 Notes, fiduciaries
                                 of such plans should determine whether an
                                 investment in the 2006-1 Notes is appropriate
                                 under ERISA. Each purchaser and transferee of a
                                 2006-1 Note will be deemed to make certain
                                 representations and warranties described in
                                 "Certain ERISA Considerations" below.

--------------------------------------------------------------------------------

                                       21

--------------------------------------------------------------------------------

RISK FACTORS..................   For a discussion of certain factors that should
                                 be considered by prospective investors in the
                                 Series 2006-1 Notes, see "Risk Factors" herein.

SELLING RESTRICTIONS..........   The Series 2006-1 Notes have not been and will
                                 not be registered under the Securities Act or
                                 any state securities or "blue sky" laws.

                                 The Initial Purchasers may arrange for the
                                 offer and sale of the Series 2006-1 Notes (i)
                                 outside of the United States within the meaning
                                 of, and in compliance with, Regulation S under
                                 the Securities Act or (ii) within the United
                                 States (a) to Qualified Institutional Buyers
                                 pursuant to Rule 144A or (b) to Institutional
                                 Accredited Investors within the meaning of
                                 paragraphs (1), (2), (3) or (7) of Rule 501(a)
                                 under the Securities Act.

                                 The offer and sale of the Series 2006-1 Notes
                                 are subject to certain other restrictions on
                                 transfer. See "Restrictions on Transfers and
                                 Notice to Investors" herein.

--------------------------------------------------------------------------------

                                       22

                                  RISK FACTORS

          In addition to the other information contained in this Preliminary
Offering Memorandum, prospective purchasers of the Series 2006-1 Notes should read and carefully consider the matters set forth below before making an investment in the Series 2006-1 Notes. Such matters and other risks may result in a delay or reduction in payments to the Series 2006-1 Noteholders.

RISKS RELATING TO THE CASH FLOWS

          Failure of Actual Experience to Match the Structuring Assumptions. In
structuring the transaction and determining the Minimum Principal Payment
Amounts and Scheduled Principal Payment Amounts for the Series 2006-1 Notes, the
Issuer and its advisors derived the expected amount and timing of repayment of the Series 2006-1 Notes described in this Preliminary Offering Memorandum based upon various assumptions that are set forth in "Structuring Assumptions" herein.
Such assumptions, estimates and projections are based upon the limited amount of historical data described therein and on assumptions and estimates that, while presented with numerical specificity and considered reasonable by the Issuer, when taken as a whole, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Issuer or are based upon specific assumptions with respect to future business conditions that are subject to change. Moreover, no independent expert has reviewed the projections. Projections are necessarily speculative in nature, and some or all of the assumptions on which the projections are based may not materialize or may vary significantly from actual results. Accordingly, the assumptions may not correspond to actual experience and payments of principal on the Series 2006-1 Notes may occur later or earlier (in certain limited circumstances) than assumed. If the Series 2006-1 Notes are repaid faster than expected, an investor in the Series 2006-1 Notes may be unable to reinvest principal received on the Series 2006-1 Notes at a yield that is equal to the yield on the Series 2006-1 Notes. If an investor in the Series 2006-1
Notes acquires a Series 2006-1 Note at a premium, repayment of principal at a rate that is faster than the rate anticipated will result in a lower than anticipated yield. If the Series 2006-1 Notes are repaid later than expected, an investor in the Series 2006-1 Notes will be unable to use the principal amount of that investment at the time expected, and the investor may miss opportunities to reinvest the money in other investments. Also, if an investor in the Series
2006-1 Notes acquires such Notes at a discount, the repayment of principal of the Series 2006-1 Notes later than anticipated will result in lower than anticipated yield. Numerous factors may result in the Series 2006-1 Notes being repaid faster or slower than expected.

          Cash Flow from the Managed Containers is Not Fully within the Issuer's
Control. The cash flow from the Managed Containers, principally Lease rentals and proceeds from the sale of Managed Containers, is affected significantly by the ability of TAL to collect payments under Leases and to replace cash flows from terminating Leases by re-leasing or selling Managed Containers on favorable terms. All of these factors are subject to external economic conditions and the performance by lessees and service providers that are not fully within the control of the Issuer, TAL or their respective affiliates.

          Exposure to Interest Rate Risk. Interest rate exposure arises to the extent that the Issuer's floating rate obligations under the Series 2006-1 Notes do not correlate to the fixed rate of rental payments under the Leases of the
Managed Containers for different periods and the timing of those payments.
Although the Issuer may hedge that exposure as described in "Description of the
Series 2006-1 Notes and the Indenture -- Hedging Requirements," no assurance can be given that the Issuer would be effective in implementing its hedging goals or that the criteria for hedging would be sufficient to hedge all related risks.

BUSINESS AND INDUSTRY RISKS

          General. Container leasing demand is affected by numerous market factors as well as external political and economic events and a decrease in the volume of world trade and other operating factors may adversely affect the container leasing business.

                                       23

          Demand for containers depends largely on the rate of world trade and economic growth. Cyclical recessions can negatively affect lessors' operating results because during economic downturns or periods of reduced trade, shipping lines tend to lease fewer containers, or lease containers only at reduced rates, and tend to rely more on their own fleets to satisfy a greater percentage of their requirements. Thus, a decrease in the volume of world trade may adversely affect the Managed Containers' utilization and lease rates and lead to reduced revenue, reduced capital investment, increased operating expenses (such as storage and positioning) and reduced financial performance.

          Other general factors affecting demand for leased containers, container utilization and per diem rental rates include the available supply and prices of new and used containers, including the market acceptance of new container types and over-buying by competitors and customers, changes in the operating efficiency of customers, economic conditions and competitive pressures in the shipping industry, including fluctuations in ship charter and freight rates and expansion, containership fleet over-capacity or under-capacity, consolidation or withdrawal of individual customers in that industry, shifting trends and patterns of cargo traffic, acts of God such as droughts, storms, or other natural disasters, flu or other pandemics that result in economic disruptions, the availability and terms of equipment financing, fluctuations in interest rates and foreign currency values, import/export tariffs and restrictions, customs procedures, foreign exchange controls and other governmental regulations and political or economic factors that are inherently unpredictable and may be beyond TAL's and the Issuer's control. Any of the aforementioned external factors may have a material adverse effect on the business relating to the Managed Containers.

Equipment prices and lease rates may decrease.

          Lease rates depend on the type and length of the lease, the type and age of the equipment, competition, and other factors. Container lease rates also move with the fluctuations in prices for new containers. Because steel is the major component used in the construction of new containers, the price for new containers, as well as prevailing container lease rates, are both highly correlated with the price of steel. No assurance can be given as to whether the price of steel will increase or decrease.

          In addition, leasing rates can be negatively impacted by the entrance of new leasing companies, overproduction of new containers by factories and over-buying by shipping lines and leasing competitors, and other factors. In the event that the container shipping industry were to be characterized by over-capacity in the future, or if available supply of containers were to increase significantly as a result of, among other factors, new companies entering the business of leasing and selling containers, both utilization and lease rates can be expected to decrease, thereby adversely affecting the revenues generated by the container leasing business.

Sustained Asian economic instability could reduce demand for leasing.

          A number of the shipping lines to which the Managed Containers are leased are entities domiciled in Asian countries. In addition, many of TAL's and the Issuer's customers are substantially dependent upon shipments of goods exported from Asia. From time to time, there have been economic disruptions, financial turmoil and political instability in Asia and other regions. If these events were to occur in the future, they would adversely affect these customers and lead to a reduced demand for leasing of the Managed Containers or otherwise adversely affect the business relating to the Managed Containers.

Customers may decide to lease fewer containers.

          TAL and the Issuer, like other suppliers of leased containers, are dependent upon decisions by shipping lines to lease rather than buy their equipment. Should shipping lines decide to buy a larger percentage of the containers they operate, the Managed Containers' utilization rate would decrease, resulting in decreased leasing revenue, increased storage costs and increased positioning costs. Most of the factors affecting the decisions of customers are outside the control of TAL and the Issuer.

                                       24

TAL and the Issuer face extensive competition in the container leasing industry.

          Either or both of TAL and the Issuer may be unable to compete favorably in the highly competitive container leasing and sales business. TAL competes with approximately 10 other major leasing companies, many smaller lessors, manufacturers of container equipment, companies offering finance leases as distinct from operating leases, promoters of container ownership and leasing as a tax shelter investment, shipping lines, which sometimes lease their excess container stocks, and suppliers of alternative types of equipment for freight transport. Some of these competitors may have greater financial resources and access to capital than either or both of TAL and the Issuer have. Additionally, some of these competitors may have large, underutilized inventories of containers, which could lead to significant downward pressure on lease rates and margins.

          Competition among container leasing companies depends upon many factors, including, among others, lease rates, lease terms (including lease duration, drop-off restrictions and repair provisions), customer service, and the location, availability, quality and individual characteristics of equipment.
New entrants into the leasing business have been attracted by the high rate of containerized trade growth in recent years, and new entrants may be less disciplined than TAL and the Issuer are in pricing and structuring leases. As a result, the entry of new market participants together with the already highly competitive nature of the industry, may undermine the ability of TAL and/or the
Issuer to maintain a high level of container utilization or achieve their respective growth plans.

The age of the Managed Containers may become a competitive disadvantage.

          As of December 31, 2005, the Weighted Average Age of the Managed
Containers was 6.4 years. TAL and the Issuer believe that the average age of some of their competitors' container fleets is lower than the average age of the
Managed Containers, and customers generally have a preference for newer containers. Historically, TAL has been successful marketing older equipment by positioning older containers to areas where demand is very strong, offering incentives for customers to extend containers on lease, and providing greater drop-off location flexibility for containers approaching sale age. However,
TAL's and the Issuer's marketing strategies for older containers may not continue to be successful, particularly if demand for containers in general becomes weaker. If the Weighted Average Age of the Eligible Containers is
greater than 8.5 years as of any Payment Date, an Early Amortization Event will occur. However, there can be no assurance that this provision will be adequate to protect Noteholders in this situation.

Lessee defaults may adversely affect financial condition and results of operations and cash flow by decreasing revenues and increasing storage, positioning, collection and recovery expenses.

          The Managed Containers are leased to numerous customers. Rent and other compensation, as well as indemnification for damage to or loss of containers, is payable under the Leases by the end users. Inherent in the nature of the Leases is the risk that once the Lease is consummated, TAL and the Issuer may not receive, or may experience delay in realizing, all of the compensation and other amounts to be paid in respect of the Managed Containers. A delay or diminution in amounts received under the Leases could adversely affect the business and the financial prospects of the Managed Containers.

          The cash flow from the Managed Containers, principally rental payments under Leases of Managed Containers and proceeds from the sale of owned containers, is affected significantly by the ability to collect payments under
Leases for the use of the containers and the ability to replace cash flows from terminating Leases by re-leasing or selling containers on favorable terms. All of these factors are subject to external economic conditions and the performance by lessees and service providers that will not fully be within the control of
TAL and the Issuer.

          When lessees or sublessees of containers default, the Manager may fail to recover all of the Managed Containers leased or sub-leased by such parties, and the containers the Manager does recover may be returned in locations where the Manager will not be able to efficiently re-lease or sell them. The Manager may have to reposition these containers to other places where it can re-lease or sell them, which could be expensive depending on the locations and distances involved. As a result, the Issuer may lose lease revenues and incur additional operating expenses in repossessing and storing the equipment. Currently no insurance is maintained to cover such defaults. While in recent years defaults by lessees, as measured by TAL's historical experience and reflected on applicable financial statements as an allowance for doubtful accounts, have not been material as a percentage of the revenue,

                                       25

future defaults may nevertheless be material and any such future defaults could have a material adverse effect on the business condition and the financial prospects of the Managed Containers.

The Issuer is dependent upon continued demand from its large customers.

          Large customers account for a significant portion of the Issuer's revenues. The loss, default or significant reduction of orders from any of the large customers of TAL and the Issuer, and especially the single largest customer, could have a material adverse effect on the business, financial condition and future prospects related to the Managed Containers. The
Transaction Documents contain concentration limits on the aggregate Net Book
Value of Eligible Containers that can be leased to any single lessee, and the top three lessees. However, there can be no assurance that such limitations will be adequate to protect the Noteholders.

Gains and losses associated with container sales may fluctuate and adversely affect operating results.

          Although revenue from the Managed Containers primarily depends upon equipment leasing, profitability is also affected by the residual values of the
Managed Containers upon the expiration of their leases because, in the ordinary course of business, TAL, on behalf of the Issuer, will sell certain containers when such containers are returned to TAL. The volatility of the residual values of such containers may be significant. These values, which can vary substantially, depend upon, among other factors, worldwide steel prices, applicable maintenance standards, return locations, refurbishment needs, comparable new equipment costs, used equipment availability, inflation rates, market conditions, materials and labor costs and equipment obsolescence. Most of these factors are outside of the control of TAL and the Issuer. Operating leases, which represent the predominant form of lease for the Managed
Containers, are subject to greater residual value risk than finance leases.

          Containers are typically sold if it is in the best interest of the owner to do so after taking into consideration the book value, remaining useful life, repair condition, suitability for leasing or other uses and the prevailing local sales price for containers. As these considerations vary, gains or losses on sale of equipment will also fluctuate and may be significant if TAL and/or the Issuer sells large quantities of containers.

Changes in market price, availability or transportation costs of containers in
China could adversely affect TAL's ability to maintain the supply of containers.

          China is currently the largest container producing nation in the world, and TAL currently purchases substantially all of its dry and special containers from two manufacturers based in China and substantially all of its refrigerated containers from three manufacturers based in China. In the event that it were to become more expensive for TAL to procure containers in China or to transport these containers at a low cost from China to the locations where they are needed by the customers, because of further consolidation among container suppliers, increased tariffs imposed by the United States or other governments or for any other reason, TAL would have to seek alternative sources of supply. TAL may not be able to make alternative arrangements quickly enough to meet equipment needs, and the alternative arrangements may increase costs.

TAL's business strategies entail risk and it may not be able to realize its plans with regard to these strategies.

          In order to grow the business, TAL expects to employ various strategies, including consummating strategic acquisitions and investing in the
Container Fleet. Unanticipated issues may arise in the implementation of these contemplated strategies, which could impair TAL's ability to expand the business related to the Managed Containers as expected. For example:

          o    favorable conditions in the container leasing market, including the rate of world trade and economic growth, could decline;

          o    equipment prices and container lease rates could decline as a result of a variety of factors, including a decline in worldwide steel prices;

                                       26

          o    the financial condition of third party container depot operators and other business partners may deteriorate;

          o    customers could decide to buy rather than lease a larger
               percentage of the containers they operate; and

          o    TAL may not be able to execute strategic acquisitions or to integrate such acquired assets successfully into the business.

Any of the above risks could adversely affect the financial position and results of operations related to the Managed Containers. Furthermore, the execution of
TAL's plans could result in greater losses than historically experienced and could have a material adverse effect on the business related to the Managed
Containers.

Costs may be incurred in connection with relocation of leased containers.

          When lessees return containers to locations where supply exceeds demand, TAL will often reposition such containers to higher demand areas. Any such repositioning expense with respect to the Managed Containers will be paid as a Direct Operating Expense, and will reduce the Net Operating Income received by the Issuer. Positioning expenses vary depending on geographic location, distance, freight rates and other factors, and may not be fully covered by drop-off charges collected from the last lessees of the containers or pick-up charges paid by the new lessees. In addition, demand may not be as great as anticipated after positioning has occurred, which may result in containers remaining idle. Although TAL will seek to limit the number of containers that can be returned and impose surcharges on containers returned to areas where demand for such containers is not expected to be strong, future market conditions may not enable TAL to continue such practices. In addition, there is no assurance that TAL can accurately anticipate which port locations will be characterized by weak or strong demand in the future, and current contracts will not provide much protection against positioning costs if ports that TAL expects to be strong demand ports turn out to be surplus container ports at the time leases expire.

Manufacturers of containers may be unwilling or unable to honor manufacturer warranties covering defects in containers.

          Warranties have been obtained from the manufacturers of the Managed
Containers. When defects in the Managed Containers occur, TAL will work with the manufacturers to identify and rectify the problem. For example, cracks in rails in certain containers manufactured in two factories in China in 2003 and 2004 have currently been identified. To date, the manufacturer has agreed to be responsible for the repair of these containers. However, there is no assurance that the manufacturer will continue to honor its warranty obligations or that manufacturers will be willing or able to honor such warranty obligations in the future. If defects are discovered in the Managed Containers that are not covered by manufacturer warranties, TAL could be required to expend significant amounts of money to repair these containers, which would reduce the amounts of Net
Operating Income received by the Issuer, and/or the useful life of such containers could be shortened and their value reduced.

TAL will rely on information technology systems to conduct the business related to the Managed Containers. If these systems fail to adequately perform these functions, or if there is an interruption in their operation, the business and financial results related to the Managed Containers could be adversely affected.

          The efficient operation of the business related to the Managed
Containers is highly dependent on two of TAL's information technology systems:
the equipment tracking system and the "Tradex(R)" customer interface system. For example, these systems allow customers to place pick-up and drop-off orders on the internet, view current inventory and check contractual terms in effect with respect to any given container lease agreement. TAL correspondingly relies on such information systems to track transactions, such as repairs and changes to book value, and movements associated with each of the Managed Containers. TAL uses the information provided by these systems in its day-to-day business decisions in order to effectively manage the lease portfolio and improve customer service. The failure of these systems to perform as TAL anticipates could disrupt the business related to the Managed Containers and results of operation and cause TAL's relationships with customers to suffer. In addition, these information technology systems are vulnerable to damage or interruption from circumstances beyond TAL's

                                       27

control, including fire, natural disasters, power loss and computer systems failures and viruses. Any such interruption could have a material adverse effect on the business related to the Managed Containers.

A number of key personnel are critical to the success of the business.

          Most of TAL's senior executives and other management-level employees have been with TAL for over ten years and have significant industry experience.
TAL relies on this knowledge and experience in its strategic planning and in its day-to-day business operations. TAL's success depends in large part upon its ability to retain its senior management, the loss of one or more of whom could have a material adverse effect on the business related to the Managed
Containers. TAL's success also depends on its ability to retain its experienced sales force and technical personnel as well as recruiting new skilled sales, marketing and technical personnel. Competition for these persons in the industry is intense and TAL may not be able to successfully recruit, train or retain qualified personnel. If TAL fails to retain and recruit the necessary personnel, the business related to the Managed Containers and TAL's ability to obtain new customers and provide acceptable levels of customer service could suffer.

The international nature of the container industry exposes the Managed
Containers to numerous risks.

          TAL's ability to enforce the end users' obligations under the Leases for use of the Managed Containers will be subject to applicable law in the jurisdiction in which enforcement is sought. As the Managed Containers are predominantly located on international waterways, it is not possible to predict, with any degree of certainty, the jurisdictions in which enforcement proceedings may be commenced. For example, repossession from defaulting lessees may be difficult and more expensive in jurisdictions whose laws do not confer the same security interests and rights to creditors and lessors as those in the United
States and in jurisdictions where recovery of a container from the defaulting lessee is more cumbersome. As a result, the relative success and expedience of enforcement proceedings with respect to the Managed Containers in various jurisdictions also cannot be predicted.

          The Managed Containers are also subject to risks inherent in conducting business across national boundaries, any one of which could adversely impact the business related to the Managed Containers. These risks include:

          o    regional or local economic downturns;

          o    changes in governmental policy or regulation;

          o    restrictions on the transfer of funds into or out of the country;

          o    import and export duties and quotas;

          o    domestic and foreign customs and tariffs;

          o    international incidents;

          o    military outbreaks;

          o    government instability;

          o    nationalization of foreign assets;

          o    government protectionism;

          o    compliance with export controls, including those of the U.S.
               Department of Commerce;

          o    compliance with import procedures and controls, including those of the U.S. Department of Homeland Security;

                                       28

          o    potentially negative consequences from changes in tax laws;

          o    higher interest rates;

          o    requirements relating to withholding taxes;

          o    labor or other disruptions at key ports; and

          o    difficulty in staffing and managing widespread operations.

Any one or more of these factors could impair current or future international operations related to the Managed Containers and, as a result, harm the business related to the Managed Containers.

TAL and the Issuer are subject to the Foreign Corrupt Practices Act and the regulations issued by the Office of Foreign Assets Control, and a determination that either of them violated either of these laws may affect the business and operations related to the Managed Containers adversely.

          TAL and the Issuer are subject to the regulations imposed by the
Foreign Corrupt Practices Act ("FCPA") and the Office of Foreign Assets Control
("OFAC") of the U.S. Department of the Treasury. The FCPA generally prohibits
U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or keeping business. OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign countries, terrorists, international narcotics traffickers, and those engaged in activities related to the proliferation of weapons of mass destruction. To facilitate compliance, OFAC maintains lists of Persons and countries with whom U.S. Persons are prohibited from dealing to the extent provided in the applicable rules and regulations.

          Any determination that TAL or the Issuer has violated either the FCPA or OFAC regulations could have a material adverse effect on the business related to the Managed Containers.

The lack of an international title registry for containers increases the risk of ownership disputes.

          There is no internationally recognized system of recordation or filing to evidence title to the Managed Containers. The lack of a title recordation system with respect to these containers could result in disputes with creditors of prior owners of these containers, or creditors of the end users.

Costs may be incurred in connection with new security regulations.

          The Issuer and TAL may be subject to regulations promulgated in various countries, including the United States, seeking to protect the integrity of international commerce and prevent the use of containers for international terrorism or other illicit activities. For example, the Container Safety
Initiative, the Customs-Trade Partnership Against Terrorism and Operation Safe
Commerce are among the programs administered by the U.S. Department of Homeland
Security that are designed to enhance security for cargo moving throughout the international transportation system by identifying existing vulnerabilities in the supply chain and developing improved methods for ensuring the security of containerized cargo entering and leaving the United States. Moreover, the
International Convention for Safe Containers, 1972 (CSC), as amended, adopted by the International Maritime Organization, applies to new and existing containers and seeks to maintain a high level of safety of human life in the transport and handling of containers by providing uniform international safety regulations. As these regulations develop and change, the Issuer may incur increased compliance costs due to the acquisition of new, compliant containers and/or the adaptation of existing containers to meet any new requirements imposed by such regulations.
Additionally, certain companies are currently developing or may in the future develop products designed to enhance the security of containers transported in international commerce. Regardless of the existence of current or future government regulations mandating the safety standards of intermodal shipping containers, competitors may adopt such products or customers may require that such products be adopted in the conduct of the container leasing business. In responding to such market pressures, the Issuer may incur increased costs, which could have a material adverse effect on the financial condition and results of operations related to the Managed Containers.

                                       29

Terrorist attacks could negatively impact operations and profitability and may expose the Issuer to liability.

          Terrorist attacks may negatively affect operations of TAL and the
Issuer. Such attacks have contributed to economic instability in the United
States and elsewhere, and further acts of terrorism, violence or war could similarly affect world trade and the industries in which TAL, the Issuer and the customers operate. In addition, terrorist attacks or hostilities may directly impact ports the Managed Containers come in and out of, depots, TAL's physical facilities or those of its suppliers or customers and could impact sales and its supply chain. A severe disruption to the worldwide ports system and flow of goods could result in a reduction in the level of international trade and lower demand for the Managed Containers. The consequences of any terrorist attacks or hostilities are unpredictable, and each of TAL and the Issuer may not be able to foresee events that could have an adverse effect on operations related to the
Managed Containers.

          It is also possible that one of the Managed Containers could be involved in a terrorist attack. Although lease agreements related to the Managed
Containers require the lessees to provide indemnity against all damages arising out of the use of these containers, and TAL (for its own account and on behalf of the Issuer) carries insurance for the Managed Containers to potentially offset any costs in the event that the customer indemnifications prove to be insufficient, the Issuer may not be fully protected from liability arising from a terrorist attack which utilizes one of the Managed Containers.

Environmental liability may adversely affect the business and financial situation related to the Managed Containers.

          The Issuer is subject to federal, state, local and foreign laws and regulations relating to the protection of the environment, including those governing the discharge of pollutants to air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. The Issuer could incur substantial costs, including cleanup costs, fines and third-party claims for property damage and personal injury, as a result of violations of or liabilities under environmental laws and regulations in connection with current or historical operations. Under some environmental laws in the United States and certain other countries, the owner of a leased container may be liable for environmental damage, cleanup or other costs in the event of a spill or discharge of material from a container without regard to the owner's fault. While TAL (for its own account and on behalf of the Issuer)
maintains certain insurance relating to both on-hire and off-hire containers and require lessees to obtain similar insurance and to provide indemnity against certain losses, such insurance and indemnities may not cover or be sufficient to protect the Issuer against losses arising from environmental damage.

          Many countries, including the United States, restrict, prohibit or otherwise regulate the use of chlorofluorocarbon compounds (CFCs) due to their ozone depleting and global warming effects. CFCs have historically been used in the manufacture and operation of older refrigerated containers, including certain Managed Containers. Regulation of CFCs or other refrigerants may become stricter in the future. Market pressure or government regulation of refrigerants and synthetic insulation materials may require refrigerated containers using non-conforming substances to be retrofitted with non-CFC refrigerants at substantial cost to the Issuer. The replacement refrigerant used in the new refrigerated Managed Containers also may become subject to similar market pressures or governmental regulation. In addition, refrigerated containers that are not retrofitted may command lower prices in the market for used containers.

Certain liens may arise on the Managed Containers.

          Depot operators, repairmen and transporters may come into possession of the Managed Containers from time to time and have sums due to them from the lessees or sublessees of these containers or, in certain instances, from TAL or the Issuer. In the case of the Managed Containers, any such charges not paid by the lessees or sublessees will be paid as a Direct Operating Expense, and will reduce the Net Operating Income received by the Issuer. In the event of nonpayment of those charges, TAL may be delayed in, or entirely barred from, repossessing these containers, or be required to make payments or incur expenses on behalf of the Issuer to discharge such liens on these containers.

                                       30

Fluctuations in foreign exchange rates could reduce profitability.

          The majority of the Issuer's revenues and costs are billed in U.S.
dollars. Most of the non-U.S. dollar transactions are individually of small amounts and in various denominations and thus are not suitable for cost-effective hedging. The Issuer's operations and used container sales in locations outside of the U.S. have some exposure to foreign currency fluctuations, and trade growth and the direction of trade flows can be influenced by large changes in relative currency values. Adverse or large exchange rate fluctuations may negatively affect the results of the Issuer's operations and financial condition.

Increases in the cost of or the lack of availability of insurance could increase the Issuer's risk exposure and reduce its profitability.

          The lessees of Managed Containers and depots where Managed Containers are stored when off-lease are required to maintain all risks physical damage insurance and comprehensive general liability insurance and to indemnify TAL and its assigns against loss. However, such insurance and indemnification may not fully protect the Issuer. The cost of such insurance may increase or become prohibitively expensive, or such insurance may become unavailable.

          TAL maintains director and officer liability insurance. The
Sarbanes-Oxley Act of 2002 and rules and regulations of the New York Stock
Exchange may make obtaining such insurance more difficult and expensive, and TAL may have to incur substantial costs to maintain increased levels of coverage, or such coverage may become unavailable.

Geographic concentration may result in greater losses to the container industry or the Managed Containers than those generally present for other industries or similar asset-backed securities without such concentration.

          A region's economic condition and market may be adversely affected by a variety of events, including natural disasters or acts of God, such as earthquakes, hurricanes, floods, and eruptions, civil disturbances, such as riots, and acts of war, such as terrorist attacks. The economic impact of these events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Geographic concentration may result in greater losses to the container industry or the Managed Containers than those generally present for other industries or similar asset-backed securities without such concentration.

In the event that vicarious liability attributed to the Issuer as owner of a
Managed Container is imposed, the investors in the Series 2006-1 Notes could incur a loss on their investment.

          Although the Issuer owns the Managed Containers, all Managed
Containers will be operated by the related lessees and their respective invitees. Most of the Leases contain provisions requiring the lessees to maintain at least $1,000,000 in liability coverage. State and foreign laws differ as to whether anyone suffering injury to person or property involving a container may bring an action against the owner of such container merely by virtue of that ownership. To the extent that applicable state or foreign law permits such an action, the Issuer and the Managed Containers may be subject to liability to an injured party. In addition to the liability coverage provided by a particular lessee pursuant to the related Lease, TAL (for its own account and on behalf of the Issuer) maintains a supplemental commercial general liability insurance policy covering TAL's Container Fleet. Notwithstanding the foregoing, in the event that vicarious liability attributed to the Issuer as owner of a
Managed Container was imposed, and the coverage provided by the insurance policies (i) were insufficient to cover such vicarious liability with respect to a Managed Container, (ii) has lapsed or has not been maintained in full force and effect, or (iii) does not provide for the Issuer to receive the benefits of such insurance, the investors in the Series 2006-1 Notes could incur a loss on their investment.

                                       31

OTHER RISKS RELATED TO THE MANAGER

TAL has a substantial amount of debt outstanding on a consolidated basis and will have significant debt service obligations which could adversely affect
TAL's financial condition or TAL's ability to fulfill TAL's obligations and make it more difficult for TAL to fund TAL's operations.

          TAL has a significant amount of debt outstanding on a consolidated basis.

          Such substantial debt could have important consequences for TAL, including the following:

          o    require TAL to dedicate a substantial portion of its cash flow from operations to make payments on such debt, thereby reducing funds available for operations, future business opportunities and other purposes;

          o    limit TAL's flexibility in planning for, or reacting to, changes in TAL's business and the industry in which TAL operates;

          o    make it more difficult for TAL to satisfy its obligations with respect to its debt obligations, and any failure to comply with such obligations, including financial and other restrictive covenants, could result in an event of default under the
               agreements governing such indebtedness, which could lead to, among other things, an acceleration of TAL's indebtedness or foreclosure on the assets securing TAL's indebtedness and which could have a material adverse effect on TAL's business or
               prospects;

          o    limit TAL's ability to borrow additional funds, or to sell assets to raise funds, if needed, for working capital, capital
               expenditures, acquisitions or other purposes;

          o    increase TAL's vulnerability to general adverse economic and industry conditions, including changes in interest rates; and

          o    place TAL at a competitive disadvantage compared to competitors which have less debt.

          TAL may not generate sufficient revenues to service and repay its debt and have sufficient funds left over to achieve or sustain profitability in its operations, meet its working capital and capital expenditure needs or compete successfully in its markets.

Despite TAL's substantial leverage, TAL and its affiliates may be able to incur additional indebtedness. This could further exacerbate the risks described above.

          TAL and its affiliates may be able to incur substantial additional indebtedness in the future. To the extent that new indebtedness is added to the current debt levels of TAL and its affiliates, the risks described above would increase.

TAL will require a significant amount of cash to service and repay TAL's outstanding indebtedness and TAL's ability to generate cash depends on many factors beyond TAL's control.

          TAL's ability to make payments on and repay TAL's indebtedness and to fund planned capital expenditures will depend on TAL's ability to generate cash in the future.

          No assurance can be given that:

          o    TAL's business will generate sufficient cash flow from operations to service and repay TAL's debt and to fund working capital and planned capital expenditures;

          o    future borrowings will be available under TAL's current or future credit facilities in an amount sufficient to enable TAL to repay its debt; or

                                       32

          o    TAL will be able to refinance any of TAL's debt on commercially reasonable terms or at all.

          Financial, business, economic and other factors, many of which TAL cannot control, will affect TAL's ability to generate cash in the future and to make these payments.

          If TAL cannot generate sufficient cash from TAL's operations to meet
TAL's debt service and repayment obligations, TAL may need to reduce or delay capital expenditures, the development of TAL's business generally and any acquisitions. In addition, TAL may need to refinance TAL's debt, obtain additional financing or sell assets, which TAL may not be able to do on commercially reasonable terms or at all.

TAL's senior secured credit facility imposes significant operating and financial restrictions, which may prevent TAL from pursuing certain business opportunities and taking certain actions.

          TAL's senior secured credit facility imposes, and the terms of any future indebtedness may impose, significant operating, financial and other restrictions on TAL and its affiliates.

          These restrictions could adversely affect TAL's ability to finance
TAL's future operations or capital needs and pursue available business opportunities. A breach of any of these restrictions could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and fees, to be immediately due and payable and proceed against any collateral securing that indebtedness; such collateral includes substantially all of TAL's material container assets.

RISKS RELATED TO RELIANCE ON TAL

          Reliance on TAL. The Issuer expects that it will acquire Containers only from TAL. The Issuer will rely solely upon TAL with respect to substantially all aspects of the management and administration of the Managed
Containers, including inventory management and billing and collection of rental payments. If TAL fails to adequately perform its contractual obligations and the
Issuer is not able to recover damages for inadequate performance, this failure could adversely affect the Issuer's ability to make the principal and interest payments on the Series 2006-1 Notes. See "-- Other Risks Related to the Manager"
above. See also "-- Termination of TAL and Absence of Replacement Manager"
herein.

          Termination of TAL and Absence of Replacement Manager. Under the terms of the Management Agreement, TAL has covenanted not to resign as Manager except in certain limited circumstances. See "Description of the Management Agreement
-- Resignation of TAL" herein. In addition, the Management Agreement sets forth certain events and conditions, the occurrence of which would permit the
Indenture Trustee, acting at the direction of the Requisite Global Majority, to terminate TAL as manager. See "Description of the Management Agreement --
Manager Default."

          No back-up manager has been designated to serve as TAL's replacement in the event that TAL is removed or is otherwise unable to fulfill its obligations as the Manager. The ability of the Issuer to engage a replacement manager will depend on a number of factors, including the number of participants in the container leasing industry and the container leasing market in general at such time, and may require payment of additional fees and expenses to any such replacement manager. There can be no assurance that a suitable replacement manager will be found, or found in a timely manner, or engaged on terms that would not have a material adverse effect on the Issuer's ability to make timely interest and principal payments on the Series 2006-1 Notes.

          If TAL were to become a debtor in a bankruptcy case, there can be no assurance as to the timing or likelihood of replacing TAL as the Manager.

          Processing of Collections by TAL. TAL has instructed the lessees to remit rental and other payments due under a Lease to a Concentration Account established in the name of TAL. On or before the last Business Day of each calendar week, and subject to the terms of the Management Agreement and the
Indenture, TAL will transfer funds in an amount equal to the Estimated Net
Operating Income from such account to the Trust Account. See "Description of the
Management Agreement -- Deposits to the Trust Account." If bankruptcy or reorganization

                                       33

proceedings were commenced by or against TAL, those funds held by TAL and not yet deposited in the Trust Account and any additional funds deposited into the
Concentration Account subsequent to the commencement of insolvency proceedings may be subject to an automatic stay, which may result in a delay in the payment of principal and interest payments on the Series 2006-1 Notes.

          Potential Conflicts of Interest. TAL, in addition to acting as the
Manager with respect to the Managed Containers, also is and will be engaged in the leasing of its own containers and those of affiliates. Pursuant to the terms of the Management Agreement, TAL has agreed to perform the container management and lease administration services with respect to the Managed Containers with substantially the same degree of skill and care it uses for the rest of its
Container Fleet and to operate all of its Container Fleet without knowingly discriminating based on the ownership thereof. Nevertheless, TAL may from time to time have conflicts of interest in performing its obligations to the Issuer and the other entities to which it provides container management and lease administration services as well as in managing and administering Containers owned by TAL. See "Description of the Management Agreement -- General."

          Limitation of Obligations of TAL. The duties and obligations of TAL will be limited to those expressly set forth in the Management Agreement, and
TAL will not have any fiduciary or other implied duties or obligations to any
Person, including any holder of the Series 2006-1 Notes.

          Absence of Independent Third Party Monitoring of TAL. There is no
independent third party monitoring the performance of TAL in managing the
Managed Containers with respect to, among other things, conflicts of interest, expenses incurred by TAL and paid by the Issuer prior to making payments on the
Series 2006-1 Notes, the reasonableness of Leases entered into by TAL on the
Issuer's behalf, or compliance by TAL with its obligations under the Management
Agreement.

          Absence of Separate Legal Representation for the Issuer. TAL and the
Issuer will share common legal counsel. Accordingly, the absence of separate legal representation for the Issuer may result in the terms of the Contribution and Sale Agreement and/or the Management Agreement being disproportionately favorable to the Seller or TAL, as the case may be.

          Split Leases. Typically, the containers leased by a customer include containers financed by lenders to TAL and containers owned by TAL in addition to the Managed Containers owned by the Issuer and managed by TAL. Lessees are billed and pay rent on all containers leased under a Lease, without separately identifying or segregating rent for the Managed Containers from those for other containers in TAL's Container Fleet. The revenue from all Leases is swept by TAL into a single account. To the extent attributable to the containers financed by a particular lender, such lender, including the Indenture Trustee, holds a security interest in the Lease, the Lease revenues, and the account into which the revenues are swept. On or before the Closing Date, Fortis Capital Corp., as agent for certain of TAL's existing lenders, and the Indenture Trustee will enter into an agreement acknowledging and governing their respective rights in their respective collateral. See "Description of the Series 2006-1 Notes and the
Indenture -- Intercreditor Agreement" herein.

          If TAL were to become insolvent or suffer a material impairment to its operations resulting in a default under one or more of TAL's secured facilities, creditors under such facilities could seek to enforce their rights against the respective collateral pledged to their facilities, which may include Leases of
Managed Containers, the other containers in TAL's Container Fleet, and the associated revenues. In addition, the Managed Containers, Leases of Managed
Containers and associated revenues could be subject to competing claims from such creditors of TAL. If such circumstances arose, TAL or such other secured creditors may seek a judicial order dividing the collateral among the secured creditors (including the Indenture Trustee). Such a proceeding could prevent TAL from accessing the Managed Containers, Leases of Managed Containers and
associated revenues and/or delay the exercise of remedies afforded to the
Indenture Trustee under the Indenture, and could have a material adverse impact on the Issuer's ability to meet its obligations under the Series 2006-1 Notes.

RISKS RELATED TO THE SERIES 2006-1 NOTES

          Limited Obligations. The Series 2006-1 Notes will represent the right to receive payments of principal and interest in the amounts and at the times described herein and will not be guaranteed or insured (other than under the

                                       34

Policy) by any other Person. Except for the Policy or any recourse for breach of contract or express indemnities included in the Transaction Documents, rental and sales proceeds realized on the Managed Containers will be the sole source of payment on the Series 2006-1 Notes, and there will be no recourse to TAL, the
Indenture Trustee, or any other Person if such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Series 2006-1
Notes.

          Limited Liquidity. There currently is no public market for the Series
2006-1 Notes and there is no assurance that one will develop. The Initial
Purchasers may, but are not obligated to, make a market in the Series 2006-1
Notes. There is no assurance that any such market will be created or, if so created, will continue. If no public market develops, the Series 2006-1
Noteholders may not be able to liquidate their investment in the Series 2006-1
Notes before the Series 2006-1 Legal Final Maturity Date. See "Plan of
Distribution" herein.

          Ratings of the Notes. The Series 2006-1 Notes, taking into consideration the Policy, will be rated "AAA" by Standard & Poor's and "Aaa" by
Moody's on the Closing Date. The ratings of the Series 2006-1 Notes are not a recommendation to purchase, hold or sell the Series 2006-1 Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that the ratings of the Series 2006-1 Notes will not be lowered or withdrawn entirely by either Standard & Poor's or Moody's if, in its judgment, circumstances in the future so warrant. There can be no assurance that another rating agency would not rate the Series 2006-1 Notes at a rating lower than the equivalent of the ratings obtained from Standard & Poor's and Moody's. Although the ratings of the Series 2006-1 Notes address the respective likelihood of the ultimate payment of principal and timely payment of interest on the Series 2006-1 Notes, such ratings do not address the likelihood that the outstanding principal amount of such Series 2006-1 Notes will be paid on any particular date specified in this Preliminary Offering Memorandum for the payment of such principal.

          Restrictions on Transfers of the Series 2006-1 Notes. The Indenture
provides for restrictions on the initial purchase and subsequent transfer of the
Series 2006-1 Notes, which are described in "Restrictions on Transfers and
Notice to Investors" and in "Certain ERISA Considerations" herein. These restrictions may limit a Series 2006-1 Noteholder's ability to sell or transfer the Notes purchased by it.

          Control by Holders of Outstanding Notes and Series Enhancer. Subject
to certain exceptions, a certain percentage of the holders of Outstanding Notes of each Series may take certain actions, or direct certain actions to be taken, under the Indenture or the related Supplement with respect to that Series. Under certain circumstances, the consent or approval of a specified portion of the aggregate unpaid principal balance of the Outstanding Notes of each Series
(i.e., the Requisite Global Majority) will be required to direct certain actions, including requiring the appointment of a successor manager following a
Manager Default and amending the Indenture under certain circumstances. The ability to direct such actions shall reside with the relevant Series Enhancer as long as such Series Enhancer has not defaulted under the relevant Enhancement
Agreement. There can be no assurance that the holders of the Notes will be able to cause or direct actions to be taken if the investors in one or more other
Series (or one or more Series Enhancers) disagree with such proposed actions.
With respect to the Series 2006-1 Notes, the Series Enhancer will, subject to certain limited exceptions, have the ability to vote the interests of the Series
2006-1 Noteholders with respect to any such matters.

          Issuance of Additional Series. The Issuer may from time to time issue
Additional Series. There can be no assurance that the terms of any Additional
Series will not have an adverse impact on the timing or amount of payments received by the Series 2006-1 Noteholders or on the ability of the Series 2006-1
Noteholders to take certain actions with respect to the Issuer or TAL, or under the Transaction Documents.

          Impact of Decline in Series Enhancer's Financial Condition. The "AAA"
and "Aaa" ratings of the Series 2006-1 Notes by S&P and Moody's at the Closing
Date will be based primarily on the existence of the Series Enhancer's guarantee of the payment of interest and principal on the Series 2006-1 Notes in accordance with (and subject to the terms of) the Policy. Any decline in the financial condition of the Series Enhancer or the insolvency of the Series
Enhancer may result in the downgrade of the ratings of the Series 2006-1 Notes and may impair the ability of the Series 2006-1 Enhancer to make required payments pursuant to the Policy. In the event of an insolvency of the Series
2006-1 Enhancer, under state insurance insolvency proceedings, the claim of the
Indenture Trustee for amounts payable by the Series Enhancer on the Policy would be an unsecured claim and it is possible that the Indenture Trustee would be unable to recover all of such amounts from the Series Enhancer.

                                       35

          Effect of Rating Downgrade of Series Enhancer. The rating of the
Series 2006-1 Notes by a Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading or withdrawal of the rating of the claims-paying ability of the Series Enhancer. See "Description of the 2006-1
Notes and the Indenture -- Series Enhancement " and "Description of the Policy."

          Limits on Coverage of the Policy. The Policy guarantees payments of
Insured Amounts, which do not include Default Fees. The Policy does not cover any payments of principal prior to the Series 2006-1 Legal Final Maturity Date, nor does the Policy guarantee to the Series 2006-1 Noteholders any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Seller, the Issuer, the Series 2006-1
Noteholders, the Indenture Trustee or any other agent for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Policy also does not cover the failure of the Indenture
Trustee to make any payment required under the Indenture or any other
Transaction Document to the Series 2006-1 Noteholders. In the event that payments on the Series 2006-1 Notes are accelerated, such accelerated payments will not be covered by the Series Enhancer under the Policy unless the Series
Enhancer elects to make such accelerated payments in accordance with the terms of the Policy. If the Series 2006-1 Notes are accelerated and the Policy is not accelerated, principal on the Series 2006-1 Notes may not be paid until the
Series 2006-1 Legal Final Maturity Date.

          Payment of Premium. The Premium payable to the Series Enhancer will be nonrefundable without regard to whether the Series Enhancer makes any payment under the Policy, and will be payable to the Series Enhancer even if the Series
Enhancer defaults in its obligation to make payments under the Policy.

          Insolvency and Bankruptcy Matters. If TAL were to become a debtor in a bankruptcy case, a creditor or trustee-in-bankruptcy of TAL or TAL, as a debtor in possession, could request a bankruptcy court to (i) recharacterize the transfer of the Transferred Assets from TAL to the Issuer as a financing by TAL, rather than as a "true sale," or (ii) order that TAL be substantively consolidated with the Issuer. If a bankruptcy court were to rule in favor of any such motion, delays in and/or reductions in the amount of payments on the Series
2006-1 Notes could occur.

          Perfection and Priority of the Indenture Trustee's Interest in the
Managed Containers and Proceeds Thereof. In accordance with the terms of the
Contribution and Sale Agreement, a Uniform Commercial Code filing has been made in Delaware to perfect the security interest of the Indenture Trustee in the rights of the Issuer in the Managed Containers and their proceeds. However, there is no internationally recognized convention governing the enforcement of security interests in mobile equipment such as the Managed Containers. As individual Managed Containers may be located from time to time in various jurisdictions throughout the world, no assurance can be given that the relative priority of the Indenture Trustee's interest against other parties will be recognized in the jurisdictions in which the Managed Containers are located.

OTHER RISKS

          Pursuant to a pledge agreement (the "Pledge Agreement") among TAL,
TOCC, TOL and Fortis Capital Corp., as collateral agent for the benefit of certain creditors of TAL, TOCC and TOL (the "Collateral Agent"), TAL has granted a security interest, in all of its ownership interest in the Issuer (the "TAL
SPV Interest"), to the Collateral Agent. Upon the occurrence of certain circumstances, the Collateral Agent may exercise various rights with respect to the TAL SPV Interest, including without limitation exercising voting rights in respect of the TAL SPV Interest and selling the TAL SPV Interest. The Issuer expects that any party holding voting or other rights with respect to the TAL
SPV Interest will have interests that may conflict with those of the
Noteholders.

          In order to mitigate certain risks associated with such pledge of the
TAL SPV Interest, the Collateral Agent and the Indenture Trustee have entered into an intercreditor agreement (the "Securitization Intercreditor Agreement")
pursuant to which the Collateral Agent agreed that it would not, without the prior written consent of the Indenture Trustee, (i) vote the TAL SPV Interest with respect to any matters inconsistent with the terms of the Transaction
Documents, (ii) contest the validity or enforceability or perfection of transfers of containers to the Issuer, or (iii) institute insolvency proceedings against the Issuer.

                                       36

                                CONTAINERIZATION

OVERVIEW

          According to statistics published in The Drewry Annual Container
Market Review and Forecast 2005/2006, the container shipping industry was expected to be an approximately $181.0 billion industry in 2005, as measured by the annual gross revenues of shipping lines. Containers provide a secure and cost-effective method of transporting raw materials, component parts and finished goods which can be used in multiple modes of transport. By making it possible to move cargo from a point of origin to a final destination without repeated unpacking and repacking, containers reduce freight and labor costs. In addition, automated handling of containers permits faster loading and unloading of vessels, more efficient utilization of transportation containers and reduced transit time. The protection provided by sealed containers also reduces cargo damage and the loss and theft of goods during shipment.

          Intermodal containers are designed to meet a number of criteria outlined by the International Standards Organization ("ISO"). The standard criteria include the size of the container and the gross weight rating of the container. This standardization ensures that containers can be used by the widest possible number of transporters and facilitates container and vessel sharing by shipping lines. Containers are generally usable for 10-15 years in the shipping business and then they are often sold for use in the domestic storage market.

          The industry measures capacity with respect to containers in twenty-foot equivalent units or "TEUs," whereby a 20-foot long container is equivalent to one TEU, while a 40-foot long container is equivalent to two TEUs.
The industry also uses cost-equivalent units or "CEUs" to measure container capacity. CEUs are calculated using the cost relationships of the various container types. For example, a 20-foot standard dry freight container is equivalent to one CEU while a 40-foot standard dry freight container is equivalent to approximately 1.6 CEUs. A CEU may also be referred to as an "asset
TEU" or a "financial TEU."

          A standard dry freight container or "dry container" is essentially a steel-constructed box with a set of doors on one end. Dry freight containers come in lengths of 20', 40' or 45'. They are 8' wide, and either 8'6" or 9'6"
tall (containers which are 9'6" tall are also referred to as "high cube"). In addition to standard dry freight containers, the world fleet also consists of various types of specialized containers, including refrigerated containers (also known as "reefers"). The table below sets forth the major types of container equipment.

     EQUIPMENT TYPE                          SIZES                                        PRIMARY USE
-----------------------   ------------------------------------------   -------------------------------------------------

  Standard Dry Freight              20 and 40 foot standard              Transport of all types of dry freight (e.g.,
                                   40 and 45 foot high cube              electronics, appliances, clothes, toys, etc.)
------------------------------------------------------------------------------------------------------------------------
      Refrigerated        20 and 40 foot standard, 40 foot high cube   Transport of temperature sensitive products (e.g.
                                                                              fresh and frozen, perishable goods)
------------------------------------------------------------------------------------------------------------------------
        Open Top                        20 and 40 foot                  Transport of irregularly shaped or sized items
                                                                         which may need specialized loading (i.e. from
                                                                                            above)
------------------------------------------------------------------------------------------------------------------------
        Flatrack                        20 and 40 foot                  Transport of irregularly shaped or sized items
------------------------------------------------------------------------------------------------------------------------
          Tank                          20 and 40 foot                       Transport of liquids and/or chemicals
------------------------------------------------------------------------------------------------------------------------
Domestic Intermodal and           20, 40, 45, 48, and 53 foot                        Transport across land
  European Swapbodies

          Dry freight containers are the least expensive type of intermodal container and are used to carry most types of freight. According to
Containerisation International Market Analysis - World Container Census 2005
("Containerisation International"), dry freight containers accounted for approximately 88.6% of all maritime TEU at mid-2004. However, since dry freight containers are less expensive than refrigerated or special containers they represent only 61% of the world container fleet by CEU. Refrigerated containers include an integrated cooling machine and an insulated container, and typically are used to carry perishable cargo such as fresh and frozen produce.
Refrigerated containers comprised 6.3% of all maritime TEU and 26.5% of all maritime CEU at mid-2004 according to Containerisation International.

                                       37

          According to Clarkson Research Studies ("Clarkson"), worldwide containerized cargo volume grew in every year from 1980 through 2004, attaining a compound annual growth rate (CAGR) of 10.0% during that period. Furthermore,
Clarkson projects that loaded container liftings, which is a measure of volume in the industry, is expected to increase by 10.1% in both 2005 and 2006. TAL believes that this projected growth is due to several factors, including the shift in global manufacturing capacity to lower labor cost areas such as China and India, the continued integration of developing high growth economies into global trade patterns, the continued conversion of cargo from bulk shipping to containers and the growing liberalization and integration of world trade.

ANNUAL LOADED CONTAINER LIFTINGS 1980-2004
SOURCE: CLARKSON RESEARCH STUDIES, MARCH 2006

                                [GRAPHIC OMITTED]

          Current trends in containerized shipbuilding also support expectations for increased container demand. According to Clarkson, as of March 2006, the current orderbook for containerships represents approximately 4.2 million TEU of vessel capacity, or approximately 51.4% of the existing containership fleet, with a significant portion of the orders concentrated on the larger (4,000 TEU or greater) ships. Given that most shipping lines utilize approximately two TEU of containers for each TEU of vessel capacity, TAL believes that near-term container demand should remain strong.

          CONTAINER LEASING MARKET

          The container leasing industry developed in the early 1960's in conjunction with the early development of containerization. According to
Containerisation International, container lessors' ownership was approximately
8.6 million TEU or 45.9% of the total worldwide container fleet of 18.8 million
TEU as of mid-2004. Since 1985, the percentage of owned versus leased containers utilized by shipping lines has been fairly stable, ranging from a low of 43% to a high of 48% according to Containerisation International. Shipping lines utilize container leases in addition to direct purchase of containers for both operational and financial reasons. The benefits of container leases include:

          o    Operating flexibility. The timing, location and daily volume of cargo movements for a shipping line are often unpredictable.
               Leasing containers helps the shipping lines manage this
               uncertainty and

                                       38

               minimize the requirement to maintain large inventory buffers by allowing them to pick-up leased containers on short notice.

          o    Fleet size and mix flexibility. Container leases allow shipping lines to rapidly adjust the size of their fleets and the mix of units they operate as their trade volumes change due to
               seasonality, market changes or changes in company strategies.

          o    Alternative Source of Financing. Container leases provide an additional source of equipment financing to help shipping lines manage the high level of investment required to maintain pace with the rapid growth of the asset-intensive container shipping industry.

          Container leasing rates are typically a function of, among other things, new container prices (which are heavily influenced by steel prices), interest rates, leasing company infrastructure costs and the container supply and demand balance at a particular time and location. From 1980 to 2000, container leasing rates generally decreased due to a trend toward lower new container prices, a reduction in U.S. dollar interest rates and a decrease in leasing company infrastructure costs as a result of improved information systems. With the exception of the expansion in leasing rates between mid-2004 to mid-2005 that was facilitated by a substantial increase in container prices, leasing rates have been fairly stable since 2000. Since mid-2005, spot leasing rates have returned to levels consistent with the 2000 to mid-2004 period.

NEW BUILD COST AND ANNUALIZED RENTAL PER DIEM FOR DRY FREIGHT CONTAINERS
1980-2004

SOURCE: CONTAINERISATION INTERNATIONAL MARKET ANALYSIS: CONTAINER LEASING MARKET
2005

                       ANNUALIZED PER DIEM      ANNUALIZED        ANNUALIZED REVENUE
       NEWBUILD EX-     RATE PER UTILIZED      UTILIZATION     GENERATED PER ASSET TEU
       FACTORY COST     ASSET TEU* (USD)        RATE (% )               (USD)
          (USD)        LTL(1)      MLA(2)    LTL(1)   MLA(2)     LTL(1)       MLA(2)
--------------------------------------------------------------------------------------

1980       2,400         1.95     2.45        97       85          692.3    762.2
1981       2,200         1.85     2.30        97       80          655.0    671.6
1982       2,000         1.70     2.10        96       75          595.7    574.9
1983       1,750         1.55     2.00        95       65          538.9    475.8
1984       1,800         1.65     2.05        96       70          579.7    525.2
1985       1,850         1.60     2.00        96       70          560.6    511.0
1986       1,700         1.40     1.75        95       70          485.5    447.1
1987       1,800         1.25     1.55        95       75          433.4    424.3
1988       2,400         1.40     1.70        96       85          491.9    528.9
1989       2,900         1.50     1.90        98       90          536.6    624.2
1990       2,700         1.55     1.95        98       85          554.4    605.0
1991       2,700         1.55     1.95        98       85          554.4    605.0
1992       2,350         1.45     1.80        97       80          514.8    527.0
1993       2,200         1.30     1.65        95       75          450.8    451.7
1994       2,300         1.20     1.63        97       81          424.9    481.9
1995       2,400         1.20     1.65        97       77          424.9    463.7
1996       2,100         1.15     1.40        96       72          404.1    368.9
1997       1,850         1.08     1.25        97       73          382.4    333.1
1998       1,700         1.00     1.23        96       68          350.4    305.3
1999       1,400         0.84     1.17        96       64          294.3    273.3
2000       1,500         0.76     1.15        97       69          269.8    290.4
2001       1,450         0.70     1.10        95       57          242.7    228.9
2002       1,350         0.65     0.85        97       67          230.1    207.9
2003       1,400         0.63     0.84        97       77          223.1    236.1
2004       1,900         0.67     0.85        98       84          240.3    261.3
2005       2,200

(1) Long Term Lease,

(2) Master Lease Agreement

          While international containerized trade has grown rapidly and been consistently positive for the last twenty-five years, the shipping business has been characterized by cyclical swings due to lengthy periods of excess

                                       39

or scarce vessel capacity. TAL believes that these sustained periods of vessel supply/demand imbalances are mainly caused by the multi-year ordering and production cycle associated with the manufacture of new vessels, which requires shipping lines to estimate market growth many years into the future. Container leasing companies are partially insulated from the impacts of such shipping cycles due to the large percentage of containers on long-term leases and the relatively short production time associated with the manufacture of new containers. Lead-times for new container orders are typically only a few months
(compared to the multi-year ordering and production cycle for new vessels), so the rate of new container ordering can be quickly adjusted to reflect unexpected market changes.

          Container lessors compete in a variety of ways, including pricing, lease flexibility, supply reliability and customer service. It is common for the shipping lines to utilize several container lessors to meet their container needs. The chart below sets forth the major competitors in the container leasing industry in terms of TEU and financial TEU as of mid-2004.

                                       40

TOP RANKING CONTAINER LEASING COMPANIES AND THEIR OPERATING FLEETS AT MID-2004

SOURCE: CONTAINERISATION INTERNATIONAL MARKET ANALYSIS: CONTAINER LEASING MARKET
2005

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

                                BY FINANCIAL TEU

     TAL                 Florens  Interpool       CAI-Cont      Capital  Cronos     Gateway                  Triton      Textainer
International  GE SeaCo   Group     Group    Applications Inc.   Lease    Group  Container Intl.  Other  Container Unit    Group
-------------  --------  -------  ---------  -----------------  -------  ------  ---------------  -----  --------------  ---------

     11%          11%      10%       10%             6%            5%       5%          3%         14%         13%           12%

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

                                     BY TEU

     TAL                 Florens  Interpool       CAI-Cont      Capital  Cronos     Gateway                  Triton      Textainer
International  GE SeaCo   Group     Group    Applications Inc.   Lease    Group  Container Intl.  Other  Container Unit    Group
-------------  --------  -------  ---------  -----------------  -------  ------  ---------------  -----  --------------  ---------

     11%          11%       9%        9%             6%            5%       5%          3%         14%         15%           12%

                                   THE ISSUER

          The Issuer was formed in July 2005. The Issuer is owned by TAL.
Pursuant to the limited liability company agreement of the Issuer, its purposes and activities are limited to (i) the issuance and sale of membership interests, on the terms and conditions set forth therein; (ii) acquiring (through purchase or otherwise) from TAL or any of its subsidiaries or affiliates, holding, selling, financing, refinancing, transferring and pledging containers, leases, and related rights, documents, property, assets, and interests (such containers, leases, and related rights, documents, property, assets and interests may be referred to collectively as the "Designated Assets"); (iii) entering into any agreement providing for the acquisition, sale, financing, refinancing, hedging, management, servicing, pledge or transfer of the Designated Assets or interests in the Designated Assets in accordance with the terms of the Transaction
Documents; (iv) retaining or reacquiring an interest or interests in the
Designated Assets in accordance with the terms of the Transaction Documents; (v)
lending or otherwise investing proceeds from the Designated Assets and any other income; (vi) executing and delivering the Transaction Documents, and performing its obligations under the Transaction Documents; and (vii) any purposes and activities necessary, convenient or incidental to the conduct, promotion or attainment of the business purposes and activities of the Issuer as set forth in clauses (i) through (vi) above.

          Under the limited liability company agreement of the Issuer, TAL, in its capacity as the initial equity member, is required to cause the Issuer at all times to have at least one Independent Manager. Such limited liability company agreement provides that the unanimous written consent of the managers of the Issuer and at least one Independent Manager is required for the filing of any voluntary petition in bankruptcy or any amendment to certain provisions of such limited liability company agreement including, without limitation, the provisions relating to the Issuer's purposes and activities described in the preceding paragraph.

                                       41

                                   THE MANAGER

          TAL International Container Corporation, a Delaware corporation ("TAL"
or, in its capacity as such, the "Manager"), is one of the world's largest and oldest lessors of intermodal freight containers. As shown in the chart below,
TAL is a wholly-owned subsidiary of TAL International Group, Inc., and the
Issuer is a wholly-owned subsidiary of TAL.

                     ---------------------------------------

                          TAL INTERNATIONAL GROUP, INC.

                     ---------------------------------------
                                        |
                     ---------------------------------------

                     TAL INTERNATIONAL CONTAINER CORPORATION

                     ---------------------------------------
                                        |
                     ---------------------------------------

                               TAL ADVANTAGE I LLC

                     ---------------------------------------

          TAL believes that it is the world's third largest independent lessor of intermodal containers as measured by fleet size, with approximately 11%
market share of the world's leased container fleet. TAL offers leasing services through 19 offices in 12 countries and approximately 194 third party container depot facilities in 42 countries as of December 31, 2005.

                                       42

                            TAL'S LEASING OPERATIONS

LEASING TERMS

          Most of the Issuer's revenues are derived from leasing the Containers to TAL's core shipping line customers. The vast majority of these container leases are structured as operating leases and the remainder are finance leases.
Regardless of lease type, TAL seeks to exceed its targeted return on the container investments over the life cycle of each container by managing container utilization, lease rates, drop-off restrictions and the used container sale process.

          Operating Leases. Operating leases are structured to allow customers flexibility to pick-up containers on short notice and to drop-off containers prior to the end of their useful life. Because of this flexibility, most containers will go through several pick-up and drop-off cycles. TAL's operating lease contracts specify a per diem rate for each container on-hire, where and when such containers can be returned, how the customer will be charged for damage and the charge for lost or destroyed containers, among other things. TAL categorizes its operating leases as either long-term leases or service leases.
"Long-term leases" require customers to maintain specific containers on-hire for the duration of the lease and typically have terms of three to eight years.
"Service leases" allow the pick-up and drop-off of containers during the lease term (providing lessees with a greater level of operational flexibility).

          Long-term Leases: Long-term lease terms typically range from three to eight years with an average term of approximately five years at lease inception.
The long-term leases require customers to maintain all units on-hire for the duration of the lease term, and they provide the lessor with predictable recurring cash flow. As of December 31, 2005, 59% of the Container Fleet
(measured by unit) was on-hire under long-term leases with an average remaining duration of 31 months, assuming no leases are renewed. TAL believes that many of its long-term lease customers will renew leases for containers that are less than sale age at the expiration of the lease. TAL estimates that over the last three years, its lease renewal rate has been approximately 70% in such cases. In addition, the Containers typically remain on-hire at the contractual per diem rate for an additional six to twelve months beyond the end of the contractual lease term due to the logistical requirements of the customers having to return containers to specific drop-off locations.

          Some of TAL's long-term leases give the customers Early Termination
Options (ETOs). If exercised, ETOs allow customers to return containers prior to the expiration of the long-term lease. However, if an ETO is exercised, the customer is required to pay a penalty per diem rate that is applied retroactively to the beginning of the lease. As a result of this retroactive penalty, ETOs have historically rarely been exercised.

          Service Leases: Service leases allow the customers to pick-up and drop-off containers during the term of the lease, subject to contractual limitations. Service leases provide the customer with a higher level of flexibility than long-term leases and, as a result, typically carry a higher per diem rate. The terms of TAL's service leases range from twelve months to five years, though because containers can be returned during the term of a service lease and since service leases are generally renewed or modified and extended upon expiration, lease term does not dictate expected on-hire time for the
Containers on service leases. As of December 31, 2005, approximately 26% of the
Container Fleet (measured by unit) was on-hire under service leases and these containers have been on-hire for an average of 44 months.

          Finance Leases. Finance leases provide TAL's customers with an alternative method to finance their container acquisitions. Finance leases typically have lease terms ranging from five to ten years. Finance leases are generally structured for specific quantities of containers (usually new containers), generally require the customer to keep the containers on-hire for their remaining useful life, and provide the customer with a purchase option at the end of the lease term. Shipping lines generally consider finance leases a financing product for their owned containers, and the daily cost of a finance lease is typically less than the daily cost of an operating lease. Finance leases are reflected as "Net investment in direct finance leases" on TAL's balance sheet. As of December 31, 2005, approximately 5% of the Container Fleet
(measured by unit) was on-hire under finance leases.

          Lease Documentation. In general, TAL's lease agreements consist of two basic elements, a master lease agreement and a lease addendum. Lease addenda contain the business terms (including daily rate, term duration and drop-off schedule, among other things) for specific leasing transactions, while master lease agreements outline the

                                       43

general rights and obligations of the lessor and lessee under all of the lease addenda covered by the master lease agreement. For most customers, TAL has a small number of master lease agreements (often one) and a large number of lease addenda.

          TAL has a standard master lease agreement form for its customers. Some lessees request that TAL use their agreement form or negotiate modifications to
TAL's standard form. The master lease agreements require the lessees to pay rentals, depot charges, taxes and other charges when due, to maintain the containers in good condition and repair, to return the containers in good condition in accordance with the return condition set forth in the master lease agreement, to use the containers in compliance with all laws, and to pay TAL for the value of the container as determined by TAL if the container is lost or destroyed. The default clause gives TAL certain legal remedies in the event that the lessee is in breach of the lease.

          The master lease agreements contain an exclusion of warranties clause and require lessees to defend and to provide indemnity in most instances against third-party claims arising out of the lessee's use, operation, possession or lease of the containers.

INSURANCE

          Lessees are required to maintain all risks physical damage insurance, comprehensive general liability insurance and to provide indemnity against loss.
TAL also maintains its own off-hire physical damage insurance to cover
Containers when they are not on-hire to lessees and third-party liability insurance for both on-hire and off-hire containers.

RE-LEASING/RE-SALES

          Since TAL's operating leases allow customers to return containers, TAL typically is required to place containers on several leases during their useful lives. Initial lease transactions for new containers can usually be generated with a limited sales and customer service infrastructure because initial leases for new containers typically cover large volumes of units and are fairly standardized transactions. Used containers, on the other hand, are typically leased out in small transactions and are structured to accommodate pick-ups and returns in a variety of locations. As a result, to maintain high utilization of older equipment, leasing companies benefit from having a large number of customers and maintaining a high level of operating contact with these customers. TAL believes that its extensive global presence and long-standing customer relationships provide an advantage in leasing older equipment relative to many of its competitors.

          TAL's in-house used container sales group, Trader(R), has a worldwide team of over 35 container sales specialists that manage the sale process for used containers. Trader(R) also manages the used container sale process for a number of TAL's customers and buys and sells used containers opportunistically.
Trader(R) has sold over 50,000 used containers in each of the last five years on behalf of TAL and third parties, and TAL believes that it is the world's largest seller of used containers. The sale age of TAL's used containers typically average between 11 and 13 years. Trader(R) generally sells to domestic storage companies, freight forwarders (who often use the containers for one-way trips into less developed countries) and other purchasers of used containers.

                                       44

PURCHASING/MANUFACTURING

          TAL has long standing relationships with all of its major suppliers.
TAL purchases most of its containers from suppliers located in China. There are two large manufacturers of dry and special containers and three large manufacturers of refrigerated containers in China. Three companies are active in the manufacturing of refrigeration units for refrigerated containers in China.
TAL operations staff reviews the designs for TAL's containers and periodically audits the production facilities of TAL's suppliers. In addition, TAL uses its
Asian operations group and third party inspectors to visit factories when TAL containers are being produced to provide an extra layer of quality control.
Nevertheless, defects in TAL containers do sometimes occur. TAL works with the manufacturers to correct these defects, and TAL manufacturers have in the past generally honored their warranty obligations in such cases.

MAINTENANCE

          TAL repair standards and processes are generally managed in accordance with standards and procedures specified by the Institute of International
Container Lessors, or the IICL. The IICL establishes and documents the acceptable interchange condition for leased containers. At the time that containers are returned by lessees to one of TAL's approved depot facilities, the depot routinely arranges inspection of the containers to assess the repairs required to return the containers to acceptable IICL condition. This inspection process also splits the damage into two components, customer damage and normal wear and tear. Items typically designated as customer damage include dents in the container and debris left in the container, while items such as rust are typically designated as normal wear and tear. Inspection reports and repairs are routinely audited by employees and/or third party surveyors to ensure adherence to TAL and IICL standards.

          Leases are generally structured so that the lessee is responsible for the customer damage portion of the repair costs, and customers are billed for damages at the time containers are returned. TAL sometimes offers customers a container repair service program whereby TAL, for an additional payment by the lessee (in the form of a higher per-diem rate or flat fee at off-hire), assumes financial responsibility for all or a portion of the cost of repairs upon return of the containers (but not for total loss of containers), up to a pre-negotiated amount.

          Most of the depot agreements follow a standard form and generally provide that the depot will be liable for loss or damage of containers and, in the event of loss or damage, will pay TAL the previously agreed loss value of the applicable containers. The agreements require the depots to maintain insurance against container loss or damage and TAL carries insurance to cover the risk that the depot's insurance proves insufficient.

COMPETITION

          TAL competes with approximately 10 other major container leasing companies, many smaller lessors, manufacturers of containers, companies offering finance leases as distinct from operating leases, promoters of container ownership and leasing as a tax shelter investment, shipping lines, which sometimes lease their excess container stock, and suppliers of alternative types of containers for freight transport. It is also common for the shipping lines that are TAL's customers to utilize several leasing companies to meet their container needs.

          TAL's competitors compete with TAL in many ways, including pricing, lease flexibility, supply reliability and customer service. While TAL is forced to compete aggressively on price, TAL emphasizes its supply reliability and high level of customer service to its customers. TAL invests heavily in ensuring adequate container availability in high demand locations, dedicates large portions of its organization to building customer relationships, maintains close day-to-day coordination with customers' operating staffs and has developed powerful and user-friendly systems that allow TAL customers to transact with TAL through the internet.

CUSTOMERS AND MARKETING

          TAL's global sales and customer service force is responsible for developing and maintaining relationships with senior operations staff at its shipping line customers, negotiating lease contracts and maintaining day-to-day coordination with its customers.

                                       45

As of December 31, 2005, TAL's global sales and customer service group consisted of approximately 51 people, with 11 in North and South America, 22 in Asia, 14 in Europe and 4 in Australia. TAL's pricing and credit decisions are controlled by its senior headquarters located in Purchase, NY. In addition, TAL has 36 and
5 staff members dedicated to its Trader(R) and its Greyslot(R) groups, respectively.

CREDIT CONTROLS

          Over the last five years, TAL's write offs of customer receivables have averaged 0.20% of its average total assets over such period, and TAL believes that its receivables and days outstanding are low for the container leasing industry. TAL attributes this credit performance to several factors--some of which are specific to TAL, and some of which are attributable to the industry generally.

          Until recently, TAL was owned by a large finance company, and it has established credit processes and a credit culture that reflect this history. TAL monitors its customers' performance and its lease exposures on an ongoing basis, and its credit management processes are aided by the long payment experience it has with most of its customers, its network of relationships in the shipping industry that provide current information about its customers' market reputations, its focus on collections and a sales compensation structure that does not provide incentives based on container volumes. Credit criteria may include, but are not limited to, customer payment history, customer financial position and performance (e.g., net worth, leverage, profitability), trade routes, country of domicile, social and political climate, and the type of, and location of, containers that are to be supplied.

          Industry factors providing credit protection include the strong growth in the container industry, TAL's high recovery rate for containers in default situations and the re-marketability of its Container Fleet. The strong growth in the container industry helps minimize the risk of customer defaults since the core assets of a poorly performing shipping line, its ships and containers, are generally needed to meet the demand for world containerized trade. As a result, poorly performing shipping lines are often acquired by others. In addition, the law in several major port locations is highly favorable to creditors and many of
TAL's large customers call on ports that will allow TAL to arrest, or seize, the customers' ships or bunkers, or repossess the containers if the customer is in default under TAL's container leases. TAL has historically recovered approximately 90% of containers (measured in units) that were the subject of defaulted contracts and it is able to re-market these repossessed containers through its worldwide sales infrastructure. However, TAL typically incurs operating expenses such as repairs and positioning when containers are recovered after a customer default.

INFORMATION SYSTEMS

          TAL has a proprietary, fully integrated container fleet management system. The system tracks all of TAL's containers individually by container number, provides design specifications for the containers, tracks on-hire and off-hire transactions, matches each on-hire container to a lease contract and each off-hire container to a depot contract, maintains the major terms for each lease contract, calculates the monthly bill for each customer and tracks and bills for container repairs. The system is electronic data interchange ("EDI")
capable, which means it can receive and process container activity transactions, such as billing, dispatch advice and delivery confirmations, electronically with
TAL customers that are EDI capable. TAL's system allows its business partners to conduct business with TAL through the Internet. It allows customers to check container inventories, review design specifications, request clearances for returning containers, request bookings for container pick-ups and review and approve repair bills.

MANAGEMENT PROFILES

BRIAN M. SONDEY is Chief Executive Officer and President and has served as a director of TAL since November, 2004. Mr. Sondey joined TAL's former parent,
Transamerica Corporation, in April 1996 as Director of Corporate Development. He
then joined TAL in November 1998 as Senior Vice President of Business
Development. In September 1999, Mr. Sondey became President of TAL. Prior to his work with Transamerica Corporation and TAL, Mr. Sondey worked as a Management
Consultant at the Boston Consulting Group and as a Mergers & Acquisitions
Associate at J.P. Morgan. Mr. Sondey holds an MBA from The Stanford Graduate
School of Business and a BA degree in Economics from Amherst College.

                                       46

CHAND KHAN is Vice President and Chief Financial Officer. Mr. Khan joined TAL in
1984. He is responsible for overseeing accounting, compliance, reporting and administrative departments. Prior to joining TAL, Mr. Khan was employed for 8 years at Container Transport International. Mr. Khan holds an MBA from St.
John's University and a BA from Bernard Baruch College.

JOHN BURNS is Vice President of Business Development. Mr. Burns joined TAL's former parent, Transamerica Corporation, in April 1996 as Director of Internal
Audit and subsequently transferred to TAL in April 1998 as Controller and later
Vice President and Chief Financial Officer. Prior to joining Transamerica
Corporation, Mr. Burns spent 10 years with Ernst & Young LLP in their financial audit practice. Mr. Burns holds a BA in Finance from the University of St.
Thomas, St. Paul, Minnesota and is a certified public accountant.

MARC PEARLIN is Vice President, General Counsel and Secretary. Mr. Pearlin is
responsible for overseeing all legal matters. Mr. Pearlin joined TAL in October
1986 as an Associate General Counsel, and has held positions as Secretary and
Assistant General Counsel. Mr. Pearlin holds a Juris Doctor degree from the
University of Connecticut School of Law and a BA in Economics and Spanish from
Trinity College, Hartford, Connecticut.

FREDERICO BAPTISTA is Vice President, Asia Pacific. Mr. Baptista is responsible for managing operations and marketing for the Asia and Pacific area. Mr.
Baptista joined TAL in 1973 as a clerk in its Hong Kong office. While at TAL,
Mr. Baptista has held positions as General Manager, Far East (based in Hong
Kong), Director, Singapore (based in Singapore) and Director, Procurement (based in Purchase, New York). Mr. Baptista graduated from St. Francis Xavier College and later received a Diploma in Executive Finance from the Institute of Cost and
Executive Accountants.

ADRIAN DUNNER is Vice President, Fleet Operations, North and South America and
Australia and Trader(R) Division. Mr. Dunner is responsible for managing fleet operations, TAL's North and South America and Australia regions as well as the worldwide sales efforts in the container aftermarket. Mr. Dunner joined TAL in
1988 as Manager, Marketing, and has held positions as General Manager, US East
Coast, and Marketing Manager located at various times in Cranford, NJ; Savannah,
GA; and Jacksonville, FL. Prior to his employment with TAL, Mr. Dunner worked as a Sales Representative for Container Transport International and as a Trade
Specialist at the Center for International Trade. Mr. Dunner received a BS degree in Finance/Economics from Spring Hill University, and an MBA in Business from Jacksonville University.

                              THE INDENTURE TRUSTEE

GENERAL

          U.S. Bank National Association is the Indenture Trustee under the
Indenture. The Indenture Trustee has its Corporate Trust Office at the address set forth under "Summary -- Indenture Trustee."

          Under the Indenture, the Indenture Trustee may resign and be discharged at any time by written notice thereof to the Issuer, TAL, the
Administrative Agent, each related Series Enhancer and the Series 2006-1
Noteholders, in which event the Issuer, at the direction and subject to the consent of the Requisite Global Majority, shall promptly appoint a successor
Indenture Trustee. If at any time the Indenture Trustee ceases to be eligible in accordance with the provisions of the Indenture and fails to resign after written request therefor by the Issuer, at the direction of the Requisite Global
Majority, or if at any time the Indenture Trustee becomes incapable of acting, or is adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property is appointed, or any public officer takes charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer, at the direction of the Requisite Global Majority, shall remove the Indenture Trustee and appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee. Any resignation or removal of the
Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor Indenture
Trustee.

                                       47

DUTIES AND IMMUNITIES OF THE INDENTURE TRUSTEE

          The Indenture Trustee, prior to the occurrence of an Event of Default or after the cure or waiver of any Event of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture and the related Supplement to the Indenture. If an Event of Default has occurred and is continuing, the Indenture Trustee, at the written direction of the Requisite Global Majority, shall exercise such rights and powers vested in it by the Indenture and the related Supplement to the
Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          The Indenture Trustee makes no representations as to the validity or sufficiency of the Transaction Documents, the Notes, the Collateral or any
resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee.

          In addition, the Indenture Trustee shall have no responsibility or liability for, or with respect to, the existence or validity of any Collateral, the perfection of any security interest, the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Collateral to the Indenture Trustee or any intervening assignment, the compliance by TAL with any covenant or the breach by TAL of any warranty or representation made, in any Transaction Document or the accuracy of such warranty or representation, any investment of money in the Trust Account, the Restricted Cash Account, the Temporary Loss Account or any Series Account or
any loss resulting therefrom (provided that such investments are made in accordance with the provisions of the Indenture), or the acts or omissions of
TAL taken in the name of the Indenture Trustee.

          The Indenture Trustee will be entitled to receive, pursuant to the priority of payments set forth in the Indenture and otherwise, (a) (i)
reasonable compensation for its services as Indenture Trustee and (ii)
reimbursement for its reasonable expenses in its capacity as Indenture Trustee and (b) indemnification for loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of performance of its duties.

                               THE SERIES ENHANCER

THE SERIES ENHANCER HAS SUPPLIED THE FOLLOWING INFORMATION FOR INCLUSION IN THIS
PRELIMINARY OFFERING MEMORANDUM. NO REPRESENTATION IS MADE BY THE ISSUER, TAL OR
THE INITIAL PURCHASERS AS TO THE ACCURACY AND COMPLETENESS OF THIS INFORMATION.

          The Series Enhancer is a New York stock insurance corporation that writes financial guaranty insurance in respect of public finance and structured finance obligations and other financial obligations, including credit default swaps. The Series Enhancer is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and the United Kingdom.

          The Series Enhancer is a direct, wholly owned subsidiary of FGIC
Corporation, a Delaware corporation. At December 31, 2005, the principal owners of FGIC Corporation and the approximate percentage of its outstanding common stock owned by each were as follows: The PMI Group, Inc. - 42%; affiliates of the Blackstone Group L.P. - 23%; and affiliates of the Cypress Group L.L.C. -
23%. Neither FGIC Corporation nor any of its stockholders or affiliates is obligated to pay any debts of the Series Enhancer or any claims under any insurance policy, including the Policy, issued by the Series Enhancer.

          The Series Enhancer is subject to the insurance laws and regulations of the State of New York, where the Series Enhancer is domiciled, including New
York's comprehensive financial guaranty insurance law. That law, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance (and related lines); requires that each financial guaranty insurer maintain a minimum surplus to policyholders; establishes limits on the aggregate net amount of exposure that may be retained in respect of a particular issuer or revenue source (known as single risk limits) and on the aggregate net amount of exposure that may be retained in respect of particular types of risk as compared to the policyholders' surplus (known as aggregate risk limits); and
establishes contingency, loss and unearned premium reserve requirements. In addition, the Series Enhancer is also subject to the applicable insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance

                                       48

business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction.

          The following table sets forth the capitalization of the Series
Enhancer and subsidiaries as of December 31, 2005 and December 31, 2004, on the
basis of U.S. generally accepted accounting principles ("GAAP").

              FINANCIAL GUARANTY INSURANCE COMPANY AND SUBSIDIARIES
                        CONSOLIDATED CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)

                                        DECEMBER 31, 2005    DECEMBER 31, 2004
                                        ------------------   -----------------

Unearned Premiums                              $1,201              $1,043
Other Liabilities                                 140                 121
                                               ------              ------
Total Liabilities                               1,341               1,164
                                               ------              ------
Stockholder's Equity
      Common Stock                                 15                  15
      Additional Paid-in Capital                1,895               1,883
      Accumulated Other Comprehensive

(Loss)                                            (14)                 15

   Income, net of tax
Retained Earnings                                 471                 265
                                               ------              ------
Total Stockholder's Equity                      2,367               2,178
                                               ------              ------

Total Liabilities and
   Stockholder's Equity                        $3,708              $3,342
                                               ======              ======

The audited consolidated financial statements of the Series Enhancer and subsidiaries as of December 31, 2005 and 2004 and for the years ended December
31, 2005 and 2004, and for the periods from December 18, 2003 through December
31, 2003 and from January 1, 2003 through December 17, 2003, are included as
Annex F to this Preliminary Offering Memorandum. Any statement contained herein under the heading "The Series Enhancer" or in such Annex F shall be modified or superseded to the extent required by any statement in any supplement to, or any subsequent recirculation of, this Preliminary Offering Memorandum.

          THE NEW YORK STATE INSURANCE DEPARTMENT RECOGNIZES ONLY STATUTORY
ACCOUNTING PRACTICES ("SAP") FOR DETERMINING AND REPORTING THE FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF AN INSURANCE COMPANY, FOR DETERMINING ITS
SOLVENCY UNDER THE NEW YORK INSURANCE LAW, AND FOR DETERMINING WHETHER ITS
FINANCIAL CONDITION WARRANTS THE PAYMENT OF A DIVIDEND TO ITS STOCKHOLDERS.
ALTHOUGH THE SERIES ENHANCER PREPARES BOTH GAAP AND SAP FINANCIAL STATEMENTS, NO
CONSIDERATION IS GIVEN BY THE NEW YORK STATE INSURANCE DEPARTMENT TO FINANCIAL
STATEMENTS PREPARED IN ACCORDANCE WITH GAAP IN MAKING SUCH DETERMINATIONS. A
DISCUSSION OF THE PRINCIPAL DIFFERENCES BETWEEN SAP AND GAAP IS CONTAINED IN THE
NOTES TO THE SERIES ENHANCER'S SAP FINANCIAL STATEMENTS.

                                       49

          Copies of the Series Enhancer's most recently published GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance
Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate
Communications Department. The Series Enhancer's telephone number is (212)
312-3000.

          NEITHER THE SERIES ENHANCER NOR ANY OF ITS AFFILIATES ACCEPTS ANY
RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF, NOR HAVE THEY PARTICIPATED
IN THE PREPARATION OF, THIS PRELIMINARY OFFERING MEMORANDUM OR ANY INFORMATION
OR DISCLOSURE THAT IS PROVIDED TO POTENTIAL PURCHASERS OF THE SERIES 2006-1
NOTES, OR OMITTED FROM SUCH DISCLOSURE, OTHER THAN WITH RESPECT TO THE ACCURACY
OF INFORMATION REGARDING THE SERIES ENHANCER AND THE POLICY SET FORTH UNDER THE
HEADING "THE SERIES ENHANCER" AND "DESCRIPTION OF THE POLICY" HEREIN. IN
ADDITION, THE SERIES ENHANCER MAKES NO REPRESENTATION REGARDING THE SERIES
2006-1 NOTES OR THE ADVISABILITY OF INVESTING IN THE SERIES 2006-1 NOTES.

THE SERIES ENHANCER'S CREDIT RATINGS

          The financial strength of the Series Enhancer is rated "AAA" by
Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "Aaa" by
Moody's Investors Service, Inc. and "AAA" by Fitch Ratings. Each rating of the
Series Enhancer should be evaluated independently. The ratings reflect the respective ratings agencies' current assessments of the insurance financial strength of the Series Enhancer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Series 2006-1 Notes, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Series 2006-1 Notes. The Series Enhancer does not guarantee the market price or investment value of the Series 2006-1 Notes nor does it guarantee that the ratings on the Series 2006-1 Notes will not be revised or withdrawn.

                            DESCRIPTION OF THE POLICY

The Series Enhancer, in consideration of its receipt of the Premium and subject to the terms of the Policy, will unconditionally and irrevocably agree to pay each Insured Amount to the Indenture Trustee, as trustee for the Series 2006-1
Noteholders, to the extent set forth in the Indenture and the Series 2006-1
Supplement. "Insured Amount" means, (a) with respect to any Payment Date, (i)
the Guaranteed Interest Distribution Amount for such Payment Date, plus (ii) if such Payment Date is the Series 2006-1 Legal Final Maturity Date, the Guaranteed
Principal Distribution Amount for such Payment Date, and (b) any Preference
Amount (as defined below) to be paid pursuant to the terms of the Policy.

The Series Enhancer will pay an Insured Amount (other than a Preference Amount)
with respect to the Series 2006-1 Notes out of its own funds by 12:00 noon (New
York City Time) in immediately available funds to the Indenture Trustee on the later of (i) the second Business Day following the day on which the Series
Enhancer shall have received Notice that an Insured Amount is due in respect of the Series 2006-1 Notes and (ii) the Payment Date on which the Insured Amount is payable to the Series 2006-1 Noteholders pursuant to the Indenture and the
Series 2006-1 Supplement, for disbursement to the Series 2006-1 Noteholders in the same manner as other payments with respect to the Series 2006-1 Notes are required to be made. Any Notice received by the Series Enhancer after 12:00 noon
New York City time on a given Business Day or on any day that is not a Business
Day shall be deemed to have been received by the Series Enhancer on the next succeeding Business Day.

Upon the payment of any Insured Amount, the Series Enhancer will be fully subrogated to the rights of the Series 2006-1 Noteholders to receive the amount so paid. The Series Enhancer's obligations with respect to the Series 2006-1
Notes under the Policy with respect to each Payment Date will be discharged to the extent funds consisting of the related Insured Amount are received by the
Indenture Trustee on behalf of the Series 2006-1 Noteholders for payment to such
Series 2006-1 Noteholders, as provided in the Indenture and the Policy, whether or not such funds are properly applied by the Indenture Trustee.

If any portion or all of any amount that is insured under the Policy that was previously distributed to a Series 2006-1 Noteholder is recoverable and recovered from such Series 2006-1 Noteholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising

                                       50

proper jurisdiction in an insolvency proceeding (a "Final Order") (such recovered amount, a "Preference Amount"), the Series Enhancer will pay an amount equal to such Preference Amount by 12:00 noon on the second Business Day following receipt by the Series Enhancer of (w) a certified copy of the Final
Order, (x) an opinion of counsel satisfactory to the Series Enhancer that such order is a Final Order, (y) an assignment, in form reasonably satisfactory to the Series Enhancer, irrevocably assigning to the Series Enhancer all rights and claims of the Indenture Trustee and/or such Series 2006-1 Noteholder relating to or arising under such Preference Amount and appointing the Series Enhancer as the agent of the Indenture Trustee and/or such Series 2006-1 Noteholder in respect of such Preference Amount, including without limitation in any legal proceeding related to such Preference Amount, and (z) a Notice appropriately completed and executed by the Indenture Trustee or such Series 2006-1
Noteholder, as the case may be. Such payment will be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final
Order and not to the Indenture Trustee or Series 2006-1 Noteholder directly
(unless the Indenture Trustee or such Series 2006-1 Noteholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Final Order in which case payment shall be made to the Indenture Trustee for distribution to the Series 2006-1 Noteholder upon proof of such payment reasonably satisfactory to the Series Enhancer).
Notwithstanding the foregoing, in no event will the Series Enhancer be (i)
required to make any payment under the Policy in respect of any Preference
Amount to the extent such Preference Amount is comprised of amounts previously paid by the Series Enhancer under the Policy, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Series 2006-1 Notes, prior to the time the Series
Enhancer otherwise would have been required to make a payment in respect of such principal, in which case the Series Enhancer will pay the balance of the
Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the immediately preceding paragraph that are received by the Series Enhancer after 12:00 noon
New York City time on a given Business Day or on any day that is not a Business
Day will be deemed to have been received by the Series Enhancer on the next succeeding Business Day. If any notice received by the Series Enhancer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the Series Enhancer, and the Series Enhancer will promptly so advise the Indenture Trustee, and the
Indenture Trustee may submit an amended notice. All payments made by the Series
Enhancer under the Policy in respect of Preference Amounts will be made with the
Series Enhancer's own funds.

The Policy is non-cancelable for any reason, including nonpayment of any
Premium. The Premium on the Policy is not refundable for any reason, including the payment of any Series 2006-1 Notes prior to their respective maturities. The
Policy will expire and terminate without any action on the part of the Series
Enhancer or any other Person on the date that is the later of (i) the date that is one year and one day following the date on which the Series 2006-1 Notes shall have been paid in full and (ii) if any insolvency proceeding in which the
Issuer is the debtor has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

The Policy does not cover any payments of principal prior to the Series 2006-1
Legal Final Maturity Date, nor does the Policy guarantee to the Series 2006-1
Noteholders any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Seller, the Issuer, the Series 2006-1 Noteholders, the Indenture Trustee or any other agent for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Policy also does not cover the failure of the Indenture Trustee or any other agent to make any payment required under the Indenture or any other Transaction Document to the Series 2006-1
Noteholders. Premium shall be due and payable monthly as provided in the Premium
Letter, the Indenture and the Series 2006-1 Supplement.

As used in the Policy, "Notice" means a written notice in the form specified by the Policy by registered or certified mail or telephonic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Indenture Trustee to the Series Enhancer specifying the information set forth therein.

In the event that payments under any Series 2006-1 Note are accelerated, the
Series Enhancer will not be obligated to make any payment of principal or interest on such Series 2006-1 Note on an accelerated basis, unless such acceleration of payment by the Series Enhancer is at the sole option of the
Series Enhancer.

                                       51

The Policy is subject to and shall be governed by the laws of the State of New
York, without giving effect to conflict of laws principles thereof. The Policy provides that the proper venue for any action or proceeding on the Policy shall be the County of New York, State of New York.

THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY
INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                                       52

                                 USE OF PROCEEDS

          The Issuer will apply the net proceeds from the sale of the Series
2006-1 Notes (i) to pay a portion of the then unpaid principal balance of, and accrued interest on, the Warehouse Notes, (ii) to pay costs, fees and expenses of the issuance of the Series 2006-1 Notes, (iii) to purchase containers from
TAL and (iv) for other general business purposes. Fortis Capital Corp., an affiliate of Fortis Securities LLC, and the Co-Managers are each currently holders of the Warehouse Notes and will receive a portion of the principal payments on the Warehouse Notes.

                                       53

                          DESCRIPTION OF THE COLLATERAL

          Under the terms of the Indenture and in order to secure the Issuer's obligations under the Indenture and all other Transaction Documents, the Issuer has granted to the Indenture Trustee for the benefit of all holders of all
Outstanding Notes, each related Series Enhancer and any hedge counterparties, a security interest in all of the Issuer's right, title and interest in and to the
Collateral.

          The primary source of funds for payment on the Notes will be the
Collections, which TAL will deposit into the Trust Account after making certain deductions permitted under the Indenture or the Management Agreement. See
"Description of the Management Agreement -- Deposits to the Trust Account." The
Outstanding Notes of each Series shall be equally and ratably entitled to the benefits of the security interest created by the Indenture.

MANAGED CONTAINERS

          Pursuant to the terms of the Contribution and Sale Agreement, the
Issuer first acquired the Managed Containers from TAL in August 2005, has from time to time, purchased additional containers from TAL, and expects, in the future, to purchase additional Managed Containers from TAL in accordance with the terms of the Contribution and Sale Agreement. See "Description of the
Contribution and Sale Agreement."

          The Managed Containers are primarily composed of dry cargo, special and refrigerated containers.

LEASES

          Under the terms of the Management Agreement, TAL has agreed to act as the agent of the Issuer for purposes of identifying lessees, negotiating the terms and conditions of Lease Agreements for the Managed Containers and
administering and enforcing the terms of such Lease Agreements. See "Description of the Management Agreement" herein. For a description of the various types of
Lease Agreements, see "TAL's Leasing Operations -- Leasing Terms."

                                       54

                       TAL'S FLEET PROFILE AND STATISTICS

FLEET OVERVIEW AND CURRENT FLEET PROFILE

          As of December 31, 2005, TAL operated approximately one million TEU of containers. The Container Fleet operated by TAL consists of three types of containers: dry containers, refrigerated containers and special containers as well as chassis. The containers that TAL operates and makes available for lease are either owned by TAL, leased-in from third-parties, or owned by third-parties and managed by TAL. The table below summarizes the composition of TAL's fleet
(including containers transferred to the Issuer as described herein and included in the Collateral) by the type of unit:

                                           TAL Fleet as of December 31, 2005
                                 Drys     Specials   Refrigerated   Chassis    Total
-------------------------------------------------------------------------------------

TAL fleet (owned and managed)   533,613    43,437       35,651       1,210    613,911
-------------------------------------------------------------------------------------

          All references herein to TAL's fleet, the TAL fleet, the total fleet,
TAL's total fleet or the total TAL fleet are to the Container Fleet.

          TAL operates its business through 19 worldwide offices located in 12 different countries as of December 31, 2005. TAL's operations include a global sales force, a global container operations group, a container resale group, and a logistics services group. TAL's headquarters are located in Purchase, New
York.

          Since dry containers are less expensive than refrigerated or special containers they represent a larger share of total containers when measured on unit count or TEU basis, but a much smaller portion when measured by CEU. A breakdown of the total TAL fleet by major equipment category as of December 31,
2005 follows:

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

                          TAL FLEET PROFILE @ 12/31/05
                                      TEU*

                                   Total TEU:
                                     988,295

Dry Containers   Special Containers   Refrigerated Containers   Chassis
--------------   ------------------   -----------------------   -------
   854,460             68,472                  63,093            2,270
      86.5%               6.9%                    6.4%             0.2%

*Includes Trader

                          TAL FLEET PROFILE @ 12/31/05
                                      CEU*

                                   Total CEU:
                                    1,167,815

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Dry Containers   Special Containers   Refrigerated Containers   Chassis
--------------   ------------------   -----------------------   -------
   740,543              88,520                 333,912           4,840
      63.4%                7.6%                   28.6%            0.4%
*Includes Trader

                                       55

          The vast majority of TAL containers leases are structured as operating leases (either long-term or service leases), though TAL also provides customers with finance leases. A breakdown of the total TAL fleet by lease type as of
December 31, 2005 follows:

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

                          TAL FLEET PROFILE @ 12/31/05
                              LEASE TYPE (BY UNIT)

Long-Term Lease   Service   Total off-hire   Finance Lease
---------------   -------   --------------   -------------
      59.0%         25.6%        10.8%            4.6%

          TAL concentrates on leasing containers on a long-term basis. TAL has increased the percentage of its containers under long-term leases and finance leases from 31% at December 31, 1995 to 64% as of December 31, 2005. The table below shows TAL's long-term and finance leases (measure by related units)
included in TAL's total fleet for the period 1995 to 2005. The table further depicts the term and finance lease percentage of TAL's total fleet and the usage of these lease type agreements within the TAL fleet over the last ten years, through December 31, 2005.

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR GRAPH IN THE PRINTED MATERIAL]

    LONG TERM AND FINANCE LEASES AS A PERCENT OF TOTAL FLEET AT END OF YEAR

              Long-Term and Finance   Total Fleet           Long-Term and Finance Lease
Year             Lease (in Units)     (in Units)               as a % of Total Units
----             ----------------     ----------               ---------------------

1995              197,582              643,772                        31%
1996              262,883              820,693                        32%
1997              276,146              797,950                        35%
1998              298,606              736,586                        41%
1999              340,927              732,362                        47%
2000              344,723              721,465                        48%
2001              340,669              701,332                        49%
2002              375,051              674,081                        56%
2003              388,862              637,134                        61%
2004              411,239              626,569                        66%
2005              390,625              613,911                        64%

                                       56

          TAL's fleet increased rapidly in the early and mid-1990s due to aggressive investment in equipment and the completion of two consolidating acquisitions. TAL's fleet declined slowly from the late 1990s through 2004 due to a decrease in investment that occurred while TAL was under prior ownership.

          The trend of the TAL fleet by major equipment category, as measured in both units and CEU, between 1990 and 2005 is shown below:

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR GRAPH IN THE PRINTED MATERIAL]

                             TAL FLEET TREND UNITS

Year              Dry Containers            Special Containers       Refrigerated Containers     Chassis
----              --------------            ------------------       -----------------------     -------

1990                  202,830                    3,762                     8,576                     -
1991                  210,881                    3,999                     10,056                    -
1992                  230,184                    5,233                     12,521                    -
1993                  255,597                    6,562                     15,320                    -
1994                  600,714                    12,310                    17,532                    -
1995                  609,203                    12,250                    22,319                    -
1996                  714,673                    68,101                    37,919                    -
1997                  692,153                    67,248                    38,549                    -
1998                  632,845                    64,324                    39,417                    -
1999                  628,391                    63,041                    40,930                    -
2000                  621,307                    61,388                    38,770                    -
2001                  605,309                    58,677                    37,346                    -
2002                  581,885                    56,356                    35,840                    -
2003                  548,401                    52,903                    35,830                    -
2004                  543,827                    46,824                    35,918                    -
2005                  533,613                    43,437                    35,651                  1,210

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR GRAPH IN THE PRINTED MATERIAL]

                              TAL FLEET TREND CEU

Year              Dry Containers            Special Containers       Refrigerated Containers     Chassis
----              --------------            ------------------       -----------------------     -------

1990                  251,848                    6,115                     76,769                    -
1991                  264,279                    6,469                     89,685                    -
1992                  292,538                    8,786                     111,669                   -
1993                  328,077                    11,774                    136,316                   -
1994                  761,109                    21,776                    157,612                   -
1995                  777,834                    22,038                    201,988                   -
1996                  921,474                    132,321                   346,816                   -
1997                  896,037                    131,407                   351,226                   -
1998                  826,094                    126,425                   359,430                   -
1999                  823,651                    124,337                   373,344                   -
2000                  822,578                    121,206                   354,929                   -
2001                  809,150                    116,085                   344,046                   -
2002                  786,363                    111,701                   332,466                   -
2003                  745,605                    104,788                   332,423                   -
2004                  751,037                    93,956                    334,871                   -
2005                  740,715                    88,520                    333,912                 4,840

                                       57

The table below illustrates the remaining term to maturity, measured in TEU, as of December 31, 2005 for long-term leases in TAL's total fleet (long-term leases account for 59% of TAL's total fleet by units):

YEARS TO MATURITY          TOTAL DRY   TOTAL SPECIAL   TOTAL REFRIGERATED   TOTAL FLEET
---------------------------------------------------------------------------------------

Less than 1 Year........      26.2%         12.8%              28.0%            25.7%
1 - 2 Years.............      13.9%          9.7%              21.8%            14.3%
2 - 3 Years.............      20.5%         14.0%              13.6%            19.8%
3 - 4 Years.............      19.6%         49.0%              12.2%            20.4%
4 - 5 Years.............       9.6%          9.8%              14.2%             9.9%
Greater Than 5 Years....      10.1%          4.8%              10.3%             9.9%
---------------------------------------------------------------------------------------
TOTAL*                       100.0%        100.0%             100.0%           100.0%
---------------------------------------------------------------------------------------

* PERCENTAGES IN THE ABOVE TABLE MAY NOT SUM TO 100.0% DUE TO ROUNDING.

          Due to TAL's strong lease portfolio, customer relationships, marketing ability and operating infrastructure, TAL has been able to achieve high utilization for all ages of equipment in TAL's total fleet as shown in the following chart:

  [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL]

         TAL FLEET UTILIZATION BY VINTAGE YEAR AS OF DECEMBER 31, 2005

Year              Dry Containers            Refrigerated Containers
----              --------------            -----------------------
1992                     89%                           93%
1993                     88%                           89%
1994                     92%                           87%
1995                     93%                           88%
1996                     90%                           91%
1997                     90%                           88%
1998                     87%                           91%
1999                     82%                           96%
2000                     87%                           96%
2001                     100%                          99%
2002                     98%                           100%
2003                     98%                           100%
2004                     97%                           100%

                                        58

                        A/R AND BAD DEBT EXPENSE SUMMARY

          The following table outlines TAL's accounts receivable aging and
(reversal)/provision for doubtful accounts as of, and for each of the five years ended, December 31, 2005 (all dollar amounts in the following table are in thousands of dollars):

                                                              YEAR ENDED DECEMBER 31,
                                             ----------------------------------------------------
                                               2001       2002       2003       2004       2005
 ------------------------------------------------------------------------------------------------

CONSOLIDATED AGED
   Current                                   $ 28,030   $ 20,298   $ 16,335   $ 21,473   $ 18,464
   31-60  Days                                 23,438     17,801     16,117     11,413      9,191
   61-90  Days                                  6,999      4,646      4,175      1,132      3,937
   91-120 Days                                  1,410        926        349        296       (269)
   121+   Days                                  6,649      3,279      2,649        926      1,235
                                             ----------------------------------------------------
TOTAL A/R PER BALANCE SHEET                  $ 66,526   $ 46,950   $ 39,625   $ 35,240   $ 32,558
                                             ====================================================
(REVERSAL) PROVISION FOR DOUBTFUL ACCOUNTS     (1,785)      (322)       (33)       525        559
                                             ----------------------------------------------------
GROSS LEASE REVENUE                          $326,421   $303,786   $301,352   $290,935   $339,455
                                             ----------------------------------------------------
% OF PROVISION TO GROSS LEASE REVENUE            (0.5%)     (0.1%)      0.0%       0.2%       0.2%
                                             ----------------------------------------------------
DAYS RECEIVABLES                                 74.4       56.4       48.0       44.3       35.0
-------------------------------------------------------------------------------------------------

RECOVERY HISTORY

          TAL has historically recovered approximately 90% of its containers, measured in units, that were subject of defaulted contracts. The table below includes the current status of past significant defaults as of December 31,
2005:

------------------------------------------------------------------------------------------
                                            BEGINNING   UNRECOVERED   RECOVERED   RECOVERY
DEFAULT YEAR             CUSTOMER             UNITS        UNITS        UNITS         %
------------------------------------------------------------------------------------------

    1996       CROATIA LINE                    2,452         316         2,136      87.1%
    1998       U.B. LINER SERVICES             2,000         102         1,898      94.9%
    1998       SOUTH PACIFIC SHIPPING          1,843          26         1,817      98.6%
    1998       NANTAI LINE                     1,685          45         1,640      97.3%
    1999       NEPTUNIA                        1,522          45         1,477      97.0%
    1999       CONSOLIDATED MARINE             1,466         217         1,249      85.2%
    1999       POLCONTAINERS & POL             1,061         110           951      89.6%
    2000       NPR                             2,245           8         2,237      99.6%
    2005       PM&O LINE                         800         122           678      84.8%
                                            ----------------------------------------------
               TOTAL SIGNIFICANT DEFAULTS     15,074         991        14,083      93.4%
------------------------------------------------------------------------------------------

                                       59

                      ISSUER'S FLEET PROFILE AND STATISTICS

ISSUER FLEET PROFILE

          A breakdown of the fleet of containers owned by the Issuer by major equipment category and lease type as of December 31, 2005 follows:

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

                        ISSUER FLEET PROFILE @ 12/31/05
                                       TEU

                                   Total TEU:
                                     603,298

Dry Containers   Special Containers   Refrigerated Containers
--------------   ------------------   -----------------------
   526,556              23,094                 53,648
      87.3%                3.8%                   8.9%

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

                         ISSUER FLEET PROFILE @ 12/31/05
                             ORIGINAL EQUIPMENT COST
                                      $ MM

                                   Total OEC:
                                    $1,416.3

Dry Containers   Special Containers   Refrigerated Containers
--------------   ------------------   -----------------------
   $837.8              $64.0                 $514.5
     59.2%               4.5%                  36.3%

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

                         ISSUER FLEET PROFILE @ 12/31/05
                              LEASE TYPE (BY UNIT)

Long-Term Lease   Service Lease   Total Off-Hire   Finance Lease
---------------   -------------   --------------   -------------
     63.4%            21.3%           10.1%            5.2%

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

                         ISSUER FLEET PROFILE @ 12/31/05
                                       CEU

                                   Total CEU:
                                     765,334

Dry Containers   Special Containers   Refrigerated Containers
--------------   ------------------   -----------------------
   452,039             33,118                 280,177
      59.1%               4.3%                   36.6%

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

                         ISSUER FLEET PROFILE @ 12/31/05
                                 NET BOOK VALUE
                                      $ MM

                                   Total NBV:
                                     $844.8

Dry Containers   Special Containers   Refrigerated Containers
--------------   ------------------   -----------------------
    $528.1            $32.9                   $283.8
      62.5%             3.9%                    33.6%

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                         ISSUER FLEET PROFILE @ 12/31/05
                                   AVERAGE AGE

Dry   Special   Refrigerated   Total
---   -------   ------------   -----
6.1     8.9          6.6        6.4

                                       60

LESSEE PROFILE

          As described under the "Description of the Contribution and Sale
Agreement" section, TAL will represent and warrant that each transfer of containers to the Issuer will comply with certain eligibility criteria and that after such transfers the Issuer portfolio will comply with the Concentration
Limits. Certain of these Concentration Limits set general limitations with respect to the total number of containers (measured by Net Book Value) leased to
(a) any single lessee at 5% (except as otherwise noted below) and (b) any three lessees at 50% (provided that this limitation is waived for any two lessees who engage in any transaction (whether through merger, consolidation, stock sale, asset sale or otherwise) pursuant to which a lessee shall become the owner of, or interest holder in, any other lessee's leasehold interests in one or more
Eligible Containers). The following table details the individual lessee concentration limits referred to in clause 8(A) of the definition of
Concentration Limits in Appendix A hereto:

LESSEE                                    CONCENTRATION LIMIT
-------------------------------------------------------------
A.P. MOLLER - MAERSK                              25%
APL CO. PTE. LTD.                                 20%
CHINA NAVIGATION CO. LTD.                          5%
CHINA OCEAN SHIPPING (GROUP) COMPANY.             10%
CHINA SHIPPING CONTAINER LINES CO., LTD           10%
CMA-CGM S.A.                                      15%
EVERGREEN MARINE CORP. (TAIWAN) LTD.              10%
HAMBURG SUEDAMERIKANISCHE DAMPFSCHIFF-            10%
HANJIN SHIPPING CO. LTD                           10%
HAPAG-LLOYD CONTAINER LINIE GMBH                  20%
HORIZON LINES LLC                                  5%
KAWASAKI KISEN KAISHA, LTD.                        5%
MEDITERRANEAN SHIPPING CO S.A.                    15%
MITSUI O.S.K. LINES, LTD.                         10%
NIPPON YUSEN KABUSHIKI KAISHA                     12%
ORIENT OVERSEAS CONTAINER LINE LTD.                5%
SAMUDERA SHIPPING LINE LTD.                        5%
SINOTRANS CONTAINER LINES CO., LTD.               10%
UNITED ARAB SHIPPING CO.                           5%
WESTWOOD SHIPPING LINES INC.                       5%
YANG MING MARINE TRANSPORT CORPORATION             5%
ZIM ISRAEL NAVIGATION CO LTD                       5%
-------------------------------------------------------------

                                       61

ISSUER TERM LEASE TERM TO MATURITY

          The table below illustrates the remaining term to maturity, measured in TEU, as of December 31, 2005 for the Issuer's long-term leases (term leases account for 63% of the Managed Containers by TEU):

YEARS TO MATURITY         TOTAL DRY   TOTAL SPECIAL   TOTAL REFRIGERATED   TOTAL FLEET
--------------------------------------------------------------------------------------

Less than 1 Year ......      27.6%         13.4%              25.4%            27.1%
1 - 2 Years ...........      11.5%          8.9%              23.8%            12.5%
2 - 3 Years ...........      21.3%         20.8%              12.6%            20.5%
3 - 4 Years ...........      17.4%         32.1%              13.2%            17.4%
4 - 5 Years ...........       8.9%         16.5%              13.2%             9.4%
Greater Than 5 Years ..      13.4%          8.3%              11.7%            13.1%
--------------------------------------------------------------------------------------
TOTAL*                      100.0%        100.0%             100.0%           100.0%
======================================================================================

* Percentages in the above table may not sum to 100.0% due to rounding.

          The table below illustrates the term lease remaining term to lease maturity by vintage year for the Issuer's dry and refrigerated fleets as of
December 31, 2005. Dry and refrigerated units account for 96% of the Issuer's fleet by units as of December 31, 2005.

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

               LONG-TERM LEASE MONTHS TO MATURITY BY VINTAGE YEAR

       Dry Containers   Refrigerated Containers
       --------------   -----------------------
1994         24                    15
1995         24                    25
1996         30                    13
1997         35                    16
1998         13                    15
1999         33                    14
2000          7                    20
2001         13                    29
2002         24                    25
2003         36                    48
2004         60                    56
2005         52                    57

Dry                1994     1995     1996     1997    1998     1999     2000     2001     2002     2003     2004    2005**
---------------   ------   ------   ------   ------   ----    ------   ------   ------   ------   ------   ------   ------

Long-Term Units   14,998   41,902   24,164    6,333    261     9,295   15,010   12,645   12,839   18,653   35,198   14,236
Total Units*      22,145   63,058   44,595   11,102    452    15,826   19,033   12,899   14,102   23,441   36,612   31,194
Long-Term %           68%      66%      54%      57%    58%       59%      79%      98%      91%      80%      96%      46%

Refrigerated      1994    1995    1996    1997    1998    1999    2000    2001    2002    2003    2004    2005**
---------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   ------

Long-Term Units     443   3,180   2,247     258   1,288   1,184   1,022   1,463   2,349   2,592   1,379    1,156
Total Units*      1,422   5,221   4,425     593   2,047   2,091   1,261   1,612   2,359   2,592   1,380    1,737
Long-Term %          31%     61%     51%     44%     63%     57%     81%     91%    100%    100%    100%      67%

* Does not include finance leases

** 2005 low long-term lease % of total fleet due to timing of delivered containers being put on long-term lease.

                                       62

                     DESCRIPTION OF THE MANAGEMENT AGREEMENT

          The following summary describes certain provisions of the Management
Agreement, does not purport to be complete and is subject to, and qualified in its entirety by, reference to such agreement.

GENERAL

          TAL is responsible for managing the Managed Containers as set forth in the Management Agreement. Among other duties, TAL or any sub-manager is responsible for:

          (1)  performing its duties under the Management Agreement, exercising substantially the same degree of skill and care with which it services, leases and manages containers held for its own account and consistent with the reasonable commercial practices of a prudent container lessor engaged in the administration, leasing and servicing of shipping containers (the "Servicing Standard").
               The Manager will not knowingly discriminate in favor of or against the Managed Containers in connection with the management and operation of the Container Fleet;

          (2)  leasing the Managed Containers as agent of the Issuer. Without prejudice to the rights and title of the Issuer with respect to the Managed Containers, TAL may arrange for the leasing of the
               Managed Containers pursuant to Lease Agreements that are in its own name as principal, and not as agent of the Issuer; provided, however, that it is understood and agreed that the Manager is acting thereunder solely as agent of the Issuer. TAL has sole discretion to determine to whom to lease, sell, or otherwise dispose of, the Managed Containers, to determine the per diem rates and other charges to be paid and all other terms and conditions of the Lease Agreements. TAL invoices and collects from lessees all rental payments and other amounts due under and pursuant to the Lease Agreements relating to the Managed
               Containers;

          (3)  operating and leasing the Managed Containers as part of the
               Container Fleet, performing all managerial and administrative functions and providing or arranging for the provision of all services and documentation of any nature TAL considers necessary or desirable for such operation and leasing. TAL will, in
               compliance with the Servicing Standard, take all actions it deems appropriate to ensure compliance by the lessees with the terms of any Lease Agreement, including the exercise of the rights of the lessor thereunder;

          (4)  keeping (or causing the related lessee to keep) each Managed
               Container in good repair and working order in a manner consistent with past practices and in accordance with TAL's maintenance and repair standards for the Container Fleet;

          (5)  instituting and prosecuting claims against the manufacturers and sellers of the Managed Containers as TAL may consider advisable for breach of warranty, any defect in condition, design,
               operation or fitness or any other nonconformity with the terms of manufacture;

          (6)  in a manner consistent with TAL's normal procedures and the
               Servicing Standard, (i) effecting and maintaining with
               financially sound and reputable companies general liability insurance, insuring the Issuer and the Indenture Trustee (for the benefit of the Noteholders) against liability for personal injury and property damage liability, caused by, or relating to, the
               Managed Containers then off-lease, with such levels of coverage and deductibles that are consistent with the levels in effect as of the Initial Closing Date, and (ii) having a standard form of lease agreement that requires each lessee to maintain (1)
               physical damage insurance in an amount not less than the
               stipulated loss value agreed to by the lessee of the Managed
               Containers on lease to it, and (2) comprehensive general
               liability insurance, including contractual liability, against claims for bodily injury or death and property damage;

          (7)  maintaining the Concentration Account and causing Estimated Net
               Operating Income to be transferred from the Concentration Account to the Trust Account (or, for certain amounts in

                                       63

               certain instances, to the Temporary Loss Account) (see "--
               Deposits to the Trust Account" below);

          (8)  maintaining such books and records (including computer records)
               with respect to the Managed Containers as TAL maintains for the
               Container Fleet and the leasing thereof; and

          (9)  ensuring that each Managed Container shall carry its container identification number and other marking as may be required for its operation in marine and intermodal shipping.

TERM OF MANAGEMENT

          TAL is, and shall continue to serve as, the Manager with respect to each Managed Container until the earlier to occur of (i) the date on which all
Outstanding Obligations have been repaid, or (ii) the removal or resignation of
TAL as Manager in accordance with the provisions of the Management Agreement.

CREDIT FUNCTION AND MODIFICATION OF LEASES

          TAL will follow the Credit and Collection Policy with respect to the leasing of the Managed Containers. In accordance with the Credit and Collection
Policy, TAL may, in its sole discretion, (i) determine and approve the creditworthiness of any lessee (however, TAL makes no representation and warranty as to the solvency or financial stability of any lessee), (ii)
determine that any amount due from any lessee is not collectible, (iii)
institute and prosecute legal proceedings against a lessee as permitted by applicable law, (iv) terminate or cancel any Lease, (v) recover possession of
Managed Containers from any lessee, (vi) settle, compromise or release any proceeding or claim against a lessee in the name of TAL or, if appropriate, in the name of the Issuer, or (vii) reinstate any Lease.

MANAGEMENT COMPENSATION

          As compensation to TAL for the performance of its services, TAL is entitled to receive the Management Fee. Subject to the terms and conditions of the Indenture, the Management Fee is payable to TAL (to the extent not previously withheld in accordance with the terms of the Management Agreement)
from amounts on deposit in the Trust Account to the extent monies are available for the payment thereof. As long as no Manager Default has occurred and is continuing for a period in excess of 30 days, TAL is entitled to withhold a pro rata portion of the Management Fee from amounts otherwise required to be transferred or deposited into the Trust Account in accordance with the terms of the Transaction Documents. Upon any resignation or termination of TAL in accordance with the terms of the Management Agreement and the other Transaction
Documents, TAL would not be entitled to receive any Management Fee accruing on or after the effective date of such termination or resignation. See "-- Flow of
Funds" herein.

DEPOSITS TO THE TRUST ACCOUNT

          On or before the last Business Day in New York of each calendar week, the Manager will cause to be transferred from the Concentration Account to the
Trust Account an amount equal to the excess (if any) of (x) the sum of (A) the
Manager's good faith estimate of the Container Revenues for the Managed
Containers received during the immediately preceding calendar week (excluding any customer advance payments, such advance payments to be included in the distribution for the month earned) and (B) the Manager's good faith estimate of the Sales Proceeds and Casualty Proceeds received during the immediately preceding calendar week, over (y) the Manager's good faith estimate of Direct
Operating Expenses for the Managed Containers accrued during the immediately preceding calendar week (the excess of (x) over (y), the "Estimated Net
Operating Income"), provided, however, that the amounts set forth under
"Description of the 2006-1 Notes and the Indenture -- The Temporary Loss
Account" shall be deposited into the Temporary Loss Account pursuant to
"Description of the 2006-1 Notes and the Indenture -- The Temporary Loss
Account."

          On or before each Determination Date, the Manager will determine the excess (if any) of (x) the aggregate amount of Container Revenues, Sales
Proceeds and Casualty Proceeds for the Managed Containers actually received during the immediately preceding Collection Period over (y) the aggregate amount of Direct Operating Expenses

                                       64

accrued during such Collection Period and to be paid in the current or a subsequent Collection Period (the excess of (x) over (y), the "Actual Net
Operating Income"). If the Actual Net Operating Income for such Collection
Period exceeds the Estimated Net Operating Income for such Collection Period, then the Manager will cause to be transferred from the Concentration Account to the Trust Account on such Determination Date funds in an amount equal to such excess. However, if the Estimated Net Operating Income for such Collection
Period exceeds the Actual Net Operating Income for such Collection Period, then the Manager shall indicate so on that month's Manager Report and the amount of such excess (such excess, the "Excess Deposit") will be distributed to the
Manager on the immediately succeeding Payment Date. See "-- The Trust Account"
herein.

          As long as no Manager Default has occurred and is continuing for a period in excess of 30 days, TAL is entitled to withhold a pro rata portion of the Management Fee from amounts otherwise required to be transferred or deposited into the Trust Account in accordance with the terms of the Transaction
Documents.

MANAGER ADVANCES

          The Manager may, at its option, remit to the Trust Account by 1:00
p.m. New York time on the Business Day prior to a Payment Date, an amount (a
"Manager Advance") equal to the lesser of (a) 50% of the accounts receivable of the Issuer then outstanding, and (b) any anticipated shortfalls on the next
Payment Date in payments for those items in (i) paragraphs (1) through (12) in
"Description of the Series 2006-1 Notes and the Indenture -- Flow of Funds --
Flow of Funds Prior to an Early Amortization Event and an Event of Default" or
(ii) paragraphs (1) through (11) in "Description of the Series 2006-1 Notes and the Indenture -- Flow of Funds -- Flow of Funds After an Early Amortization
Event or an Event of Default and Prior to an Acceleration of the Notes";
provided, however, that any such Manager Advances shall only be used to make such payments, and not to make any other payments. Notwithstanding the foregoing, the Manager will not make a Manager Advance unless it reasonably believes that such Manager Advance shall be reimbursed in full on the next
Payment Date from the Available Distribution Amount (excluding any Manager
Advance) pursuant to the priority of payments set forth herein. Manager Advances are reimbursed in accordance with the priority of payments set forth under
"Description of the Series 2006-1 Notes and the Indenture -- Flow of Funds."

RESIGNATION OF TAL

          TAL may not resign from its obligations and duties as manager under the Management Agreement, except (i) with the prior written consent of the
Issuer and the Requisite Global Majority or (ii) upon a determination by TAL, evidenced by an Opinion of Counsel to such effect in form and substance reasonably satisfactory to the Issuer and the Requisite Global Majority, that the performance of its duties under the Management Agreement is no longer permissible under applicable law, but in either case, to the extent consistent with applicable laws, not until a replacement manager has assumed its responsibilities in accordance with the terms of the Management Agreement and the other Transaction Documents.

COVENANTS OF TAL

          The Management Agreement contains certain covenants of TAL, including:

          (1)  TAL shall not change the location at which the Issuer's books and records are maintained unless (i) TAL shall have given the
               Indenture Trustee, the Administrative Agent and each Series
               Enhancer at least thirty (30) days' prior written notice thereof and (ii) TAL shall cause to be filed any necessary registration of charges or documents of similar import necessary to continue the Indenture Trustee's security interest in the Collateral;

          (2)  except for the Lien created pursuant to the Contribution and Sale
               Agreement and Permitted Encumbrances: (a) TAL agrees not to create, incur, or grant, directly or indirectly, any lien, security interest, pledge or hypothecation of any kind on or concerning (i) its rights under the Management Agreement or (ii)
               the Managed Containers or any interest therein; and (b) TAL shall promptly take, or cause to be taken, such action as may be necessary to discharge any such lien arising by, through or under
               TAL;

                                       65

          (3)  TAL will comply with the terms and provisions of the UNIDROIT
               Convention on International Interests in Mobile Equipment or any
               other internationally recognized system for recording interests in or liens against shipping containers at the time that such convention is adopted for containers;

          (4)  TAL will comply in all material respects with the Credit and
               Collection Policy in regard to the origination of, and amendments and modifications to, Leases of Managed Containers and will not amend the Credit and Collection Policy in any respect which would materially and adversely affect the Noteholders without the prior written consent of the Requisite Global Majority in each
               instance;

          (5)  TAL shall, upon reasonable prior notice, allow the Indenture
               Trustee, the Administrative Agent, each Hedge Counterparty and each Series Enhancer to inspect, under guidance of officers of
               TAL, TAL's facilities during normal business hours; provided, however, that unless an Event of Default or a Manager Default shall have occurred and then be continuing, the Indenture
               Trustee, the Administrative Agent, the Interest Rate Hedge
               Counterparties and the Series Enhancers may request, in the aggregate, only one inspection during any twelve-month period;
               and

          (6)  without the prior written consent of the Indenture Trustee, acting at the direction of the Requisite Global Majority, TAL agrees that it will not grant to any Person, or permit any Person to obtain, a Lien (other than items listed in clauses (i), (ii),
               (iii), (iv) or (v) of the definition of "Permitted Encumbrances"
               (as determined as though the Container Management System were deemed "Collateral" for the purposes of the definition of
               "Permitted Encumbrance")) over the Container Management System.

MANAGER DEFAULT

          The occurrence of any of the following events or conditions constitutes a "Manager Default":

          (1)  the Manager shall fail to make any deposits of Container
               Revenues, Sales Proceeds, Casualty Proceeds or any other amounts due and payable under the Management Agreement to the Trust
               Account within three (3) Business Days after the date such deposit is due; provided, that if such Container Revenues, Sales
               Proceeds, Casualty Proceeds or other amounts are on deposit in the Concentration Account (or a related post office box or lockbox), failure of the bank holding the Concentration Account to comply with the instructions of the Manager (or to comply with the terms of any intercreditor agreement) shall not constitute a
               Manager Default;

          (2)  the Manager shall fail (A) to deliver when due any Asset Base
               Certificate or Manager Report required to be delivered to the
               Indenture Trustee pursuant to the terms of the Management
               Agreement and such failure shall continue unremedied for three
               (3) Business Days or (B) in any material respect to perform the covenant to deliver financial statements and such failure shall continue unremedied for thirty (30) days after the date on which there has been given to the Manager by the Indenture Trustee, any
               Series Enhancer or any Noteholder a written notice specifying such default or breach and requiring it to be remedied; provided, however, that (x) if the reason for such failure is primarily attributable to changes in accounting principles or
               interpretations or the application of the same, (y) such changes are not related to the assets of the Issuer and (z) no Manager
               Default then exists under clauses (9) through (12) below, then such failure shall not constitute a Manager Default under this clause (2)(B) unless such failure materially and adversely affects the interests of any Noteholder or any Series Enhancer
               (if such Series Enhancer is then the Control Party for a Series of Outstanding Notes or shall have made an unreimbursed payment on its Policy);

          (3)  the Manager shall fail to (A) deliver any report required to be delivered to the Indenture Trustee pursuant to the terms of the
               Management Agreement or of any other Transaction Document (except for the reports specified in clause (2) above) and such failure shall continue unremedied for thirty (30) days, or (B) perform or observe, or cause to be performed or observed, in any

                                       66

               material respect any other covenant or agreement contained in the
               Management Agreement or in any other Transaction Document
               (including in its capacity as Seller) (which is not otherwise addressed in the definition of Manager Default), which failure materially and adversely affects the interests of the Noteholders or (if it is then the Control Party for a Series of Outstanding
               Notes or shall have made an unreimbursed payment on its Policy)
               any Series Enhancer and such failure, if capable of remedy, shall continue unremedied for a period of thirty (30) days after the date on which the Manager has received written notice specifying such failure from the Issuer, the Indenture Trustee, any
               Noteholder, the Administrative Agent, any Series Enhancer or any
               other Person;

          (4)  any representation or warranty made by the Manager in the
               Management Agreement or any other Transaction Document (including in its capacity as Seller), or in any certificate, report or financial statement delivered by it pursuant to the Management
               Agreement or pursuant to any other Transaction Document proves to have been untrue in any material respect when made, such breach materially and adversely affects the interests of the Noteholders or (if it is then the Control Party for a Series of Outstanding
               Notes or shall have made an unreimbursed payment on its Policy)
               any Series Enhancer and such breach, if capable of remedy, shall continue unremedied for a period of thirty (30) days after the date on which the Manager has received written notice specifying such failure from the Issuer, the Indenture Trustee, any
               Noteholder, the Administrative Agent, any Series Enhancer or any
               other Person;

          (5)  TAL ceases to be engaged in the container leasing business;

          (6)  the Manager shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against the Manager or any of its subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Manager; or the
               Manager commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Manager and such proceeding remains undismissed for a period of 60 days; or
               the Manager is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Manager suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the
               Manager makes a general assignment for the benefit of creditors;
               or any action is taken by the Manager for the purpose of
               effecting any of the foregoing;

          (7)  except as permitted by the Management Agreement, the Manager assigns or attempts to assign its interest under the Management
               Agreement;

          (8)  a Change of Control shall have occurred with respect to the
               Manager;

          (9)  the Leverage Ratio of TAL Group as of the last day of any fiscal quarter shall be in excess of 4.75 to 1.00;

          (10) as of the last day of each fiscal quarter, commencing with the fiscal quarter ending on December 31, 2005, the Consolidated EBIT to Consolidated Cash Interest Expense Ratio is less than 1.10 to
               1.00;

          (11) as of the last day of each fiscal quarter, commencing with the fiscal quarter ending on March 31, 2006, the Consolidated
               Tangible Net Worth of TAL Group is less than the sum of (i) three hundred twenty-one million three hundred fifty-one thousand three hundred and twenty-six dollars ($321,351,326), plus (ii) an amount equal to fifty percent (50%) of the cumulative sum of the aggregate net income (or loss) of TAL Group and its consolidated subsidiaries on a consolidated basis, determined in accordance with GAAP for the period commencing on January 1, 2006 and terminating on such date of determination; and

                                       67

          (12) TAL Group, TOCC, TAL or TOL or certain of their affiliates fail to make any payment when due (beyond the applicable grace or cure period with respect thereto, if any) or defaults in the
               observance or performance (beyond the applicable grace or cure period with respect thereto, if any) of any payment obligation, or any other agreement or covenant with respect to the
               Indebtedness that, individually or in the aggregate for all such
               Persons, exceeds Twenty Million Dollars ($20,000,000) and the holder(s) of such Indebtedness has accelerated such Indebtedness.

RIGHTS UPON A MANAGER DEFAULT

          If a Manager Default shall have occurred and be continuing, and any
Notes are then outstanding, the Indenture Trustee, acting at the direction of the Requisite Global Majority and in the Requisite Global Majority's discretion, shall have the right (upon written notice to TAL, the Issuer and the Rating
Agencies), in addition to any other rights or remedies that the Issuer or its assignee may have under any applicable law or in equity, (i) to terminate the
Management Agreement, (ii) to take control of the Managed Containers wherever located, subject to the rights of lessees under Lease Agreements to which any of the Managed Containers shall at the time be subject or to appoint a replacement
Manager to manage the Managed Containers, and (iii) to appoint an independent auditor of national reputation and mutually acceptable to the Issuer and the
Requisite Global Majority to verify that all prior Manager Reports and Asset
Base Certificates prepared by the Manager are in accordance with the Management
Agreement. Notwithstanding such termination, until TAL is notified of the appointment of a replacement manager and the replacement manager has assumed such responsibility, TAL shall continue to manage the Managed Containers and the
Issuer's business, and deposit into the Trust Account all Container Revenues,
Sales Proceeds, Casualty Proceeds and other amounts, and submit all reports due under the Management Agreement, and perform all other services required under the Management Agreement, all in accordance with the Management Agreement.

INDEMNIFICATION BY TAL AND THE ISSUER

          Pursuant to the Management Agreement, TAL, in its capacity as the
Manager, has agreed to defend, indemnify and hold harmless the Issuer, the
Indenture Trustee (for the benefit of the Noteholders), any Series Enhancer, any
Hedge Counterparty, the Purchasers (as such term is defined in the applicable
Note Purchase Agreement), the Administrative Agent, and certain other Persons referred to in the Management Agreement and their respective officers, directors, employees and agents against any and all liabilities, losses, damages, penalties, costs and expenses that may be incurred or suffered by such indemnified party (except to the extent caused by the gross negligence or willful misconduct on part of the indemnified party) as a result of claims, actions, suits or judgments asserted or imposed against an indemnified party and arising out of (i) an action or inaction by the Manager that is contrary to the
Servicing Standard or otherwise in violation of the terms of the Management
Agreement; (ii) any breach of or any inaccuracy in any representation or warranty made by TAL in the Management Agreement or in any certificate delivered by TAL pursuant to the Management Agreement; (iii) any breach of or failure by
TAL to perform any covenant or obligation of TAL set out or contemplated in the
Management Agreement; (iv) personal injury or property damage claim arising out of or in connection with the negligence of the Manager; or (v) any defense, setoff or counterclaim arising out of any negligence of the Manager or any acts or omissions of the Manager related to the performance under the Management
Agreement of its duties with respect to the Managed Containers; provided however, that the foregoing indemnity shall in no way be deemed to impose on TAL any obligation to reimburse an indemnified party for: (A) losses arising from the financial inability of the related obligor on a Lease Agreement to make the payments due thereunder or because the Leases otherwise are uncollectible, or
(B) losses arising from the failure of the remarketing proceeds of the Managed
Containers to achieve historical or projected levels for reasons other than
TAL's failure to comply with the terms of the Management Agreement. These indemnification obligations of TAL survive the resignation or removal of TAL as the Manager and each indemnified party, the payment of the Notes, the
Outstanding Obligations and the termination of the Management Agreement or the
Indenture.

          The Issuer, at its own expense, shall defend, indemnify and hold TAL harmless from and against any and all claims, actions, damages, losses, liabilities, costs and expenses (including reasonable legal fees) incurred by or asserted against TAL, to the extent resulting or arising from the Manager's performance of its obligations under the Management Agreement or from the
Issuer's failure to comply with or perform its obligations under the Management
Agreement, except for claims that arise out of TAL's willful misconduct, gross negligence, or failure to comply with, or perform its obligations under, the
Management Agreement. Any such indemnity payments shall

                                       68

be payable in accordance with the priority of payments set forth herein under
"Description of the Series 2006-1 Notes and the Indenture -- Flow of Funds" and
in the Indenture.

AMENDMENTS

          TAL and the Issuer may not agree to amend or modify the Management
Agreement without the consent of the Administrative Agent and the Requisite
Global Majority, and, under certain circumstances, with the consent of each
Series Enhancer adversely affected thereby.

                                       69

               DESCRIPTION OF THE CONTRIBUTION AND SALE AGREEMENT

          The following summary describes certain provisions of the Contribution and Sale Agreement, does not purport to be complete and is subject to, and qualified in its entirety by, reference to such agreement.

GENERAL

          Pursuant to the Contribution and Sale Agreement, TAL transferred and from time to time may transfer to the Issuer certain Containers and the Related
Assets. The Issuer has pledged its rights under the Contribution and Sale
Agreement to the Indenture Trustee pursuant to the Indenture.

          The "Related Assets" include, with respect to any Transferred
Container, all of the following: (i) all Casualty Proceeds, Sales Proceeds and
Container Revenues accrued as to the related Transfer Date, (ii) all right, title and interest in and to, but none of the obligations under, any agreement with the manufacturer of such Transferred Container or any third party with respect to such Container, and all amendments, additions and supplements hereafter made with respect to such Container, (iii) all right, title and interest in and to any Lease Agreement to which such Transferred Container is subject (to the extent, but only to the extent that such Lease Agreement relates to such container), including, without limitation, TAL's interest under all amendments, additions and supplements thereto, (iv) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of the Lease Agreements to the extent attributable to such Transferred
Container, (v) all letters of credit, guarantees, Supporting Obligations (within the meaning of the UCC) and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Lease
Agreement, to the extent attributable to such Container, (vi) any insurance proceeds received with respect to such Container, (vii) all books and records relating to such Container, (viii) all payments, proceeds and income of the foregoing or related thereto, (ix) any agreement with the manufacturer of such
Container, and all amendments, additions and supplements made with respect to such Container (to the extent, only to the extent, relating to such Container), and (x) all rights under the UCC financing statements or documents of similar import evidencing a security interest in favor of TAL with respect to such
Container (including any such financing statement filed pursuant to the terms of the Contribution and Sale Agreement) (the Related Assets and the Transferred
Containers, collectively the "Transferred Assets").

ADDITIONAL TRANSFERRED ASSETS

          Pursuant to the Contribution and Sale Agreement, TAL may sell, transfer and convey to the Issuer, additional Transferred Assets (all of which will individually and when considered with all other Managed Containers comply with the Concentration Limits and the other Container Representations and
Warranties) for consideration equal to the sum of (x) the sum of the Net Book
Values (determined as of the last day of the month preceding such Transfer Date)
of such additional Containers and (y) the sum of the Fair Market Values of the
Related Assets.

ALTERNATIVE CHARACTERIZATION OF SALES

          TAL and the Issuer state in the Contribution and Sale Agreement their intention that all transfers of Transferred Assets pursuant thereto constitutes
"true sales" or "true contributions" by TAL to the Issuer that are absolute and irrevocable and that provide the Issuer with the full benefits of ownership of the Transferred Assets, and neither TAL nor the Issuer intend the transactions contemplated thereunder to be, or for any purpose to be characterized as, loans from the Issuer to TAL. However, the Contribution and Sale Agreement further states that, in the event that, notwithstanding the intention of the parties, any such Transferred Assets are considered to be property of TAL's bankruptcy estate, then (x) the Contribution and Sale Agreement shall constitute a security agreement, and (y) the conveyances of Transferred Assets provided for therein shall be a grant by TAL to the Issuer of a valid security interest in all of
TAL's right, title and interest in and to the Transferred Assets, which security interest has been assigned to the Indenture Trustee.

          In furtherance of the foregoing, in connection with the transfer by
TAL on any Transfer Date, TAL agrees to record and file, at its own expense, appropriate UCC financing statements (and/or amendments to previously filed

                                       70

UCC financing statements) to the extent necessary pursuant to applicable law to perfect the ownership interest of the Issuer.

REPRESENTATIONS AND WARRANTIES OF TAL

          TAL makes certain representations and warranties in the Contribution and Sale Agreement with respect to the Transferred Assets, which representations and warranties survive the transfer of the Transferred Assets, including:

          (1)  Immediately prior to the transfer of any Transferred Asset to the
               Issuer pursuant to the terms of the Contribution and Sale
               Agreement, TAL had good and marketable title to such Transferred
               Asset, free and clear of all Liens, except (i) Permitted
               Encumbrances and (ii) a manufacturer's or vendor's lien for the unpaid purchase price of such Transferred Asset so long as such unpaid purchase price is paid within two Business Days following the later of the acquisition of such Transferred Asset by the
               Issuer or the inclusion of such Transferred Asset in the Asset
               Base; TAL has not authorized the filing of, and is not aware of, any financing statements against TAL that include a description of collateral covering the Transferred Assets other than any financing statement or document of similar import (i) in favor of the Issuer pursuant to the Contribution and Sale Agreement or
               (ii) that has been terminated. TAL is not aware of any judgment or tax lien filings against TAL;

          (2)  The assignment of rights with respect to each Lease Agreement (to the extent related to a Transferred Container) and of all
               scheduled lease payments to become due thereunder (which relate to a Transferred Container) pursuant to the Contribution and Sale
               Agreement does not violate the terms of the applicable Lease
               Agreement and such assignment by TAL is permitted without the consent of any Person other than consents which will have been obtained on or before the related Transfer Date;

          (3)  Immediately after each of the transfers and conveyances to the
               Issuer as contemplated in the Contribution and Sale Agreement, all necessary action will have been taken by TAL to validly transfer and convey to the Issuer all right, title and interest of TAL in and to the Transferred Containers and the Related
               Assets;

          (4)  As of the related Transfer Date for a Container, such Container is an Eligible Container;

          (5)  All Lease Agreements related to Transferred Containers were originated in the ordinary course of business of TAL's business and in accordance with the Credit and Collection Policy as in effect on such origination date;

          (6)  Each Lease included in the Related Assets being transferred to the Issuer on the applicable Transfer Date represents the
               genuine, legal, valid and binding payment obligation in writing of the related lessee, enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of
               creditors' rights generally;

          (7)  No right of rescission, setoff, counterclaim or defense exists or has been asserted in writing or threatened in writing with respect to any Lease included in the Related Assets being
               transferred to the Issuer on the applicable Transfer Date; the exercise of any right under any such Lease will not render such
               Lease unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim or defense;

          (8)  The servicing of each Lease included in the Related Assets and the collection practices relating thereto have been lawful and in accordance with the standards set forth in the Credit and
               Collection Policy;

                                       71

          (9)  One of the following: (A) with respect to any Container originally acquired by TAL subsequent to the Initial Closing
               Date, the vendor's or manufacturer's invoice price of such
               Container was representative of the market price of containers of similar specifications with such vendor or manufacturer on the date on which TAL placed the order for such Container with the vendor or manufacturer thereof; or (B) with respect to any
               Container not covered by clause (A), the purchase price allocated to such Container by TAL was reflective of the market value (as determined by appraisal) of such class of Container on the
               Initial Closing Date;

          (10) In the event that, contrary to the intention of the parties to the Contribution and Sale Agreement, the transfer of the
               Transferred Assets pursuant to the terms of the Contribution and
               Sale Agreement is held not to constitute a "true sale" or a "true contribution", the Contribution and Sale Agreement creates a valid and continuing security interest (as defined in the UCC) in the Transferred Assets in favor of the Issuer, which security interest is prior to all other Liens other than Permitted
               Encumbrances, and is enforceable as such against creditors of and purchasers from TAL;

          (11) As of the Transfer Date for a Transferred Container: (x) such
               Transferred Container constitutes "goods" within the meaning of the applicable UCC; (y) the related Lease constitutes "tangible chattel paper" within the meaning of the UCC; and (z) the lease receivables under such Lease constitute "accounts" or "proceeds"
               of such Lease within the meaning of the UCC;

          (12) TAL has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the Issuer's ownership interest in the Transferred
               Assets. All financing statements filed or to be filed against TAL in favor of the Issuer in connection with the Contribution and
               Sale Agreement contain a statement to the following effect: "A purchase of or any other security interest in any collateral described in this financing statement will violate the rights of the Issuer and the Indenture Trustee (as the pledgee of the
               Issuer)"; and

          (13) Aside from any original counterparts of such Lease included in such Transferred Assets in the possession of the lessee, the only other original counterpart(s) of such Lease is in the possession of TAL or an affiliate of TAL. Such Lease (to the extent that such Lease relates to the Transferred Containers) does not have any marks or notations indicating that such Lease (to the extent that such Lease relates to the Transferred Containers) has been pledged, assigned or otherwise conveyed to any Person.

REPURCHASE OR SUBSTITUTION OF NON-CONFORMING TRANSFERRED ASSETS

          Upon discovery by TAL or the Issuer (or any of their respective successors or permitted assigns) of a breach of any of the Container
Representations and Warranties made by TAL on the related Transfer Date, the party (including any such successor or permitted assign) discovering such breach is required to give prompt written notice to the other party (and the Issuer is required to give prompt notice thereof to each of the Indenture Trustee and the
Administrative Agent). If the Issuer (or its successors or permitted assigns)
reasonably determines that such breach materially and adversely affects the interests of the Issuer or its successors and permitted assigns, then, unless the breach shall have been cured, or waived by the Issuer, within thirty (30)
days after the receipt by TAL of written notice of such breach from the Issuer
(or its successors and permitted assigns), TAL shall, on or prior to such thirtieth (30th) day, repurchase the applicable Container (and all Related
Assets with respect thereto) by paying the Warranty Purchase Amount to the
Issuer for deposit into the Trust Account and, upon deposit of such payment in the Trust Account, such repurchase shall occur automatically without further action by any Person. TAL will have the right (exercisable solely at its option)
at any time to transfer to the Issuer one or more Substitute Containers in substitution for one or more Transferred Containers and Related Assets (such
Transferred Containers and Related Assets, collectively, a "Predecessor
Container") if (i) the Predecessor Container is required to be repurchased pursuant to Contribution and Sale Agreement, (ii) after giving effect to such substitution, no Asset Base Deficiency shall exist, (iii) the Substitute
Container, when considered with all other Eligible Containers, will satisfy the
Concentration Limits, and (iv) the ownership of such containers by the Issuer will not result in an Early

                                       72

Amortization Event. If more than one Substitute Container is being transferred on any date, the criteria set forth in clause (ii) above shall be determined on an aggregate basis.

INDEMNIFICATION

          The Contribution and Sale Agreement requires TAL to indemnify and hold harmless the Issuer, its successors and assigns and their respective officers, directors, employees and agents against any and all liabilities, losses, damages, penalties, costs and expenses (including reasonable and documented out-of-pocket costs of defense and legal fees (of one counsel), but excluding
(A) any special, consequential or punitive damages and (B) any damages on the basis of lost profits) that may be incurred or suffered by such indemnified party (except to the extent caused by the gross negligence, bad faith or willful misconduct of the indemnified party) as a result of (i) a breach by TAL of any of its covenants and agreements set forth in the Contribution and Sale
Agreement; (ii) any representation or warranty of TAL proven to have been false or misleading in any material respect when made or deemed made in the
Contribution and Sale Agreement; (iii) any information certified in any certificate or document delivered by TAL pursuant to the Contribution and Sale
Agreement not being true in any material respect as of the date of such certificate or document (or, if earlier, the date set forth in such certificate or document); (iv) any personal injury or property damage claim or action arising out of or in connection with any of the Transferred Assets in connection with any act or omission prior to the related Transfer Date; (v) any defense, setoff or counterclaim arising out of any acts or omissions of TAL with respect to any Transferred Assets transferred on or before the related Transfer Date; or
(vi) any attempt by any Person to void, rescind or set aside any transfer of
TAL's right, title and interest in the Transferred Assets to the Issuer as provided in the Contribution and Sale Agreement under statutory provisions or common law or equitable action, including any provision of the Bankruptcy Code or other insolvency law, provided that the foregoing indemnity does not (and shall not be deemed to) create recourse to TAL for the creditworthiness of any lessee or, for avoidance of doubt, for losses due to a lessee's failure to make payments under a Lease or for the uncollectibility of the Leases. The indemnification obligations of TAL under the Contribution and Sale Agreement survive the termination of the Contribution and Sale Agreement.

AMENDMENTS

          The Contribution and Sale Agreement may be amended from time to time by the Issuer and TAL only with the prior written consent of the Indenture
Trustee, acting at the direction of the Requisite Global Majority, and, under certain circumstances, with the consent of each Series Enhancer adversely affected thereby.

                                       73

            DESCRIPTION OF THE SERIES 2006-1 NOTES AND THE INDENTURE

          The Series 2006-1 Notes will be issued pursuant to the Series 2006-1
Supplement to the Indenture entered into by and between the Issuer and the
Indenture Trustee. The following summary describes certain provisions of the
Series 2006-1 Notes, the Indenture and the Series 2006-1 Supplement. This
summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to such agreements.

DESCRIPTION OF THE 2006-1 NOTES

          Form of Series 2006-1 Notes

          Except for the Series 2006-1 Notes acquired by an Institutional
Accredited Investor, the Series 2006-1 Notes will be represented by global certificates in fully registered form without coupons, deposited on the date of issuance of such Notes with DTC or its custodian and registered in the name of
DTC's nominee Cede & Co. or such other name as may be requested by an authorized representative of DTC. The Series 2006-1 Notes sold to an Institutional
Accredited Investor will be issued in physical, certificated form. The Series
2006-1 Notes will be subject to certain restrictions on transfer set forth herein. See "Restrictions on Transfers and Notice to Investors."

          Rule 144A Notes

          Series 2006-1 Notes sold in reliance on Rule 144A will be represented by a single permanent global note in fully registered form, without coupons, which will be deposited with DTC or its custodian, the Indenture Trustee or an agent of the Indenture Trustee and registered in the name of DTC's nominee Cede
& Co. or such other name as may be requested by an authorized representative of
DTC. Series 2006-1 Notes evidenced by Rule 144A Notes will be subject to certain restrictions on transfer set forth herein and in the Series 2006-1 Supplement and will bear the legend regarding such restrictions described herein.

          Regulation S Notes

          Series 2006-1 Notes offered and sold outside the United States in reliance on Regulation S will be represented by a single temporary global note in fully registered form, without interest coupons, which will be deposited with the Indenture Trustee or an agent of the Indenture Trustee and registered in the name of DTC's nominee Cede & Co. or such other name as may be requested by an authorized representative of DTC. Not earlier than the (i) 40th day after the later of (a) the Closing Date or (b) the completion of the distribution of the
Series 2006-1 Notes, or (ii) the date on which the requisite certifications are due to, and provided to, the Indenture Trustee (the later of clauses (i) or (ii)
is referred to as the "Distribution Compliance Date"), holders of beneficial interests in each Temporary Regulation S Note may transfer such interests to a single, permanent global note (a "Permanent Regulation S Note;" together with the Regulation S Temporary Global Notes and the Rule 144A Notes, the "Global
Notes"). Beneficial interests in each Temporary Regulation S Note may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in a Rule 144A Note or a Permanent Regulation S
Note in accordance with the certification requirements described below under "--
Distribution Compliance." Each Permanent Regulation S Note will be deposited with the Indenture Trustee and registered in the name of Cede & Co., as nominee of DTC.

          A beneficial owner of an interest in a Temporary Regulation S Note may receive payments in respect of the Temporary Regulation S Note only after delivery to Euroclear or Clearstream, as the case may be, and upon delivery by
Euroclear or Clearstream, as the case may be, to the Indenture Trustee and Note
Registrar of required written certifications. The delivery by a beneficial owner of the certification referred to above shall constitute such beneficial owner's irrevocable instruction to Euroclear or Clearstream, as the case may be, to arrange for the transfer of the beneficial owner's interest in the Temporary
Regulation S Note for a beneficial interest in the Permanent Regulation S Note after the Distribution Compliance Date in accordance with the paragraph below.

          After (i) the Distribution Compliance Date, and (ii) receipt by the
Indenture Trustee and Note Registrar of written instructions from Euroclear or
Clearstream, as the case may be, directing the Indenture Trustee and Note
Registrar to credit or cause to be credited to either Euroclear's or
Clearstream's depositary's account, as the case

                                       74

may be, a beneficial interest in the Permanent Regulation S Note in a principal amount not greater than that of the beneficial interest in the Temporary
Regulation S Note, the Indenture Trustee and Note Registrar shall instruct DTC to reduce the principal amount of the Temporary Regulation S Note and increase the principal amount of the Permanent Regulation S Note, by the principal amount of the beneficial interest in the Temporary Regulation S Note to be so transferred, and to credit or cause to be credited to the account of Euroclear,
Clearstream or persons who have accounts with DTC ("DTC Participants"), as the case may be, a beneficial interest in the Permanent Regulation S Note having a principal amount equal to the reduction in the principal amount of the Temporary
Regulation S Note.

          Upon return of the entire principal amount of the Temporary Regulation
S Note to the Indenture Trustee in exchange for beneficial interests in the
Permanent Regulation S Note, the Indenture Trustee shall cancel the Temporary
Regulation S Note by perforation and shall forthwith destroy it.

          No interest in the Regulation S Global Notes may be held by or transferred to a United States Person except as described below.

          Distribution Compliance

          If the Series 2006-1 Noteholder of a beneficial interest in an
Permanent Regulation S Note deposited with DTC wishes at any time to exchange its interest in the Permanent Regulation S Note for an interest in the Rule 144A
Note, or to transfer its interest in the Permanent Regulation S Note to a person who wishes to take delivery thereof in the form of an interest in the Rule 144A
Note, the Series 2006-1 Noteholder may, subject to the rules and procedures of
Euroclear, Clearstream or DTC, as the case may be, give directions for the
Indenture Trustee and Note Registrar to exchange or cause the exchange, or transfer or cause the transfer, of the interest for an equivalent beneficial interest in the Rule 144A Note. Upon receipt by the Indenture Trustee and Note
Registrar of instructions from Euroclear or Clearstream (based on instructions from depositaries for Euroclear and Clearstream) or DTC, as the case may be, directing the Indenture Trustee and Note Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Note equal to the beneficial interest in the Permanent Regulation S Note to be exchanged or transferred (such instructions to contain information regarding the DTC Participant account to be credited with the increase, and, with respect to an exchange or transfer of an interest in the Permanent Regulation S Note, information regarding the DTC
Participant's account to be debited with the decrease), the Indenture Trustee and Note Registrar shall instruct DTC to reduce the Permanent Regulation S Note by the aggregate principal amount of the beneficial interest in the Permanent
Regulation S Note to be exchanged or transferred, and the Indenture Trustee shall instruct DTC, concurrently with the reduction, to increase the principal amount of the Rule 144A Note by the aggregate principal amount of the beneficial interest in the Permanent Regulation S Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in the instructions a beneficial interest in the Rule 144A Note equal to the reduction in the principal amount of the Permanent Regulation S Note.

          If a Series 2006-1 Noteholder holding a beneficial interest in the
Rule 144A Note wishes at any time to exchange its interest in the Rule 144A Note for an interest in a Permanent Regulation S Note, or to transfer its interest in the Rule 144A Note to a person who wishes to take delivery thereof in the form of an interest in the Permanent Regulation S Note, the Series 2006-1 Noteholder
may, subject to the rules and procedures of DTC, give directions for the
Indenture Trustee and Note Registrar to exchange or cause the exchange or transfer or cause the transfer of the interest for an equivalent beneficial interest in the Permanent Regulation S Note. Upon receipt by the Indenture
Trustee and Note Registrar of (a) instructions given in accordance with DTC's procedures from a DTC Participant directing the Indenture Trustee and Note
Registrar to credit or cause to be credited a beneficial interest in the
Permanent Regulation S Note in an amount equal to the beneficial interest in the
Rule 144A Note to be exchanged or transferred, (b) a written order given in accordance with DTC's procedures containing information regarding the account of the depositaries for Euroclear or Clearstream or another clearing agency participant, as the case may be, to be credited with the increase and the name of the account, and (c) required written certificates, given by the Series
2006-1 Noteholder and the proposed transferee of the interest, the Indenture
Trustee and Note Registrar shall instruct DTC to reduce the Rule 144A Note by the aggregate principal amount of the beneficial interest in the Rule 144A Note to be so exchanged or transferred and the Indenture Trustee and Note Registrar shall instruct DTC, concurrently with the reduction, to increase the principal amount of the Permanent Regulation S Note by the aggregate principal amount of the beneficial interest in the Rule 144A Note to be so exchanged or transferred,

                                       75

and to credit or cause to be credited to the account of the person specified in the instructions a beneficial interest in the Permanent Regulation S Note equal to the reduction in the principal amount of the Rule 144A Note.

          Notwithstanding anything to the contrary herein, an Initial Purchaser may transfer beneficial interests in the Temporary Regulation S Note held by it for interests in the Rule 144A Note only after delivery by such Initial
Purchaser of instructions to DTC for the transfer. Upon receipt of such instructions, the Indenture Trustee and Note Registrar shall instruct DTC to reduce the principal amount of the Temporary Regulation S Note to be so transferred and shall instruct DTC to increase the principal amount of the Rule
144A Note and credit or cause to be credited to the account of such Initial
Purchaser a beneficial interest in the Rule 144A Note having a principal amount equal to the amount by which the principal amount of the Temporary Regulation S
Note was reduced upon the transfer pursuant to the instructions provided in the first sentence of this paragraph.

          Global Notes and Definitive Notes may be exchanged or transferred for one another only in accordance with such procedures that are substantially consistent with the provisions of the three immediately preceding paragraphs
(including the certification requirements intended to ensure that the exchanges or transfers comply with Rule 144 or Regulation S, as the case may be) and as may be from time to time adopted by the Indenture Trustee.

          Book-Entry Registration

          Upon the issuance of the Series 2006-1 Notes, DTC or its custodian will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual beneficial interests represented by such
Global Notes to the accounts of persons who have accounts with DTC. Ownership of beneficial interests in a Global Note will be limited to DTC Participants or persons who hold interests through DTC Participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Owners of beneficial interest will not receive written confirmation from DTC of their purchase.

          To facilitate subsequent transfers, all Series 2006-1 Notes deposited by DTC Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested an authorized representative of DTC. The deposit of Series 2006-1 Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual owners of beneficial interest of the Series 2006-1 Notes; DTC's records reflect only the identity of the DTC Participant to whose accounts such Series 2006-1 Notes are credited, which may or may not be the owners of beneficial interest. The DTC
Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

          As long as DTC, or its nominee, is the registered owner or holder of a
Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or Series 2006-1 Noteholder represented by such Global Note for all purposes under the Indenture, the Series 2006-1 Supplement and the Series 2006-1
Notes. Unless (a) DTC notifies the Issuer that it is unwilling or unable to continue as depository for a Global Note, (b) the Issuer elects to terminate the book-entry system for the Series 2006-1 Notes, or (c) a Manager Default has
occurred and the Control Party certifies that continuation of a book-entry system through DTC (or its successor) is no longer in the best interests of the
Series 2006-1 Noteholders, owners of beneficial interests in the Global Note will not be entitled to have any portion of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Series
2006-1 Notes in definitive form and will not be considered to be the owners or
Series 2006-1 Noteholders under the Indenture, the Series 2006-1 Supplement or the Series 2006-1 Notes. Owners of beneficial interest are, however, expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the owners of beneficial interest entered into the transaction. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures (in addition to those under the Series 2006-1 Supplement and, if applicable, those of Clearstream and Euroclear).

          Investors may hold their interest in a Regulation S Global Note through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the Distribution Compliance Date, investors also may hold such interests through organizations other than Clearstream

                                       76

and Euroclear that are DTC Participants. Clearstream and Euroclear will hold interests in a Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which in turn will hold such interests in a Regulation
S Global Note in customers' accounts in the depositaries' names on the books of
DTC. Citibank, N.A. will initially act as depositary for Clearstream and
Euroclear Bank S.A./N.V. will initially act as depositary for Euroclear.
Investors may hold their interests in a Rule 144A Note directly through DTC, if they are DTC Participants, or indirectly through DTC Participants.

          Beneficial owners of an interest in a Global Note may experience some delay in their receipt of principal and interest distributions since such distributions will be forwarded to DTC and DTC will then forward such distributions to the DTC Participants, which in turn will forward them to their participants and so on until the beneficial owners receive such payments.
Neither the Indenture Trustee nor the Issuer will have any responsibility for or liability in connection with such process once the payments have been sent to
DTC. Neither the Issuer nor the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Subject to compliance with the transfer restrictions applicable to the
Series 2006-1 Notes described above, cross-market transfers between DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other hand, will be effected through DTC in accordance with
DTC rules on behalf of Clearstream or Euroclear, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Clearstream or Euroclear, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Clearstream or Euroclear, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the applicable
Regulation S Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.
Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries for Clearstream or Euroclear.

          Because of time zone differences, the securities account of a
Clearstream or Euroclear participant purchasing an interest in a Global Note from a DTC Participant will be credited during the securities settlement processing day (which must be a business day for Clearstream or Euroclear, as the case may be) immediately following the DTC settlement date, and such credit of any transactions in interests in a Global Note settled in Clearstream or
Euroclear as a result of sales of interests in a Global Note by or through a
Clearstream or Euroclear participant to a DTC Participant will be received with value on the DTC settlement date, but will be available in the relevant
Clearstream or Euroclear cash account only as of the Business Day following such settlement in DTC.

          All payments of principal and interest will be made by the Issuer in immediately available funds or the equivalent, as long as DTC continues to make its Same-Day Funds Settlement System available to the Issuer.

          Secondary trading in long-term certificates and debentures of corporate issuers generally is settled in clearinghouse or next day funds. In contrast, the Series 2006-1 Notes will trade in DTC's Same-Day Funds Settlement
System, and, therefore, any trading activity in the Series 2006-1 Notes will be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Series 2006-1 Notes.

          Redemption proceeds, distributions, and dividend payments on the
Series 2006-1 Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit
DTC Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the Issuer or the Administrative Agent on a Payment Date in
accordance with their respective holdings shown on DTC's records. Payments by
DTC Participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC Participant and not of DTC or its nominee, the Administrative Agent, or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of the Issuer or the

                                       77

Administrative Agent. Disbursement of such payments to DTC Participants will be the responsibility of DTC Participants and indirect participants. Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants
to indirect participants, and by DTC Participants and indirect participants to owners of beneficial interest will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices shall be sent to DTC. If less than all of the
Notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each DTC Participant to be redeemed.

          Transfers between DTC Participants will be effected in accordance with
DTC's rules and will be settled in same-day funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a Global
Note to such persons may be limited. As DTC can only act on behalf of DTC
Participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate of such interest.

          DTC has advised the Issuer that DTC will take any action permitted to be taken by a Series 2006-1 Noteholder (including the presentation of the Series
2006-1 Notes for exchange as described below) only at the direction of one or more DTC Participants to whose DTC account interests in the Global Notes are credited, and only in respect of such portion of the aggregate principal amount of the Series 2006-1 Notes as to which each such direct participant has given such direction. However, if there is a Manager Default and the Control Party of the Series 2006-1 Notes advises the Indenture Trustee and DTC, through DTC
Participants, in writing that continuation of a book-entry system through DTC
(or a successor) is no longer in the best interests of such holders of the
Series 2006-1 Notes, the Global Notes will be surrendered by DTC to the
Indenture Trustee, without charge and the Indenture Trustee will authenticate and deliver definitive certificates in exchange for such Global Notes. The definitive certificates shall be registered in such names as DTC shall direct in writing and will not be issuable in bearer form. The Definitive Notes, if representing interests in the Series 2006-1 Notes, will bear a legend as set forth in this Preliminary Offering Memorandum and in the Indenture.

          DTC may discontinue providing its services as security depository with respect to the Global Notes at any time by giving reasonable notice to the issues or the Administrative Agent. Under such circumstances, in the event that a successor securities depository is not obtained, the Global Notes are required to be printed and delivered.

          DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking organization" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the post-trade settlement of sales and other securities transactions among participants through electronic computerized book-entry transfers and pledges between the accounts of its participants, thereby eliminating the need for physical movement of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the
DTC system is available to others such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

          Neither DTC nor Cede & Co. (or any other DTC nominee) will consent or vote with respect to the Series 2006-1 Notes unless authorized by a DTC
Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to the Issuer as soon as possible after the record date
(identified in a listing attached to the omnibus proxy). The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the Series 2006-1 Notes are credited on the record date
(identified in a listing attached to the omnibus proxy).

          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in each Global Note among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the Indenture
Trustee or the Initial Purchasers will have any responsibility for the performance

                                       78

by DTC, Clearstream or Euroclear, or their respective participants or indirect participants, of their respective obligations under the rules and procedures governing their operations.

          The information in this section concerning DTC and DTC's book entry system has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.

DIAGRAM OF PAYMENT PRIORITIES FOR THE NOTES PRIOR TO AN EVENT OF DEFAULT OR
EARLY AMORTIZATION EVENT

          If neither an Early Amortization Event nor an Event of Default is then continuing, the Available Distribution Amount then on deposit in the Trust
Account shall be distributed to the following persons and in the following priority:

             ------------------------------------------------------

             1                Indenture Trustee Fees

             ------------------------------------------------------
                                        |
             ------------------------------------------------------

             2              Administrative Agent Fees

             ------------------------------------------------------
                                        |
             ------------------------------------------------------

             3 Management Fees and Excess Deposits in Trust Account

             ------------------------------------------------------
                                        |
             ------------------------------------------------------

             4       Reimbursement of Unpaid Manager Advances

             ------------------------------------------------------
                                        |
             ------------------------------------------------------

             5                  Issuer's Expenses

             ------------------------------------------------------
                                        |
             ------------------------------------------------------

             6               Series Enhancer Premiums

             ------------------------------------------------------
                                        |
             ------------------------------------------------------

             7         Priority Payments and Hedge Payments

             ------------------------------------------------------
                                        |
             ------------------------------------------------------

             8                Restricted Cash Amount

             ------------------------------------------------------
                                        |
             ------------------------------------------------------

             9           Minimum Principal Payment Amount

             ------------------------------------------------------
                                        |
             ------------------------------------------------------

             10          Scheduled Principal Payment Amount

             ------------------------------------------------------
                                        |
             ------------------------------------------------------

             11        Supplemental Principal Payment Amount

             ------------------------------------------------------
                                        |
             ------------------------------------------------------

             12    On a pro rata basis, (a) Other Hedge Payments
                  and Termination Payments (except Termination
                 Payments caused by Hedge Counterparty's breach)
                  and (b) other Noteholder and Series Enhancer
                    interest and indemnity amounts and Excess
                             Indenture Trustee Fees

             ------------------------------------------------------
                                        |
             ------------------------------------------------------

             13     On a pro rata basis, unpaid Hedge Payments

             ------------------------------------------------------
                                        |
             ------------------------------------------------------

             14    Indemnity Payments to Officers and Directors

             ------------------------------------------------------
                                        |
             ------------------------------------------------------

             15          Excess Cash Distributed to Issuer

             ------------------------------------------------------

For a more detailed description, see "-- Flow of Funds" below.

INTEREST PAYMENTS ON THE SERIES 2006-1 NOTES

          Interest will be due and payable on each Series 2006-1 Note on each
Payment Date in an amount equal to the Series 2006-1 Note Interest Payment. See
"Summary -- Interest Payments on the Series 2006-1 Notes" and"Description of the
Series 2006-1 Notes and the Indenture -- Flow of Funds."

PRINCIPAL PAYMENTS ON THE SERIES 2006-1 NOTES

          On each Payment Date, the Issuer will, to the extent the Available
Distribution Amount is sufficient and in accordance with the payment priorities set forth in the Indenture, pay the principal balance of the Series 2006-1 Notes in an amount equal to the Minimum Principal Payment Amount for the Series 2006-1
Notes and the Scheduled Principal Payment Amount for the Series 2006-1 Notes.
See "Summary -- Principal Payments on the Series 2006-1 Notes" and "Description
of the Series 2006-1 Notes and the Indenture -- Flow of Funds."

SERIES ENHANCEMENT

          The Series 2006-1 Notes will be insured by the Policy pursuant to the terms set forth therein. All amounts received under the Policy shall be used solely for the payment when due to the Series 2006-1 Noteholders of the Insured
Amounts.

          On each Determination Date, the Indenture Trustee will determine, with respect to the immediately following Payment Date, based solely on the information contained in the Manager Report, whether there exists a

                                       79

Deficiency Amount. If there exists a Deficiency Amount which is an Insured
Amount under the Policy with respect to a Payment Date, the Indenture Trustee will complete a notice in the form attached to the Policy and submit such claim for such Insured Amount to the Series Enhancer in accordance with the terms of the Policy on the Determination Date preceding such Payment Date. Any payment made by the Series Enhancer under the Policy shall be applied solely to the payment of principal or interest (other than Default Fees) on the Series 2006-1
Notes subject to the terms of the Policy.

          The Indenture Trustee will (i) receive Insured Amounts as attorney in fact of each of the Series 2006-1 Noteholders and (ii) disburse such Insured
Amounts directly to the Series 2006-1 Noteholders. The Issuer will agree for the benefit of the Series Enhancer (and each Series 2006-1 Noteholder, by acceptance of its Series 2006-1 Notes, will be deemed to have agreed) that, without limiting any other rights of the Series Enhancer, to the extent the Series
Enhancer pays, or causes to be paid, Insured Amounts, either directly or indirectly (as by paying through distribution to the Indenture Trustee), to the
Series 2006-1 Noteholders, the Series Enhancer will be entitled to receive the related Reimbursement Amount as described under "Summary -- Distributions from the Series 2006-1 Series Account" in lieu of the Series 2006-1 Noteholders and will be subrogated to their payment rights thereunder.

          Any payment with respect to the principal of or interest on the Series
2006-1 Notes which is made with monies received pursuant to the terms of the
Policy shall not be considered payment by the Issuer of the Series 2006-1 Notes, shall not discharge the Issuer in respect of its obligation to make such payment, and shall not result in the payment of, or the provision for the payment of, the principal of or interest on, the Series 2006-1 Notes for purposes of the Series 2006-1 Supplement or of the Indenture; provided, however, that notwithstanding any failure of the Issuer to pay any such amounts, to the extent such payment is made with monies received pursuant to the terms of the
Policy, the Series 2006-1 Noteholders may not institute any proceeding with respect to the Series 2006-1 Supplement or any other Transaction Document, or exercise any other remedy thereunder without the prior written consent of the
Series Enhancer. The Issuer and the Indenture Trustee will acknowledge that, without the need for any further action on the part of the Series Enhancer, the
Issuer, the Indenture Trustee or the Note Registrar, (i) to the extent the
Series Enhancer makes payments, directly or indirectly, on account of principal of, or interest on, the Series 2006-1 Notes to the Series 2006-1 Noteholders,
the Series Enhancer will be fully subrogated to the rights of such Series 2006-1
Noteholders to receive such principal and interest (including Default Fees) from the Issuer, and (ii) the Series Enhancer shall be paid such principal and interest in its capacity as partial subrogee of the Series 2006-1 Noteholders, but only from the sources and in the manner provided in the Series 2006-1
Supplement for the payment of such principal and interest.

          As long as no Series Enhancer Default shall have occurred and is continuing, the Series Enhancer will have the right of prior approval of amendments, waivers or supplements to the Series 2006-1 Transaction Documents available to the Series 2006-1 Noteholders thereunder and of the exercise of any option, vote, right, power or the like available to the Series 2006-1
Noteholders thereunder. Nothing contained in this paragraph shall vitiate the right of a Series 2006-1 Noteholder to consent to any amendment of the type set forth in Section 1002(a) of the Indenture.

          In the event that a Preference Amount is payable under the Policy, the
Indenture Trustee will so notify the Series Enhancer, will comply with the provisions of the Policy to obtain payment by the Series Enhancer of such
Preference Amount at the earliest possible date, and will, at the time it provides notice to the Series Enhancer, notify the Series 2006-1 Noteholders by mail that, in the event that any Series 2006-1 Noteholder's payment is so recoverable, the Indenture Trustee on behalf of such Series 2006-1 Noteholder will be entitled to payment thereof pursuant to the terms of the Policy.

          Without limiting any rights of the Series Enhancer under the Policy or any other Series 2006-1 Transaction Document, and without modifying or otherwise affecting any terms or conditions of the Policy, each Series 2006-1 Noteholder, by its purchase of the Series 2006-1 Notes, and the Indenture Trustee will agree that, the Series Enhancer (so long as no Series Enhancer Default exists) may at any time during the continuation of any proceeding relating to a Preference
Amount direct all matters relating to such Preference Amount, including, without limitation, (i) the direction of any appeal of any order relating to any
Preference Amount and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, and without limitation of the foregoing, the Series Enhancer will be subrogated to the rights of the Indenture
Trustee and each such Series 2006-1 Noteholder, in the conduct of any proceeding with respect to any such Preference Amount, including, without limitation, all rights

                                       80

of any party to an adversary proceeding action with respect to any order issued in connection with any such Preference Amount. Insured Amounts paid by the
Series Enhancer to the Indenture Trustee will be received by the Indenture
Trustee, as agent to the Series 2006-1 Noteholders. The Indenture Trustee, as
agent to the Series 2006-1 Noteholders, will acknowledge and affirm in the
Series 2006-1 Supplement that the Series Enhancer will be fully subrogated to the rights of the Series 2006-1 Noteholders to any monies paid or payable in respect of the Series 2006-1 Notes to the extent of any payment made by the
Series Enhancer pursuant to the terms of the Policy, and any interest (including
Repayment Amounts consisting of interest on any Repayment Amount) due thereon.

          Notwithstanding the foregoing, in the event that payments on the
Series 2006-1 Notes are accelerated, such accelerated payments will not be covered by the Series Enhancer under the Policy, unless the Series Enhancer shall elect to make such accelerated payments in accordance with and subject to the terms of the Policy.

          The Indenture Trustee will be entitled to enforce on behalf of the
Series 2006-1 Noteholders the obligations of the Series Enhancer under the
Policy. The Series 2006-1 Noteholders are not entitled to make any claims under the Policy or institute proceedings directly against the Series Enhancer.

VOLUNTARY PRINCIPAL PREPAYMENTS

          So long as no Early Amortization Event is then continuing, the Issuer may, from time to time, make an optional Prepayment of principal of the Notes of a Series at the times, in the amounts and subject to the conditions and limitations set forth in the Supplement for the Series of Notes to be prepaid.
In the event that the Issuer makes a Prepayment of less than all of the aggregate unpaid principal balance of any Series of Term Notes in accordance with the provisions of the Indenture, then the Issuer will promptly thereafter recalculate the Minimum Principal Payment Amount and Scheduled Principal Payment
Amount for each future Payment Date such that, after giving effect to such adjustment, the Minimum Principal Payment Amounts and Scheduled Principal
Payment Amounts for all subsequent Payment Dates for such Series of Term Notes shall be reduced by an amount equal to the quotient of (i) the aggregate amount of the Prepayment actually received by the Noteholders of such Series divided by
(ii) the number of remaining Payment Dates to and including, (A) the Legal Final
Maturity Date (with respect to the Minimum Principal Payment Amount) or (B) the
Expected Final Maturity Date (with respect to the Scheduled Principal Payment
Amount), for such Series of Notes. See "Summary -- Principal Payments on the
Series 2006-1 Notes" for a description of principal Prepayments on the Series
2006-1 Notes. The Issuer will agree not to make voluntary Prepayments on the
Series 2006-1 Notes prior to the Payment Date in April 2008; provided that this shall not restrict repayments of principal on the Series 2006-1 Notes contemplated under "Description of the Series 2006-1 Notes and the Indenture --
Flow of Funds."

VOTING RIGHTS

          Subject to certain exceptions, the Series Enhancer (or, if a Series
Enhancer Default is continuing, Holders of Series 2006-1 Notes representing in aggregate more than 50% of the Aggregate 2006-1 Note Principal Balance) may take certain actions, or direct certain actions to be taken, under the Series 2006-1
Supplement. However, under certain circumstances, the consent or approval of the
Control Party or Control Parties representing more than a specified percentage of the Existing Commitments of all Series of Outstanding Notes (i.e., the
Requisite Global Majority) will be required to direct certain actions, including requiring the appointment of a successor manager following a Manager Default and amending the Indenture under certain circumstances. See "Summary - Requisite
Global Majority" for a summary of the procedures to determine the Requisite
Global Majority.

THE TRUST ACCOUNT

          In accordance with the Indenture, the Issuer has established and maintains a Trust Account at the Corporate Trust Office in trust for the
Indenture Trustee, for the benefit of the Holders of all Outstanding Notes, each
Hedge Counterparty and each related Series Enhancer. The Issuer shall cause TAL to deposit into the Trust Account all amounts representing Estimated Net
Operating Income in respect of any Managed Container (at the times and in the amounts specified in the Management Agreement), Manager Advances, all amounts received by the Issuer pursuant to the terms of any Hedge Agreements, and other payments specified to be deposited therein pursuant to the Indenture and the other Transaction Documents. As long as no Manager Default shall have occurred and been

                                       81

continuing for a period in excess of thirty (30) days, TAL may deduct a pro rata portion of the Management Fee from each such deposit in accordance with the terms of the Management Agreement.

RESTRICTED CASH ACCOUNT AND SERIES ACCOUNTS

          The Issuer has established and maintains at the Corporate Trust Office of the Indenture Trustee, in the name of the Issuer, a Restricted Cash Account, which Restricted Cash Account has been pledged to the Indenture Trustee for the benefit of the Holders of Outstanding Notes of each Series and each related
Series Enhancer for such Series. On the Issuance Date for the Series 2006-1
Notes, the Issuer will have deposited, or have caused to be deposited, the
Restricted Cash Amount in the Restricted Cash Account and additional amounts will be deposited in the Restricted Cash Account in accordance with the
Indenture. Any and all monies on deposit in the Restricted Cash Account shall be invested in Eligible Investments in accordance with the Indenture and shall be distributed in accordance with the Indenture.

          On each Payment Date, the Indenture Trustee shall, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the Administrative Agent), deposit in the Trust
Account for distribution in accordance with "Description of the Series 2006-1
Notes and the Indenture -- Flow of Funds" the excess, if any, of (i) the amounts then on deposit in the Restricted Cash Account (after giving effect to any withdrawals therefrom on such Payment Date), over (ii) an amount equal to the
Restricted Cash Amount for such Payment Date. On the Legal Final Maturity Date for the Series with the latest Legal Final Maturity Date, any remaining funds in the Restricted Cash Account will be deposited in the Trust Account and, subject to the limitations set forth in the relevant Supplement, distributed in accordance with "Description of the Series 2006-1 Notes and the Indenture --
Flow of Funds."

          The Issuer has established and maintains with the Indenture Trustee, in the name of the Issuer, for each Series, a Series Account at the Corporate
Trust Office for the benefit of the Holders of Outstanding Notes of each Series and each related Series Enhancer for such Series. On each Determination Date, the Indenture Trustee will, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the
Administrative Agent), withdraw from the Restricted Cash Account and deposit into the Series Account for each Series an amount equal to the Deficiency Amount
(determined after giving effect to all other deposits to the Series Account for such Series (other than funds transferred from the Restricted Cash Account)) on or prior to such Determination Date. Such amounts transferred to the Series
Account pursuant to the Indenture and the related Supplement may only be used to pay amounts specified in the definition of "Permitted Payment Date Withdrawals."
If such amount on deposit in the Restricted Cash Account on a Determination Date
is not sufficient to pay in full the aggregate Permitted Payment Date
Withdrawals, then the amount of funds then available in the Restricted Cash
Account will be allocated among the various Series on a pro rata basis in proportion to the amount of their respective Permitted Payment Date Withdrawals.

TEMPORARY LOSS ACCOUNT

          The Issuer shall establish on or prior to the Restatement Effective
Date, and shall maintain so long as any Outstanding Obligation remains unpaid, the Temporary Loss Account in the name of the Issuer with separate sub-accounts for proceeds of Casualty Losses and for proceeds of sales of Collateral pursuant to the Indenture, which account shall be held by the Indenture Trustee for the benefit of the Noteholders of all Series of Notes and each Series Enhancer pursuant to the terms of the Indenture and the related Supplements. Any and all monies remitted by the Issuer to the Temporary Loss Account, together with any
Eligible Investments in which such monies are or will be invested or reinvested, shall be held in the Temporary Loss Account. Upon receipt by the Issuer of proceeds of Casualty Losses or such sales of Collateral, in each case giving rise to any Temporary Loss Amount, the Issuer shall deposit, or cause to be deposited, the Temporary Loss Amount into the Temporary Loss Account. Any and all monies remitted by the Indenture Trustee to the Temporary Loss Account shall be invested in Eligible Investments in accordance with the Indenture and shall be disbursed in accordance with "Description of the Series 2006-1 Notes and the
Indenture -- Flow of Funds."

          Without limiting the investment of such funds in Eligible Investments discussed above under "-- Temporary Loss Account," all funds on deposit in the
Temporary Loss Account shall be held or applied as follows:

                                       82

          (i) if an Early Amortization Event or an Event of Default has occurred and is continuing on any Payment Date, deposited into the Trust Account and applied in accordance with "Description of the Series 2006-1 Notes and the
Indenture -- Flow of Funds After an Early Amortization Event or an Event of
Default and Prior to an Acceleration of the Notes" or "-- Flow of Funds After an
Acceleration of the Notes Following an Event of Default," as applicable;

          (ii) if no Early Amortization Event or Event of Default has occurred on the date of such application, then, at the sole discretion of the Issuer, funds on deposit in the Temporary Loss Account may be applied (A) as long as no event or condition has occurred that with the giving of notice or the passage of time or both, would constitute either an Early Amortization Event or Event of
Default, to purchase Containers in accordance with the Contribution and Sale
Agreement that upon transfer to the Issuer will be Eligible Containers, or (B)
to make prepayments of Outstanding Obligations on any Series of Notes;

          (iii) investment earnings of funds on deposit in the Temporary Loss
Account shall be deposited into the Trust Account and applied in accordance with
"Description of the Series 2006-1 Notes and the Indenture -- Flow of Funds;" and

          (iv) in all other circumstances, funds on deposit in the Temporary
Loss Account will remain in the Temporary Loss Account.

          Other than in accordance with the provisions of clauses (i) through
(iv) above, amounts on deposit in the Temporary Loss Account will not be available to pay Outstanding Obligations prior to the Legal Final Maturity Date for the Series with the latest Legal Final Maturity Date. In the event that funds on deposit in the Temporary Loss Account are applied to the repayment of
Outstanding Obligations on any Series of Notes in accordance with the provisions of clause (ii)(B) above, then all future Minimum Targeted Principal Balances and
Scheduled Targeted Principal Balances will be adjusted in an equal amount such that any remaining principal on the date of such prepayment will be payable on a straight-line basis to the Legal Final Maturity Date and the Expected Final
Maturity Date, respectively, of such Series.

          On the Legal Final Maturity Date for the Series with the latest Legal
Final Maturity Date, any remaining funds in the Temporary Loss Account shall be deposited in the Trust Account and distributed in accordance with "Description of the Series 2006-1 Notes and the Indenture -- Flow of Funds."

INVESTMENT OF MONEY HELD IN ACCOUNTS

          The Indenture Trustee will, at the direction of the Issuer, invest amounts in the Trust Account, the Restricted Cash Account, the Temporary Loss
Account and any Series Account in Eligible Investments that shall mature or shall be payable on demand not later than the Business Day immediately preceding the next succeeding Payment Date. Any earnings from such investments will be retained in the respective account to be distributed in accordance with the terms of the Indenture or any related Supplement. The Indenture Trustee shall not be liable or responsible for losses on any investments made by it pursuant to the terms of the Indenture.

FLOW OF FUNDS

          On each Determination Date, the Issuer will cause TAL, pursuant to the
Management Agreement, to prepare and deliver to the Indenture Trustee all calculations and allocations required by the Manager Report. On each Payment
Date, the Indenture Trustee, based on the Manager Report, will distribute funds in an amount equal to the Available Distribution Amount in accordance with the order of priority set forth below. In the absence of any Manager Report, the
Indenture Trustee will distribute all funds available for distribution in accordance with written instructions from the Administrative Agent (with a copy to the Issuer, each Series Enhancer and each Hedge Counterparty) and will hold until delivery of such Manager Report (i) any funds otherwise payable due to the
Issuer and (ii) any other amounts which the Administrative Agent is unable to ascertain or allocate to a specific payment priority set forth herein.

                                       83

          FLOW OF FUNDS PRIOR TO AN EARLY AMORTIZATION EVENT AND AN EVENT OF
DEFAULT

          If neither an Early Amortization Event nor an Event of Default is then continuing, the Available Distribution Amount then on deposit in the Trust
Account shall be distributed to the following persons and in the following priority:

     (1) To the Indenture Trustee, all the Indenture Trustee's Fees then due and payable for all Series then Outstanding (subject to the per annum dollar limitation in the Indenture);

     (2) To the Administrative Agent, the Administrative Agent Fees then due and payable;

     (3) To the Manager, an amount equal to the sum of: (i) the Management Fee then due and payable, (ii) the amount of any Management Fee Arrearage, and
     (iii) any Excess Deposit then due and payable, but in each case only to the extent not previously withheld by the Manager in accordance with the terms of the Transaction Documents;

     (4) To the Manager, reimbursement for any Manager Advances;

     (5) To the Persons entitled thereto: (i) any auditing, accounting and related fees then due and payable which are classified as an Issuer Expense and (ii) any other Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (5) in any calendar year would not exceed one million dollars ($1,000,000);

     (6) To each Series Enhancer, pro rata based on the amount of Premiums then due and payable, the amount of any Premium then due and payable pursuant to the terms of each applicable Enhancement Agreement;

     (7) To each of the following on a pro rata basis: (i) to each Series
     Account for each Series of Notes then Outstanding, an amount equal to the
     Priority Payments for each such Series and (ii) to each Hedge Counterparty, the amount of any scheduled payments (but excluding termination payments)
     then due and payable pursuant to the terms of any Hedge Agreement then in effect, provided that if sufficient funds do not exist to pay in full all such Priority Payments, such amounts shall be allocated among all Series of
     Notes in the same proportion as the ratio of (x) the Priority Payments of a particular Series of Notes then Outstanding on such Payment Date to (y) the sum of the Priority Payments for all Series of Notes then Outstanding on such Payment Date;

     (8) To the Restricted Cash Account, an amount sufficient so that the total amount on deposit therein, is equal to the Restricted Cash Amount for such
     Payment Date;

     (9) To each Series Account for each Series of Notes then Outstanding, all
     Minimum Principal Payment Amounts for each such Series;

     (10) To each Series Account for each Series of Notes then Outstanding, all
     Scheduled Principal Payment Amounts for each such Series;

     (11) To each Series Account for each Series of Notes then Outstanding, an amount equal to the Supplemental Principal Payment Amounts for each Series
     (subject to the terms of the Indenture);

     (12) To each of the following on a pro rata basis: (i) to each Hedge
     Counterparty, the amount of any unpaid payments then due and payable
     (including termination payments but excluding (x) any payments made pursuant to clause (7) above and (y) termination payments resulting from the breach of the applicable Hedge Agreement by such Hedge Counterparty)
     pursuant to the terms of any Hedge Agreement then in effect, (ii) to the
     Noteholders and any Series Enhancer, any interest payments on the Notes not paid pursuant to clause (7) above and any Indemnity Amounts or other amounts then due and payable to the Noteholders and each Series Enhancer and (iii) to the Indenture Trustee, any Indenture Trustee's Fees then due and payable, after giving effect to the payment made pursuant to clause (1)
     above but not subject to the per annum dollar limitation in the Indenture;

     (13) To each Hedge Counterparty, on a pro rata basis, the amount of any unpaid payments then due and payable (including termination payments resulting from the breach of the applicable Hedge

                                       84

     Counterparty but excluding any payments made pursuant to clause (7) or (12)
     above) pursuant to the terms any Hedge Agreement then in effect;

     (14) To each of the following on a pro rata basis: (i) to the Issuer, the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (ii) to the
     Manager, the amount of any officer and director indemnity payments required to be made by the Manager; and

     (15) To the Issuer, any remaining Available Distribution Amount which may be used by the Issuer for any purpose, including, without limitation, general corporate purposes, the distribution of dividends, repayment of debt, paying fees and expenses or any other purpose in the sole discretion of the Issuer.

See "-- Allocation of Funds among Series and Classes" for a description of the payment priorities among various Series.

          FLOW OF FUNDS AFTER AN EARLY AMORTIZATION EVENT OR AN EVENT OF
DEFAULT AND PRIOR TO AN ACCELERATION OF THE NOTES

          If an Early Amortization Event but no Event of Default is then continuing (or an Event of Default has occurred but the Notes have not been accelerated in accordance with the Indenture), the Available Distribution Amount then on deposit in the Trust Account shall be distributed to the following persons and in the following priority:

     (1) To the Indenture Trustee, all the Indenture Trustee's Fees then due and payable for all Series then Outstanding (subject to the per annum dollar limitation in the Indenture);

     (2) To the Administrative Agent, the Administrative Agent Fees then due and payable;

     (3) To the Manager, an amount equal to the sum of: (i) the Management Fee then due and payable, (ii) the amount of any Management Fee Arrearage, and
     (iii) any Excess Deposit then due and payable, but in each case only to the extent not previously withheld by the Manager in accordance with the terms of the Transaction Documents;

     (4) To the Manager, reimbursement for any Manager Advances;

     (5) To the Persons entitled thereto: (i) any auditing, accounting and related fees then due and payable which are classified as an Issuer Expense and (ii) any other Issuer Expenses, so long as the aggregate amount paid pursuant to this clause (5) in any calendar year would not exceed one million dollars ($1,000,000);

     (6) To each Series Enhancer, pro rata based on the amount of Premiums then due and payable, the amount of any Premium then due and payable pursuant to the terms of each applicable Enhancement Agreement;

     (7) To each of the following on a pro rata basis: (i) to each Series
     Account for each Series of Notes then Outstanding, an amount equal to the
     Priority Payments (including reimbursements and interest thereon payable to any related Series Enhancer) for each such Series and (ii) to each Hedge
     Counterparty, the amount of any scheduled payments (but excluding termination payments) then due and payable pursuant to the terms of any
     Hedge Agreement then in effect; provided that if sufficient funds do not exist to pay in full all such Priority Payments, such amounts shall be allocated among all Series of Notes in the same proportion as the ratio of
     (x) the Priority Payments of a particular Series of Notes then Outstanding on such Payment Date to (y) the sum of the Priority Payments for all Series
     of Notes then outstanding on such Payment Date;

     (8) To the Restricted Cash Account, an amount sufficient so that the total amount on deposit therein is equal to the Restricted Cash Amount for such
     Payment Date;

     (9) To each Series Account for each Series of Notes then Outstanding, all
     Minimum Principal Payment Amounts for each such Series;

     (10) To each Series Account for each Series of Notes then Outstanding, all
     Scheduled Principal Payment Amounts for each such Series;

                                       85

     (11) To each Series of Notes then Outstanding, pro rata based on unpaid principal amounts, all remaining Available Distribution Amount until all
     Series of Notes have been paid in full;

     (12) To each of the following on a pro rata basis: (i) to each Hedge
     Counterparty, on a pro rata basis, the amount of any other unpaid amounts owing by the Issuer (including termination payments but excluding (x) any payments made pursuant to clause (7) above and (y) termination payments resulting from the breach of the applicable Hedge Agreement by such Hedge
     Counterparty) then due and payable pursuant to the terms of any Hedge
     Agreement then in effect, (ii) to the Indenture Trustee, any Indenture
     Trustee's Fees then due and payable, after giving effect to the payment made pursuant to clause (1) above but not subject to the per annum dollar limitation in the Indenture, and (iii) to each Series Account, the following amounts: (A) for each Series of Notes then Outstanding, an amount equal to any increased costs, funding costs, breakage costs, taxes, other indemnification payments and any other unpaid Reimbursement Amount then due and owing to the related Series Enhancer pursuant to the terms of the related Enhancement Agreement and the Transaction Documents for such Series pro rata based on such amounts due for such Series of Notes then
     Outstanding and (B) an amount equal to any Default Fee or any other amounts then due and owing to the Noteholders pursuant to the terms of the related
     Supplement, plus indemnity payments, increased costs and taxes pro rata based on such amounts due for such Series of Notes then Outstanding;

     (13) To each Hedge Counterparty, on a pro rata basis, the amount of any unpaid payments then due and payable (including termination payments resulting from the breach of the applicable Hedge Agreement by such Hedge
     Counterparty but excluding any payments made pursuant to clause (7) or (12)
     above) pursuant to the terms of any Hedge Agreement then in effect;

     (14) To each of the following on a pro rata basis: (i) to the Issuer, the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer and (ii) to the
     Manager, the amount of any officer or director indemnity payments required to be made by the Manager; and

     (15) To the Issuer, any remaining Available Distribution Amount which may be used by the Issuer for any purpose, including, without limitation, general corporate purposes, the distribution of dividends, repayment of debt, paying fees and expenses or any other purpose in the sole discretion of the Issuer.

See "-- Allocation of Funds among Series and Classes" herein for a description of the payment priorities among various Series.

          FLOW OF FUNDS AFTER AN ACCELERATION OF THE NOTES FOLLOWING AN EVENT OF
DEFAULT

          If the Notes of all Series have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded or annulled, all amounts collected by the Indenture Trustee, including the amounts then on deposit in the Trust Account, shall be distributed to the following persons and in the following priority:

     (1) To the Indenture Trustee, all the Indenture Trustee's Fees then due and payable for all Series then Outstanding subject to the per annum dollar limitation in Indenture, plus any costs incurred by the Indenture Trustee in enforcing any of the rights of the Indenture Trustee or the Noteholders under the Indenture or under any of the other Transaction Documents;

     (2) To the Administrative Agent, the Administrative Agent Fees then due and payable;

     (3) To the Manager, an amount equal to the sum of: (i) the Management Fee then due and payable, (ii) the amount of any Management Fee Arrearage, and
     (iii) any Excess Deposit then due and payable, but in each case only to the extent not previously withheld by the Manager in accordance with the terms of the Transaction Documents;

     (4) To the Manager, the reimbursement for any Manager Advances;

     (5) To the Persons entitled thereto: (i) auditing, accounting and related fees then due and payable which are classified as an Issuer Expense, and
     (ii) any other Issuer Expenses, so long as the aggregate amount paid pursuant to this clause (5) in any calendar year would not exceed one million dollars ($1,000,000);

                                       86

     (6) To each Series Enhancer, on a pro rata basis, based on the amount of
     Premiums then due and payable, the amount of any Premium then due and payable pursuant to the terms of each applicable Enhancement Agreement;

     (7) To each of the following on a pro rata basis: (i) to each Series
     Account for each Series of Notes then Outstanding, on a pro rata basis, an amount equal to the Priority Payments for each such Series and (ii) to each
     Hedge Counterparty, the amount of any scheduled payments (but excluding termination payments) then due and payable pursuant to the terms of any
     Hedge Agreement then in effect. If sufficient funds do not exist to pay in full all such Priority Payments, such amounts shall be allocated among all
     Series of Notes in the same proportion as the ratio of (x) the Priority
     Payments of a particular Series of Notes then Outstanding on such Payment
     Date to (y) the sum of the Priority Payments for all Series of Notes then
     Outstanding at such Payment Date;

     (8) To pay each of the amounts set forth in clause (i) and (ii) on a pro rata and a pari passu basis (based on amounts then due): (i) to each Series
     Account, the then unpaid principal balance of the related Notes (pro rata based on the amounts unpaid on the date on which such Event of Default first occurs) (including Reimbursement Amounts payable in respect thereof to the Series Enhancer), and (ii) to each Hedge Counterparty, the remaining amounts (excluding termination payments resulting from the breach of the applicable Hedge Agreement by such Hedge Counterparty) then due and payable under the related Hedge Agreement (on a pro rata basis), until such amounts are paid in full;

     (9) To the Series Account for each Series of Notes then Outstanding, on a pro rata basis, an amount equal to all other amounts then due and payable to the Noteholders of such Series and the related Series Enhancer, if any, including, without limitation, Default Fees, increased costs, taxes and indemnity payments identified in the related Supplement;

     (10) To each Hedge Counterparty, on a pro rata basis, all remaining amounts then due and owing (after giving effect to the amounts paid pursuant to clauses (7) and (8) above);

     (11) To the Indenture Trustee, any Indenture Trustee's Fees then due and payable, after giving effect to the payment made pursuant to clause (1)
     above but not subject to the per annum dollar limitation in the Indenture;

     (12) To the Issuer, the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer;

     (13) To the Manager, the amount of any officer and director indemnity payments required to be made by the Manager; and

     (14) To the Issuer, any remaining monies which may, any provision in the
     Transaction Documents to the contrary notwithstanding, be used by the
     Issuer for any purpose, including, without limitation, general corporate purposes, the distribution of dividends, repayment of debt, paying fees and expenses or any other purpose in the sole discretion of the Issuer.

          The Noteholders of each Series shall have the right to receive, to the extent necessary to make the required payments with respect to the Notes of such
Series at the times and in the amounts specified in the related Supplement, (i)
the portion of Collections allocable to Noteholders of such Series pursuant to the Indenture and the relevant Supplement, (ii) funds on deposit in the Trust
Account (subject to the priorities set forth herein) and the Restricted Cash
Account, and (iii) funds on deposit in any Series Account for such Series or payable with respect to any Series Enhancement for such Series. The Policy constitutes a Series Enhancement with respect to the Notes.

DISTRIBUTIONS FROM THE SERIES 2006-1 SERIES ACCOUNT

On each Payment Date and on each other date on which any payment is to be made with respect to the Series 2006-1 Notes, the Indenture Trustee shall distribute funds then on deposit in the Series 2006-1 Series Account as described under
"Summary -- Distributions from the Series 2006-1 Series Account."

                                       87

ALLOCATION OF FUNDS AMONG SERIES AND CLASSES

          If on any Payment Date described in "Description of the Series 2006-1
Notes and the Indenture -- Flow of Funds -- Flow of Funds Prior to an Early
Amortization Event and an Event of Default," there are not sufficient funds to pay, in full, the Minimum Principal Payment Amounts and/or Scheduled Principal
Payment Amounts owing to all Series of Notes then Outstanding, as the case may be, then, subject to the priority of payments set forth in "Description of the
Series 2006-1 Notes and the Indenture -- Flow of Funds -- Flow of Funds Prior to
an Early Amortization Event and an Event of Default," any such principal payments having the same payment priority will be paid, in full, to the Series first issued (based on their respective dates of issuance or Conversion Dates, as applicable) in chronological order based on their respective dates of issuance or Conversion Dates, as applicable. For purposes of this section only, any Series which was originally designated as a Warehouse Note and is subsequently considered to be a Series of Term Notes due to the occurrence of the Conversion Date for such Series will be deemed to have an Issuance Date equivalent to its Conversion Date. If two or more Series of the Notes were issued on the same date or have the same Conversion Date, then principal payments having the same payment priority will be allocated among each such
Series, on a pro rata basis, based on the principal payments then due with respect to such Series. If on any Payment Date described in "Description of the
Series 2006-1 Notes and the Indenture -- Flow of Funds -- Flow of Funds After an
Early Amortization Event or an Event of Default and Prior to an Acceleration of
the Notes," there are not sufficient funds to pay, in full, the Minimum
Principal Payment Amounts owing to all Series of Notes then Outstanding, then amounts available for payment of Minimum Principal Payment Amounts pursuant to the priority of payments set forth in "Description of the Series 2006-1 Notes and the Indenture -- Flow of Funds -- Flow of Funds After an Early Amortization
Event or an Event of Default and Prior to an Acceleration of the Notes" will be allocated among all Series of Notes for which Minimum Principal Payment Amounts are owing on such Payment Date on a pro rata basis, calculated based on the amount of the Minimum Principal Payment Amounts then owing to each such Series.
If on any Payment Date described in "Description of the Series 2006-1 Notes and the Indenture -- Flow of Funds -- Flow of Funds After an Early Amortization
Event or an Event of Default and Prior to an Acceleration of the Notes," there are not sufficient funds to pay, in full, all Scheduled Principal Payment
Amounts owing to all Series of Notes then Outstanding, then amounts available for the payment of Scheduled Principal Payment Amounts pursuant to the priority of payments set forth in "Description of the Series 2006-1 Notes and the
Indenture -- Flow of Funds -- Flow of Funds After an Early Amortization Event or
an Event of Default and Prior to an Acceleration of the Notes" will be allocated among all Series of Notes for which Scheduled Principal Payment Amounts are owing on such Payment Date on a pro rata basis, calculated based on the amount of the Scheduled Principal Payment Amounts then owing to each such Series.

          If any Series has more than one Class of Outstanding Notes, then the
Available Distribution Amount shall be calculated without regard to the payment priorities of the Classes of Notes within such Series. Once the Available
Distribution Amount has been allocated to each Series, then the portion of the
Available Distribution Amount allocable to such Series shall be paid to each
Class of Noteholders of such Series in accordance with the priority of payments set forth in the related Supplement.

          Interest and other Priority Payments owing in respect of different
Series will be allocated pro rata as described in "-- Flow of Funds" above.

EARLY AMORTIZATION EVENTS

The existence of any one of the following events constitutes an "Early
Amortization Event:"

     (1) the occurrence of (i) an Event of Default, or (ii) a breach by the
     Seller of any of its obligations under the Contribution and Sale Agreement or any other Transaction Document to which it is a party, which breach materially and adversely affects the interests of any Noteholder or Series
     Enhancer (if such Series Enhancer is then the Control Party for a Series of
     Outstanding Notes or shall have made an unreimbursed payment on its Policy)
     and which continues, if curable, for sixty (60) days after the occurrence of such breach;

     (2) a Manager Default shall have occurred and then be continuing;

     (3) if on any Payment Date, the Aggregate Note Principal Balance exceeds the Asset Base, and such condition

                                       88

     remains unremedied for a period of thirty (30) days;

     (4) if as of any Payment Date, the Asset Base is less than $400,000,000;

     (5) as of any Payment Date, the Issuer EBIT to Issuer Cash Interest Expense
     Ratio shall be less than 1.1 to 1.0;

     (6) as of any Payment Date, the Weighted Average Age of the Eligible
     Containers shall be greater than eight and one-half (8.5) years; and

     (7) the occurrence of any other event or condition specified as an Early
     Amortization Event in a Supplement for any Series of Outstanding Notes.

          If the Early Amortization Event described in clause (5) or (6) in the definition of Early Amortization Event has occurred, such condition shall be deemed cured if it does not exist on any subsequent Payment Date. Except as set forth in the immediately preceding sentence, if an Early Amortization Event exists on any Payment Date, then such Early Amortization Event shall be deemed to continue until the Business Day on which the Requisite Global Majority waives, in writing, such Early Amortization Event.

CERTAIN COVENANTS OF THE ISSUER

          The Indenture contains, without limitation, the following covenants of the Issuer:

          (1) The Issuer will from time to time execute (if applicable) and deliver all financing statements, all amendments thereto and continuation statements, instruments of further assurance and other instruments, and will, upon the reasonable request of the Manager, the Indenture Trustee, the
Administrative Agent, any Hedge Counterparty or any Series Enhancer, take such other action necessary or advisable to:

               (a)  maintain or preserve the Lien of the Indenture (and the priority thereof) including executing and filing such
                    documents as may be required under any international
                    convention for the perfection of interests in Managed
                    Containers that may be adopted subsequent to the date of the
                    Indenture;

               (b)  perfect, publish notice of, and protect the validity of the security interest in the Collateral created pursuant to the
                    Indenture;

               (c)  enforce any of the items of the Collateral;

               (d)  preserve and defend its right, title and interest to the
                    Collateral and the rights of the Indenture Trustee in such
                    Collateral against the claims of all Persons (other than the
                    Noteholders or any Person claiming through the Noteholders);
                    and

               (e)  pay any and all taxes levied or assessed upon all or any part of the Collateral, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Noteholders.

          (2) The Issuer will not, without the prior written consent of the
Requisite Global Majority:

               (a)  at any time sell, transfer, exchange or otherwise dispose of any of the Collateral, except as follows:

                    (i)  in connection with a sale, conveyance or transfer
                         pursuant to the provisions of the Indenture; or

                    (ii) in connection with a substitution or repurchase of
                         Managed Containers as permitted or required in
                         accordance with the terms of the Contribution and Sale
                         Agreement; or

                                       89

                    (iii) sales of Managed Containers (including any such sales resulting from the sell/repair decision of the Manager)
                         to unaffiliated third parties, and to the extent that
                         such sales are on terms and conditions that would be
                         obtained in an ordinary course, arms-length
                         transaction, to affiliates regardless of the sales
                         proceeds realized from such sales so long as an Asset
                         Base Deficiency is not then continuing or would result
                         from such sale of Managed Containers after giving
                         effect to the application of the proceeds of such
                         sales; provided, however, that if an Early Amortization
                         Event has occurred and is continuing or would result
                         from any such sale (after giving effect to the
                         application of the proceeds thereof), no such sale may
                         be made to an affiliate under this clause (iii) unless
                         the net proceeds from such sale are greater than or
                         equal to the Adjusted Net Book Value of the Containers
                         being sold; or

                    (iv) if an Asset Base Deficiency is then continuing or would result from such sale of Managed Containers after
                         giving effect to the application of the proceeds of
                         such sales, sales of Managed Containers (including any
                         such sales resulting from the sell/repair decision of
                         the Manager) regardless of the sales proceeds realized
                         from such sales so long as (A) any sales to affiliates
                         made pursuant to this clause (iv) are made on terms and
                         conditions that would be obtained in an ordinary
                         course, arms-length transaction and the net proceeds
                         from any such sale are greater than or equal to the
                         Adjusted Book Value of the Managed Containers being
                         sold and (B) the aggregate sum of the Net Book Values
                         of all Managed Containers that were sold pursuant to
                         this clause (iv) during such Collection Period and the
                         three (3) immediately preceding Collection Periods for
                         proceeds which are less than the respective Adjusted
                         Net Book Values of such Managed Containers as of the
                         date of sale does not exceed an amount equal to the
                         product of (x) five percent (5%), times (y) an amount
                         equal to a quotient, (A) the numerator of which is
                         equal to the sum of the aggregate Net Book Value of all
                         Managed Containers as of the last day of each of the
                         four (4) immediately preceding Collection Periods, and
                         (B) the denominator of which is equal to four (4);

                    (v)  any other sales of Managed Containers not covered by
                         the preceding clauses provided that each such sale
                         shall be specifically approved by (A) the Requisite
                         Global Majority and (B) the managers of the Issuer in
                         accordance with the provisions of the Issuer's limited
                         liability company agreement; or

                    (vi) in connection with a Casualty Loss.

               (b)  claim any credit on, make any deduction from the principal, premium, if any, or interest payable in respect of the Notes
                    (other than amounts properly withheld from such payments
                    under any applicable law) or assert any claim against any
                    present or former Noteholder by reason of the payment of any taxes levied or assessed upon any of the Collateral; or

               (c)  release any item from the Collateral, except as permitted pursuant to the terms of a Transaction Document.

          (3) Other customary covenants including, without limitation, payment of principal and interest, maintenance of office, maintenance of existence, maintenance of books and records, payment of taxes and deliveries of financial statements, compliance certificates and reports, and notices of Events of
Default, Early Amortization Events and material adverse changes, as well as customary negative covenants regarding limitations on business, consolidation and merger and commencement of bankruptcy proceedings.

                                       90

EVENTS OF DEFAULT

The existence of any one of the following events constitutes an "Event of
Default:"

(1)  the occurrence of the events set forth in clause (A), (B) or (C) at the times set forth therein;

     (A) default in (x) the payment on any Payment Date of any interest payment then due and payable on any Series of Notes and the continuation of such default for more than three (3) Business Days, or (y) the payment on the
     Legal Final Maturity Date of any Series of Notes of the then unpaid principal balance of such Series of Notes;

     (B) default in the payment of (x) any Indenture Trustee's Fees then due and payable or (y) a Premium or other amounts due and owing to any Series
     Enhancer, and the continuation of such default contemplated by clause (x)
     or clause (y) of this clause (B) for more than five (5) Business Days after the amounts in such clause (x) or clause (y) shall have become due and payable in accordance with the terms of such Notes, the Indenture and the related Supplement;

     (C) default in the payment of other amounts not dealt with in clause (A) or
     (B) above owing to the Noteholders of any Series and the continuation of such default for more than thirty (30) days after the same shall have become due and payable in accordance with the terms of such Notes, the
     Indenture and the related Supplement;

(2)  default in the observation or performance of certain covenants of the
     Issuer regarding bankruptcy petition, consolidation, merger and sale of assets, or creation of subsidiaries which breach materially and adversely affects the interests of any Noteholder or Series Enhancer (if such Series
     Enhancer is then the Control Party for a Series of Outstanding Notes or shall have made an unreimbursed payment on its Policy);

(3)  the occurrence of the events set forth in clause (A) or (B) at the times set forth therein:

     (A) default in the observation or performance of certain covenants of the
     Issuer regarding disposition of collateral, tax claims, release of collateral, non-consolidation, creation of liens, other debt and liabilities, certain other agreements, compliance with organizational documents or permitted investments which breach materially and adversely affects the interests of any Noteholder or Series Enhancer (if such Series
     Enhancer is then the Control Party for a Series of Outstanding Notes or shall have made an unreimbursed payment on its Policy), and, if curable, continues unremedied for twenty (20) days after the date on which there has been given to the Issuer, by the Indenture Trustee, any Series Enhancer or
     any Noteholder, a written notice specifying such default or breach and requiring it to be remedied;

     (B) default in any material respect in the observation or performance of certain covenants of the Issuer regarding notices of an Event of Default, an Early Amortization Event, an unmatured Event of Default or an unmatured
     Early Amortization Event, which default continues for three (3) Business
     Days;

(4)  the occurrence of the events set forth in clause (A), (B) or (C) at the times set forth therein:

     (A) default in the observation or performance of certain covenants of the
     Issuer regarding maintenance of office, restrictions on amending its charter documents, limit on capital expenditures or use of proceeds of
     Notes which breach materially and adversely affects the interests of any
     Noteholder or Series Enhancer (if such Series Enhancer is then the Control
     Party for a Series of Outstanding Notes or shall have made an unreimbursed payment on its Policy), and, if curable, continues for thirty (30) days after the date on which there has been given to the Issuer, by the
     Indenture Trustee, any Series Enhancer or any Noteholder, a written notice specifying such default or breach and requiring it to be remedied;

     (B) default in any material respect in the observation or performance of certain covenants of the Issuer regarding delivery of an Asset Base
     Certificate and rating agency notices (subject to certain restrictions as set forth in the Indenture), and certain covenants not to amend documents except in compliance with their terms, and, if curable, which continues for thirty (30) days after the date on which there has been given to the
     Issuer, by the Indenture Trustee, any Series Enhancer or any Noteholder, a
     written notice specifying such default or breach and requiring it to be remedied;

                                       91

     (C) default in any material respect in the observation or performance of any covenant of the Issuer to deliver financial statements and reports set forth in Section 625 of the Indenture and the continuation of such default for thirty (30) days after the date on which there has been given to the
     Issuer, by the Indenture Trustee, any Series Enhancer or any Noteholder, a
     written notice specifying such default or breach and requiring it to be remedied; provided, however, that (x) if the reason for such default is primarily attributable to changes in accounting principles or interpretations or the application of the same, (y) such changes are not related to the assets of the Issuer and (z) no Manager Default then exists under Sections 9.1.9 through 9.1.12 of the Management Agreement, then such default shall not constitute an Event of Default under this clause (C)
     unless such failure materially and adversely affects the interests of any
     Noteholder or any Series Enhancer (if such Series Enhancer is then the
     Control Party for a Series of Outstanding Notes or shall have made an unreimbursed payment on its Policy;

(5)  default in the performance, or breach, in any material respect, of (a) any covenant of the Issuer in the Indenture or any other Transaction Document
     (other than a covenant or agreement a breach of which or default in the performance of which is specifically dealt with elsewhere in clauses (1),
     (2), (3) or (4) above) which materially and adversely affects the interests of any Noteholder or any Series Enhancer (if such Series Enhancer is then the Control Party for a Series of Outstanding Notes or shall have made an unreimbursed payment on its Policy) and which, if curable, continues for sixty (60) days after the date on which there has been given to the Issuer, by the Indenture Trustee, or to the Issuer or the Seller and the Indenture
     Trustee by any Series Enhancer or any Noteholders, a written notice specifying such default or breach and requiring it to be remedied, provided, however, that if the Issuer is diligently attempting to effect such cure at the end of such sixty (60) day period, the Issuer will be entitled to an additional sixty (60) day period in which to complete such cure; or (b) any representation or warranty of the Issuer made in any of the Transaction Documents or in any certificate or other writing delivered pursuant thereto or in connection herewith with respect to or affecting any
     Outstanding Notes shall prove to be inaccurate in any respect which materially and adversely affects the interests of any Noteholder or any
     Series Enhancer (if such Series Enhancer is then the Control Party for a
     Series of Outstanding Notes or shall have made an unreimbursed payment on its Policy) as of the time when the same shall have been made, and such inaccuracy, if curable, continues for sixty (60) days after the date on which there has been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by any Series Enhancer or any
     Noteholders, a written notice specifying such inaccuracy and requiring it to be remedied, provided, however, that if such inaccuracy is capable of cure and the Issuer is diligently attempting to effect such cure at the end of such sixty (60) day period, the Issuer shall be entitled to an additional sixty (60) day period in which to complete such cure;

(6)  an involuntary case is commenced under the Bankruptcy Code against the
     Issuer and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case, or a decree or order for relief by a court having jurisdiction in respect of the Issuer is entered appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Issuer or for any substantial part of its properties, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(7)  the commencement by the Issuer of a voluntary case under any applicable
     Insolvency Law, or other similar law now or hereafter in effect, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Issuer, or any substantial part of its properties, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as they become due, or the taking of corporate action by the Issuer in furtherance of any such action;

(8)  as of any date of determination, the Aggregate Note Principal Balance shall exceed the sum of (A) the Aggregate Net Book Value, plus (B) the balance on deposit in the Restricted Cash Account, plus (C) the balance on deposit in the Temporary Loss Account, plus (D) up to the Receivables Threshold, the unpaid balance of any receivables resulting from the sale or other disposition of one or more Eligible Containers that were either owned by the Issuer or subject to a Finance Lease for which the Issuer is the lessor, so long as such receivables are not then outstanding for more than sixty (60) days (measured from the issue date of such receivables);

                                       92

(9)  the occurrence of a contribution failure with respect to a Plan maintained by Issuer or an ERISA Affiliate of the Issuer, which contribution failure is sufficient to give rise to a lien under Section 302(f) of ERISA;

(10) the Indenture Trustee shall fail to have a first priority perfected security interest under the laws of the United States in any material portion of the Collateral (other than as a result of a Permitted
     Encumbrance) and such condition continues for fifteen (15) days without being cured or waived by each Control Party unless such failure to have a first priority perfected security interest is due to any act or omission of the Indenture Trustee or the Noteholders;

(11) the Issuer is required to register as an investment company under the
     Investment Company Act of 1940, as amended;

(12) the rendering against the Issuer of a final, non-appealable judgment, decree or order for the payment of money in excess of One Million Dollars
     ($1,000,000), (to the extent not paid when due or covered by a reputable and solvent insurance company, with any portion of such judgment, decree or order not so paid or not so covered, as applicable, to be included in the determination of the dollar amount specified in this clause (12)) which judgment, decree or order results in a claim that would entitle the claimholder to petition for the involuntary bankruptcy of the Issuer under the Bankruptcy Code, and the continuance of such judgment, decree or order for a period of 60 consecutive days; or

(13) all of the following shall have occurred: (A) a Manager Default shall have occurred and be continuing, (B) the Requisite Global Majority shall have delivered the Manager Termination Notice to the Manager in accordance with the terms of the Management Agreement and (C) a replacement Manager has not assumed the duties of the terminated Manager within the earlier of (i)
     ninety (90) days, if on such 90th day or any day thereafter there exists an
     Asset Base Deficiency, or (ii) one hundred twenty (120) days at all times not covered by clause (i); in each case measured from the date of such
     Manager Termination Notice.

          The occurrence of an Event of Default with respect to one Series of
Notes, except to the extent waived by the related Control Party for such Series of Notes, shall constitute an Event of Default with respect to all other Series of Notes then Outstanding unless the related Supplement with respect to each such Series of Notes shall specifically provide to the contrary.

REMEDIES UPON EVENT OF DEFAULT

          Upon the occurrence of an Event of Default of the type described in paragraph (6) or (7) of the definition thereof, the unpaid principal balance of, and accrued interest on, all Series of Notes, together with all other amounts then due and owing to the Noteholders, each Series Enhancer and each Hedge
Counterparty, will become immediately due and payable without further action by any Person. Except as set forth in the immediately preceding sentence, if an
Event of Default occurs and is continuing, then and in every such case the
Indenture Trustee shall at the direction of the Requisite Global Majority declare the principal of and accrued interest on all Notes of all Series then
Outstanding to be due and payable immediately, by a notice in writing to the
Issuer and to the Indenture Trustee given by the Requisite Global Majority, and upon any such declaration such principal and accrued interest shall become immediately due and payable.

          If an Event of Default occurs and is continuing, the Indenture
Trustee, by such officer or agent as it may appoint, shall notify each
Noteholder, each Hedge Counterparty, the Administrative Agent, each Series
Enhancer and the applicable Rating Agencies, if any, of such Event of Default.
So long as an Event of Default is continuing or at any time after a declaration of acceleration has been made, the Indenture Trustee shall if instructed by the
Requisite Global Majority:

          (1) institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the
Notes of all Series under the Indenture or the related Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and any other assets of the Issuer any monies adjudged due;

                                       93

          (2) subject to the quiet enjoyment rights of any lessee of a Managed
Container, sell (including any sale made in accordance with the Indenture), hold or lease the Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law;

          (3) institute any Proceedings from time to time for the complete or partial foreclosure of the Lien created by the Indenture with respect to the
Collateral;

          (4) institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other proper remedy;

          (5) exercise any remedies of a secured party under the Uniform
Commercial Code or any applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the
Series 2006-1 Noteholders under the Indenture; and

          (6) appoint a receiver or a manager over the Issuer or its assets.

          If the Notes of all Series have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded or annulled, any money collected by the Indenture Trustee pursuant to the Indenture or otherwise, and any other monies that may then be held or thereafter received by the Indenture Trustee as security for such Notes and the obligations secured by the Indenture, shall be applied to the extent permitted by law in the order and at the date or dates fixed by the Indenture
Trustee as set forth in "-- Allocation of Funds among Series and Classes" and
"Description of the Series 2006-1 Notes and the Indenture -- Flow of Funds --
Flow of Funds After an Acceleration of the Notes Following an Event of Default "
herein.

          Notwithstanding anything to the contrary herein, if a Series Enhancer is the Control Party for a Series of Outstanding Notes, then the Noteholders of such Series may not institute any Proceeding with respect to the Indenture, or for the appointment of a receiver or trustee for the Issuer, or for any other reason without the prior written consent of such Series Enhancer.

HEDGING REQUIREMENTS

          As described under "Summary -- Hedging," the Issuer is required, pursuant to the terms of the Indenture, to maintain one or more Interest Rate
Hedge Agreements. Such requirement shall be referred to as the "Hedging
Requirement."

          If the Issuer, or TAL, on behalf of the Issuer, fails to comply with the Hedging Requirement, the Requisite Global Majority will have the right, in its sole discretion and at the expense of the Issuer if necessary (as determined in the sole discretion of the Requisite Global Majority), to direct the
Indenture Trustee, to enter into or maintain one or more Interest Rate Hedge
Agreements selected by the Requisite Global Majority (in its sole discretion) on behalf of the Issuer such that, after giving effect to such action, the Issuer will be in compliance with the Hedging Requirement. In the event the Requisite
Global Majority determines to direct the Indenture Trustee to enter into or maintain an Interest Rate Hedge Agreement on the Issuer's behalf, the Requisite
Global Majority shall promptly send a copy of any such agreement to the Issuer and may provide the Indenture Trustee and Manager on behalf of the Issuer with a written direction to deposit in the Trust Account certain amounts to reimburse the Requisite Global Majority or a third party for the costs of such Interest
Rate Hedge Agreement.

          If at any time while the Notes are Outstanding an Interest Rate Hedge
Counterparty ceases to be an Eligible Interest Rate Hedge Counterparty, the
Issuer shall within sixty (60) days after it obtains knowledge of such event, either (i) replace the non-conforming Interest Rate Hedge Counterparty with an
Eligible Interest Rate Hedge Counterparty or (ii) require the non-conforming
Interest Rate Hedge Counterparty to deliver a letter of credit or provide alternative credit support in order to support its obligations under the
Interest Rate Hedge Agreement, as Issuer and such non-conforming Interest Rate
Hedge Counterparty may agree, subject to the consent of the Requisite Global
Majority and the prior written confirmation that the Rating Agency Condition has been satisfied.

                                       94

REPORTS TO SERIES 2006-1 NOTEHOLDERS

          The Indenture Trustee is required to furnish to each Holder of
Outstanding Notes, the Administrative Agent, the Depositary, any Hedge
Counterparty, and each Series Enhancer, a copy of all reports, financial statements and notices received by the Indenture Trustee pursuant to the
Contribution and Sale Agreement, the Indenture (including any Supplements issued pursuant thereto), the Management Agreement, the Administration Agreement or a
Note Purchase Agreement by posting copies thereof on its password-protected website (www.usbank.com/abs) and to notify the Administrative Agent, each
Noteholder, each Hedge Counterparty, and each Series Enhancer by e-mail when such notices or reports are available; provided that any reports, financial statements and notices received by the Indenture Trustee pursuant to a
Supplement or a Note Purchase Agreement shall be delivered by the Indenture
Trustee only to the Noteholders and the Series Enhancer of the related Series.

SUPPLEMENTAL INDENTURES

          Supplemental Indentures Not Creating a New Series Without Consent of
Holders

          Without the consent of any Noteholder and based on an officer's certificate of the Issuer to the effect that such Supplement is for one of the purposes set forth in clauses (1) through (7) below, the Issuer and the
Indenture Trustee, at any time and from time to time, may, with the consent of each Series Enhancer if it is then the Control Party, and each affected Hedge
Counterparty (provided that the consent of a Hedge Counterparty shall be required only if such proposed amendment would materially and adversely affect the rights, duties or immunities of such Hedge Counterparty under the Indenture or otherwise), enter into one or more Supplements to the Indenture for any of the following purposes:

          (1) to add to the covenants of the Issuer in the Indenture for the benefit of the Noteholders of all Series of Notes then Outstanding or of any
Series Enhancer, or to surrender any right or power conferred upon the Issuer in the Indenture;

          (2) to cure any ambiguity, correct or supplement any provision in the
Indenture that may be inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture;

          (3) to correct or amplify the description of any property at any time subject to the Lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the
Lien of the Indenture, or to subject additional property to the Lien of the
Indenture;

          (4) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Notes, as set forth in the Indenture, or additional conditions, limitations and restrictions thereafter to be observed by the Issuer;

          (5) to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

          (6) to evidence the succession of the Indenture Trustee pursuant to the Indenture; or

          (7) to add any additional Events of Default or Early Amortization
Events.

          Supplemental Indentures Not Creating a New Series with Consent of
Holders

          If the provisions described above under "-- Supplemental Indentures
Not Creating a New Series Without Consent of Holders" do not apply to a
Supplement, then with the consent of the Requisite Global Majority and each
Hedge Counterparty (provided that, in the case of each Hedge Counterparty, the consent of such Hedge Counterparty shall be required only if such proposed amendments would materially and adversely affect the Hedge Counterparty's rights, duties or immunities under the Indenture or otherwise), the Issuer and the Indenture Trustee may enter into a Supplement to the Indenture for the purpose of adding any provisions to or changing in any manner

                                       95

or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture; provided, however, that no such Supplement shall, without the consent of the Noteholder of each
Note adversely affected thereby and the Series Enhancer for a Series if such
Series Enhancer is adversely affected thereby (but only if such Series Enhancer is then the Control Party for such Series or shall have made an unreimbursed payment on its Policy):

          (1) reduce the principal amount of any Note, the rate of interest thereon, amend the relative priority of any such payments as described in "--
Flow of Funds" herein (other than to increase the priority thereof) or increase the amount of any applicable dollar limitations on amounts having a higher payment priority to such payments as described in "-- Flow of Funds" herein or otherwise change such payments, in each case, if in a manner adverse to such
Noteholder, or change the date on which or the amount of which, or the place of payment where, or the coin or currency in which, any Note or the interest thereon shall be paid, or impair the right to institute suit for the enforcement of any such payment on or after the Legal Final Maturity Date thereof;

          (2) reduce the percentage of Outstanding Notes or Existing Commitments required for (a) the consent of any Supplement to the Indenture, (b) the consent required for any waiver of compliance with certain provisions of the Indenture or certain Events of Default under the Indenture and their consequences as provided for in the Indenture or (c) the consent required to waive any payment default on the Notes;

          (3) modify any provision of the Indenture or any Supplement which specifies that such provision cannot be modified or waived without the consent of the Noteholder affected thereby;

          (4) in a manner adverse to such Noteholder, modify or alter the definition of the terms "Outstanding," "Requisite Global Majority", "Asset
Base", "Existing Commitment", "Initial Commitment", "Advance Rate", or
"Aggregate Net Book Value" in the Indenture or any of the terms used in or necessary to interpret such terms;

          (5) impair or adversely affect the Collateral in any material respect as a whole, except as otherwise permitted in the Indenture;

          (6) modify or alter the provisions of the Indenture relating to mandatory prepayments; or

          (7) permit the creation of any Lien ranking prior to or on a parity with the Lien of the Indenture with respect to any part of the Collateral or terminate the Lien of the Indenture on any property at any time subject thereto or deprive in any material respect the Noteholder of the security afforded by the Lien of the Indenture, except as otherwise permitted in the Indenture;

          provided, further, that no such Supplement shall, without the consent of each Series Enhancer adversely affected thereby, (i) reduce the amount payable to such Series Enhancer, (ii) amend the relative priority of any such payment as described in "-- Flow of Funds" herein (other than to increase the priority thereof) or increase the amount of any applicable dollar limitations on amounts having a higher payment priority to such payments as described in "--
Flow of Funds" herein or otherwise change such payments in a manner adverse to such Series Enhancer, (iii) change the date on which or the amount of which, or the place or payment where, or the coin or currency in which, such amount is paid to such Series Enhancer, (iv) increase or accelerate such Series Enhancer's payment obligations under its Policy or otherwise materially and adversely affect the rights, interests or obligations of such Series Enhancer under the
Indenture or the other Transaction Documents, or (v) modify provisions of any
Transaction Document relating to requirements that the consent of such Series
Enhancer be obtained.

          Prior to the execution of any Supplement by the Issuer and the
Indenture Trustee, the Issuer shall provide a written notice to each Rating
Agency, the Administrative Agent and any Hedge Counterparty setting forth in general terms the substance of any such Supplement.

INTERCREDITOR AGREEMENT

          TAL will, and the Indenture Trustee and certain other parties that have financed and hold a Lien on containers and Leases relating to the Container
Fleet or the Managed Containers may, enter into an intercreditor

                                       96

agreement (the "Intercreditor Agreement") governing their respective rights in such containers, Leases and proceeds relating to such containers, including rental payments under such leases. In the Intercreditor Agreement, TAL will agree (i) to maintain the Concentration Account, and (ii) subject to the terms of the Intercreditor Agreement, to direct all lessees to remit all payments under Leases to collection accounts that are swept to the Concentration Account on a periodic basis. Each party to the Intercreditor Agreement will (i)
explicitly acknowledge the rights of each other party in the collateral financed by such other party, and (ii) agree to cooperate with other parties in the proper distribution of revenue.

ISSUANCE OF ADDITIONAL SERIES OF NOTES

          The Issuer may from time to time direct the Indenture Trustee in writing to execute and authenticate one or more Series of Notes (each, a
"Series") pursuant to a Supplement which will specify the principal terms of such Series. The terms of such Supplement may modify or amend the terms of the
Indenture solely as applied to such Series, and, with the consent of the
Requisite Global Majority, may amend the Indenture as applicable to such other
Series, in accordance with the terms of the Indenture. The obligation of the
Indenture Trustee to authenticate, execute and deliver the Notes of such Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

          (1) on or before the Issuance Date of such Series, the Issuer shall have given the Indenture Trustee, the Manager, the Administrative Agent, each
Rating Agency (and, if such Series is to be registered pursuant to the
Securities Act, all Rating Agencies that have rated any prior Series), each
Hedge Counterparty and each Series Enhancer notice of the Series and the
Issuance Date;

          (2) the Issuer shall have delivered to the Indenture Trustee the related Supplement executed by the Issuer;

          (3) the Issuer shall have delivered to the Indenture Trustee any related Enhancement Agreement executed by each of the parties thereto and each
Series Enhancer under such Enhancement Agreement shall have acknowledged in writing the terms of the Administration Agreement;

          (4) the Rating Agency Condition shall have been satisfied with respect to the Series;

          (5) the Issuer shall have delivered to the Indenture Trustee, each
Rating Agency, each Hedge Counterparty, each Series Enhancer (provided that unless such Series Enhancer is then the Control Party for a Series, although the
Issuer shall deliver a copy of such Opinion of Counsel to such Series Enhancer, such Series Enhancer shall not have any rights to approve the contents thereof)
and, if required, any Noteholder, any opinions of counsel required by the related Supplement, including without limitation with respect to true sale, enforceability, non-consolidation and security interest perfection issues;

          (6) no Early Amortization Event or Event of Default has occurred and is then continuing (or would result from the issuance of such additional Series)
and that the issuance of such additional Series would not result in an Early
Amortization Event or Event of Default and the Issuer shall have delivered to the Indenture Trustee an officer's certificate stating the same;

          (7) such other conditions as shall be specified in the related
Supplement; and

          (8) the Issuer shall have delivered to the Indenture Trustee an officer's certificate that all of the conditions specified in clauses (1)
through (7) have been satisfied.

                                       97

                   DESCRIPTION OF THE ADMINISTRATION AGREEMENT

          The following summary describes certain provisions of the
Administration Agreement, does not purport to be complete and is subject to, and qualified in its entirety by, reference to such agreement.

GENERAL

          Under the Administration Agreement, the Issuer has appointed Fortis
Capital Corp., as the Administrative Agent to provide certain services for the benefit of the Holders of Outstanding Notes, each Series Enhancer and each Hedge
Counterparty.

DUTIES OF THE ADMINISTRATIVE AGENT

          The duties of the Administrative Agent are limited solely to those expressly set forth in the Administration Agreement and include the following:

          (1) Upon receipt of the Manager Termination Notice, the Administrative
Agent shall seek to appoint a replacement Manager acceptable to the Requisite
Global Majority;

          (2) If TAL has not delivered the Manager Report to the Indenture
Trustee and the Administrative Agent on or prior to the Determination Date, the
Administrative Agent, at the request of the Indenture Trustee, shall perform the duties required of the Administrative Agent pursuant to the terms of the
Indenture (to the extent that all information necessary to perform such calculations and allocations is then available to the Administrative Agent);

          (3) To provide a written direction to the Indenture Trustee to release the security interest in the Collateral pursuant to the terms of the Indenture;

          (4) Upon receipt of a notice of the resignation or removal of the
Indenture Trustee pursuant to the terms of the Indenture, the Administrative
Agent will use reasonable efforts to assist the Issuer in locating a successor
Indenture Trustee that is eligible, in accordance with the terms of the
Indenture, to be the Indenture Trustee;

          (5) The Administrative Agent will forward, promptly upon receipt thereof, a copy of any amendment to or waiver of the Management Agreement to each Noteholder or its designee; and

          (6) The Administrative Agent will forward, promptly upon receipt thereof, a copy of any notice of default or breach of representations or warranties, or any other failure by the Issuer, the Manager, or the Seller to comply with the terms of the Transaction Documents, to each Noteholder or its designee.

COMPENSATION OF ADMINISTRATIVE AGENT

          As compensation for the performance of the Administrative Agent's obligations under the Administration Agreement, the Issuer has agreed to pay the
Administrative Agent on the date specified in the Administration Agreement an annualized fee set forth in the Administration Agreement. In addition, the
Administrative Agent is entitled to be reimbursed in accordance with the
Indenture for its expenses incurred in taking any action required by the
Administration Agreement.

TERM AND REMOVAL OF ADMINISTRATIVE AGENT

          The Administration Agreement shall continue in effect until the earlier of (x) the date of the removal or resignation of the Administrative
Agent in accordance with the terms of the Administration Agreement and (y) the
Outstanding Obligations are paid in full. The Administrative Agent may resign its duties by providing the Issuer, TAL, the Indenture Trustee and each related
Series Enhancer with at least 60 days' prior written notice.

                                       98

          The Indenture Trustee, acting at the written direction of the
Requisite Global Majority, may remove the Administrative Agent immediately upon written notice of termination to the Administrative Agent (with a copy to each of the Issuer and TAL) if any of the following events shall occur: (i) the
Administrative Agent defaults in any material respect in the performance of any of its duties under the Administration Agreement, which failure continues unremedied for a period of 15 days after the receipt by the Administrative Agent of written notice thereof specifying with reasonable detail the default, (ii) a court having jurisdiction in the premises enters a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrative Agent in any involuntary case under any applicable bankruptcy, insolvency or other similar law in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrative Agent or any substantial part of its property or order the winding-up or liquidation of its affairs, or (iii) the Administrative Agent commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, consents to the entry of an order for relief in an involuntary case under any such law, consents to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrative Agent or any substantial part of its property, consents to the taking of possession by any such official of any substantial part of its property, makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due.

                                       99

                             STRUCTURING ASSUMPTIONS

          The following discussion summarizes certain of the key assumptions
(the "Structuring Assumptions") used by the Issuer to develop the cash flow model from which the Minimum Targeted Principal Balances and Scheduled Targeted
Principal Balances for the Series 2006-1 Notes have been derived. The
Structuring Assumptions are based on a complex set of detailed modeling assumptions developed for each type of Container based on TAL's historical experience and other considerations deemed relevant by the Issuer. The summary below does not purport to describe the many variables in detail, but rather is intended only to provide an overview of the resulting key assumptions used to develop the amortization schedules. On the basis of the Structuring Assumptions, the Issuer believes that the resulting net cash flow as set forth in Annex B, computed by deducting the aggregate assumed expenses from the aggregate assumed gross revenues (including sales proceeds), should be sufficient to pay when scheduled all interest payments and payments of Minimum Principal Payment
Amounts and Scheduled Principal Payment Amounts on the Series 2006-1 Notes. See
"Risk Factors" herein. All references in the Structuring Assumptions to
"Containers" are references to Managed Containers.

          Any projections, forecasts or estimates and other "forward-looking"
statements reflected in or by the Structuring Assumptions are inherently subject to significant business and economic uncertainties and contingencies beyond the control of the Issuer. While the Issuer believes the Structuring Assumptions are reasonable based on TAL's current level of operations, the Structuring
Assumptions do not purport to represent a complete set of factors that may affect the amount of net cash flow of the Issuer and are not intended to be a forecast of the amount of net cash flow to the Issuer. Furthermore, actual results will vary from the Structuring Assumptions, because there can be no assurance that the future results of TAL's fleet will be comparable to its historical experience, and the amount of such variations may be material. Some of the factors that could cause results to differ materially include changes in interest rates, markets, financial or legal uncertainties, casualty occurrences, and differences in rental rates and utilization rates. See "-- Risks Relating to the Cash Flows" and "-- Business and Industry Risks" herein.

          Also set forth below are a sensitivity analysis and stress scenarios intended to illustrate certain, but not all, payment sensitivities of the Series
2006-1 Notes to certain, but not all, market and economic stresses. These tables have been developed by fixing certain Structuring Assumptions and by varying other Structuring Assumptions and certain other factors that will affect the
Issuer's revenues and expenses. More severe stresses may lead to payments on the
Series 2006-1 Notes being delayed or decreased, or in certain cases, to an Event of Default.

          The Issuer does not intend to update or revise the assumptions contained herein to reflect changes occurring after the date of this Preliminary
Offering Memorandum.

REVENUE ASSUMPTIONS

          General

          (1) Containers subject to long-term and service leases are grouped by container type and by the calendar year of manufacture. Containers subject to long-term and service leases that were or are to be acquired in a given calendar year are assumed to be purchased on June 30 of the year in which they were manufactured. Containers subject to Finance Leases are assumed to conform with the terms of their respective contracts.

          (2) The average useful life of each Container that is not subject to a
Finance Lease is assumed to be 12 years from the assumed date of manufacture.
Containers subject to Finance Leases have a useful life equal to the term of their respective contracts.

          (3) Each Container subject to a long-term or service lease is depreciated on a daily basis over its useful life to an amount equal to 32% of
Original Equipment Cost for dry Containers and an amount equal to 20% of
Original Equipment Cost for refrigerated Containers.

          (4) Containers subject to long-term and service leases that are grouped by container type and by the calendar year of manufacture are assumed to be disposed of evenly during the 12th calendar year following such year of manufacture. Gross proceeds received by TAL upon the disposal of the Container will equal its Net Book Value

                                       100

as of its assumed disposition date. Containers subject to Finance Leases will be disposed of according to the terms of their respective contracts.

          (5) All future payments in respect of the Leases are assumed to be received by TAL on a timely basis when due.

          (6) The One-Month LIBOR is assumed to increase from an initial value of 4.80% to a maximum of 6.80% over 180 months in a straight-line fashion.

          (7) Funds on deposit in the Trust Account, the Restricted Cash
Account, the Temporary Loss Account and each Series Account are assumed to earn interest at One-Month LIBOR minus 50 basis points per annum.

          (8) The Closing Date is assumed to be April 11, 2006.

          (9) Payments on the Series 2006-1 Notes are to be made on the 20th calendar day of each month, commencing on May 20, 2006.

          (10) At the Closing Date and at all times thereafter, it is assumed that new Containers of a type similar to the composition of the fleet profile of the Issuer are purchased such that the Series 2005-1 Notes will at all times be funded up to the maximum commitment amount of $300,000,000 from the Closing
Date.

          Lease Rates

          The aggregate average monthly lease rate for each Container type subject to long-term or service lease agreements is assumed to be the same as the lease rates experienced for the Issuer's fleet as of December 31, 2005.
Lease rates for Containers subject to Finance Leases are assumed to follow the terms of their respective contracts.

          Lease Renewals

          Containers subject to long-term leases are renewed as either a long-term lease or as a service lease at the following dates after its assumed date of acquisition: 5.5 years, 8.5 years and 10.5 years. At 5.5 years and 8.5 years after the assumed date of acquisition, 70% of Containers are assumed to be renewed as long-term leases and 30% as service leases. At 10.5 years after the assumed date of acquisition, 25% of Containers are assumed to be renewed as long-term leases and 75% are assumed to be renewed as service leases. Containers subject to service leases as of December 31, 2005 are assumed to be service leases for their entire useful life. No lease renewals are assumed for
Containers subject to Finance Leases.

          Utilization

          (1) Utilization rates for each type of Container subject to a service lease is assumed to be equal to the average utilization rate experienced for the
Issuer's fleet as of December 31, 2005. The weighted average utilization rate
(weighted by CEU) initially equals 68.0% for Containers subject to service leases. Containers subject to long-term leases or Finance Leases are assumed to have a 100% utilization rate.

          (2) As of December 31, 2005, approximately 63.4% of the Managed
Containers, based on units, are assumed to be subject to long-term lease agreements.

          (3) As of December 31, 2005, approximately 21.3% of the Managed
Containers, based on units, are assumed to be subject to service lease agreements.

          (4) As of December 31, 2005, approximately 5.2% of the Managed
Containers, based on units, are assumed to be subject to finance lease agreements.

                                      101

          Fees and Ancillary Lease Revenue

          In addition to per diem revenues, TAL also generates several other sources of revenue from its lessees. These additional revenues include repair charges, handling charges, and drop-off fees among other things. This fee and ancillary lease revenue is assumed to be equal to 4.1% of gross revenue for
Containers subject to long-term lease agreements and it is assumed to be equal to 11.1% of gross revenue for Containers subject to service lease agreements.

INTEREST, EXPENSES, AND OTHER ASSUMPTIONS

          Interest

          The Series 2006-1 Notes are issued in an initial amount of $680 million with a coupon of One-Month LIBOR plus a margin and payments are made in accordance with the order of priorities set forth under "Summary -- Flow of
Funds" herein.

          The Series 2005-1 Notes are at all times outstanding in the principal amount of $300 million and bear interest at the rate specified in the Supplement for the Series 2005-1 Notes.

          Expenses

          (1) Non-storage operating expenses, primarily repair, repositioning and handling expenses, are assumed to be an amount equal to 14.2% of gross lease revenue for Containers subject to service leases and 4.7% of gross lease revenue for Containers subject to long-term leases.

          (2) The daily storage rate for each container type and genset is assumed to be equal to the storage rate experienced by the Manager. Storage expenses are calculated as the product of the average number of off-hire containers in the related period times the applicable daily storage rate.

          (3) Issuer Expenses are assumed to be $500,000 each year and are assumed to remain constant throughout the life of the transaction.

          Fees

          (1) The Management Fee payable on each Payment Date for the prior
Collection Period is assumed to be an amount equal to the sum of (i) 12.0% of
Net Operating Income for the preceding Collection Period (other than Container
Revenues on Finance Leases), (ii) 5.0% of Container Revenues on Finance Leases
for the preceding Collection Period and (iii) the sum of all Disposition Fees
for the preceding Collection Period.

          (2) Disposition Fees payable to the Manager are assumed to be equal to
5% of Sales Proceeds.

          (3) Series Enhancer Fees payable on each Payment Date are assumed to be the amount of the Premium.

          (4) Indenture Trustee Fees are assumed to be $100,000 per year and are assumed to remain constant throughout the life of the transaction.

          (5) Administrative Agent Fees payable are assumed to be $100,000 per year and are assumed to remain constant throughout the life of the transaction.

          Credit Losses

          Credit losses are assumed to be equal to 0.10% of gross revenue.

                                       102

          Hedging

          It is assumed that the Issuer makes and receives interest rate swap and cap payments in accordance with their hedging agreements as set forth under
"Description of the Series 2006-1 Notes and the Indenture - Hedging
Requirements."

          Early Amortization Events

          For purposes of the matters discussed herein, Early Amortization
Events as a result of the Asset Base being less than $400,000,000 as of any
Payment Date or the Weighted Average Age of Eligible Containers exceeding 8.5 years as of any Payment Date have not been considered.

PRINCIPAL PAYMENTS UNDER THE STRUCTURING ASSUMPTIONS

          The table below shows, for each Payment Date presented, the percentage of the initial unpaid principal balance of all Series 2006-1 Notes expected to be Outstanding on such Payment Date based on the Structuring Assumptions. It is highly unlikely that the Structuring Assumptions will correspond to actual outcomes. Therefore, principal payments on the Series 2006-1 Notes may occur earlier or later than as set forth in the table. Prior to the Series 2006-1
Legal Final Maturity Date, the failure of the Issuer to make principal payments on any Payment Date because funds are not available therefor in accordance with the order of priorities described under "-- Flow of Funds" will not constitute an Event of Default.

  PERCENT OF INITIAL PRINCIPAL BALANCE OF THE SERIES 2006-1 NOTES BASED ON THE
                          STRUCTURING ASSUMPTIONS (1)

            Payment Date                        Percent of
            Occurring In:               Initial Principal Balance
-------------------------------------   -------------------------
             At Closing                            100%
              4/20/2007                             90%
              4/20/2008                             80%
              4/20/2009                             70%
              4/20/2010                             60%
              4/20/2011                             50%
              4/20/2012                             40%
              4/20/2013                             30%
              4/20/2014                             20%
              4/20/2015                             10%
              4/20/2016                              0%

    Weighted Average Life (years)                  5.1

Series 2006-1 Expected Final Maturity             10.0

(1)  See Annexes B, C, and D hereto for further data regarding net cash flows,
     Minimum Targeted Principal Balances, and Scheduled Targeted Principal
     Balances, respectively.

                                       103

          The following three sections titled "Sensitivity Analysis," "Stress
Scenario," and "Recessionary Stress Scenario" assume that the Warehouse Notes are funded up to their maximum commitment of $300,000,000 from the Closing Date.

SENSITIVITY ANALYSIS

          The following table shows the effect on the assumed net cash flow and
Weighted Average Life and expected final maturity of the Series 2006-1 Notes when selected factors underlying the Structuring Assumptions are varied throughout the transaction as indicated under the "Stress" column (in each case holding other Structuring Assumptions constant).

                                                           Resulting Cashflow as a
                                                           Percent of Structuring    Weighted Average   Expected Final
           Variable                      Stress            Assumptions (Base Case)     Life (years)        Maturity
----------------------------------------------------------------------------------------------------------------------

  Utilization (Service Lease    A permanent 35% decrease            88.8%                   5.1              10.0
            Fleet)                beginning year three
  Utilization (Service Lease    A permanent 35% increase           111.2%                   5.1              10.0
            Fleet)                beginning year three
Per Diem Rates (Service Lease   A permanent 30% decrease            91.0%                   5.1              10.0
            Fleet)                beginning year three
Per Diem Rates (Service Lease   A permanent 30% increase           109.0%                   5.1              10.0
            Fleet)                beginning year three
   Total Operating Expenses     A permanent 25% increase            97.9%                   5.1              10.0
     Percent of Adjusted                   70%                      90.6%                   5.1              10.0
        NBV When Sold
        Credit Losses               0.40% of revenue                99.7%                   5.1              10.0

                                       104

STRESS SCENARIO

          The following set of stress factors is presented for illustrative purposes only as an example of the combined effect on the cash flow model and the principal repayment of the Series 2006-1 Notes of a number of stress factors that could occur concurrently. Other combinations of stress factors could result in greater volatility of principal repayment, and expanding the above stresses would result in a still greater reduction in net cash flow and higher volatility of principal repayment.

              Variable                          Stress
---------------------------------------------------------------
  Utilization (Service Lease Fleet)    A permanent 10% decrease
Per Diem Rates (Service Lease Fleet)   A permanent 10% decrease
      Total Operating Expenses         A permanent 15% increase
  Percent of Adjusted NBV When Sold              90%
            Credit Losses                  0.20% of revenue

          When applying all of the above stresses simultaneously, the resulting net cash flow is 89.0% of the cash flow under the Structuring Assumptions. There is no effect on the Weighted Average Life or the expected final maturity of the
Notes. Actual experience will likely differ from that assumed and, therefore, the actual expected final maturity and Weighted Average Life of the Notes will likely differ as well.

RECESSIONARY STRESS SCENARIO

          Historically, the container industry has experienced cyclical swings in both utilization and per diem rates. Gross revenue would likely decline in the event of a decrease in either or both of these variables. The effect of such a scenario on the expected final maturity and Weighted Average Life of the Notes is depicted below.

         Year           2    3    4    5    6    7   8    9   10   11   12   13   14   15
------------------------------------------------------------------------------------------

 Utilization Declines
(Service Lease Fleet)  10%  25%  25%  10%   0%  0%  10%  20%  20%  10%   0%   0%  10%  20%

    Per Diem Rate
  Declines (Service
     Lease Fleet)       0%  10%  25%  25%  10%  0%   0%  10%  20%  20%  10%   0%  0%   10%

          Proceeds upon disposal of any Managed Container are assumed to be
80.0% of the Net Book Value of such Managed Container on the date of such disposition.

          When applying the above recessionary stresses, the resulting net cash flow is 88.1% of the cash flow under the Structuring Assumptions. There is no effect on the Weighted Average Life or the expected final maturity of the Series
2006-1 Notes. Actual experience will likely differ from that assumed and, therefore, the actual expected final maturity and Weighted Average Life of the
Series 2006-1 Notes will likely differ as well.

                                       105

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Series 2006-1
Notes. This summary is based upon current provisions of the Internal Revenue
Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions on which this summary is based may be changed, possibly retroactively, and subject to differing interpretation.

                       NOTICE PURSUANT TO IRS CIRCULAR 230

          THIS DISCUSSION IS NOT INTENDED OR WRITTEN BY THE ISSUER OR ITS
COUNSEL TO BE USED, AND CANNOT BE USED, BY ANY PERSON FOR THE PURPOSE OF
AVOIDING TAX PENALTIES THAT MAY BE IMPOSED UNDER U.S. TAX LAWS. THIS DISCUSSION
IS PROVIDED TO SUPPORT THE PROMOTION OR MARKETING BY THE ISSUER OF THE SERIES
2006-1 NOTES OFFERED HEREBY. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE
TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR CONCERNING
THE POTENTIAL TAX CONSEQUENCES OF AN INVESTMENT IN THE SERIES 2006-1 NOTES.

          The following summary does not furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the
Series 2006-1 Notes by investors that are subject to special treatment under the
United States federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers and traders in securities, holders that will hold the Series 2006-1 Notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security" or "conversion transaction"
or other integrated investment comprised of the Series 2006-1 Notes and one or more other investments, investors whose functional currency is not the U.S.
dollar, partnerships and other pass-through entities and the holders of their equity. In addition, the discussion regarding the Series 2006-1 Notes is limited to the United States federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased
Series 2006-1 Notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.

          As used herein, "United States Noteholder" means a beneficial owner of the Series 2006-1 Notes that, for United States federal income tax purposes, is treated as:

          o    an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

          o    a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or a
               political subdivision thereof;

          o    an estate, the income of which is subject to United States federal income tax regardless of its source; or

          o    a trust, if a United States court can exercise primary
               supervision over the administration of the trust and one or more
               United States persons can control all substantial trust
               decisions, or if the trust was in existence on August 20, 1996, and has elected to be treated as a United States person.

          If a partnership or other entity taxable as a partnership holds the
Series 2006-1 Notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences of an investment in the
Series 2006-1 Notes.

                                       106

TAX CHARACTERIZATION OF THE ISSUER

          Mayer, Brown, Rowe & Maw LLP, special federal income tax counsel to the Issuer ("Federal Tax Counsel"), is of the opinion that the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the limited liability agreement of the Issuer, the Transaction Documents, and the supplements to the Indentures for other outstanding Series of Notes, the accuracy of certain representations of TAL, and the accuracy of opinions of counsel as to certain United States federal income tax matters that may be rendered in the future to the Issuer or the Indenture Trustee pursuant to the
Transaction Documents. An opinion of counsel, however, is not binding on the
Internal Revenue Service (the "IRS") or the courts. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

TAX CHARACTERIZATION OF THE SERIES 2006-1 NOTES

          Treatment of the Series 2006-1 Notes as Indebtedness. Pursuant to the
Indenture, the Series 2006-1 Supplement and the other Transaction Documents, the
Issuer and the Indenture Trustee agree, and the Series 2006-1 Noteholders, by acceptance of their Series 2006-1 Notes, will agree, to treat such Series 2006-1
Notes as indebtedness for United States federal, state, and local income and franchise tax purposes. Federal Tax Counsel is of the opinion that the Series
2006-1 Notes will be treated as debt for United States federal income tax purposes. The discussion below assumes the Series 2006-1 Notes are treated as debt for United States federal income tax purposes.

TAX CONSEQUENCES TO UNITED STATES NOTEHOLDERS

          Interest Income on the Series 2006-1 Notes. Interest on the Series
2006-1 Notes will be taxable as ordinary income for United States federal income tax purposes when received by a United States Noteholder using the cash method of accounting or when accrued by a United States Noteholder using the accrual method of accounting.

          Original Issue Discount. It is not anticipated that the Series 2006-1
Notes will be issued with more than a de minimis amount of original issue discount ("OID") for United States federal income tax purposes. OID on the
Series 2006-1 Notes would be calculated as the excess of all payments on the
Series 2006-1 Notes, other than stated interest, over the "issue price" of the
Series 2006-1 Notes, which is the first price at which a substantial amount of the Series 2006-1 Notes are sold by the Initial Purchasers to investors. If the
Series 2006-1 Notes are issued with any OID, it will be a de minimis amount if it is less than 1/4% of the principal amount of the Series 2006-1 Notes multiplied by their weighted average maturity, as determined under Treasury regulations. Under the Treasury regulations, a United States Noteholder would include de minimis OID in income as capital gain on a pro rata basis as principal payments are made on the relevant note.

          Sale or Other Taxable Disposition. If a United States Noteholder sells or otherwise disposes of a Series 2006-1 Note in a taxable disposition, gain or loss will be recognized in an amount equal to the difference between the amount realized on the sale or disposition and the adjusted tax basis of the note. A
United States Noteholder's adjusted tax basis in a note will equal its cost, increased by any gain previously included in income of the United States
Noteholder with respect to the note and decreased by the amount of principal payments previously received by the United States Noteholder with respect to the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest. Utilization of capital losses to offset taxable income is subject to limitation.

TAX CONSEQUENCES TO NON-UNITED STATES NOTEHOLDERS

          Non-United States Noteholders. The following information describes the
United States federal income tax treatment of an investor in Series 2006-1 Notes that is neither a United States Noteholders nor treated as partnership for
United States federal income tax purposes (a "Non-United States Noteholder").

          Subject to the discussion of back-up withholding below, payments of interest to a Non-United States Noteholder generally will not be subject to
United States federal income or withholding tax, provided that such payments are not effectively connected with a United States trade or business conducted by the Non-United States Noteholder and such Non-United States Noteholder:

                                       107

          o    does not directly or indirectly, actually or constructively, own
               10% or more of the capital or profits interest of the Issuer or
               10% or more of the combined voting power of all classes of stock of TAL entitled to vote;

          o    is not a "controlled foreign corporation" with respect to which either TAL or the Issuer is a "related person" within the meaning of the Code; and

          o    either (1) certifies in a statement provided to the Issuer or its paying agent, under penalties of perjury, that it is not a
               "United States person" within the meaning of the Code and
               provides its name and address (generally on IRS Form W-8BEN), or
               (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the Series 2006-1 Notes on behalf of the Non-United States Noteholder certifies to the
               Issuer or its paying agent under penalties of perjury that it, or the financial institution between it and the Non-United States
               Noteholder, has received from the Non-United States Noteholder a statement, under penalties of perjury, that such Non-United
               States Noteholder is not a "United States person", and provides the Issuer or its paying agent with a copy of such statement. If
               Series 2006-1 Notes are owned by non-U.S. partnerships or certain
               non-U.S. trusts or held by non-U.S. intermediaries, such
               partnerships, trusts and intermediaries may also be required to comply with certain certification procedures (generally, by providing the foregoing certifications from the partners,
               beneficiaries or other beneficial owners) in order to obtain the withholding exemption.

          If the above conditions are not met, interest paid on a Series 2006-1
Note will be subject to U.S. withholding tax at a rate of 30%, unless the
Non-United States Noteholder is entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the
Non-United States Noteholder's country of residence. A Non-United States
Noteholder may claim such exemption on a completed IRS Form W-8BEN containing the Non-United States Noteholder's U.S. taxpayer identification number that is delivered to the Issuer or its paying agent. In some cases, a Non-United States
Noteholder may instead be permitted to provide documentary evidence of its claim to an intermediary, or a "qualified" intermediary may already have some or all of the necessary documentation in its files. A Non-United States Noteholder generally will also be exempt from U.S. withholding tax on interest if such interest is effectively connected with a United States trade or business of the
Non-United States Noteholder (as described below) and the Non-United States
Noteholder provides the Issuer with an IRS Form W-8ECI.

          A Non-United States Noteholder will generally not be subject to United
States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a Series 2006-1
Note that is not effectively connected with a United States trade or business of
Non-United States Noteholder. However, a Non-United States Noteholder may be
subject to tax on such gain if such Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such Holder may have to pay a United States federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain.

          If interest or gain from a disposition of the Series 2006-1 Notes is effectively connected with a Non-United States Noteholder's conduct of a United
States trade or business, and, if an income tax treaty applies, the Non-United
States Noteholder maintains a United States "permanent establishment" to which the interest or gain is generally attributable, the Non-United States Noteholder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Noteholder.
A Non-U.S. United States Noteholder that is a corporation may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty.

INFORMATION REPORTING AND BACK-UP WITHHOLDING

          Information reporting and backup withholding requirements may apply to payments of principal and interest on a Series 2006-1 Note and to payments of proceeds on the sale, exchange or other disposition of a Series 2006-1 Note.
Backup withholding may be imposed (currently at a rate of 28%) on specified payments if a United

                                       108

States Noteholder fails to furnish its taxpayer identification number (social security number or employer identification number) or a Non-United States
Noteholder fails to furnish its certificate of foreign status to certify that the Noteholder is not subject to backup withholding, or in either case to otherwise comply with all applicable requirements of the backup withholding rules. Certain Series 2006-1 Noteholders (including, among others, corporations)
are not subject to the backup withholding and information reporting requirements. United States Noteholders who are required to establish their exempt status generally must provide IRS Form W-9. Non-United States Noteholders generally are not subject to U.S. information reporting or backup withholding, although they may be required to certify to the relevant paying agent as to their non-U.S. status. Series 2006-1 Noteholders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally may be claimed as a credit against the Series 2006-1 Noteholder's United States federal income tax liability or eligible for refund, provided that the required information is furnished to the IRS.

                CERTAIN STATE, LOCAL AND OTHER TAX CONSIDERATIONS

          Investors should consider, and consult their own tax advisors regarding, the state, local, foreign and other tax consequences of purchasing, owning or disposing of a Series 2006-1 Note. State, local and foreign tax laws may differ substantially from the corresponding U.S. federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state, local, foreign or other jurisdiction.

          The U.S. federal tax consequences set forth above are included for general information only and may not be applicable depending upon a Series
2006-1 Noteholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Series 2006-1 Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

                                       109

                          CERTAIN ERISA CONSIDERATIONS

          Subject to the following discussion the Series 2006-1 Notes may be acquired by pension, profit-sharing or other employee benefit plans subject to
ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, as well as any entity whose underlying assets include plan assets of any of the foregoing (each, a "Benefit Plan").
Section 406 of ERISA and Section 4975 of the Code prohibit an ERISA plan from engaging in certain transactions with persons that are "parties in interest"
under ERISA or "disqualified persons" under the Code with respect to a Benefit
Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of a Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

          Employee benefit plans that are governmental plans (as defined in
Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of
ERISA) are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.

          Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a
Benefit Plan that purchased Series 2006-1 Notes if assets of the Issuer were deemed to be assets of the Benefit Plan. Under regulations issued by the U.S.
Department of Labor (the "Plan Asset Regulations"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for purposes of ERISA and the
Code only if the Benefit Plan acquired an "equity interest" in the Issuer and none of the exceptions contained in the Plan Asset Regulations were applicable.
An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Series 2006-1 Notes constitute debt for local law purposes, the Issuer believes that, at the time of their issuance, the
Series 2006-1 Notes should not be treated as an equity interest in the Issuer for purposes of the Plan Asset Regulations. This determination is based in part upon the traditional debt features of the Series 2006-1 Notes, including the reasonable expectation of purchasers of Series 2006-1 Notes that the Series
2006-1 Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the
Series 2006-1 Notes for ERISA purposes could change if the Issuer incurs losses.

          However, without regard to whether the Series 2006-1 Notes are treated as an equity interest for purposes of the Plan Asset Regulations, the acquisition, holding or disposition of Series 2006-1 Notes by or on behalf of a
Benefit Plan could be considered to give rise to a prohibited transaction if the
Issuer, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such
Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase, holding or disposition of Series 2006-1 Notes by a
Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Series 2006-1 Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each purchaser and transferee of a Series 2006-1 Note will be deemed to represent and warrant that either (i) it is not acquiring the Series 2006-1 Note with the plan assets of a Benefit Plan or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code or (ii) the acquisition, holding and disposition of the Series 2006-1 Note does not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable law.

          A plan fiduciary considering the purchase of Series 2006-1 Notes should consult its legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                       110

          RESTRICTIONS ON TRANSFERS AND NOTICE TO INVESTORS

          Because of the following restrictions, Series 2006-1 Noteholders are advised to consult legal counsel prior to any offer, resale, pledge or other transfer of the Series 2006-1 Notes.

          The Series 2006-1 Notes have not been and will not be registered under the Securities Act or any state securities or "blue sky" laws and may not be offered or sold except in a transaction that is exempt from or not subject to the registration requirements of the Securities Act and such other laws.

          The Indenture Trustee shall not permit the transfer of any Note unless such transfer complies with the terms of the legends set forth below and, in the case of a transfer (i) to an Institutional Accredited Investor (other than a
Qualified Institutional Buyer), the transferee delivers a completed Purchaser
Letter to the Indenture Trustee, or (ii) to a United States Person other than a
Qualified Institutional Buyer or an Institutional Accredited Investor, upon delivery of an opinion of counsel satisfactory to the Indenture Trustee and the
Issuer, to the effect that the transferee is taking delivery of the Series
2006-1 Notes in a transaction that is otherwise exempt for the registration requirements of the Securities Act.

          Each purchaser (other than the Initial Purchasers) of Series 2006-1
Notes will be deemed to have represented, acknowledged and agreed as follows:

          (1) It is (a) a qualified institutional buyer as defined in Rule 144A
("Qualified Institutional Buyer") and is acquiring such Series 2006-1 Notes for its own institutional account or for the account or accounts of a Qualified
Institutional Buyer, or (b) purchasing the Series 2006-1 Notes in a transaction exempt from registration under the Securities Act and in compliance with the
Series 2006-1 Supplement and in compliance with the legend set forth in clause
(6) below, or (c) is not a United States Person and is acquiring such Series
2006-1 Notes outside the United States;

          (2) It is purchasing one or more Series 2006-1 Notes in an amount of at least $100,000 (or, if greater, the U.S. dollar equivalent of 50,000 Euros)
and it understands that such Series 2006-1 Notes may be resold, pledged or otherwise transferred only in an amount of at least $100,000 (or, if greater, the U.S. dollar equivalent of 50,000 Euros);

          (3) It represents and warrants to the Initial Purchasers, the Issuer, and the Indenture Trustee that either (i) it is not acquiring the Series 2006-1
Note with the plan assets of an "employee benefit plan" as defined in Section
3(3) of ERISA, which is subject to the provisions of Title I of ERISA, a "plan"
described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended
(the "Code"), an entity whose underlying assets include "plan assets" of any of the foregoing by reason of an employee benefit plan's or plan's investment in such entity or any other plan that is subject to a law that is similar to Title
I of ERISA or Section 4975 of the Code or (ii) the acquisition, holding and disposition of the Series 2006-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable law;

          (4) It understands that the Series 2006-1 Notes are being transferred to it in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Series 2006-1 Notes, such Series
2006-1 Notes may be resold, pledged or transferred only in accordance with applicable state securities laws and (i) in a transaction meeting the requirements of Rule 144A, to a person that the transferor reasonably believes is a Qualified Institutional Buyer that purchases for its own account (or for the account or accounts of a Qualified Institutional Buyer) and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, (ii) (a) to a person that is an Institutional Accredited Investor, is taking delivery of such Note in an amount of at least $100,000 (or, if greater, the U.S. dollar equivalent of 50,000 Euros) and delivers a Purchaser Letter in the form of Annex A hereto to the Indenture Trustee, or (b) to a person that is taking delivery of such Note pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act, as confirmed in an opinion of counsel addressed to the Indenture Trustee and the Issuer, which counsel and opinion are satisfactory to the Indenture Trustee and the Issuer, or
(iii) in an offshore transaction in accordance with Rule 903 or Rule 904 of
Regulation S;

                                       111

          (5) It is not a Competitor; and

          (6) It understands that each Series 2006-1 Note shall bear a legend substantially to the following effect:

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF
          1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY
          PURCHASING THIS NOTE, AGREES THAT SUCH NOTE MAY BE RESOLD, PLEDGED OR
          TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES
          LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A
          UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON THAT THE
          TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT
          PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A
          QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE
          RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE
          144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR
          RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) TO A PERSON
          (A) THAT IS AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING
          OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE
          SECURITIES ACT, IS TAKING DELIVERY OF SUCH NOTE IN AN AMOUNT OF AT
          LEAST $100,000 (OR, IF GREATER, THE U.S. DOLLAR EQUIVALENT OF 50,000
          EUROS) AND DELIVERS A PURCHASER LETTER TO THE INDENTURE TRUSTEE IN THE
          FORM ATTACHED TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH
          NOTE PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE
          REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS CONFIRMED IN AN
          OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER,
          WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE
          INDENTURE TRUSTEE.

          EACH PURCHASER AND TRANSFEREE OF A NOTE WILL BE DEEMED TO REPRESENT
          AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE WITH THE PLAN
          ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE
          EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"),
          WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A "PLAN"
          DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986,
          AS AMENDED (THE "CODE"), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE
          "PLAN ASSETS" OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT
          PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY OR ANY OTHER PLAN THAT IS
          SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975
          OF THE CODE OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THE
          NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER
          SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR
          APPLICABLE LAW.

          THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR
          INSTRUMENTALITY.

[FOR GLOBAL NOTES ONLY:

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
          DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE
          TRANSFEROR OF SUCH NOTE (THE "TRANSFEROR") OR ITS AGENT FOR
          REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS
          REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
          REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS
          MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
          AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE
          HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL

                                       112

          INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
          HEREIN.]

[FOR REGULATION S BOOK-ENTRY NOTES ONLY:

          EACH INVESTOR PURCHASING THIS NOTE IN RELIANCE UPON REGULATION S OF
          THE SECURITIES ACT UNDERSTANDS THAT THE NOTES HAVE NOT AND WILL NOT BE
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
          "SECURITIES ACT"), THAT ANY OFFERS, SALES OR DELIVERIES OF THE NOTES
          PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN
          REGULATION S UNDER THE SECURITIES ACT) PRIOR TO THE DATE THAT IS 40
          DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE DISTRIBUTION OF
          THE NOTES AND (II) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF
          UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST
          WILL BE MADE IN RESPECT OF SUCH NOTES ONLY FOLLOWING THE DELIVERY BY
          THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE
          EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY GLOBAL NOTES
          FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK ENTRY NOTES
          (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S.
          BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE
          INDENTURE.

          EACH PURCHASER AND TRANSFEREE OF A NOTE WILL BE DEEMED TO REPRESENT
          AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE WITH THE PLAN
          ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE
          EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"),
          WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A "PLAN"
          DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986,
          AS AMENDED (THE "CODE"), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE
          "PLAN ASSETS" OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT
          PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY OR ANY OTHER PLAN THAT IS
          SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975
          OF THE CODE OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THE
          NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER
          SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR
          APPLICABLE LAW.

          THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR
          INSTRUMENTALITY OF THE UNITED STATES.]

                                       113

                     CERTAIN LEGAL INVESTMENT CONSIDERATIONS

          Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investments in the Series 2006-1 Notes. Any such institution should consult its legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Series
2006-1 Notes. Without limiting the foregoing, any financial institution that is subject to the jurisdiction of the Comptroller of Currency, the Board of
Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the Office of Thrift Supervision, the National Credit Union
Administration, any state insurance commission, or any other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Series 2006-1 Notes. Depository institutions should review and consider the applicability of the Federal
Financial Institutions Examination Council Supervisory Policy Statement on
Securities Activities, which has been adopted by the respective federal regulators.

          None of the Issuer or the Initial Purchasers make any representation as to the proper characterization of the Series 2006-1 Notes for legal investment or other purposes, or as to the ability of particular investors to purchase the 2006-1 Notes for legal investment or other purposes, or as to the ability of particular investors to purchase the Notes under applicable investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Series 2006-1 Notes) may affect the liquidity of the Series 2006-1 Notes. Accordingly, all institutions whose activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Series 2006-1 Notes are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

          Fortis Securities LLC ("Fortis Securities") and Credit Suisse
Securities (USA) LLC ("Credit Suisse") are the Initial Purchasers of the Series
2006-1 Notes. The Initial Purchasers have, pursuant to the Note Purchase
Agreement for the Series 2006-1 Notes (the "Purchase Agreement"), agreed with the Issuer to purchase Series 2006-1 Notes offered hereby having an aggregate principal balance in the amount set forth opposite its name:

                                     Aggregate Principal Balance
        Initial Purchaser              of Series 2006-1 Notes
----------------------------------------------------------------
      Fortis Securities LLC                       $
Credit Suisse Securities (USA) LLC                $
              Total                               $

          The price paid by the Initial Purchasers for the Series 2006-1 Notes may be less than those paid by other purchasers of Series 2006-1 Notes. In addition to the structuring fees paid to it, the Initial Purchasers may be deemed to receive compensation for the sale of the Series 2006-1 to the extent that the price(s) paid by them for the Series 2006-1 Notes is less than the price(s) at which they are sold.

          The Purchase Agreement provides that the obligations of the Initial
Purchasers are subject to certain conditions precedent. Pursuant to the Purchase
Agreement, the Issuer has agreed to indemnify the Initial Purchasers against certain liabilities in connection with the offer and sale of the Series 2006-1
Notes, including liabilities under the Securities Act, and to contribute to payments that the Initial Purchasers may be required to make in respect thereof.
No subsequent Series 2006-1 Noteholder will have the benefit of such indemnification or contribution rights. The Issuer has also agreed to reimburse the Initial Purchasers for certain expenses incurred by the Initial Purchasers in connection with the offering of the Series 2006-1 Notes.

                                       114

          The Series 2006-1 Notes have not been registered under the Securities
Act or any state securities or "blue sky" laws and may not be offered or sold unless registered under, or offered and sold in certain transactions exempt from the registration requirements of, the Securities Act and such other laws.

          The Issuer has been advised by the Initial Purchasers that: the
Initial Purchasers propose to resell the Series 2006-1 Notes initially (i)
outside the United States to non-United States Persons within the meaning of, and in compliance with, Regulation S, or (ii) within the United States to (x)
Qualified Institutional Buyers in reliance on Rule 144A under the Securities
Act, or (y) Institutional Accredited Investors (see "Restrictions on Transfers
and Notice to Investors" herein); any offer or sale of Series 2006-1 Notes by the Initial Purchasers made in reliance on Rule 144A will be made by the Initial
Purchasers or other broker-dealers, including certain affiliates of the Initial
Purchasers that are registered as broker-dealers under the Exchange Act; and the
Initial Purchasers may allow a concession to certain brokers or dealers.

          No action has been or will be taken by the Issuer in any jurisdiction that would permit a public offering of the Series 2006-1 Notes or possession or the distribution of this Preliminary Offering Memorandum or any amendment or supplement hereto or any other offering material relating to the Series 2006-1
Notes in any jurisdiction where action for such purpose is required.

          The Series 2006-1 Notes will constitute a new class of securities with no established trading market. The Issuer does not intend to list the Series
2006-1 Notes on any national securities exchange or to seek the admission thereof for trading on any automated dealer quotation system. The Issuer has been advised by the Initial Purchasers that, following the completion of the offering and sale of the Series 2006-1 Notes, the Initial Purchasers currently intend to make a market in the Series 2006-1 Notes. However, the Initial
Purchasers are not obligated to do so and any market-making activities with respect to the Series 2006-1 Notes may be discontinued at any time, in the sole discretion of the Initial Purchasers, without notice. In addition, such market-making activity will be subject to the limits imposed by the Exchange
Act. Accordingly, no assurance can be given as to the liquidity of, or the trading market for, the Series 2006-1 Notes.

          The Initial Purchasers may engage in over-allotment, syndicate covering transactions and penalty bids in accordance with Regulation M under the
Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for an Initial Purchaser. Covering transactions involve purchases of the Series 2006-1 Notes in the open market after the distribution has been completed in order to cover short positions. Penalty bids permit the Initial Purchasers to reclaim a selling concession from a dealer when the Series 2006-1 Notes originally sold by such dealer are purchased in a covering transaction to cover short positions. Such stabilizing transactions, covering transactions and penalty bids may cause the price of the Series 2006-1
Notes to be higher than it would otherwise be in the absence of such transactions.

          The Issuer and the Initial Purchasers extend to each prospective investor the opportunity, prior to the consummation of the sale of the Series
2006-1 Notes, to ask questions of, and receive answers from, the Issuer and the
Initial Purchasers concerning the Series 2006-1 Notes and the terms and conditions of this offering and to obtain any additional information it may consider necessary in making an informed investment decision, to the extent the
Issuer or the Initial Purchasers possess the same.

          From time to time, each of Fortis Securities, Credit Suisse and their affiliates have provided, and may in the future provide, investment banking services and engage in transactions with TAL, the Issuer and their affiliates for which they have, and would receive, customary fees, expenses and indemnities.

          An Initial Purchaser or its affiliate currently acts, and may in the future act, as a Hedge Counterparty with respect to one or more Interest Rate
Hedge Agreements in connection with interest rate management activities of the
Issuer.

          Affiliates of the Initial Purchasers may purchase Series 2006-1 Notes for investment purposes.

          Fortis Capital Corp., an affiliate of Fortis Securities, acts as
Administrative Agent on behalf of the Indenture Trustee with respect to various obligations under the Indenture and the other Transaction Documents for

                                       115

which it receives certain fees and expenses. See "Description of the
Administration Agreement" herein. Fortis Capital Corp. is also a Holder of certain of the Warehouse Notes and, as described under "Use of Proceeds," will receive payment of a portion of net proceeds of the sale of Series 2006-1 Notes in its capacity as a Holder of Warehouse Notes.

                                   CO-MANAGERS

          Each of HSH Nordbank AG, WestLB AG, ING Financial Markets LLC, and
BTMU Capital Corporation (each a "Co-Manager" and, collectively, the
"Co-Managers") have been designated by the Issuer as a Co-Manager with respect to the Series 2006-1 Notes. The Co-Managers or one of their affiliates may purchase Series 2006-1 Notes for investment purposes. None of the Co-Managers, except for ING Financial Markets LLC, is a licensed U.S. broker dealer and, except as purchasers of the Series 2006-1 Notes, no Co-Manager has participated in the offer, sale and/or distribution of the Series 2006-1 Notes, or effected transactions in the Series 2006-1 Notes, for the account of others. No
Co-Manager makes any representation or warranty, express or implied, relating to the accuracy or completeness of the information set forth in this Preliminary
Offering Memorandum or in any other written or oral communication transmitted or made available to an offeree, and each Co-Manager expressly disclaims any and all liability based on such information or omissions therefrom.

          Each Co-Manager has engaged, and in the future may engage, in transactions with the Issuer, TAL and their respective affiliates, for which such Co-Manager will receive customary fees. Finally, a portion of the proceeds from the sale of the Series 2006-1 Notes will be paid on the Closing Date to each Co-Manager or one of its affiliates as part of the payment in full of indebtedness owing by the Issuer to each of them.

          Each Co-Manager or one of its affiliates has agreed to purchase from the Issuer a portion of the Warehouse Notes to be issued on the Closing Date.
Except as purchasers of the Warehouse Notes, no Co-Manager has participated in the offer, sale and/or distribution of such Notes, or effected transactions of such Notes for the account of others.

                          RATINGS OF THE OFFERED NOTES

          It is a condition to the issuance of the Series 2006-1 Notes that the
Series 2006-1 Notes, taking into consideration the Policy, are rated "AAA" by
Standard & Poor's and "Aaa" by Moody's. Such ratings are not to be considered a recommendation to purchase, hold or sell the Series 2006-1 Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse affect on the market price of the Series 2006-1 Notes. Any such rating of the Series 2006-1 Notes addresses the likelihood of the timely payment of interest on each Payment Date and the ultimate payment of principal on the Series 2006-1 Notes by the stated Series
2006-1 Legal Final Maturity Date. The ratings assigned to the Series 2006-1
Notes do not represent any assessment of the likelihood that the principal prepayments might differ from those originally anticipated or address the possibility that the Series 2006-1 Noteholders might suffer a lower than anticipated yield.

          The ratings of the Series 2006-1 Notes are based in part on the credit ratings of the Series Enhancer as well as the terms of the Policy. There is no assurance that the ratings on the Series 2006-1 Notes will not be lowered or withdrawn if circumstances so warrant. Further, a security rating is not a recommendation to buy, sell or hold securities. Each security rating should be evaluated independently of any other security rating. See "-- Risk Factors --
Risks Related to the Series 2006-1 Notes -- Ratings of the Notes" and "-- Risk
Factors -- Risks Related to the Series 2006-1 Notes -- Effect of Rating
Downgrade of Series Enhancer" herein.

                              CERTAIN LEGAL MATTERS

          Certain legal matters relating to the issuance of the Notes will be passed upon for the Issuer and TAL by Mayer, Brown, Rowe & Maw LLP, New York,
New York, for the Series Enhancer by an assistant general counsel of Series
Enhancer and for the Initial Purchasers by Thacher Proffitt & Wood LLP, New
York, New York. Mayer, Brown, Rowe & Maw LLP from time to time represents TAL in connection with other matters.

                                       116

              WHERE PROSPECTIVE INVESTORS CAN FIND MORE INFORMATION

          TAL's parent company, TAL Group, is subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, TAL Group files annual, quarterly and special reports, proxy statements and other information with the SEC. These documents and other information can be inspected, without charge, at the Public Reference Section of the SEC located at
100 F Street, N.E., Washington, D.C. 20549. Prospective investors may call the
SEC at 1-800-SEC-0330 for further information regarding the public reference room. Prospective investors may also obtain copies of these documents by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington,
D.C. 20549, at prescribed rates. The SEC also maintains a web site at
http://www.sec.gov, which contains reports and other information regarding registrants that file electronically with the SEC.

          THE SERIES 2006-1 NOTES ARE OBLIGATIONS OF THE ISSUER AND ARE NOT
OBLIGATIONS OF TAL, TAL GROUP OR ANY OF THEIR AFFILIATES.

                               GENERAL INFORMATION

The CUSIP number for the 144A Global Notes is [__________].

The CUSIP number for the Regulation S Global Notes is [___________].

The CUSIP number for the Series 2006-1 Notes issued to Institutional Accredited
Investors is [__________].

                                       117

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                       118

                                   APPENDIX A

                                 INDEX OF TERMS

          As used in this Preliminary Offering Memorandum, the following terms shall have the following meanings.

          ACTUAL NET OPERATING INCOME. This term is defined under "Description of the Management Agreement--Deposits to the Trust Account."

          ADDITIONAL SERIES. This term is defined under "Summary -- Issuer."

          ADJUSTED NET BOOK VALUE. With respect to any Managed Containers being sold, an amount equal to (x) the sum of the respective Net Book Values of such
Managed Containers at the time of sale, minus (y) any insurance proceeds, amounts paid by lessees or other Collections received by the Issuer in respect of any damage to such Managed Container which was not repaired prior to sale or in respect of any failure of the lessee to make repairs which were not made prior to sale.

          ADMINISTRATION AGREEMENT. The Amended and Restated Administration
Agreement, dated as of ________, 2006, as amended, modified or supplemented from time to time in accordance with its terms, entered into by and among the Issuer,
TAL, the Administrative Agent and the Indenture Trustee.

          ADMINISTRATIVE AGENT. Fortis Capital Corp., a Connecticut corporation, and its permitted successors and assigns thereto.

          ADMINISTRATIVE AGENT FEES. The fees payable to the Administrative
Agent under the Administration Agreement.

          ADVANCE RATE. Eighty-two percent (82%).

          AGGREGATE NET BOOK VALUE. As of any date of determination, the sum of the Net Book Values (such Net Book Values to be measured as of the last day of the month immediately preceding such date of determination) of all Eligible
Containers.

          AGGREGATE NOTE PRINCIPAL BALANCE. As of any date of determination, the sum of the then unpaid principal balance of all Series of Notes then
Outstanding.

          AGGREGATE SERIES 2006-1 NOTE PRINCIPAL BALANCE. As of any date of determination, an amount equal to the sum of the Series 2006-1 Note Principal
Balances of all Series 2006-1 Notes then Outstanding.

          ANCILLARY FEES. All fees paid to and received by TAL under Lease
Agreements for drop-off, pick-up or repositioning charges, handling fees, repair payments and repair insurance fees that are attributable to the Managed
Containers.

          ASSET BASE. This term is defined under "Summary -- Asset Base."

          ASSET BASE CERTIFICATE. A certificate with appropriate insertions setting forth the components of the Asset Base as of the last day of the month for which such certificate is submitted.

          ASSET BASE DEFICIENCY. As of any Payment Date, the condition that exists if the Aggregate Note Principal Balance (calculated after giving effect to all payments of Minimum Principal Payment Amounts and Scheduled Principal
Payment Amounts to be paid on such Payment Date) exceeds the Asset Base. If such term is used in a quantitative context, the amount of the Asset Base Deficiency shall be equal to the amount of such excess.

          AVAILABLE DISTRIBUTION AMOUNT. For any Payment Date, an amount equal to the sum of (i) all amounts representing the Net Operating Income of the
Eligible Containers received during the related Collection Period, (ii)

                                      A-1

all other amounts received by the Issuer subsequent to the immediately preceding
Payment Date, (iii) all amounts transferred from the Restricted Cash Account in accordance with the provisions of the Indenture; provided that the amounts described in this clause (iii) may be used only to make the payments described in the Indenture, (iv) any earnings on Eligible Investments in the Trust
Account, the Restricted Cash Account, the Temporary Loss Account and any Series
Accounts, (v) all Manager Advances made by the Manager in accordance with the terms of the Management Agreement subsequent to the immediately preceding
Payment Date, (vi) the net amount received by the Issuer pursuant to any Hedge
Agreement then in effect and (vii) if so directed by the Issuer, amounts, proceeds and funds contemplated by the Indenture (unless the Issuer directs otherwise, the amounts and proceeds contemplated by this clause (vii) shall be applied only in respect of principal on Notes of one or more Series).

          BANKRUPTCY CODE. The United States Bankruptcy Reform Act of 1978, as
amended.

          BORROWERS. Each of TAL, TOL and TOCC.

          BUSINESS DAY. Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, London, England, the city in which the Corporate Trust Office of the Indenture Trustee is located, or the city in which the headquarters of the Administrative Agent is located, are authorized or are obligated by law, executive order or governmental decree to be closed.

          CALCULATED SALES PERCENTAGE. A fraction, expressed as a percentage,
(a) the numerator of which is the Original Equipment Cost of all Eligible
Containers that have been subject to sales since the first date on which the most recent Series of Warehouse Notes ceased to be Outstanding and (b) the denominator of which is the sum of (x) the aggregate Original Equipment Cost of all Eligible Containers as of the first date on which the most recent Series of
Warehouse Notes ceased to be Outstanding, plus (y) the aggregate Original
Equipment Cost of all Eligible Containers acquired after the first date on which the most recent Series of Warehouse Notes ceased to be Outstanding which, as of the date of determination, continue to be Eligible Containers.

          CAPITALIZED LEASES. Leases under which a Borrower is the lessee or obligor, the discounted remaining rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

          CASUALTY LOSS. With respect to any Managed Container as of any date of determination, any of the following events or conditions:

          (1) total loss or destruction thereof;

          (2) theft or disappearance thereof without recovery within sixty (60)
days after such theft or disappearance becomes known to the Issuer, the Manager or any of its affiliates;

          (3) damage rendering such Managed Container unfit for normal use and, in the judgment of the Issuer or the Manager, beyond repair at reasonable cost;
or

          (4) any condemnation, seizure, forced sale or other taking of title to or use of such Managed Container.

          CASUALTY PROCEEDS. Any payment to, or on behalf of, the Issuer in connection with a Casualty Loss.

          CEU. The abbreviation used for cost equivalent unit.

          CHANGE OF CONTROL. With respect to the Manager, and without the prior written consent of the Requisite Global Majority, the occurrence of any of the following events: (A) any "Person or "group" (as such terms are used in Section
13(d) and 14(d) of the Exchange Act), other than TAL Group, becomes the
"beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act)
of more than fifty percent (50%) of the voting stock of the Manager or (B) the
Manager consolidates or mergers with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, in any such case, other

                                      A-2

than any such transaction in which (i) the outstanding voting stock of the
Manager is converted into or exchanged for voting stock (other than redeemable capital stock) of the surviving or transferee company or corporation or (ii) TAL
Group owns, directly or indirectly, not less than a majority of the voting stock of the surviving or transferee company or corporation immediately after such transaction.

          CHATTEL PAPER. Any lease or other chattel paper, as such term is defined in the UCC.

          CLASS. All Notes having the same rights to payment under the Indenture and any Supplement.

          CLEARSTREAM. Clearstream Banking, Luxembourg, societe anonyme, formerly known as Cedelbank, societe anonyme.

          CLOSING DATE. This term is defined under "Summary -- Closing Date."

          CODE. The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

          COLLATERAL. This term is defined under "Summary -- Description of
Collateral."

          COLLECTION PERIOD. The period from and including the first day of the calendar month immediately preceding the calendar month in which a Payment Date occurs through and including the last day of such calendar month.

          COLLECTIONS. With respect to any Collection Period, an amount equal to the sum of all payments of Estimated Net Operating Income (including any adjustment payments with respect thereto) actually received by, or on behalf of, the Issuer with respect to the Managed Containers during such Collection Period, and, to the extent not included in the foregoing, all Casualty Proceeds, Sales
Proceeds and Warranty Purchase Amounts actually received by the Issuer during such Collection Period. Collections for any Collection Period shall include any of the foregoing amounts which are received in any Collection Period but which are deposited in the Trust Account (within the time required by the terms of the
Indenture) during the immediately succeeding Collection Period; provided, however, that with respect to any rental or other payments received from a lessee during a particular Collection Period which relate to a future Collection
Period, such advance payments shall constitute "Collections" in the future
Collection Period to which such amounts relate and shall not constitute
"Collections" in the Collection Period in which such amounts are received.

          CO-MANAGER. This term is defined under "Co-Managers."

          CONCENTRATION ACCOUNT. A bank account to which lessees are instructed to make payments in respect of Managed Containers and the other Containers in the Container Fleet.

          CONCENTRATION FINANCE LEASE. Any Lease for a Container that was purchased directly from the manufacturer and whose initial Lease Agreement provides the lessee the right or option to purchase the Container at the expiration of the Lease and whose initial Lease Agreement satisfies the criteria for classification as a capital lease pursuant to GAAP, including Statement of
Financial Account Standards No. 13, as amended.

          CONCENTRATION LIMITS. The following limitations on the types of
Containers eligible to be an Eligible Container (which limitations shall be applied on each Transfer Date and shall be calculated so as to give effect to the transfer under consideration), as modified from time to time but only with prior satisfaction of the Rating Agency Condition (or, if no Series of Notes is
then rated, with the consent of the Administrative Agent):

          (1) Maximum Concentration of Dry Freight Special Containers. The sum
of the Net Book Values of all Eligible Containers that are Specialized
Containers (other than refrigerated Containers) shall not exceed fifteen percent
(15%) of the Aggregate Net Book Value;

                                      A-3

          (2) Maximum Concentration of Refrigerated Containers. The sum of the
Net Book Values of all Eligible Containers that are refrigerated Containers
(either 20', 40' or 40' high cube) shall not exceed forty percent (40%) of the
Aggregate Net Book Value;

          (3) Maximum Concentration of Concentration Finance Leases.

               (a) The sum of the Net Book Values of all Eligible Containers
          that are subject to a Concentration Finance Lease shall not exceed ten percent (10%) of the Aggregate Net Book Value;

               (b) The sum of the Net Book Values of all Eligible Containers
          then on Lease to any single lessee that are subject to a Concentration
          Finance Lease shall not exceed five percent (5%) of the Aggregate Net
          Book Value;

          (4) Maximum Concentration of Non-Monthly Rental Payments. The sum of
the Net Book Values of all Eligible Containers subject to Lease Agreements for which rentals are payable less frequently than monthly shall not exceed five percent (5%) of the Aggregate Net Book Value;

          (5) Maximum Concentration of Non-U.S. Currency Rentals. The sum of the
Net Book Values of all Eligible Containers subject to Lease Agreements for which rentals are payable in a currency other than Dollars and which are not the subject of a Currency Hedge Agreement shall not exceed two percent (2%) of the
Aggregate Net Book Value;

          (6) Maximum Concentration of Non-Marine Cargo Users. The sum of the
Net Book Values of all Eligible Containers subject to Lease Agreements under which the lessee is a Person that is not a marine cargo user shall not exceed seven percent (7%) of the Aggregate Net Book Value;

          (7) Maximum Concentration of any Three Lessees. The sum of the Net
Book Values of all Eligible Containers then on lease to any three lessees shall not exceed fifty percent (50%) of the then Aggregate Net Book Value; provided, however, that if two or more lessees shall engage in any transaction (whether through merger, consolidation, stock sale, asset sale or otherwise) pursuant to which a lessee shall become the owner of, or interest holder in, any other lessee's leasehold interests in one or more Eligible Containers and the effect of such transaction is to cause a breach of the foregoing threshold, then the foregoing threshold shall on the effective date of such transaction be increased to an amount equal to the quotient, expressed as a percentage, (x) the numerator of which shall equal the sum of (A) the sum of the Net Book Values of all
Managed Containers on lease to such transacting lessees immediately prior to such transaction, and (B) the sum of the Net Book Values of all Managed
Containers then on lease to the two other lessees having the most Managed
Containers then on lease with the Issuer (measured by Net Book Value) and (y)
the denominator of which shall equal the then Aggregate Net Book Value); and
provided further that, if the foregoing limitation has been increased above fifty percent (50%) by operation of the above proviso, then any additional
Managed Containers subsequently leased to any of such three lessees shall not be considered Eligible Containers until such time as the sum of the Net Book Values of all Managed Containers then on lease to such three lessees does not exceed an amount equal to fifty percent (50%) of the then Aggregate Net Book Value; and

          (8) Maximum Concentration for any Single Lessee. The sum of the Net
Book Values of all Eligible Containers then on Lease to any single lessee shall not exceed an amount equal to (A) with respect to any of the lessees set forth in a schedule to the Indenture (which schedule, as of the Closing Date, is described under "Issuer's Fleet Profile and Statistics -- Lessee Profile"), the
percentage of the Aggregate Net Book Value set opposite the name of such lessee on such schedule, and (B) with respect to any lessee not covered by clause (A), five percent (5%) of the then Aggregate Net Book Value; provided, however, that if two or more lessees shall engage in any transaction (whether through merger, consolidation, stock sale, asset sale or otherwise) pursuant to which a lessee shall become the owner of, or interest holder in, any other lessee's leasehold interests in one or more Eligible Containers, the foregoing threshold set forth in clauses (A) and (B) shall on the effective date of such transaction be increased with respect to such acquiring or, in the case of a merger, surviving lessee to equal the greater of (i) the sum of the applicable percentage limitations for the transacting lessees as set forth in clauses (A) and (B)
above, and (ii) a quotient, expressed as a percentage, (x) the numerator of which shall equal the sum of the Net Book Values of

                                      A-4

all Managed Containers on Lease to such transacting lessees immediately prior to such transaction and (y) the denominator of which shall equal the then Aggregate
Net Book Value).

          CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the applicable Person and its Restricted Subsidiaries (as defined in the Credit Agreement), consolidated in accordance with GAAP.

          CONSOLIDATED CASH INTEREST EXPENSE. With respect to any Person for any period, the difference of (i) the aggregate Consolidated Interest Expense of such Person for such period, minus (ii) to the extent included in such aggregate
Consolidated Interest Expense, and to the extent incurred by TAL Group or any of its Consolidated Subsidiaries, (a) amortization or write off of debt or equity issuance costs and deferred financing costs, (b) interest expense to the extent not paid in cash attributable to dividends in respect of all Preferred Equity of
TAL Group and its Consolidated Subsidiaries that is not Disqualified Stock pursuant to Statement of Financial Accounting Standards No. 150, "Accounting for
Certain Financial Instruments with Characteristics of Both Liabilities and
Equity", and (c) any non-cash interest expense related to (1) any interest expense that has not been paid in cash, (2) accrued interest on Disqualified
Stock to the extent not paid, and (3) any incremental non-cash interest expense incurred by TAL Group or its Subsidiaries as the result of an accounting change in accordance with GAAP that occurs after the Initial Closing Date, plus (iii)
without duplication, cash interest payments made in such period (exclusive of any such cash payment funded with the proceeds of an equity offering or capital contribution) related to Consolidated Interest Expense that were deducted from
Consolidated Cash Interest Expense in a prior period.

          CONSOLIDATED EBIT. For any period, means the sum of Consolidated Net
Income, plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income:

          (1) all income tax expense of TAL Group and its Consolidated
Subsidiaries, all taxes incurred by TAL Group and its Consolidated Subsidiaries in respect of the repatriation of income from jurisdictions outside the United
States and all amounts paid by TAL Group and its Consolidated Subsidiaries pursuant to the terms of any tax sharing or similar agreement;

          (2) the Consolidated Interest Expense of TAL Group and its
Consolidated Subsidiaries;

          (3) depreciation and amortization charges of TAL Group and its
Consolidated Subsidiaries relating to any increased depreciation or amortization charges resulting from purchase accounting adjustments or inventory write-ups with respect to acquisitions or the amortization or write-off of deferred debt or equity issuance costs;

          (4) all other non-cash charges of TAL Group and its Consolidated
Subsidiaries (other than depreciation expense) minus, with respect to any such non-cash charge occurring on or after the Initial Closing Date that was previously added in a prior period to calculate Consolidated EBIT and that represents an accrual of or reserve for cash expenditures in any future period, any cash payments made during such period;

          (5) any non-capitalized costs incurred in connection with financings, the Acquisition, acquisitions of Containers or Chassis or dispositions
(including financing and refinancing fees and any premium or penalty paid in connection with redeeming or retiring Indebtedness prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness);

          (6) rental expense paid on or prior to April 30, 2005 with respect to containers leased by a Borrower from The Union Bank of Switzerland to the extent that containers related to such expense have been repurchased by the Borrowers and their Consolidated Subsidiaries;

          (7) all non-cash expenses attributable to Incentive Arrangements; and

          (8) to the extent that any portion of the Management Fee payable during such period was accrued and not paid during such period, the aggregate amount of expenses attributable to all payments or accruals of Management Fee during such period;

                                      A-5

          in each case, for such period and as determined on a consolidated basis in accordance with GAAP.

          CONSOLIDATED EBIT TO CONSOLIDATED CASH INTEREST EXPENSE RATIO. As of
any date of determination, means the ratio of (a) the aggregate amount of
Consolidated EBIT for TAL Group and its Consolidated Subsidiaries for the period of the most recent four consecutive fiscal quarters ending on or prior to the date of such determination to (b) Consolidated Cash Interest Expense for TAL
Group and its Consolidated Subsidiaries for such four fiscal quarters.

          CONSOLIDATED FUNDED DEBT. As of any date of determination with respect to a Person, the total amount, without duplication, of: (1) the principal amount outstanding under all Indebtedness of such Person and such Person's Consolidated
Subsidiaries, (2) all Finance Lease obligations, as lessee, of such Person and such Person's Consolidated Subsidiaries, and (3) the aggregate of the present values of future rental payments under any lease of any container which such
Person or any of such Person's Consolidated Subsidiaries is the lessee (i) that is treated by the lessee as an operating lease rather than a capital lease in accordance with GAAP, and (ii) in respect of which the lessor retains or obtains ownership of the property so leased for federal income tax purposes, in the event, but only in the event, that the aggregate of such present values shall be in excess of Twenty-Five Million Dollars ($25,000,000).

          CONSOLIDATED INTEREST EXPENSE. With respect to any Person for any period, the aggregate of the interest expense of such Person and its
Consolidated Subsidiaries for such period, on a Consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) the interest component of payments on Capitalized Leases paid, accrued and/or scheduled to be paid or accrued by such Person and its Consolidated Subsidiaries during such period; and
(c) net cash costs under all Interest Rate Hedging Agreements (including amortization of fees).

          CONSOLIDATED NET INCOME. For any period, the aggregate net income (or loss) of TAL Group and its Consolidated Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

          (1) any gain (or loss) realized upon the sale or other disposition of assets (other than Containers, Chassis and Related Assets) of TAL Group, any
Borrower, any Consolidated Subsidiary or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (2) extraordinary gains or losses, as determined in accordance with
GAAP;

          (3) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

          (4) the cumulative effect of a change in accounting principles, as determined in accordance with GAAP;

          (5) any adjustments, restructuring costs, non-recurring expenses, non-recurring fees, non-operating expenses, charges or other expenses (including bonus and retention payments and non-cash compensation charges) (a) made or incurred in connection with the Acquisition or the financing thereof or (b)
incurred in connection with acquisitions of Containers and/or Chassis;

          (6) Systems/Organizational Establishment Expenses; and

          (7) any net income (or loss) of any Person (other than TAL Group) if such Person is not a Restricted Subsidiary of TAL Group; provided, that TAL
Group, or any of its Consolidated Subsidiary's, equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to TAL Group or such Consolidated Subsidiary as a dividend or other distribution, in each case for such period.

                                      A-6

          CONSOLIDATED SUBSIDIARIES. With respect to any Person, each Restricted
Subsidiary of such Person that is required to be consolidated with such Person in accordance with GAAP.

          CONSOLIDATED TANGIBLE NET WORTH. As of any date of determination with respect to a Person, the excess of: (a) the tangible assets of such Person and such Person's Consolidated Subsidiaries calculated in accordance with GAAP plus the aggregate amount of Consolidated Funded Debt of the type specified in clause
(3) of the definition of Consolidated Funded Debt, over (b) all Indebtedness of such Person and its Consolidated Subsidiaries; provided, however, that (i) in no event shall there be included in the above calculation any intangible assets such as patents, trademarks, trade names, copyrights, licenses, goodwill, organizational costs, amounts relating to covenants not to compete, or any impact from applications of FASB 133, and (ii) securities included as such intangible assets shall be taken into account at their current market price or cost, whichever is lower.

          CONTAINER. Any marine and maritime container (including dry cargo containers, refrigerated containers (including the associated refrigeration machine), generator sets, gps devices and Specialized Containers) to which any
Person either (i) has good title and that is held for lease or sale or (ii) is lessor under any Finance Lease.

          CONTAINER FLEET. At any time, the fleet of Containers owned or managed by TAL.

          CONTAINER MANAGEMENT SYSTEM. The equipment tracking and billing system used by the Manager and any upgrade to, or replacement for, such system.

          CONTAINER REPRESENTATIONS AND WARRANTIES. Representations of TAL made in the Contribution and Sale Agreement regarding Transferred Containers, including representations set forth in "Description of the Contribution and Sale
Agreement -- Representations and Warranties of TAL."

          CONTAINER REVENUES. For any Collection Period, all amounts paid to and received by the Manager which are attributable to the Managed Containers, including but not limited to (i) per diem rental charges (excluding any prepayments thereof), Ancillary Fees and all charges paid in respect of the
Managed Containers pursuant to Lease Agreements (including, without duplication, payments on Finance Leases in respect of Managed Containers) but excluding
Excluded Amounts, (ii) amounts received from the manufacturers or sellers of the
Managed Containers for breach of sale warranties relating thereto or in settlement of any claims, losses, disputes or proceedings relating to the
Managed Containers, (iii) amounts received from any other Person in settlement of any claims, losses, disputes or proceedings relating to the Managed
Containers, including insurance proceeds relating thereto, and (iv) any insurance premiums relating to the Managed Containers which have been refunded by the insurer. Notwithstanding the foregoing, Container Revenues shall not include Sales Proceeds or Casualty Proceeds.

          CONTRIBUTION AND SALE AGREEMENT. The Amended and Restated Contribution
and Sale Agreement, dated as of _________, 2006, as amended, modified or supplemented from time to time in accordance with its terms, entered into by TAL and the Issuer.

          CONTROL PARTY. With respect to a Series has the meaning set forth in the Supplement for such Series. With respect to the Series 2006-1 Notes, so long as no Series Enhancer Default has occurred and is continuing, the Series
Enhancer for the Series 2006-1 Notes, or if a Series Enhancer Default has
occurred and is continuing, the Majority of Holders of the Series 2006-1 Notes.

          CONVERSION DATE. The date of the occurrence of a Conversion Event.

          CONVERSION EVENT. With respect to a Series of Warehouse Notes, the occurrence or existence of any of the following events or conditions: (i) the expiration of the stated period of time set forth in the definition of
Conversion Date in the related Supplement, unless such period is extended in accordance with the terms of such Supplement, and (ii) the occurrence of an
Early Amortization Event under any Series of Notes then Outstanding.

          CORPORATE TRUST OFFICE. This term shall have the meaning set forth in
"Summary -- Indenture Trustee."

                                      A-7

          CREDIT AGREEMENT. That certain Amended and Restated Credit Agreement, dated as of August 1, 2005, as amended, restated, or otherwise modified in accordance with its terms, among TAL International Container Corporation (f/k/a
Transamerica Leasing, Inc.), as a borrower, Trans Ocean Ltd., as a borrower,
Trans Ocean Container Corporation, as a borrower, the lenders from time to time party thereto and Fortis Capital Corp., as administrative agent and collateral agent thereunder.

          CREDIT AND COLLECTION POLICY. The credit and collection policy used by
TAL, as modified by TAL from time to time.

          CURRENCY HEDGE AGREEMENT. An agreement between the Issuer and the
Currency Hedge Counterparty named therein, including any schedules and confirmations prepared and delivered in connection therewith, each in form and substance acceptable to the Requisite Global Majority and for which the Rating
Agency Condition has been satisfied, with respect to a Lease for which the related lessee is obligated to make payments denominated in a currency other than Dollars pursuant to which (i) the Issuer will receive payments from, or make payments to, the Currency Hedge Counterparty in such currency and (ii)
recourse by the Currency Hedge Counterparty to the Issuer is limited to actual rental payments received under such Lease.

          CURRENCY HEDGE COUNTERPARTY. Any Eligible Currency Hedge Counterparty
or any counterparty to a currency hedging instrument permitted to be entered into pursuant to the Indenture.

          DEFAULT FEE. The incremental interest specified in the related
Supplement payable by the Issuer resulting from the failure of the Issuer to pay in full any amount due under the Indenture on any Series of Notes Outstanding when such amount becomes due. With respect to the Series 2006-1 Notes, for any
Payment Date on which interest on overdue amounts is payable in accordance with the provisions of the Series 2006-1 Supplement, an amount equal to the excess of
(x) the total amount of interest payable on such Payment Date, including the amount of interest otherwise payable on such Payment Date pursuant to the provisions of the Series 2006-1 Supplement, over (y) the amount of interest that would have been payable on such Payment Date if no payment default had occurred.

          DEFAULT RATE. The rate of interest specified in the related Supplement applicable to a Note then earning Default Fee. With respect to the Series 2006-1
Notes, for any date of determination, an interest rate per annum equal to the sum of (i) One-Month LIBOR plus (ii) two percent (2.0%).

          DEFICIENCY AMOUNT. With respect to Series 2006-1, (a) for any Payment
Date other than the Series 2006-1 Legal Final Maturity Date, any shortfall in the aggregate amount available in the Series 2006-1 Series Account for the
Series 2006-1 Notes or any other amounts available under the Indenture or the
Series 2006-1 Supplement to pay the Series 2006-1 Note Interest Payment due and
payable on all Series 2006-1 Notes on such Payment Date, and (b) on the Series
2006-1 Legal Final Maturity Date, any shortfall in the aggregate amount available in the Series 2006-1 Series Account or any other amounts available under the Indenture or the Series 2006-1 Supplement to pay the then Aggregate
Series 2006-1 Note Principal Balance and accrued but unpaid Series 2006-1 Note
Interest Payments.

          DEFINITIVE NOTE. A Note issued in definitive form pursuant to the terms and conditions of the Indenture.

          DETERMINATION DATE. The third (3rd) Business Day prior to any Payment
Date.

          DIRECT OPERATING EXPENSES. All direct expenses and costs, calculated on an accrual basis in accordance with GAAP, incurred in connection with the ownership, use and/or operation of a Managed Container, including but not limited to: (i) agency costs and expenses; (ii) depot fees, handling, and storage costs and expenses; (iii) survey, maintenance and repair expenses
(including the actual or estimated cost of repairs to be made pursuant to a damage protection plan); (iv) repositioning expense; (v) the cost of inspecting, marking and remarking such Managed Container; (vi) third-party fees for bankruptcy recovery; (vii) legal fees incurred in connection with enforcing rights under the leases of such Managed Container or repossessing such Managed
Container; (viii) insurance expense; (ix) federal, state, local and foreign taxes, levies, duties, charges, assessments, fees, penalties, deductions or withholdings assessed, charged or imposed upon or against such Managed
Container, including but not limited to ad valorem, gross receipts and/or other property taxes imposed against such Managed Container or against the revenues generated by such Managed Container (but not including income taxes imposed on the Manager or any of its

                                      A-8

affiliates); (x) expenses, liabilities, claims and costs (including without limitation reasonable attorneys fees) incurred by the Issuer or the Manager (on behalf of the Issuer) by any third party arising directly or indirectly (whether wholly or in part) out of the state, condition, operation, use, storage, possession, repair, maintenance or transportation of such Managed Container;
(xi) expenses and costs (including legal fees) of pursuing claims against manufacturers or sellers of such Managed Container; and (xii) non-recoverable sales and value-added taxes on such expenses and costs; provided, however, that in no event shall either of the following be considered a Direct Operating
Expense: (a) any selling, general and administrative expenses of TAL Group, the
Issuer or any of their subsidiaries, or (b) the Management Fee.

          DISPOSITION FEES. With respect to any Managed Container that (i) has been sold to a third party, or (ii) is the subject of a Casualty Loss, an amount equal to the product of (x) five percent (5%) and (ii) the Sales Proceeds or
Casualty Proceeds, as the case may be, realized thereon.

          DTC. The Depository Trust Company.

          DTC PARTICIPANTS. Persons who have accounts with DTC.

          EARLY AMORTIZATION EVENT. This term is defined under "Summary -- Early
Amortization Events."

          ELIGIBLE CONTAINER. Any Managed Container which, individually or when considered with all Managed Containers then owned by the Issuer that are included in the Asset Base, as the case may be, shall comply with each of the following requirements:

          (1) No Liens. The Issuer either (A) has good and marketable title to such Managed Container, free and clear of all Liens other than (x) Permitted
Encumbrances and (y) a manufacturer's or vendor's lien for the unpaid purchase price of such Managed Container so long as such unpaid purchase price is paid within two Business Days following the later of the acquisition of such Managed
Container by the Issuer or the inclusion of such Managed Container in the Asset
Base; or (B) is the lessor of such Managed Container under a Finance Lease for which the filing specified in Section 2.03(a)(iii) of the Contribution and Sale
Agreement has been made and the Issuer has good title to such Finance Lease free and clear of all Liens other than Permitted Encumbrances; and

          (2) Specifications. Such Managed Container substantially conforms to the standard specifications used by the Manager from time to time for that category of Managed Container and to any applicable standards promulgated by the
International Organization for Standardization; and

          (3) Container Representations and Warranties. Such Managed Container
complies with the Container Representations and Warranties; and

          (4) Casualty Losses. Such Container shall not have suffered a Casualty
Loss; and

          (5) Concentration Limits. Such Container, when considered with all other Eligible Containers owned by the Issuer, satisfies the Concentration
Limits; and

          (6) Rights of Lessor Are Assignable. The rights of the lessor under a
Lease Agreement to which a Managed Container is subject (including the right to receive payments from end users) are assignable; and

          (7) Marketable Title. The Seller shall have had good and marketable title to such Managed Container other than (x) Permitted Encumbrances, (y) a manufacturer's or vendor's lien for the unpaid purchase price of such Managed
Container so long as such unpaid purchase price is paid within two Business Days following the later of the acquisition of such Managed Container by the Issuer or the inclusion of such Managed Container in the Asset Base or (z) a Managed
Container that is subject to a Finance Lease under which the Seller is the lessor and the Issuer has good title to such Finance Lease free and clear of all
Liens other than Permitted Encumbrances; and

                                       A-9

          (8) Transfer of Title. The Seller and the Issuer shall have taken all necessary actions to transfer title to such Managed Container (other than if such Managed Container is subject to a Finance Lease for which the Issuer is the lessor) and all related Leases from the Seller to the Issuer; and

          (9) No Violation. The contribution and conveyance of such Managed
Container does not violate any agreement of the Seller; and

          (10) General Terms. The Lease for such Managed Container shall contain terms that are not substantially different than the terms typically included in a Lease for a Container in the Container Fleet, it being understood that, as a matter of normal business practice, some lessees of Containers in the Container
Fleet may negotiate Leases that include terms that are more favorable than terms in other leases; and

          (11) Adverse Selection. Such Managed Container was not subject to any adverse selection procedures other than as contemplated by the Transaction
Documents by either the Seller or the Manager, whichever may be applicable, in choosing Containers to be transferred to the Issuer.

          ELIGIBLE CURRENCY HEDGE COUNTERPARTY. Any of the following:

          (1) any bank which has both (x) a long-term unsecured debt rating of at least "A" or better from Standard & Poor's (so long as any Outstanding Notes are rated by Standard & Poor's) and "A2" or better from Moody's (so long as any
Outstanding Notes are rated by Moody's) and (y) a short-term unsecured debt rating of "A-1" or better from Standard & Poor's (so long as any Outstanding
Notes are rated by Standard & Poor's) and "P-1" or better from Moody's (so long as any Outstanding Notes are rated by Moody's); or

          (2) any bank or other financial institution (x) which is otherwise acceptable to the Requisite Global Majority and each Series Enhancer which is a
Control Party and (y) for which the Rating Agency Condition has been satisfied.

          ELIGIBLE HEDGE COUNTERPARTY. Any Eligible Interest Rate Hedge
Counterparty or Eligible Currency Hedge Counterparty, as applicable.

          ELIGIBLE INTEREST RATE HEDGE COUNTERPARTY. Any of the following:

          (1) any bank which has both (x) a long-term unsecured debt rating of at least "A" or better from Standard & Poor's (so long as any Outstanding Notes are rated by Standard & Poor's) and "A2" or better from Moody's (so long as any
Outstanding Notes are rated by Moody's) and (y) a short-term unsecured debt rating of "A-1" or better from Standard & Poor's (so long as any Outstanding
Notes are rated by Standard & Poor's) and "P-1" or better from Moody's (so long as any Outstanding Notes are rated by Moody's); or

          (2) any bank or other financial institution (x) which is otherwise acceptable to the Requisite Global Majority and each Series Enhancer which is a
Control Party and (y) for which the Rating Agency Condition has been satisfied.

          ELIGIBLE INVESTMENT. One or more of the following:

          (1) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

          (2) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the
United States of America or any State thereof and subject to supervision and examination by Federal or State banking or depository institution authorities;
provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company)
thereof shall be rated "A-1+" by Standard & Poor's and "Prime 1" by Moody's;

                                      A-10

          (3) commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated "A-1+" by Standard & Poor's and "Prime 1" by Moody's;

          (4) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above;

          (5) repurchase obligations with respect to any security pursuant to a written agreement that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (x)
a depository institution or trust company (acting as principal) described in clause (ii) or (y) a depository institution or trust company the deposits of which are insured by the Federal Deposit Insurance Corporation and whose commercial paper or other short-term unsecured debt obligations are rated "A-1+"
by Standard & Poor's and "Prime 1" by Moody's and long-term unsecured debt obligations are rated "AAA" by Standard & Poor's and "Aaa" by Moody's; and

          (6) money market mutual funds registered under the Investment Company
Act of 1940, as amended (including funds for which an affiliate of the Indenture
Trustee is acting as investment advisor), having a rating, at the time of such investment, from each of the Rating Agencies in the highest investment category granted thereby.

          ENHANCEMENT AGREEMENT. Any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

          ERISA. The Employee Retirement Income Security Act of 1974, as
amended.

          ESTIMATED NET OPERATING INCOME. This term is defined under
"Description of the Management Agreement -- Deposits to the Trust Account."

          EUROCLEAR. The Euroclear System.

          EVENT OF DEFAULT. This term is defined under "Summary -- Events of
Default."

          EXCESS DEPOSIT. This term is defined under "Description of the
Management Agreement -- Deposits to the Trust Account."

          EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

          EXCLUDED AMOUNTS. Any payments received from the lessee under a Lease in connection with any taxes, fees or other charges imposed by any Governmental
Authority, or indemnity payments for the benefit of the originator of such Lease in its individual capacity made pursuant to such Lease.

          EXISTING COMMITMENT. With respect to any Series, either or both of the following: (A) before the Conversion Date for any Series of Warehouse Notes,
with respect to each Series of Notes Outstanding the aggregate Initial
Commitment with respect to such Series of Notes, consisting of one or more classes, expressed as a dollar amount, as set forth in the related Supplement and subject to reduction from time to time in accordance with the related
Supplement, and/or (B) after the Conversion Date for any Series of Warehouse
Notes, with respect to each Series of Notes Outstanding the then unpaid principal balance of the Notes of such Series. For the avoidance of doubt, the
Existing Commitment for any Series of Notes that does not provide for additional fundings by the Noteholders after its Issuance Date shall at all times equal its then unpaid principal balance.

          EXPECTED FINAL MATURITY DATE. If applicable to any Series, the date on which the principal balance of the Outstanding Notes of such Series is expected to be paid in full. The Expected Final Maturity Date for a Series shall be set forth in the related Supplement.

          FAIR MARKET VALUE. With respect to any asset (including a Container), shall mean the price at which a willing buyer, not an affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase

                                      A-11

and sell such asset, which amount shall be determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer of the Issuer, the Manager or the Seller.

          FINAL ORDER. This term is defined under "Description of the Policy."

          FINANCE LEASE. Any Lease for a container that is classified as a
"financing lease" pursuant to GAAP, including Statement of Financial Accounting
Standards No. 13, as amended.

          FINANCIAL ASSETS. This term shall have the meaning set forth in the
UCC.

          FSMA. This term is defined under "Notice to Residents of the United
Kingdom."

          GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR GAAP. Those generally accepted accounting principles and practices that are recognized as such by the
American Institute of Certified Public Accountants acting through its Accounting
Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof consistently applied as to the party in question.

          GLOBAL NOTES. Collectively, the Rule 144A Notes, the Temporary
Regulation S Global Notes and the Permanent Regulation S Global Notes.

          GOVERNMENTAL AUTHORITY. Any of the following: (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b)
any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal to whose jurisdiction that Person has consented.

          GUARANTEED INTEREST DISTRIBUTION AMOUNT. With respect to any Payment
Date, any shortfall in the aggregate amount available under the Indenture and the Series 2006-1 Supplement to pay the Series 2006-1 Note Interest Payment due
and payable on the Series 2006-1 Notes on such Payment Date.

          GUARANTEED PRINCIPAL DISTRIBUTION AMOUNT. (i) With respect to the
Series 2006-1 Legal Final Maturity Date, any shortfall in the aggregate amount available under the Indenture and the Series 2006-1 Supplement to pay the
outstanding principal on the Series 2006-1 Notes on the Series 2006-1 Legal
Final Maturity Date, and (ii) with respect to any Payment Date other than the
Series 2006-1 Legal Final Maturity Date, zero.

          HEDGE AGREEMENT. Any Interest Rate Hedge Agreement or Currency Hedge
Agreement, as applicable.

          HEDGE COUNTERPARTY. Any Interest Rate Hedge Counterparty or Currency
Hedge Counterparty, as applicable.

          HEDGING REQUIREMENT. This term is defined under "Description of the
Series 2006-1 Notes and the Indenture -- Hedging Requirements."

          HOLDER. This term shall have the same meaning as Noteholder.

          INCENTIVE ARRANGEMENTS. Any (a) earn-out agreements, (b) stock appreciation rights, (c) "phantom" stock plans, (d) employment agreements, (e)
non-competition agreements and (f) incentive and bonus plans entered into by the
Issuer for the benefit of, and in order to retain, executives, officers or employees of Persons or businesses.

          INDEBTEDNESS. With respect to any Person without duplication, means
(i) all indebtedness (including principal, interest, fees and charges) of such
Person for borrowed money, (ii) all obligations of such Person in respect of letters of credit, bankers' acceptances, and bank guaranties issued for the account of such Person, (iii) all indebtedness of the types described in clause
(i), (ii), (iv), (v) or (vi) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be

                                      A-12

deemed to be in an amount equal to the lesser of (A) the outstanding amount of such Indebtedness and (B) the fair market value of the property to which such
Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all capitalized lease obligations of such Person, (v) all Contingent
Obligations of such Person, (vi) as of any date of determination, all obligations under any interest rate hedging or under any similar type of agreement to the extent of the amount due if such agreement were to be terminated on such date of determination, and (vii) all obligations of such
Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are either (x) not overdue by 90 days or more or (y) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted).

          INDEMNIFIED LIABILITIES. This term is defined in the Insurance
Agreement.

          INDEMNITY AMOUNTS. Indemnity payments to the Holders of the Notes (or their related creditor liquidity providers), or any Series Enhancer or any
Interest Rate Hedge Counterparty or any Currency Hedge Counterparty for
increased costs, funding costs, breakage costs, taxes, expenses or other indemnity payment, including, without limitation, the amounts payable pursuant to the provisions of the related Supplement.

          INDENTURE. The Amended and Restated Indenture, dated as of ______,
2006, as amended, modified or supplemented from time to time, entered into by and between the Issuer and the Indenture Trustee.

          INDENTURE TRUSTEE. U.S. Bank National Association and any successors and assigns thereof.

          INDENTURE TRUSTEE'S FEES. Fees, expenses, disbursements, advances and indemnification amounts payable to the Indenture Trustee under the Indenture.

          INDEPENDENT. A natural person who at the date of his appointment as a manager, director or officer possesses the following qualifications: (a) has prior experience as an independent director or manager for a corporation or a limited liability company, the corporate instruments of which require the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of proceedings against it or could file a petition seeking relief under any applicable bankruptcy or insolvency law; and (b) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities; provided always that such individual at the date of such individual's appointment as such manager, director or officer, or at any time in the preceding five years, or during such person's tenure shall not be: (i) an employee, director, shareholder, manager, partner or officer of TAL or an affiliate thereof (other than such person's service as an independent director or manager of TAL or an affiliate thereof); (ii) a customer or supplier of TAL or an affiliate thereof; (iii) a beneficial owner at the time of such individual's appointment as an independent manager, or at any time thereafter while serving as an independent manager, of more than 2% of the voting securities of TAL or an affiliate thereof; (iv) affiliated with a significant customer, supplier or creditor of TAL or an affiliate thereof; (v) a party to any significant personal service contracts with TAL or an affiliate thereof; or
(f) a member of the immediate family of a person described in (i) or (ii) above.

          INDEPENDENT MANAGER. A natural person who at the date of his or her appointment as a manager of the Issuer is Independent.

          INDEPENDENT MANAGEMENT AGREEMENT. That certain letter agreement, dated
August 4, 2005, among Lord Securities Corporation, TAL Advantage I LLC and TAL
International Container Corporation.

          INITIAL CLOSING DATE. August 1, 2005.

          INITIAL COMMITMENT. This term shall have the meaning given to such term, if applicable, in the related Supplement.

          INITIAL HEDGE AGREEMENTS. This term is defined under "-- Hedging
Requirements."

                                      A-13

          INITIAL PURCHASERS. This term is defined on the front cover of this
Preliminary Offering Memorandum.

          INSOLVENCY LAW. The Bankruptcy Code or similar applicable law in any other applicable jurisdiction.

          INSTITUTIONAL ACCREDITED INVESTORS. This term shall have the meaning given to it in paragraphs (1), (2), (3) or (7) of Rule 501(a) under the
Securities Act.

          INSURANCE AGREEMENT. This term shall have the meaning given to such term, if applicable, in the related Supplement. For the Series 2006-1 Notes, the
Insurance Agreement is the Insurance and Indemnity Agreement among the Series
Enhancer, TAL, the Issuer and the Indenture Trustee, as the same may be amended or otherwise modified from time to time.

          INSURED AMOUNT. This term is defined under "Description of the
Policy."

          INTERCREDITOR AGREEMENT. That certain Intercreditor Agreement, dated as of _______, 2006, among TAL International Container Corporation, TAL
Advantage I LLC, U.S. Bank National Association, Fortis Capital Corp. and
various other parties from time to time party thereto.

          INTEREST ACCRUAL PERIOD. With respect to each Payment Date, the period commencing on and including the immediately preceding Payment Date (or in the case of the initial Payment Date with respect to a Series, commencing on and including the Issuance Date for such Series) and ending on and including the day before the current Payment Date.

          INTEREST RATE HEDGE AGREEMENT. An ISDA interest rate swap or cap agreement, collar or other hedging instrument between the Issuer and the
Interest Rate Hedge Counterparty named therein, each either (x) in form and substance reasonably acceptable to the Requisite Global Majority or (y)
containing provisions substantially the same as and not inconsistent with those contained in sections 10 and 11 of the ISDA Novation Agreement entered into as part of the Interest Rate Hedge Agreement in effect on the Closing Date, including any schedules and confirmations prepared and delivered in connection therewith, that complies with the guidelines set forth in the Indenture and pursuant to which (i) the Issuer will receive payments from, or make payments to, the Interest Rate Hedge Counterparty based on LIBOR and (ii) recourse by the
Interest Rate Hedge Counterparty to the Issuer is limited to distributions of
Available Distribution Amount in accordance with the priority of payments set forth in the Indenture, as applicable.

          INTEREST RATE HEDGE COUNTERPARTY. Any Eligible Interest Rate Hedge
Counterparty or any counterparty to a cap, collar or other hedging instrument permitted to be entered into pursuant to the Indenture.

          INVESTMENT PROPERTY. This term shall have the meaning set forth in the
UCC.

          IRS. Internal Revenue Service.

          ISDA. International Swaps and Derivatives Association, Inc., and any
successor thereto.

          ISDA NOVATION AGREEMENT. The ISDA Novation Agreement, dated as of
______, 2006 among TAL International Container Corporation, Fortis Bank
(Nederland) N.V., the Issuer and Fortis Bank S.A./N.V., New York Branch.

          ISSUANCE DATE. With respect to any Series of Notes, the date on which the Notes of such Series are to be originally issued in accordance with the
Indenture and the related Supplement.

          ISSUER. TAL Advantage I LLC, a limited liability company organized under the laws of Delaware, and its permitted successors and assigns.

          ISSUER CASH INTEREST EXPENSE. With respect to the Issuer for any period, an amount equal to the difference of (1) the Issuer Interest Expense for such period minus (2) to the extent included in clause (1), (i)

                                      A-14

amortization or write off of debt issuance or deferred financing costs, (ii) any non-cash interest expense related to any interest expense that has not been paid in cash, and (iii) any incremental non-cash interest expense incurred as the result of an accounting change that occurs after the Initial Closing Date, plus
(3) without duplication of amounts included in clause (1), cash interest payments made in such period that were deducted from Issuer Cash Interest
Expense in a prior period.

          ISSUER EBIT. For any period, means the sum of Issuer Net Income, plus the following, without duplication, to the extent deducted in calculating such
Issuer Net Income:

          (1) all income tax expense in respect of any net income generated by the Issuer;

          (2) Issuer Interest Expense;

          (3) depreciation and amortization charges of the Issuer relating to any increased depreciation or amortization charges resulting from purchase accounting adjustments or inventory write-ups with respect to acquisitions or the amortization or write-off of deferred debt or equity issuance costs;

          (4) all other non-cash charges of the Issuer (other than depreciation expense) minus, with respect to any such non-cash charge occurring on or after
August 1, 2005 that was previously added in a prior period to calculate Issuer
EBIT and that represents an accrual of or reserve for cash expenditures in any future period, any cash payments made during such period;

          (5) any non-capitalized costs incurred in connection with financings, the acquisition of Containers or dispositions (including financing and refinancing fees and any premium or penalty paid in connection with redeeming or retiring Indebtedness prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness);

          (6) all non-cash expenses attributable to Incentive Arrangements;

          (7) to the extent that any portion of the Management Fee payable during such period was accrued and not paid during such period, the aggregate amount of expenses attributable to all payments or accruals of Management Fee during such period; and

          (8) any indemnity payments made (regardless of to whom such payments are made) pursuant to Section 302(c)(I)(14), 302(c)(II)(14), 806(12) or 806(13)
of the Indenture;

in each case, for such period and as determined in accordance with GAAP.

          ISSUER EBIT TO ISSUER CASH INTEREST EXPENSE RATIO. As of the last day of the fiscal quarter preceding such date of determination commencing with the fiscal quarter ending December 31, 2005 the ratio of (a) the aggregate amount of
Issuer EBIT for the period of the most recent four consecutive fiscal quarters of the Issuer ending on or prior to the date of such determination, to (b)
Issuer Cash Interest Expense for such four fiscal quarters; provided, however, that for each Determination Date occurring prior to the Determination Date in
October 2006, such ratio shall be calculated based on the number of fiscal quarters that have elapsed since September 30, 2005.

          ISSUER EXPENSES. For any Collection Period, direct out-of-pocket expenses that are necessary or advisable, in the opinion of the managers of the
Issuer, to maintain the corporate existence of the Issuer, including:
administration expenses; accounting and audit expenses of the Issuer; premiums for liability, casualty, fidelity, directors' and officers' and other insurance;
legal fees and expenses; other professional fees; franchise taxes and other similar taxes (but excluding income taxes); and surveillance and other fees assessed by the Rating Agencies.

          ISSUER INTEREST EXPENSE. With respect to the Issuer for any period, the aggregate of the interest expense of the Issuer for such period, as determined in accordance with GAAP, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) net cash costs under all Hedge Agreements; and (c) amortization of fees under all Hedge Agreements.

                                      A-15

          ISSUER NET INCOME. For any period, the aggregate net income (or loss)
of the Issuer for such period, determined in accordance with GAAP; provided, however, that there shall not be included in such Issuer Net Income:

          (1) any gain (or loss) realized upon the sale or other disposition of assets (other than Containers) of the Issuer (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business;

          (2) extraordinary gains or losses, as determined in accordance with
GAAP;

          (3) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

          (4) the cumulative effect of a change in accounting principles, as determined in accordance with GAAP;

          (5) any adjustments, restructuring costs, non-recurring expenses, non-recurring fees, non-operating expenses, charges or other expenses (including bonus and retention payments and non-cash compensation charges) incurred in connection with acquisitions of Containers; and

          (6) Systems/Organizational Establishment Expenses;

in each case, for such period.

          LAST LESSEE DAMAGE PAYMENT. The last payments received from a lessee in respect of damages to or repair of a Managed Container that is designated for sale.

          LEASE OR LEASE AGREEMENT. Each and every item of Chattel Paper, installment sales agreement, equipment lease or rental agreement (including progress payment authorizations) to which a Container is subject from time to time and including any Lease entered into from time to time by TAL pursuant to which TAL leases one or more Containers from its Container Fleet. The term Lease includes, without limitation, (a) all payments to be made by the lessee thereunder, (b) all rights of the lessor thereunder, (c) any and all amendments, renewals or extensions thereof, and (d) guaranties or other credit support or
Supporting Obligation provided by, or on behalf of, the lessee with respect thereof.

          LEGAL FINAL MATURITY DATE. With respect to any Series, this term shall have the meaning set forth in the related Supplement.

          LEVERAGE RATIO. For any Person, on a consolidated basis, as of a date of determination, the ratio of (a) Consolidated Funded Debt to (b) Consolidated
Tangible Net Worth.

          LIBOR DETERMINATION DATE. The date that is two Business Days prior to the first day of any Interest Accrual Period.

          LIEN. Any security interest, lien, charge, pledge, equity or encumbrance of any kind.

          MAJORITY OF HOLDERS. With respect to the Series 2006-1 Notes, as of any date of determination, the Series 2006-1 Noteholders holding the Series
2006-1 Notes constituting more than fifty percent (50%) of the then Aggregate
Series 2006-1 Note Principal Balance.

          MANAGED CONTAINERS. All Containers owned by the Issuer at any time.

          MANAGEMENT AGREEMENT. The Amended and Restated Management Agreement,
dated as of ______, 2006, as amended, modified or supplemented from time to time, between the Issuer and TAL.

                                      A-16

          MANAGEMENT FEE. This term is defined under "Summary -- Management
Fee."

          MANAGEMENT FEE ARREARAGE. For any Payment Date, an amount equal to any unpaid Management Fee from all prior Collection Periods.

          MANAGER. The Person performing the duties of the Manager under the
Management Agreement; initially, TAL including its affiliates listed in the
Management Agreement.

          MANAGER ADVANCE. This term is defined under "Description of the
Management Agreement -- Manager Advances."

          MANAGER DEFAULT. This term is defined under "Description of the
Management Agreement -- Manager Default."

          MANAGER REPORT. A written informational statement provided by TAL in accordance with the Management Agreement.

          MANAGER TERMINATION NOTICE. A written notice to be provided to TAL in accordance with the Management Agreement.

          MATERIAL ADVERSE CHANGE. Any set of circumstances or events which (a)
pertains to the Issuer, the Seller or the Manager and has any material adverse effect whatsoever upon the validity or enforceability of any Transaction
Document or the security for any of the related Notes or the ability of the
Indenture Trustee or any Series Enhancer (if such Series Enhancer is then the
Control Party for a Series of Outstanding Notes or shall have made an unreimbursed payment on its Policy) to enforce any of its legal rights or remedies pursuant to the Transaction Documents or (b) materially impairs the ability of either the Issuer, the Seller or the Manager to fulfill its obligations under the Transaction Documents.

          MINIMUM PRINCIPAL PAYMENT AMOUNT. Except as otherwise set forth in the applicable Supplement, for any Series of Outstanding Notes for any Payment Date,
the excess, if any, of (x) the then aggregate unpaid principal balance of such
Series over (y) the Minimum Targeted Principal Balance for such Series for such
Payment Date. For the Series 2006-1 Notes, this term is defined under "Summary
-- Principal Payments on the Series 2006-1 Notes."

          MINIMUM TARGETED PRINCIPAL BALANCE. For any Series, this term will have the meaning set forth, if applicable, in the related Supplement. For the
Series 2006-1 Notes, this term is defined under "Summary -- Principal Payments on the Series 2006-1 Notes."

          MOODY'S. This term is defined under "Summary -- Rating of the Notes."

          NET BOOK VALUE. As of any date of determination, with respect to any
Managed Container that is not subject to a Finance Lease, the Original Equipment
Cost less accumulated depreciation based on (i) straight-line depreciation over twelve (12) years with a remaining residual value per the schedule attached to the Indenture or (ii) any other depreciation method used by the Manager which is more conservative (i.e., which provides for greater annual depreciation or a lower remaining residual value), and with respect to any Eligible Container subject to a Finance Lease, one hundred percent (100%) of the net book value of such Finance Lease, as determined in accordance with GAAP.

          NET OPERATING INCOME. For any Collection Period, an amount equal to the excess (if any) of (i) the Container Revenues actually received during such
Collection Period, over (ii) the Direct Operating Expenses accrued during such
Collection Period.

          NOTE PURCHASE AGREEMENT. Any underwriting agreement or other purchase agreement for the Notes of any Class or Series, including, without limitation, the Note Purchase Agreement, dated as of ______, 2006 and relating to the Series
2006-1 Notes, among the Issuer, the Manager, Fortis Securities LLC and Credit
Suisse

                                      A-17

Securities (USA) LLC, as each such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

          NOTE REGISTER. Books for the registration and transfer of the Notes kept in accordance with the Indenture.

          NOTE REGISTRAR. U.S. Bank National Association.

          NOTEHOLDER. The Person in whose name a Note is registered in the Note
Register.

          NOTES. Any one of the promissory notes or other securities executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form attached to the related Supplement.

          OFFERING. The offering of the Series 2006-1 Notes.

          OID. Original issue discount, as defined in section 1273(a) of the
Code.

          OID REGULATIONS. The Treasury regulations issued under the Code.

          ONE-MONTH LIBOR. For any Interest Accrual Period, the rate per annum, determined by the Indenture Trustee and notified in writing by the Indenture
Trustee to TAL, which is the arithmetic mean (rounded to the nearest 1/100 of
1%) of the offered rates for dollar deposits having a maturity of one month commencing on the first day of such Interest Accrual Period that appears on the
Telerate British Bankers Assoc. Interest Settlement Rates Page (defined below)
at approximately 11:00 a.m., London time on the LIBOR Determination Date;
provided, however, that if there shall at any time no longer exist a Telerate
British Bankers Assoc. Interest Settlement Rates Page, "One-Month LIBOR" shall mean (i) the rate per annum equal to the average rate offered by four major banks in the London eurodollar interbank market for dollar deposits at or about
10:00 a.m., New York City time, on the LIBOR Determination Date for such
Interest Accrual Period in the London eurodollar interbank market for delivery on the first day of such Interest Accrual Period for one month and in a principal amount equal to an amount of not less than $1,000,000 or (ii) if the
Indenture Trustee cannot determine the rate per annum pursuant to the provisions of clause (i), the London Interbank Offered Rate for a one month period on the
LIBOR Determination Date for such Interest Accrual Period as set forth in The
Wall Street Journal (or, if The Wall Street Journal is not then available, the most recently available edition of The Wall Street Journal containing such information). As used herein, "Telerate British Bankers Assoc. Interest
Settlement Rates Page" means the display designated as Page 3750 on the Telerate
System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market), as reported by
Bloomberg Financial Markets Commodities News (or by another source selected by the Indenture Trustee and notified by the Indenture Trustee to each of the
Issuer and the Manager).

          OPINION OF COUNSEL. A written opinion of counsel, who, unless otherwise specified, may be counsel employed by the Issuer, the Seller or the
Manager, in each case reasonably acceptable to the Person or Persons to whom such Opinion of Counsel is to be delivered. The counsel rendering such opinion may rely (i) as to factual matters on a certificate of a Person whose duties relate to the matters being certified, and (ii) insofar as the opinion relates to local law matters, upon opinions of local counsel.

          OPTIONAL TERMINATION DATE. This term is defined under "Summary --
Principal Payments on the Series 2006-1 Notes."

          ORIGINAL EQUIPMENT COST. With respect to any Container, an amount equal to the sum of (i) the greater of (A) the vendor's or manufacturer's invoice price of such Container and (B) with respect to those Containers owned by TAL, TOL and TOCC immediately prior to the Initial Closing Date that were acquired by TAL, TOL, or TOCC prior to November 4, 2004 through an asset purchase or other acquisition, the purchase price allocated to a Container by
TAL, TOL, or TOCC, as applicable in the acquisition of such Container, plus (ii)
reasonable and customary inspection, transport and initial positioning costs necessary to put such Container in service not to exceed three percent (3%) of the amount described in clause (i) above, plus (iii) the cost of any Capital
Improvements made to such Container, by, or on behalf of, the Issuer which expenditures are capitalized in accordance with GAAP,

                                      A-18

provided however, that the aggregate amount of Capital Improvements that may be included in the calculation of the Aggregate Net Book Value as of any date of determination may not exceed an amount equal to five percent (5%) of the
Aggregate Net Book Value, plus (iv) reasonable acquisition fees and other fees not to exceed two and one half percent (2.5%) of the amount described in clause
(i) above.

          OUTSTANDING. When used with reference to the Notes and as of any particular date, any Note theretofore and thereupon being authenticated and delivered, except:

          (1) any Note cancelled by the Indenture Trustee or proven to the satisfaction of the Indenture Trustee to have been duly cancelled by the Issuer at or before such date;

          (2) any Note, or portion thereof, called for payment or redemption for which monies equal to the principal amount or redemption price thereof, as the case may be with interest to the date of maturity or redemption, shall have theretofore been deposited with the Indenture Trustee (whether upon, or prior to, the maturity or the redemption date of such Note);

          (3) any Note in lieu of or in substitution for which another Note shall subsequently have been authenticated and delivered; and

          (4) for purposes of determining which Notes are entitled to vote with respect to a particular matter, any Note held by the Issuer, TAL or any affiliate of either the Issuer or TAL.

          Notwithstanding the foregoing, any Note on which any portion of principal or interest has been paid by any Series Enhancer pursuant to any
Policy shall be considered to be Outstanding until such Series Enhancer has been reimbursed in full in accordance with the terms of the related Insurance
Agreement.

          OUTSTANDING OBLIGATIONS. As of any date of determination an amount equal to the sum of (i) the then outstanding principal balance of, and accrued interest payable on, all notes issued under the Indenture, any Supplement thereto or any Note Purchase Agreement, (ii) all other amounts owing to Holders of Outstanding Notes or to any person under the Indenture or any Supplement thereto, including without limitation any amounts owed by the Issuer to any
Series Enhancer, (iii) amounts owing by the Issuer under any Interest Rate Hedge
Agreement, (iv) amounts owing by the Issuer under any Currency Hedge Agreement and (v) any other amounts owing to any Series Enhancer under any Transaction
Document.

          PAYMENT DATE. This term is defined under "Summary -- Payment Dates."

          PERMANENT REGULATION S NOTE. The permanent book-entry notes in fully registered form without coupons that are exchangeable for Temporary Regulation S
Global Notes after the expiration of the 40-day distribution compliance period and which will be registered with DTC.

          PERMITTED ENCUMBRANCE. With respect to the Collateral, any of the following:

          (i) Liens for taxes, assessments or governmental charges or levies not yet delinquent or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate cash reserves have been established in accordance with GAAP;

          (ii) Liens in respect of property or assets of the Issuer or any of its Subsidiaries imposed by law which have not arisen to secure Indebtedness for borrowed money, such as carriers', seamen's, stevedores', wharfinger's, depot operators', transporters', warehousemens', mechanics', landlord's, suppliers', repairmen's or other like Liens, and relating to amounts not yet due or which shall not have been overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings for which adequate cash reserves have been established in accordance with GAAP;

          (iii) Liens created pursuant to the terms of the Indenture and the other Transaction Documents;

                                      A-19

          (iv) Liens arising from judgments, decrees or attachments in respect of which the Issuer shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings (including in connection with the deposit of cash or other property in connection with the issuance of stay and appeal bonds);

          (v) licenses, sublicenses, leases or subleases (including Leases)
granted by, or on behalf of, the Issuer to third Persons in the ordinary course of business;

          (vi) Liens arising from or related to precautionary UCC or like personal property security financing statements regarding operating leases (if any) entered into by the Issuer as lessor in the ordinary course of business;

          (vii) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties not past due in connection with the importation of goods;

          (viii) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and

          (ix) Liens of any lessee under any Finance Lease;

provided, however, that any proceedings of the type described in clauses (i),
(iv) or (vii) above would not reasonably be expected to subject any Series
Enhancer, the Indenture Trustee, any Eligible Hedge Counterparty or the
Noteholders to any civil or criminal penalty or liability or involve any risk of loss, sale or forfeiture of any portion of the Collateral that would result in an Asset Base Deficiency.

          PERMITTED PAYMENT DATE WITHDRAWALS. For any Payment Date, one of the
following:

          (1) for any Payment Date other than the Legal Final Maturity Date, the aggregate amount of the interest and any arrearages thereof payable on such
Payment Date; or

          (2) for (x) the Legal Final Maturity Date, or (y) any date on which an
Event of Default has occurred and is then continuing and any Outstanding Notes have been accelerated in accordance with the provisions of the Indenture, an amount equal to the sum of (x) the aggregate amount of the interest and arrearages thereof payable on such Payment Date and (y) the then Aggregate Note
Principal Balance.

          PERMITTED SALES PERCENTAGE. The percentage set forth in the following table under the column titled "Permitted Sales Percentage" that corresponds to the number of months elapsed from the first date on which the most recent Series of Warehouse Notes ceased to be Outstanding. For months 12 to 96, such percentages shall be interpolated for months other than those expressly enumerated.

      Months Elapsed        Permitted Sales Percentage
-------------------------   --------------------------
Prior to and including 12               15%
            24                          20%
            36                          33%
            48                          44%
            60                          56%
            72                          67%
            84                          78%
            96                          89%
        Thereafter                     100%

          PERSON. An individual, a partnership, a limited liability company, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a Governmental Authority.

                                      A-20

          PLAN. An "employee pension benefit plan", as such term is defined in
Section 3(2) of ERISA which is subject to Title IV of ERISA.

          PLEDGE AGREEMENT. That certain Amended and Restated Pledge Agreement, dated as of August 1, 2005, among TAL International Container Corporation, Trans
Ocean Ltd., Trans Ocean Container Corporation and Fortis Capital Corp.

          PREDECESSOR CONTAINER. This term is defined under "Description of the
Contribution and Sale Agreement -- Repurchase or Substitution of Non-Conforming
Transferred Assets."

          POLICY. A financial guaranty insurance policy issued by a Series
Enhancer.

          PREFERENCE AMOUNT. This term is defined under "Description of the
Policy."

          PREFERRED EQUITY. With respect to the capital stock of any Person means capital stock of such Person (other than common stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to capital stock of any other class of such Person.

          PREMIUM. The fee or premium payable to any Series Enhancer for guaranteeing the Notes of any Series, as such amount is set forth in the
Enhancement Agreement. With respect to the Series 2006-1 Notes, the premium payable to the Insurer in accordance with the Premium Letter.

          PREMIUM LETTER. That certain Premium Letter between the Series
Enhancer and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          PREPAYMENT. Any mandatory or optional prepayment of principal of the
Notes prior to the Expected Final Maturity Date of such Series of Notes made in accordance with the terms of the Indenture.

          PRIORITY PAYMENTS. For each Series of Notes then Outstanding on any
Payment Date, all amounts to be paid from the related Series Account on such
Payment Date which represent payments of (i) interest (but not Default Fees or any other interest expressly excluded pursuant to the terms of the Supplement for such Series) on such Series of Notes, (ii) commitment fees payable to the
Noteholders of such Series of Notes and (iii) if any of the amounts set forth in clauses (i) or (ii) are paid by a Series Enhancer, then any reimbursement obligations of the Issuer to such Series Enhancer in respect of such payments, including interest thereon, shall be a Priority Payment for such Series and paid to such Series Enhancer to the extent that such payment would not cause a shortfall in other Priority Payments for the Noteholders of such Series of
Notes.

          PTCE. This term is defined under "Certain ERISA Considerations."

          PURCHASE AGREEMENT. This term is defined under "Plan of Distribution."

          QUALIFIED INSTITUTIONAL BUYERS. This term has the meaning provided in
Rule 144A.

          RATING AGENCY. This term is defined under "Summary -- Rating of the
Notes."

          RATING AGENCY CONDITION. With respect to any action to be taken or proposed to be taken, each Rating Agency having notified the Issuer, or the
Manager, in writing that such action will not result in a reduction or withdrawal of its then-current rating of any Series of Notes then Outstanding including any underlying rating in respect of such Series issued to a Series
Enhancer without giving effect to the related Series Enhancement.

          RECEIVABLES THRESHOLD. As of any date of determination, means the lesser of (i) $5.5 million and (ii) 0.55% of the Aggregate Net Book Value as of such date of determination.

                                      A-21

          REGULATION S. Regulation S under the Securities Act, as such regulation may be amended from time to time.

          REIMBURSEMENT AMOUNT. All amounts owed by the Issuer to a Series
Enhancer under the related Enhancement Agreement and the other Transaction
Documents; and with respect to the Series 2006-1 Notes, the Repayment Amounts and Indemnified Liabilities, collectively.

          RELATED ASSETS. This term is defined under "Description of the
Contribution and Sale Agreement - General."

          RELEVANT PERSONS. This term is defined under "Notice to Residents of the United Kingdom."

          REPAYMENT AMOUNTS. All amounts other than Indemnified Liabilities owed to the Series Enhancer for the Series 2006-1 Notes under the Insurance Agreement and the other Transaction Documents. For the avoidance of doubt, the term
Repayment Amounts, when used with respect to reimbursement of any draws under the Policy or amounts otherwise owed to the Series Enhancer, includes interest owing on such amounts due and payable under the Insurance Agreement.

          REQUISITE GLOBAL MAJORITY. This term is defined under "Summary -
Requisite Global Majority."

          RESTATEMENT EFFECTIVE DATE. This term has the same meaning as Closing
Date.

          RESTRICTED CASH ACCOUNT. This term is defined under "Summary -
Transaction Accounts."

          RESTRICTED CASH AMOUNT. As of any Payment Date, the amount required to be deposited or maintained in the Restricted Cash Account, which shall be equal to the product of (a) five (5), (b) one-twelfth (1/12), (c) the weighted average
(based on unpaid principal balance) of the annual rates of interest payable by the Issuer on all Notes then Outstanding (or, to the extent that an Interest
Rate Hedge Agreement is in effect with respect to all, or a portion of, such principal balances, the interest rate payable by the Issuer on such Interest
Rate Hedge Agreement) and (d) the then Aggregate Note Principal Balance calculated after giving effect to all principal payments actually paid on such date.

          RESTRICTED SUBSIDIARY. This term is defined in the Credit Agreement.

          RULE 144A. Rule 144A under the Securities Act, as such rule may be amended from time to time.

          RULE 144A NOTES. The notes sold in reliance on Rule 144A, represented by a single permanent global note in fully registered form, without coupons.

          SALES PROCEEDS. With respect to any Managed Container that (i) has been sold to a third party, or (ii) is the subject of a Casualty Loss, an amount equal to the excess of (a) the gross proceeds of the sale or other disposition
(including any Last Lessee Damage Payment) of a Managed Container or Casualty
Proceeds, if any, received by the Manager in respect of a Managed Container, over (b) commissions, administrative fees, handling charges, taxes, reserves or other similar amounts paid, or to be paid, to Persons other than the Manager in connection with the sale or other disposition as determined in the sole discretion of the Manager; provided, however, that to the extent that any such commission, administrative fees, handling charges or other similar amount is to be paid to an affiliate of the Manager, the amount of such fee or other charge shall not exceed the amount that would have otherwise been payable to an independent third party in an arm's-length transaction.

          SCHEDULED PRINCIPAL PAYMENT AMOUNT. Except as otherwise set forth in an applicable Supplement, for any Payment Date for any Series of Outstanding
Notes, the excess, if any, of (x) the then unpaid principal balance of such
Series (after giving effect to any payment of the Minimum Principal Payment
Amount for such Series on such Payment Date), over (y) the Scheduled Targeted
Principal Balance for such Series for such Payment Date. For the Series 2006-1
Notes, this term has the meaning specified under "Summary -- Principal Payments on the Series 2006-1 Notes."

                                      A-22

          SCHEDULED TARGETED PRINCIPAL BALANCE. For each Series of Notes
Outstanding, as set forth in the relevant Supplement. The Scheduled Targeted
Principal Balance for the Series 2006-1 Notes is defined under "Summary --
Principal Payments on the Series 2006-1 Notes."

          SEC. The Securities and Exchange Commission.

          SECURITIES ACT. The Securities Act of 1933, as amended from time to time.

          SECURITIES ENTITLEMENTS. This term shall have the meaning set forth in the UCC.

          SECURITIZATION INTERCREDITOR AGREEMENT. That certain intercreditor agreement, dated as of August 1, 2005, between and Fortis Capital Corp. and U.S.
Bank National Association.

          SELLER. TAL, and its successors and permitted assigns.

          SERIES. This term is defined under "Description of the Series 2006-1
Notes and the Indenture - Issuance of Additional Series of Notes."

          SERIES 2005-1 NOTE. Any one of the Notes, issued pursuant to the terms of the Series 2005-1 Supplement, and replacements therefor issued pursuant to the terms of the Indenture. See also the definition of Warehouse Notes.

          SERIES 2005-1 SUPPLEMENT. The Amended and Restated Series 2005-1
Supplement to the Indenture, dated as of March 1, 2006, entered into by and between the Issuer and the Indenture Trustee, pursuant to which the Series
2005-1 Notes were issued.

          SERIES 2006-1 CLOSING DATE. This term has the same meaning as Closing
Date.

          SERIES 2006-1 EXPECTED FINAL MATURITY DATE. This term is defined on the front cover of this Preliminary Offering Memorandum.

          SERIES 2006-1 LEGAL FINAL MATURITY DATE. This term is defined on the front cover of this Preliminary Offering Memorandum.

          SERIES 2006-1 NOTE INTEREST PAYMENT. For each Series 2006-1 Note on each Payment Date, an amount equal to the product of (i) the sum of (x)
One-Month LIBOR for the Interest Accrual Period ending on the day preceding such
Payment Date, and (y) [_____] of one percent (0.[__]%), (ii) the Series 2006-1
Note Principal Balance on the immediately preceding Payment Date and (iii) a fraction, the numerator of which is the actual number of days elapsed in such
Interest Accrual Period and the denominator of which is 360.

          SERIES 2006-1 NOTE PRINCIPAL BALANCE. With respect to any Series
2006-1 Note as of any date of determination, an amount equal to the excess, if any, of (x) the Series 2006-1 Note Principal Balance of such Series 2006-1 Note as of the Series 2006-1 Closing Date, over (y) the cumulative amount of all
Minimum Principal Payment Amounts, Scheduled Principal Payment Amounts and any
other principal payments (including Prepayments) actually paid to the Series
2006-1 Noteholders subsequent to the Series 2006-1 Closing Date.

          SERIES 2006-1 NOTEHOLDER. At any time of determination for the Series
2006-1 Notes, any Person in whose name a Series 2006-1 Note is registered in the
Note Register.

          SERIES 2006-1 NOTES. This term is defined on the front cover of this
Preliminary Offering Memorandum.

          SERIES 2006-1 SERIES ACCOUNT. The account of that name established in accordance with the Series 2006-1 Supplement.

          SERIES 2006-1 SUPPLEMENT. The Series 2006-1 Supplement to the
Indenture entered into by and between the Issuer and the Indenture Trustee, pursuant to which the Series 2006-1 Notes will be issued.

                                      A-23

          SERIES 2006-1 TRANSACTION DOCUMENTS. Any and all of the Indenture, the
2006-1 Supplement, the Policy, the Premium Letter and any other Enhancement
Agreement, the Insurance Agreement, the Series 2006-1 Notes, the Note Purchase
Agreement for the Series 2006-1 Notes, the Management Agreement, the
Contribution and Sale Agreement, the Administration Agreement, the Independent
Management Agreement, any Hedge Agreement and all other Transaction Documents and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of the Issuer with respect to the issuance and sale of the Series 2006-1 Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

          SERIES ACCOUNT. Any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders and any related Series Enhancer of any Series or Class, if any, as specified in the related Supplement.

          SERIES ENHANCEMENT. The rights and benefits provided to the
Noteholders of any Series or Class pursuant to any letter of credit, surety bond, financial guaranty, insurance policy, insurance agreement or other similar arrangement. The subordination of any Class to another Class shall not be deemed to be a Series Enhancement.

          SERIES ENHANCER. A Person then providing any Series Enhancement, other than the Noteholders of any Class which is subordinated to another Class. Unless the context requires otherwise, references to the Series Enhancer refer to the
Series Enhancer for the Series 2006-1 Notes.

          SERIES ENHANCER DEFAULT. With respect to the Series 2006-1 Notes, the occurrence and continuance of any of the following events:

               (a) the Series Enhancer shall have failed to pay an Insured
          Amount required under the Policy in accordance with its terms and such failure continues unremedied for two (2) Business Days;

               (b) the Series Enhancer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the
          United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

               (c) a court of competent jurisdiction, the New York Department of
          Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Series Enhancer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the
          Series Enhancer (or the taking of possession of all or any material portion of the property of the Series Enhancer).

          SERVICE LEASE FLEET. The Managed Containers subject to service leases.

          SERVICING STANDARD. This term is defined under "Description of the
Management Agreement - General."

          SPECIALIZED CONTAINERS. All refrigerated containers, tank containers, special purposes containers, open top containers, flat rack containers, bulk containers, high cube containers (other than 40' high cube dry containers), cellular palletwide containers and all other types of containers other than standard dry cargo containers.

          STANDARD & POOR'S. This term is defined under "Summary -- Rating of the Notes."

          STRUCTURING ASSUMPTIONS. This term is defined under "Structuring
Assumptions."

          SUBSTITUTE CONTAINER. The Managed Containers and Related Assets
transferred by TAL to the Issuer in exchange for one or more Managed Containers and Related Assets, subject to the terms and conditions of the Contribution and
Sale Agreement.

                                      A-24

          SUPPLEMENT. Any supplement to the Indenture executed in accordance with the terms of the Indenture.

          SUPPLEMENTAL PRINCIPAL PAYMENT AMOUNT. For the Warehouse Notes on any
Payment Date, the excess, if any, of (i) the Aggregate Note Principal Balance
(calculated after giving effect to any payment of the Minimum Principal Payment
Amount and the Scheduled Principal Payment Amount for all Series of Notes then
Outstanding on such Payment Date), over (ii) the Asset Base on such Payment
Date.

          SUPPORTING OBLIGATION. This term shall have the meaning set forth in the UCC.

          SYSTEMS/ORGANIZATIONAL ESTABLISHMENT EXPENSES. The aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Issuer in establishing, implementing, integrating or replacing financial, information technology and other similar systems of the Issuer.

          TAL. TAL International Container Corporation, a Delaware corporation.

          TAL GROUP. TAL International Group, Inc., a corporation organized under the laws of the State of Delaware and its successors and permitted assigns.

          TEMPORARY LOSS ACCOUNT. This term is defined under "Summary --
Transaction Accounts."

          TEMPORARY LOSS AMOUNT. If no Series of Warehouse Notes is then outstanding, an amount equal to the sum of (A) in the case of proceeds of a
Casualty Loss, an amount equal to the product of (i) with respect to any
Collection Period, the sum of the Adjusted Net Book Value of any Managed
Containers (calculated as of the calendar month end immediately prior to the occurrence of such Casualty Loss) subject to a Casualty Loss for which the
Issuer shall have received proceeds equal to or greater than a specified dollar amount from or on behalf of a Lessee in such Collection Period and (ii) a fraction, expressed as a percentage (a) the numerator of which is the Aggregate
Note Principal Balance (calculated as of the calendar month end immediately prior to the occurrence of such Casualty Loss) and (b) the denominator of which is the Aggregate Net Book Value of all Managed Containers (calculated as of the calendar month end immediately prior to the occurrence of such Casualty Loss)
and (B) in the case of proceeds of a sale of Collateral pursuant to the
Indenture, if after giving effect to the sale then under consideration, the
Calculated Sales Percentage exceeds the Permitted Sales Percentage, an amount equal to the product of (i) an amount equal to, with respect to any Collection
Period, the sum of the Adjusted Net Book Values (calculated as of the calendar month end immediately prior to the occurrence of such sale) of all Eligible
Containers that have been subject to the sale then under consideration and (ii)
a fraction, expressed as a percentage (a) the numerator of which is the
Aggregate Note Principal Balance (calculated as of the calendar month end immediately prior to the occurrence of such sale), and (b) the denominator of which is the Aggregate Net Book Value (calculated as of the calendar month end immediately prior to the occurrence of such sale). For clarity, while any Series of Warehouse Notes is Outstanding, the Temporary Loss Amount shall be equal to zero.

          TEMPORARY REGULATION S GLOBAL NOTES. The temporary book-entry notes in fully registered form without coupons that represent the Notes sold in offshore transactions within the meaning of and in compliance with Regulation S under the
Securities Act and which will be registered with the Depositary.

          TERM NOTE. Any Note that pays principal and interest on each Payment
Date from and after its date of issuance.

          TEU. This term is defined under "Containerization -- Overview."

          TOCC. Trans Ocean Container Corporation, a corporation organized under the laws of the State of Delaware, and its successors and permitted assigns.

          TOL. Trans Ocean Ltd., a corporation organized under the laws of the
State of Delaware, and its successors and permitted assigns.

                                      A-25

          TRANSACTION DOCUMENTS. Any and all of the Indenture, each Supplement, each Policy, each Insurance Agreement, the Notes, the Management Agreement, the
Contribution and Sale Agreement, each Note Purchase Agreement, the
Administration Agreement, the Independent Management Agreement, the Interest
Rate Hedge Agreements, the Currency Hedge Agreements, all other transaction documents and any and all other agreements, documents and instruments executed and delivered by or on behalf of support of Issuer with respect to the issuance and sale of the Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

          TRANSFER DATE. The date on which a Container is contributed or sold by the Seller to the Issuer pursuant to the terms of the Contribution and Sale
Agreement.

          TRANSFERRED ASSETS. This term is defined under "Description of the
Contribution and Sale Agreement - General."

          TRANSFERRED CONTAINER. A Container transferred by TAL to the Issuer.

          TRUST ACCOUNT. This term is defined under "Summary - Transaction
Accounts."

          UCC. The Uniform Commercial Code as in effect in the State of New
York. In the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Indenture Trustee's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term UCC shall mean the
Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

          UNITED STATES PERSON. This term shall have the meaning given to it in
Regulation S under the Securities Act.

          WAREHOUSE NOTES. Any Series of Notes that contains (or for which the related Supplement or Note Purchase Agreement contains) provisions whereby (i)
the Issuer from time to time may request additional fundings from the related
Noteholders and (ii) the unpaid principal balances of such Notes are not scheduled to amortize for some specified period of time. If the Conversion Date for a Series of Warehouse Notes has occurred, such Series shall no longer be considered an Outstanding Series of Warehouse Notes, but shall instead be considered an Outstanding Series of Term Notes. As of the Closing Date, the
Series 2005-1 Notes are a Series of Warehouse Notes.

          WARRANTY PURCHASE AMOUNT. With respect to any Managed Container, an amount equal to the excess of (i) the Net Book Value of such Managed Container on the date which the Issuer acquired such Container from the Seller pursuant to the Contribution and Sale Agreement, less (ii) the aggregate amount of Net
Operating Income received by the Issuer with respect to such Managed Container since the date on which the Issuer acquired such Managed Container.

          WEIGHTED AVERAGE AGE. For any date of determination, an amount that shall be determined to the following equation:

                           E(U(n)xAA(n)xEU(n))
                      WAA= ------------------
                              E(U(n)xEU(n))

where:

WAA   = Weighted Average Age

N     = Type of unit (which shall be determined by reference to the list below)

U(n)  = Number of Managed Container units of type n

AA(n) = Average age in years of Managed Container units of type n (as determined from the date

                                      A-26

        of the initial sale of such Managed Container units by the manufacturer thereof)

EU(n) = "EU Factor" for Managed Container units of type n (which shall be determined by reference to the chart below)

For the purpose of the foregoing equation, the variable "n" shall be one of the following unit types: (i) 20DC; (ii) 40DC; (iii) 40HC; (iv) 45MC; (v) 20RF; (vi)
40HR; (vii) 40RF; (viii) GENS; (ix) 20FR; (x) 40FR; (xi) 20OT; and (xii) 40OT.

The foregoing equation is intended to calculate the Weighted Average Age of the
Managed Containers. The calculation considers the year of manufacture for each unit and by type of unit. In addition, the calculation treats each unit type by their EU Factor, as determined by the EU chart listed below.

For the purpose of the foregoing equation, the variable "EUn" with respect to a particular unit type "n" shall be equal to the value set forth in the chart below under the heading "EU Factor" opposite the appropriate unit type "n":

Unit Type   EU Factor
---------   ---------
   20DC        1.00
   40DC        1.60
   40HC        1.68
   45MC        2.02
   20RF        8.00
   40HR       10.00
   40RF       10.00
   GENS        5.00
   20FR        1.90
   40FR        3.00
   20OT        1.30
   40OT        2.20

          WEIGHTED AVERAGE LIFE. The Weighted Average Life of a Note equals (i)
the sum of the products on each Payment Date of (a) the principal payments assumed to be made on such a Payment Date and (b) the number of years from the date of the issuance of such Note to such Payment Date, (ii) divided by the initial principal balance of such Note.

                                      A-27

                                                                         ANNEX A
                                              to Preliminary Offering Memorandum

                            FORM OF PURCHASER LETTER

U.S. Bank National Association,
as Indenture Trustee
60 Livingstone Avenue
St. Paul, Minnesota 55107

Ladies and Gentlemen:

          FOR VALUE RECEIVED the undersigned registered Noteholder (the
"Seller") hereby sell(s), assign(s) and transfer(s) unto (please print or type name and address including postal zip code of assignee):

________________________________________________________________________________

________________________________________________________________________________

____________________________________________ (the "Purchaser"), Taxpayer
Identification No. _______________________, [$______________________ of] Series
2006-1 Asset Backed Notes bearing number [__________________] (the "Note") and all rights thereunder, hereby irrevocably constituting and appointing
___________________ attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

          1. In connection with such transfer and in accordance with Section 205 of the Amended and Restated Indenture (as amended or supplemented from time to time as permitted thereby, the "Indenture"), dated as of [_________], 2006, between TAL Advantage I LLC (the "Issuer") and U.S. Bank National Association
(the "Indenture Trustee"), the Seller hereby certifies the following facts to the Issuer and the Indenture Trustee: Neither the Seller nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security to any Person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security from, any Person in any manner, or (c) made any general solicitation by means of general advertising or in any other manner, or taken any other action, in each case which would constitute a distribution of the Note under the
Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

          Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Indenture, or if not defined therein, as defined in the Series 2006-1 Supplement, dated as of [___________], 2006, as amended or modified from time to time between the Issuer and the Indenture
Trustee.

          2. The Purchaser warrants and represents to, and covenants with the
Issuer and the Indenture Trustee pursuant to Section 205 of the Indenture as follows:

          a.   The Purchaser understands that the Note has not been registered under the 1933 Act or the securities laws of any State.

          b.   The Purchaser is acquiring the Note for investment for its own account only and not for any other Person.

                                       A-I

          c.   The Purchaser is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Note.

          d.   [The Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act ("Rule 144A") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Purchaser is aware that the sale to it is being made in reliance on Rule 144A. The
               Purchaser is acquiring the Note for its own account or for the account of another qualified institutional buyer, understands that such Note may be offered, resold, pledged or transferred only (i) to a qualified institutional, buyer, or to an offeree or purchaser that the Purchaser reasonably believes is a qualified institutional buyer, that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.]

          e.   The Purchaser is not a Competitor.

          3. The Purchaser of a Note represents and warrants to the Indenture
Trustee that (i) it is not acquiring the Series 2006-1 Note with the plan assets of an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to the provisions of Title I of ERISA, a "plan" described in Section
4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), an entity whose underlying assets include "plan assets" of any of the foregoing by reason of an employee benefit plan's or plan's investment in such entity or any other plan that is subject to a law that is similar to Title I of ERISA or
Section 4975 of the Code or (ii) the acquisition, holding and disposition of the
Series 2006-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable law.

          4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

          IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date set forth below.

--------------------------------------    --------------------------------------
Seller                                    Purchaser

By:                                       By:
   -----------------------------------       -----------------------------------
   Name:                                     Name:
   Title:                                    Title:
   Taxpayer Identification No.               Taxpayer Identification No.
                              --------                                  --------
Date:                                     Date:
     ---------------------------------         ---------------------------------

                                      A-II

                                                              ANNEX 1 TO ANNEX A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Purchasers Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows to the parties identified in Section 2 of the attached Investment Letter:

          1. As indicated below, the undersigned is the President, Chief
Financial Officer, Senior Vice President or other senior executive officer of the Purchaser.

          2. The Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i)
the Purchaser owned and/or invested on a discretionary basis $_______________(1)
in securities (except for the excluded securities referred to in paragraph 3 below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below.

          ____ Corporation, etc. The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), a
               Massachusetts or similar business trust, a partnership, or a charitable organization described in Section 501(c)(3) of the
               Internal Revenue Code.

          ____ Bank. The Purchaser (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least
               $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Savings and Loan. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Broker-dealer. The Purchaser is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934.

          ____ Insurance Company. The Purchaser is organized as an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and which is subject to supervision by the insurance, commissioner or a similar official or agency of a
               State, territory or the District of Columbia.

          ____ State or Local Plan. The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ____ ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
               of 1974.

----------
(1)  Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                      A-III

          ____ Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisers Act of 1940.

          3. The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the
Purchaser is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser (except as provided in Rule
144A(a)(3)) and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the
Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the
Purchaser's direction. However, such securities were not included if the
Purchaser is a majority-owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange
Act of 1934.

          5. The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Notes are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A.

_____   _____   Will the Purchaser be purchasing the
Yes     No      Note only for Purchaser's own account?

          6. If the answer to the foregoing question is "no", the Purchaser agrees that, in connection with, any purchase of securities sold to the
Purchaser for the account of a third party (including any separate account) in reliance on Rule 144A, the Purchaser will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Purchaser agrees that the Purchaser will not purchase securities for a third party unless the Purchaser has obtained a certificate from such third party substantially identical to this certification or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

          7. The Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Purchaser's purchase of the Note will constitute a reaffirmation of this certification as of the date of such purchase.

                                             -----------------------------------
                                             Print Name of Purchaser

                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                             Date:
                                                  ------------------------------

                                      A-IV

                                                              ANNEX 2 TO ANNEX A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

            [For Purchasers That Are Registered Investment Companies]

          The undersigned hereby certifies as follows to the parties identified in Section 2 of the attached Investment Letter:

          1. As indicated below, the undersigned is the President, Chief
Financial Officer or Senior Vice President or other senior executive officer of the Purchaser or, if the Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A")
because Purchaser is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. The Purchaser is a "qualified institutional buyer" as defined in
SEC Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the
Purchaser alone, or the Purchaser's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year. For purposes of determining the amount of securities owned by the Purchaser or the Purchaser's
Family of Investment Companies, the cost of such securities was used (except as provided in Rule 144(a)(3)).

          ____ The Purchaser owned $_______________ in securities (other than the excluded securities referred to below) as of the end of the
               Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          ____ The Purchaser is part of a Family of Investment Companies which owned in the aggregate $_______________ in securities (other than the excluded securities referred to below) as of the end of the
               Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof), except for a unit investment trust whose assets consist solely of shares on one or more registered investment companies that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other), or, in the case of unit investment trusts, the same depositor.

          4. The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Purchaser or are part of the
Purchaser's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes And certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          5. The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and the other parties related to the Note are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A.

                                       A-V

          6. The undersigned will notify the parties addressed the Purchaser
Letter to which this certification relates of any changes in the information and conclusions herein. Until such notice, the Purchaser's purchase of the Note will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                             -----------------------------------
                                             Print Name of Purchaser or Adviser

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             IF AN ADVISER

                                             -----------------------------------
                                             Print Name of Purchaser

                                             Date:

                                      A-VI

ANNEX B
FORECASTED NET CASH FLOW BY PERIOD(1)

         PAYMENT DATE   NET CASH FLOW
PERIOD    MONTH/YEAR     (US DOLLARS)
-------------------------------------
   1        May-06        17,795,158
   2       June-06        18,295,290
   3       July-06        17,752,220
   4      August-06       18,301,468
   5     September-06     18,259,291
   6      October-06      17,663,946
   7     November-06      18,191,651
   8     December-06      17,594,148
   9      January-07      18,119,817
  10     February-07      17,721,067
  11       March-07       15,943,808
  12       April-07       17,425,476
  13        May-07        16,824,292
  14       June-07        17,252,822
  15       July-07        16,629,104
  16      August-07       17,029,758
  17     September-07     16,907,879
  18      October-07      16,305,170
  19     November-07      16,676,554
  20     December-07      16,074,440
  21      January-08      16,420,647
  22     February-08      16,288,515
  23       March-08       15,251,989
  24       April-08       16,054,487
  25        May-08        15,504,116
  26       June-08        15,843,337
  27       July-08        15,307,161
  28      August-08       15,628,163
  29     September-08     15,511,747
  30      October-08      14,991,666
  31     November-08      15,291,994
  32     December-08      14,772,770
  33      January-09      15,057,101
  34     February-09      14,977,985
  35       March-09       13,777,868
  36       April-09       14,926,857
  37        May-09        14,506,707
  38       June-09        14,864,743
  39       July-09        14,463,508
  40      August-09       14,821,799
  41     September-09     14,792,421
  42      October-09      14,399,482
  43     November-09      14,754,375
  44     December-09      14,347,990
  45      January-10      14,704,875
  46     February-10      14,622,964
  47       March-10       13,435,954
  48       April-10       14,520,154
  49        May-10        14,121,366
  50       June-10        14,444,007
  51       July-10        14,055,152
  52      August-10       14,375,160
  53     September-10     14,339,487
  54      October-10      13,948,881
  55     November-10      14,271,896
  56     December-10      13,883,416
  57      January-11      14,200,948
  58     February-11      14,058,592
  59       March-11       12,910,360
  60       April-11       13,916,448
  61        May-11        13,506,550
  62       June-11        13,786,009
  63       July-11        13,395,367
  64      August-11       13,676,197
  65     September-11     13,611,497
  66      October-11      13,225,075
  67     November-11      13,496,923
  68     December-11      13,110,490
  69      January-12      13,375,838
  70     February-12      13,164,949
  71       March-12       12,365,460
  72       April-12       12,948,024

----------
(1.) Forecasted Net Cash Flow assumes sales proceeds

                                       B-1

ANNEX B
FORECASTED NET CASH FLOW BY PERIOD(1)

         PAYMENT DATE   NET CASH FLOW
PERIOD    MONTH/YEAR     (US DOLLARS)
-------------------------------------
  73        May-12        12,576,745
  74       June-12        12,824,959
  75       July-12        12,469,403
  76      August-12       12,713,875
  77     September-12     12,649,139
  78      October-12      12,294,485
  79     November-12      12,530,912
  80     December-12      12,178,679
  81      January-13      12,408,203
  82     February-13      12,282,031
  83       March-13       11,320,960
  84       April-13       12,142,063
  85        May-13        11,802,412
  86       June-13        12,019,712
  87       July-13        11,698,043
  88      August-13       11,909,573
  89     September-13     11,850,856
  90      October-13      11,523,435
  91     November-13      11,729,611
  92     December-13      11,411,831
  93      January-14      11,614,266
  94     February-14      11,494,439
  95       March-14       10,597,113
  96       April-14       11,316,338
  97        May-14        10,985,981
  98       June-14        11,164,725
  99       July-14        10,853,885
 100      August-14       11,025,783
 101     September-14     10,952,431
 102      October-14      10,637,490
 103     November-14      10,802,401
 104     December-14      10,497,909
 105      January-15      10,657,601
 106     February-15      10,459,948
 107       March-15        9,571,881
 108       April-15       10,172,655
 109        May-15         9,857,453
 110       June-15         9,983,050
 111       July-15         9,689,917
 112      August-15        9,807,767
 113     September-15      9,715,688
 114      October-15       9,420,222
 115     November-15       9,529,234
 116     December-15       9,244,793
 117      January-16       9,346,681
 118     February-16       9,149,522
 119       March-16        8,636,898
 120       April-16        8,925,235
 121        May-16         8,640,730
 122       June-16         8,814,600
 123       July-16         8,634,986
 124      August-16        8,832,990
 125     September-16      8,818,840
 126      October-16       8,640,809
 127     November-16       8,792,440
 128     December-16       8,621,520
 129      January-17       8,766,129
 130     February-17       8,620,737
 131       March-17        8,061,595
 132       April-17        8,521,312
 133        May-17         8,368,610
 134       June-17         8,507,807
 135       July-17         8,387,114
 136      August-17        8,516,725
 137     September-17      8,513,440
 138      October-17       8,389,364
 139     November-17       8,508,160
 140     December-17       8,391,100
 141      January-18       8,497,811
 142     February-18       8,223,928
 143       March-18        7,710,332
 144       April-18        7,862,487

----------
(1.) Forecasted Net Cash Flow assumes sales proceeds

                                      B-II

ANNEX B
FORECASTED NET CASH FLOW BY PERIOD(1)

         PAYMENT DATE   NET CASH FLOW
PERIOD    MONTH/YEAR     (US DOLLARS)
-------------------------------------
 145        May-18        7,580,646
 146       June-18        7,470,900
 147       July-18        7,226,825
 148      August-18       7,079,749
 149     September-18     6,870,871
 150      October-18      6,624,308
 151     November-18      6,433,318
 152     December-18      6,198,799
 153      January-19      5,953,739
 154     February-19      6,032,406
 155       March-19       6,027,447
 156       April-19       5,999,242
 157        May-19        5,974,889
 158       June-19        5,922,760
 159       July-19        5,911,412
 160      August-19       5,861,356
 161     September-19     5,821,401
 162      October-19      5,791,320
 163     November-19      5,736,806
 164     December-19      5,716,386
 165      January-20      5,676,421
 166     February-20      5,643,817
 167       March-20       5,624,931
 168       April-20       5,592,373
 169        May-20        5,577,668
 170       June-20        5,538,737
 171       July-20        5,542,312
 172      August-20       5,514,559
 173     September-20     5,499,669
 174      October-20      5,498,403
 175     November-20      5,478,423
 176     December-20      5,488,837
 177      January-21      5,472,614
 178     February-21      5,469,685
 179       March-21       5,477,104
 180       April-21       5,480,228

----------
(1.) Forecasted Net Cash Flow assumes sales proceeds

                                      B-III

ANNEX C
MINIMUM TARGETED PRINCIPAL BALANCE BY PERIOD

                            MINIMUM
         PAYMENT DATE   TARGET BALANCE
PERIOD    MONTH/YEAR     (US DOLLARS)
--------------------------------------
   0       April-06       680,000,000
   1        May-06        676,222,222
   2       June-06        672,444,444
   3       July-06        668,666,667
   4      August-06       664,888,889
   5     September-06     661,111,111
   6      October-06      657,333,333
   7     November-06      653,555,556
   8     December-06      649,777,778
   9      January-07      646,000,000
  10     February-07      642,222,222
  11       March-07       638,444,444
  12       April-07       634,666,667
  13        May-07        630,888,889
  14       June-07        627,111,111
  15       July-07        623,333,333
  16      August-07       619,555,556
  17     September-07     615,777,778
  18      October-07      612,000,000
  19     November-07      608,222,222
  20     December-07      604,444,444
  21      January-08      600,666,667
  22     February-08      596,888,889
  23       March-08       593,111,111
  24       April-08       589,333,333
  25        May-08        585,555,556
  26       June-08        581,777,778
  27       July-08        578,000,000
  28      August-08       574,222,222
  29     September-08     570,444,444
  30      October-08      566,666,667
  31     November-08      562,888,889
  32     December-08      559,111,111
  33      January-09      555,333,333
  34     February-09      551,555,556
  35       March-09       547,777,778
  36       April-09       544,000,000
  37        May-09        540,222,222
  38       June-09        536,444,444
  39       July-09        532,666,667
  40      August-09       528,888,889
  41     September-09     525,111,111
  42      October-09      521,333,333
  43     November-09      517,555,556
  44     December-09      513,777,778
  45      January-10      510,000,000
  46     February-10      506,222,222
  47       March-10       502,444,444
  48       April-10       498,666,667
  49        May-10        494,888,889
  50       June-10        491,111,111
  51       July-10        487,333,333
  52      August-10       483,555,556
  53     September-10     479,777,778
  54      October-10      476,000,000
  55     November-10      472,222,222
  56     December-10      468,444,444
  57      January-11      464,666,667
  58     February-11      460,888,889
  59       March-11       457,111,111
  60       April-11       453,333,333
  61        May-11        449,555,556

                                       C-I

ANNEX C
MINIMUM TARGETED PRINCIPAL BALANCE BY PERIOD

                            MINIMUM
         PAYMENT DATE   TARGET BALANCE
PERIOD    MONTH/YEAR     (US DOLLARS)
--------------------------------------
   62      June-11        445,777,778
   63      July-11        442,000,000
   64     August-11       438,222,222
   65    September-11     434,444,444
   66     October-11      430,666,667
   67    November-11      426,888,889
   68    December-11      423,111,111
   69     January-12      419,333,333
   70    February-12      415,555,556
   71      March-12       411,777,778
   72      April-12       408,000,000
   73       May-12        404,222,222
   74      June-12        400,444,444
   75      July-12        396,666,667
   76     August-12       392,888,889
   77    September-12     389,111,111
   78     October-12      385,333,333
   79    November-12      381,555,556
   80    December-12      377,777,778
   81     January-13      374,000,000
   82    February-13      370,222,222
   83      March-13       366,444,444
   84      April-13       362,666,667
   85       May-13        358,888,889
   86      June-13        355,111,111
   87      July-13        351,333,333
   88     August-13       347,555,556
   89    September-13     343,777,778
   90     October-13      340,000,000
   91    November-13      336,222,222
   92    December-13      332,444,444
   93     January-14      328,666,667
   94    February-14      324,888,889
   95      March-14       321,111,111
   96      April-14       317,333,333
   97       May-14        313,555,556
   98      June-14        309,777,778
   99      July-14        306,000,000
  100     August-14       302,222,222
  101    September-14     298,444,444
  102     October-14      294,666,667
  103    November-14      290,888,889
  104    December-14      287,111,111
  105     January-15      283,333,333
  106    February-15      279,555,556
  107      March-15       275,777,778
  108      April-15       272,000,000
  109       May-15        268,222,222
  110      June-15        264,444,444
  111      July-15        260,666,667
  112     August-15       256,888,889
  113    September-15     253,111,111
  114     October-15      249,333,333
  115    November-15      245,555,556
  116    December-15      241,777,778
  117     January-16      238,000,000
  118    February-16      234,222,222
  119      March-16       230,444,444
  120      April-16       226,666,667
  121       May-16        222,888,889
  122      June-16        219,111,111
  123      July-16        215,333,333

                                      C-II

ANNEX C
MINIMUM TARGETED PRINCIPAL BALANCE BY PERIOD

                            MINIMUM
          PAYMENT DATE  TARGET BALANCE
PERIOD     MONTH/YEAR    (US DOLLARS)
--------------------------------------
  124      August-16      211,555,556
  125     September-16    207,777,778
  126      October-16     204,000,000
  127     November-16     200,222,222
  128     December-16     196,444,444
  129      January-17     192,666,667
  130     February-17     188,888,889
  131       March-17      185,111,111
  132       April-17      181,333,333
  133        May-17       177,555,556
  134       June-17       173,777,778
  135       July-17       170,000,000
  136      August-17      166,222,222
  137     September-17    162,444,444
  138      October-17     158,666,667
  139     November-17     154,888,889
  140     December-17     151,111,111
  141      January-18     147,333,333
  142     February-18     143,555,556
  143       March-18      139,777,778
  144       April-18      136,000,000
  145        May-18       132,222,222
  146       June-18       128,444,444
  147       July-18       124,666,667
  148      August-18      120,888,889
  149     September-18    117,111,111
  150      October-18     113,333,333
  151     November-18     109,555,556
  152     December-18     105,777,778
  153      January-19     102,000,000
  154     February-19      98,222,222
  155      March-19        94,444,444
  156      April-19        90,666,667
  157       May-19         86,888,889
  158       June-19        83,111,111
  159       July-19        79,333,333
  160      August-19       75,555,556
  161    September-19      71,777,778
  162     October-19       68,000,000
  163     November-19      64,222,222
  164     December-19      60,444,444
  165     January-20       56,666,667
  166     February-20      52,888,889
  167      March-20        49,111,111
  168      April-20        45,333,333
  169       May-20         41,555,556
  170       June-20        37,777,778
  171       July-20        34,000,000
  172      August-20       30,222,222
  173    September-20      26,444,444
  174     October-20       22,666,667
  175     November-20      18,888,889
  176     December-20      15,111,111
  177     January-21       11,333,333
  178     February-21       7,555,556
  179      March-21         3,777,778
  180      April-21                 0

                                      C-III

ANNEX D
SCHEDULED TARGETED PRINCIPAL BALANCE BY PERIOD

                           SCHEDULED
         PAYMENT DATE   TARGET BALANCE
PERIOD    MONTH/YEAR     (US DOLLARS)
--------------------------------------
   0       April-06       680,000,000
   1        May-06        674,333,333
   2       June-06        668,666,667
   3       July-06        663,000,000
   4      August-06       657,333,333
   5     September-06     651,666,667
   6      October-06      646,000,000
   7     November-06      640,333,333
   8     December-06      634,666,667
   9      January-07      629,000,000
  10     February-07      623,333,333
  11       March-07       617,666,667
  12       April-07       612,000,000
  13        May-07        606,333,333
  14       June-07        600,666,667
  15       July-07        595,000,000
  16      August-07       589,333,333
  17     September-07     583,666,667
  18      October-07      578,000,000
  19     November-07      572,333,333
  20     December-07      566,666,667
  21      January-08      561,000,000
  22     February-08      555,333,333
  23       March-08       549,666,667
  24       April-08       544,000,000
  25        May-08        538,333,333
  26       June-08        532,666,667
  27       July-08        527,000,000
  28      August-08       521,333,333
  29     September-08     515,666,667
  30      October-08      510,000,000
  31     November-08      504,333,333
  32     December-08      498,666,667
  33      January-09      493,000,000
  34     February-09      487,333,333
  35       March-09       481,666,667
  36       April-09       476,000,000
  37        May-09        470,333,333
  38       June-09        464,666,667
  39       July-09        459,000,000
  40      August-09       453,333,333
  41     September-09     447,666,667
  42      October-09      442,000,000
  43     November-09      436,333,333
  44     December-09      430,666,667
  45      January-10      425,000,000
  46     February-10      419,333,333
  47       March-10       413,666,667
  48       April-10       408,000,000
  49        May-10        402,333,333
  50       June-10        396,666,667
  51       July-10        391,000,000
  52      August-10       385,333,333
  53     September-10     379,666,667
  54      October-10      374,000,000
  55     November-10      368,333,333
  56     December-10      362,666,667
  57      January-11      357,000,000
  58     February-11      351,333,333
  59       March-11       345,666,667
  60       April-11       340,000,000
  61        May-11        334,333,333
  62       June-11        328,666,667
  63       July-11        323,000,000

                                       D-1

ANNEX D
SCHEDULED TARGETED PRINCIPAL BALANCE BY PERIOD

                           SCHEDULED
         PAYMENT DATE   TARGET BALANCE
PERIOD    MONTH/YEAR     (US DOLLARS)
--------------------------------------
  64      August-11       317,333,333
  65     September-11     311,666,667
  66      October-11      306,000,000
  67     November-11      300,333,333
  68     December-11      294,666,667
  69      January-12      289,000,000
  70     February-12      283,333,333
  71       March-12       277,666,667
  72       April-12       272,000,000
  73        May-12        266,333,333
  74       June-12        260,666,667
  75       July-12        255,000,000
  76      August-12       249,333,333
  77     September-12     243,666,667
  78      October-12      238,000,000
  79     November-12      232,333,333
  80     December-12      226,666,667
  81      January-13      221,000,000
  82     February-13      215,333,333
  83       March-13       209,666,667
  84       April-13       204,000,000
  85        May-13        198,333,333
  86       June-13        192,666,667
  87       July-13        187,000,000
  88      August-13       181,333,333
  89     September-13     175,666,667
  90      October-13      170,000,000
  91     November-13      164,333,333
  92     December-13      158,666,667
  93      January-14      153,000,000
  94     February-14      147,333,333
  95       March-14       141,666,667
  96        April-14      136,000,000
  97         May-14       130,333,333
  98        June-14       124,666,667
  99        July-14       119,000,000
 100       August-14      113,333,333
 101     September-14     107,666,667
 102       October-14     102,000,000
 103      November-14      96,333,333
 104      December-14      90,666,667
 105       January-15      85,000,000
 106      February-15      79,333,333
 107        March-15       73,666,667
 108        April-15       68,000,000
 109         May-15        62,333,333
 110        June-15        56,666,667
 111        July-15        51,000,000
 112       August-15       45,333,333
 113     September-15      39,666,667
 114       October-15      34,000,000
 115      November-15      28,333,333
 116      December-15      22,666,667
 117       January-16      17,000,000
 118      February-16      11,333,333
 119        March-16        5,666,667
 120        April-16                0

                                      D-II

                                                                         ANNEX E
                                              to Preliminary Offering Memorandum

                                 WAREHOUSE NOTES

          Set forth below are some characteristics of the Series of Notes that have been issued by the Issuer prior to the Closing Date and that are expected to remain Outstanding as of the Closing Date. For more specific information with respect to such Series, any prospective investor should contact TAL.

Series 2005-1(1)
Maximum Principal Amount:              $300,000,000(2)
Note Interest Rate:                    Floating
Scheduled Conversion Date:             The second anniversary of the Restatement
                                       Effective Date(3)
Minimum Principal Payment Amount:(4)   Calculated based on an approximate
                                       fifteen (15) year amortization schedule
Scheduled Principal Payment Amount:(4) Calculated based on an approximate nine
                                       (9) year amortization schedule

----------
(1)  Warehouse Notes.

(2)  Subject to increase. See "Summary -- Warehouse Notes."

(3)  Subject to change upon the occurrence of certain events

(4)  Payable only after the occurrence of a Conversion Event.

                                      E-I

                                                                         ANNEX F
                                              to Preliminary Offering Memorandum

            CONSOLIDATED FINANCIAL STATEMENTS OF THE SERIES ENHANCER

                        CONSOLIDATED FINANCIAL STATEMENTS

              Financial Guaranty Insurance Company and Subsidiaries
                                December 31, 2005
                       with Report of Independent Auditors

                                      F-I

              FINANCIAL GUARANTY INSURANCE COMPANY AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2005

                                      F-II

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying consolidated balance sheets of Financial
Guaranty Insurance Company and Subsidiaries (the "Company") as of December 31,
2005 and 2004, and the related consolidated statements of income, stockholder's equity and cash flows for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1,
2003 through December 17, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the
Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of
December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

New York, New York
January 23, 2006

                                     F-III

              Financial Guaranty Insurance Company and Subsidiaries
                           Consolidated Balance Sheets

                (Dollars in thousands, except per share amounts)

                                                                      DECEMBER 31
                                                               ------------------------
                                                                   2005         2004
                                                               ------------------------

ASSETS
Fixed maturity securities, at fair value (amortized cost of
   $3,277,291 in 2005 and $2,921,320 in 2004)                   $3,258,738   $2,938,856
Short-term investments                                             159,334      140,473
                                                                -----------------------
Total investments                                                3,418,072    3,079,329
Cash and cash equivalents                                           45,077       69,292
Accrued investment income                                           42,576       36,580
Reinsurance recoverable on losses                                    3,271        3,054
Prepaid reinsurance premiums                                       110,636      109,292
Deferred policy acquisition costs                                   63,330       33,835
Receivable from related parties                                      9,539          802
Property and equipment, net of accumulated depreciation
   of $885 in 2005 and $164 in 2004                                  3,092        2,408
Prepaid expenses and other assets                                   10,354        7,826
Federal income taxes receivable                                      2,158           --
                                                                -----------------------
Total assets                                                    $3,708,105   $3,342,418
                                                                =======================
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
   Unearned premiums                                            $1,201,163   $1,043,334
   Loss and loss adjustment expenses                                54,812       39,181
   Ceded reinsurance balances payable                                1,615        3,826
   Accounts payable, accrued expenses and other liabilities         36,359       22,874
   Payable for securities purchased                                     --        5,715
   Capital lease obligations                                         4,262        6,446
   Federal income taxes payable                                         --        4,401
   Deferred income taxes                                            42,463       38,765
                                                                -----------------------
Total liabilities                                                1,340,674    1,164,542
                                                                =======================
Stockholder's equity:
   Common stock, par value $1,500 per share; 10,000 shares
      authorized, issued and outstanding                            15,000       15,000
   Additional paid-in capital                                    1,894,983    1,882,772
   Accumulated other comprehensive (loss) income, net of tax       (13,597)      15,485
   Retained earnings                                               471,045      264,619
                                                                -----------------------
Total stockholder's equity                                       2,367,431    2,177,876
                                                                -----------------------
Total liabilities and stockholder's equity                      $3,708,105   $3,342,418
                                                                =======================

See accompanying notes to consolidated financial statements.

                                      F-IV

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Statements of Income

                             (Dollars in thousands)

                                                        SUCCESSOR                    PREDECESSOR
                                       ---------------------------------------------------------
                                                                      PERIOD FROM    PERIOD FROM
                                                                     DECEMBER 18,    JANUARY 1,
                                                                         2003           2003
                                        YEAR ENDED     YEAR ENDED       THROUGH        THROUGH
                                       DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 17,
                                          2005            2004           2003           2003
                                       ---------------------------------------------------------

Revenues:
   Gross premiums written                $ 410,202      $ 323,575      $ 12,213       $ 248,112
   Reassumed ceded premiums                     --          4,959         6,300          14,300
   Ceded premiums written                  (29,148)       (14,656)          (39)        (14,852)
                                       ---------------------------------------------------------
   Net premiums written                    381,054        313,878        18,474         247,560
   Increase in net unearned premiums      (156,485)      (138,929)       (9,892)       (105,811)
                                       ---------------------------------------------------------
Net premiums earned                        224,569        174,949         8,582         141,749
Net investment income                      117,072         97,709         4,269         112,619
Net realized gains                             101            559            --          31,506
Net mark-to-market losses on credit
   derivative contracts                       (167)            --            --              --
Other income                                   762            736            44             580
                                       ---------------------------------------------------------
Total revenues                             342,337        273,953        12,895         286,454
Expenses:
   Loss and loss adjustment expenses        18,506          5,922           236          (6,757)
   Underwriting expenses                    82,064         73,426         7,622          54,481
   Policy acquisition costs deferred       (38,069)       (32,952)       (2,931)        (23,641)
   Amortization of deferred policy
      acquisition costs                      8,302          2,038            10          15,563
                                       ---------------------------------------------------------
Total expenses                              70,803         48,434         4,937          39,646
                                       ---------------------------------------------------------
Income before income tax expense
   (benefit)                               271,534        225,519         7,958         246,808
Income tax expense (benefit):
   Current                                  32,370         42,510         1,191          57,071
   Deferred                                 32,738         12,923           573          (1,612)
                                       ---------------------------------------------------------
Total income tax expense                    65,108         55,433         1,764          55,459
                                       ---------------------------------------------------------
Income before extraordinary item           206,426        170,086         6,194         191,349
Extraordinary gain                              --             --        13,852              --
                                       ---------------------------------------------------------
Net Income                               $ 206,426      $ 170,086      $ 20,046       $ 191,349
                                       =========================================================

See accompanying notes to consolidated financial statements.

                                       F-V

              Financial Guaranty Insurance Company and Subsidiaries

                 Consolidated Statements of Stockholder's Equity

                             (Dollars in thousands)

                                                                                ACCUMULATED
                                                                                   OTHER
                                                                 ADDITIONAL    COMPREHENSIVE
                                                        COMMON     PAID-IN    (LOSS) INCOME,     RETAINED
                                                         STOCK     CAPITAL      NET OF TAX       EARNINGS       TOTAL
                                                       ----------------------------------------------------------------

PREDECESSOR
Balance at January 1, 2003                             $15,000   $  383,511      $ 49,499      $ 1,740,885   $2,188,895
Net income                                                  --           --            --          191,349      191,349
Other comprehensive income (loss):
   Change in fixed maturities available-for-sale            --           --          (424)              --         (424)
   Change in foreign currency translation adjustment        --           --         4,267               --        4,267
                                                                                                             ----------
Total comprehensive income                                                                                      195,192
Dividends declared                                          --           --            --         (284,300)    (284,300)
                                                       ----------------------------------------------------------------
Balance at December 17, 2003                            15,000      383,511        53,342        1,647,934    2,099,787
SUCCESSOR
Purchase accounting adjustments                             --    1,474,261       (53,342)      (1,573,447)    (152,528)
Net income                                                  --           --            --           20,046       20,046
Other comprehensive income:
   Change in fixed maturities available-for-sale            --           --         2,059               --        2,059
                                                                                                             ----------
Total comprehensive income                                                                                       22,105
Balance at December 31, 2003                            15,000    1,857,772         2,059           94,533    1,969,364
                                                       ----------------------------------------------------------------
Net income                                                  --           --            --          170,086      170,086
Other comprehensive income:
   Change in fixed maturities available-for-sale            --           --         9,340               --        9,340
   Change in foreign currency translation adjustment        --           --         4,086               --        4,086
                                                                                                             ----------
Total comprehensive income                                                                                      183,512
Capital contribution                                        --       25,000            --               --       25,000
                                                       ----------------------------------------------------------------
Balance at December 31, 2004                            15,000    1,882,772        15,485          264,619    2,177,876
Net income                                                  --           --            --          206,426      206,426
Other comprehensive loss:
   Change in fixed maturities available-for-sale            --           --       (23,550)              --      (23,550)
   Change in foreign currency translation adjustment        --           --        (5,532)              --       (5,532)
                                                                                                             ----------
Total comprehensive income                                                                                      177,344
Capital contribution                                        --       12,211            --               --       12,211
                                                       ----------------------------------------------------------------
Balance at December 31, 2005                           $15,000   $1,894,983      $(13,597)     $   471,045   $2,367,431
                                                       ================================================================

See accompanying notes to consolidated financial statements.

                                      F-VI

              Financial Guaranty Insurance Company and Subsidiaries
                      Consolidated Statements of Cash Flows

                             (Dollars in thousands)

                                                                            SUCCESSOR
                                                           ------------------------------------------   PREDECESSOR
                                                                                         PERIOD FROM    PERIOD FROM
                                                                                         DECEMBER 18,    JANUARY 1,
                                                                                             2003           2003
                                                            YEAR ENDED     YEAR ENDED      THROUGH        THROUGH
                                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 17,
                                                               2005           2004           2003           2003
                                                           ---------------------------------------------------------

OPERATING ACTIVITIES
Net income                                                  $ 206,426      $ 170,086       $ 20,046     $   191,349
Adjustments to reconcile net income to net cash provided
   by operating activities:
      Extraordinary gain                                                          --        (13,852)             --
      Amortization of deferred policy acquisition costs         8,574          2,038             10          15,563
      Policy acquisition costs deferred                       (38,069)       (32,952)        (2,931)        (23,641)
      Depreciation of property and equipment                      721            164             --              22
      Amortization of fixed maturity securities                31,504         37,013            693          21,129
      Amortization of short-term investments                      481             29
      Net realized gains on investments                          (101)          (559)            --         (31,506)
      Change in accrued investment income and prepaid
         Expenses and other assets                             (8,504)        (5,545)        (5,065)          6,292
      Change in net mark-to-market losses on credit
         Derivative contracts                                     167             --             --              --
      Change in federal income taxes receivable                    --            126           (172)         (2,407)
      Change in reinsurance recoverable on losses                (217)         5,011           (104)            410
      Change in prepaid reinsurance premiums                   (1,344)        14,476          7,432          19,725
      Changes in other reinsurance receivables                     --          5,295         (5,295)             --
      Change in receivable from related parties                (8,737)         8,957            (76)         (9,811)
      Change in unearned premiums                             157,829        124,452          2,460          86,250
      Change in loss and loss adjustment expenses              15,631         (1,286)           236          (7,644)
      Change in ceded reinsurance balances payable and
         Accounts payable and accrued expenses                  8,923          7,348          6,485           1,804
      Change in current federal income taxes payable           (6,559)         4,401             --         (97,477)
      Change in deferred federal income taxes                  19,252         12,923            573          (1,612)
                                                           ---------------------------------------------------------
Net cash provided by operating activities                     385,977        351,977         10,440         168,446
                                                           ---------------------------------------------------------
INVESTING ACTIVITIES
Sales and maturities of fixed maturity securities             122,638        284,227          1,780       1,028,103
Purchases of fixed maturity securities                       (520,089)      (546,028)            --        (877,340)
Purchases, sales and maturities of short-term
   investments, net                                           (19,342)      (126,125)       (12,736)         41,504
Receivable for securities sold                                    (20)           170            538             283
Payable for securities purchased                               (5,715)         5,715             --          (5,333)
Purchase of fixed assets                                       (1,405)        (2,572)            --              --
                                                           ---------------------------------------------------------
Net cash (used in) provided by investing activities          (423,933)      (384,613)       (10,418)        187,217
                                                           ---------------------------------------------------------
FINANCING ACTIVITIES
Capital contribution                                           12,211         25,000             --              --
Dividends paid to common stockholders                              --             --             --        (284,300)
                                                           ---------------------------------------------------------
Net cash provided by (used in) financing activities            12,211         25,000             --        (284,300)
                                                           ---------------------------------------------------------
Effect of exchange rate changes on cash                         1,530         (1,717)            --              --
                                                           ---------------------------------------------------------

Net (decrease) increase in cash and cash equivalents          (24,215)        (9,353)            22          71,363
Cash and cash equivalents at beginning of period               69,292         78,645         78,623           7,260
                                                           ---------------------------------------------------------
Cash and cash equivalents at end of period                  $  45,077      $  69,292       $ 78,645     $    78,623
                                                           =========================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid                                           $  49,613      $  40,890       $     --     $   156,800
                                                           =========================================================

See accompanying notes to consolidated financial statements.

                                      F-VII

              FINANCIAL GUARANTY INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2005
                (Dollars in thousands, except per share amounts)

1.   BUSINESS AND ORGANIZATION

Financial Guaranty Insurance Company (the "Company") is a wholly owned subsidiary of FGIC Corporation ("FGIC Corp."). The Company provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company's financial strength is rated "Aaa" by Moody's Investors Service, Inc., "AAA" by
Standard & Poor's Rating Services, a division of The McGraw-Hill Companies,
Inc., and "AAA" by Fitch Ratings, Inc. The Company is licensed to engage in writing financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, and, through a branch, in the United Kingdom. In addition, a United Kingdom subsidiary of the Company is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries. FGIC
Corp. and the Company have formed subsidiaries to facilitate geographic and business expansion.

On December 18, 2003, an investor group consisting of The PMI Group, Inc.
("PMI"), affiliates of the Blackstone Group L.P. ("Blackstone"), affiliates of the Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P.
("CIVC"), collectively, the "Investor Group", completed the acquisition of FGIC
Corp. from a subsidiary of General Electric Capital Corporation ("GE Capital")
in a transaction valued at approximately $2,200,000 (the "Transaction"). GE
Capital retained 2,346 shares of FGIC Corp. Senior Preferred Mandatorily
Convertible Modified Preferred Stock ("Senior Preferred Shares") with an aggregate liquidation preference of $234,600, and approximately 5% of FGIC
Corp.'s outstanding common stock. PMI is the largest stockholder of FGIC Corp., owning approximately 42% of its common stock at December 31, 2005 and 2004.
Blackstone, Cypress and CIVC own approximately 23%, 23% and 7% of FGIC Corp.'s common stock, respectively, at December 31, 2005 and 2004.

2.   BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances have been eliminated in consolidation.

                                     F-VIII

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

2.   BASIS OF PRESENTATION (CONTINUED)

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

The accompanying financial statements have been prepared on the basis of GAAP, which differs in certain respects from the accounting practices prescribed or permitted by the New York State Insurance Department (see Note 4). Certain 2004
and 2003 information has been reclassified to conform to the 2005 presentation.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company's significant accounting policies are as follows:

A.   INVESTMENTS

All the Company's fixed maturity securities are classified as available-for-sale and are recorded on the trade date at fair value. Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive (loss)
income, net of applicable income taxes, in the consolidated statements of stockholders' equity. Short-term investments are carried at cost, which approximates fair value.

Bond discounts and premiums are amortized over the remaining term of the securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.

Securities that have been determined to be other than temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.

B.   CASH AND CASH EQUIVALENTS

The Company considers all bank deposits, highly liquid securities and certificates of deposit with maturities of three months or less at the date of purchase to be cash equivalents. These cash equivalents are carried at cost, which approximates fair value.

                                      F-IX

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

C.   PREMIUM REVENUE RECOGNITION

Premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued.
Up-front premiums are paid in full at the inception of the policy and are earned over the period of risk in proportion to the total amount of principal and interest amortized in the period as a proportion of the original principal and interest outstanding. Installment premiums are collected periodically and are reflected in income pro-rata over the period covered by the premium payment, including premiums received on credit default swaps (see Note 6). Unearned premiums represent the portion of premiums received applicable to future periods on insurance policies in force. When an obligation insured by the Company is refunded prior to the end of the expected policy coverage period, any remaining unearned premium is recognized at that time. A refunding occurs when an insured obligation is called or legally defeased prior to stated maturity. Premiums earned on advanced refundings were $54,795, $42,695, $5,013 and $39,858 for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively.

Ceded premiums are recognized in a manner consistent with the premium earned on the underlying policies.

D.   POLICY ACQUISITION COSTS

Policy acquisition costs include only those expenses that relate directly to and vary with premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, state premium taxes and certain other expenses. In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production, rather than to other activities. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses, future maintenance costs on the in-force business and net investment income are considered in determining the recoverability of acquisition costs.

                                      F-X

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E.   LOSS AND LOSS ADJUSTMENT EXPENSES

Provision for loss and loss adjustment expenses fall into two categories: case reserves and watchlist reserves. Case reserves are established for the value of estimated losses on particular insured obligations that are presently or likely to be in payment default and for which future loss is probable and can be reasonably estimated. These reserves represent an estimate of the present value of the anticipated shortfall between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on, sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the time period of the anticipated shortfall. As of December 31, 2005 and 2004, discounted case-basis loss and loss adjustment expense reserves totaled $33,328 and $15,700, respectively. Loss and loss adjustment expenses included amounts discounted at an approximate interest rate of 4.5% in 2005 and 2004. The amount of the discount at December 31, 2005 and 2004 was $15,015 and $2,500,
respectively.

The Company establishes watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level, where there is a substantially increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watchlist reserve relies on a categorization and assessment of the probability of default, and loss severity in the event of default, of the specifically identified impaired obligations on the watchlist based on historical trends and other factors. The watchlist reserve is adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits. As of December 31, 2005 and 2004, such reserves were $21,484 and $23,500, respectively.

The reserve for loss and loss adjustment expenses is reviewed regularly and updated based on claim payments and the results of ongoing surveillance. The
Company conducts ongoing insured portfolio surveillance to identify all impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates.

                                      F-XI

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reinsurance recoverable on losses is calculated in a manner consistent with the calculation loss and loss adjustment expenses.

F.   INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period in which a change occurs.

The Company is a financial guaranty insurance writer and is permitted a tax deduction, subject to certain limitations under Section 832(e) of the Internal
Revenue Code, for amounts required to be set aside in statutory contingency reserves by state law or regulation. The deduction is allowed only to the extent the Company purchases U.S. Government non-interest bearing tax and loss bonds in an amount equal to the tax benefit attributable to such deductions. Purchases of tax and loss bonds are recorded as a reduction of current tax expense. For the years ended December 31, 2005 and 2004, the Company purchased $13,565 and
$10,810, respectively, of tax and loss bonds. For the period from January 1,
2003 through December 17, 2003, there were no tax and loss bonds purchased and
$102,540 of tax and loss bonds were redeemed.

G.   PROPERTY AND EQUIPMENT

Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements that are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service lives or over the life of the lease, whichever is shorter.
Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

                                     F-XII

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

H.   GOODWILL

In accounting for the Transaction in 2003, the Company applied purchase accounting, as prescribed by Statement of Financial Accounting Standards
("SFAS") No. 141, Business Combinations ("SFAS 141") and Securities and Exchange
Commission Staff Accounting Bulletin 54. Under these accounting methods, the purchase price was pushed down into the accompanying consolidated financial statements, with the difference between the purchase price and the sum of the fair value of tangible and identifiable intangible assets acquired less liabilities assumed resulting in negative goodwill of $27,300 at December 18,
2003. In accordance with SFAS 141, the Company reduced the value assigned to non-financial assets, and the remaining negative goodwill of $13,852 was recorded as an extraordinary gain in the consolidated statement of income.

As a result of the purchase accounting, effective December 18, 2003, the basis of the Company's assets and liabilities changed, necessitating the presentation of Predecessor Company and Successor Company columns in the consolidated statements of income, stockholder's equity and cash flows.

I.   FOREIGN CURRENCY TRANSLATION

The Company has an established foreign branch and three subsidiaries in the
United Kingdom and insured exposure from a former branch in France. The Company has determined that the functional currencies of these operations are their local currencies. Accordingly, the assets and liabilities of these operations are translated into U.S. dollars at the rates of exchange at December 31, 2005 and 2004, and revenues and expenses are translated at average monthly exchange rates. The cumulative translation (loss) gain at December 31, 2005 and 2004 was
$(1,446) and $4,086, respectively, net of tax benefit (expense) of $723 and
$(2,200), respectively, and is reported as a separate component of accumulated other comprehensive income in the consolidated statements of stockholder's equity.

                                     F-XIII

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

J.   STOCK COMPENSATION PLAN

The Company has an incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units of FGIC Corp. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the fair value of the shares at the date of the grant. Restricted stock awards and restricted stock units are valued at the fair value of the stock on the grant date, with no cost to the grantee. FGIC Corp. accounts for stock-based compensation using the intrinsic value method under Accounting Principles Board Opinion No. 25, Accounting for
Stock Issued to Employees, and, accordingly, if the exercise price is equal to the fair value of the shares at the date of the grant, no compensation expense related to stock options is allocated to the Company by FGIC Corp. For grants to employees of the Company of restricted stock and restricted stock units, unearned compensation, equivalent to the fair value of the shares at the date of grant, is allocated to the Company. The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS
123"), as amended.

Had FGIC Corp. determined compensation expense for stock options granted to employees and management based on the fair value of the options at the grant dates consistent with the method of accounting under SFAS 123, the Company's estimated pro forma net income would have been as follows:

                                                                                 PERIOD FROM
                                                                                 DECEMBER 18,
                                                                                     2003
                                                                                    THROUGH
                                                    YEAR ENDED     YEAR ENDED    DECEMBER 31,
                                                   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                       2005           2004           2003
                                                   ------------------------------------------

Reported net income                                  $206,426       $170,086        $20,046
Add: Allocated stock-based compensation
   related to restricted stock units, net of tax
   included in reported net income                         29             49             --
Less: Allocated total stock-based
   compensation determined under the fair
   value method for all awards, net of tax             (2,138)        (1,249)           (40)
Pro forma net income                                 $204,317       $168,886        $20,006
                                                   ==========================================

There were no stock options prior to December 18, 2003.

                                     F-XIV

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

K.   VARIABLE INTEREST ENTITIES

Financial Interpretation No. 46, Consolidation of Variable Interest Entities
("FIN 46-R") provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company's consolidated financial statements. An entity is subject to FIN 46-R, and is called a Variable Interest
Entity ("VIE"), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or
(ii) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the majority of expected losses or receive the majority of expected residual returns of the entity. A VIE is consolidated by its primary beneficiary, which is the party that has a majority of the expected losses or a majority of the expected residual returns of the VIE, or both. FIN
46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all
Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. The Company has evaluated the transactions, and does not believe any such transactions require consolidation or disclosure under FIN 46-R.

During 2004, FGIC arranged the issuance of contingent preferred trust securities by a group of special purpose trusts. These trusts are considered VIEs under FIN
46-R. However, the Company is not considered a primary beneficiary and therefore is not required to consolidate the trusts (see Note 16).

L.   DERIVATIVES

The Financial Accounting Standards Board ("FASB") issued and subsequently amended SFAS No. 133, Accounting for Derivative Instruments and Hedging
Activities ("SFAS 133"). Under SFAS 133, as amended, all derivative instruments are recognized on the consolidated balance sheet at their fair value, and changes in fair value are recognized immediately in earnings unless the derivatives qualify as hedges.

                                      F-XV

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In 2005, the Company sold credit default swaps ("CDS") to certain buyers of credit protection. It considers these agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. Changes in fair value are recorded in net mark-to-market gains (losses) on credit derivative instruments in the consolidated statements of income and in other assets or other liabilities in the consolidated balance sheets. The Company uses dealer-quoted market values, when available, to determine fair value. If market prices are not available, management uses internally developed estimates of fair value.

M.   NEW ACCOUNTING PRONOUNCEMENTS

On December 16, 2004, FASB issued SFAS 123(R) which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Following the effective date, pro forma disclosure is no longer an alternative. In April 2005, the SEC announced the adoption of a rule allowing public companies to defer the adoption of SFAS 123(R) until the beginning of their fiscal years beginning after June 15, 2005. Non-public entities will be required to adopt the provisions of the new standard in fiscal years beginning after December 15,
2005.

Under SFAS 123(R), the Company must determine the transition method to be used at the date of adoption, the appropriate fair value model to be used for valuing share-based payments and the amortization method for compensation cost. The transition methods include retroactive and prospective adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all outstanding share-based awards for which the requisite service has not yet been rendered. The retroactive method would record compensation for all unvested stock options and restricted stock beginning with the first period restated. The Company anticipates adopting the prospective method and expects that the adoption of
SFAS 123(R) will have an impact similar to the current pro forma disclosure for existing options under SFAS 123(R). In addition, the Company does not expect that the expense associated with future grants (assuming grant levels consistent with 2005) derived from the fair value model selected will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

                                     F-XVI

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

N.   REVIEW OF FINANCIAL GUARANTY INDUSTRY ACCOUNTING PRACTICES

The FASB staff is considering whether additional accounting guidance is necessary to address loss reserving and certain other practices in the financial guaranty industry. SFAS No. 60, Accounting and Reporting by Insurance
Enterprises, was developed prior to the emergence of the financial guaranty industry. As it does not specifically address financial guaranty contracts, there has been diversity in the accounting for these contracts. In 2005, the
FASB added a project to consider accounting by insurers for financial guaranty insurance. The objective of the project is to develop an accounting model for financial guaranty contracts issued by insurance companies that are not accounted for as derivative contracts under SFAS 133. A financial guaranty contract guarantees the holder of a financial obligation the full and timely payment of principal and interest when due and is typically issued in conjunction with municipal bond offerings and certain structured finance transactions. The goal of this project is to develop a single model for all industry participants to apply.

The FASB is expected to meet in 2006 to consider the accounting model for issuers of financial guaranty insurance. Proposed and final pronouncements are expected to be issued in 2006. When the FASB reaches a conclusion on this issue, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. It is not possible to predict the impact the FASB's review may have on the Company's accounting practices.

4.   STATUTORY ACCOUNTING PRACTICES

Statutory-basis surplus of the Company at December 31, 2005 and 2004 was
$1,162,904 and $1,172,600, respectively. Statutory-basis net income (loss) for the years ended December 31, 2005 and 2004 and for the periods from December 18,
2003 through December 31, 2003, and January 1, 2003 through December 17, 2003 was $192,009, $144,100, $(1,669), and $180,091, respectively.

                                     F-XVII

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

5.   INVESTMENTS

The amortized cost and fair values of investments in fixed maturity securities and short-term investments classified as available-for-sale are as follows:

                                                       GROSS        GROSS
                                         AMORTIZED   UNREALIZED   UNREALIZED
                                           COST        GAINS       LOSSES      FAIR VALUE
                                        -------------------------------------------------

AT DECEMBER 31, 2005
Obligations of states and political
   Subdivisions                         $2,777,807     $12,718      $26,410    $2,764,115
Asset- and mortgage-backed securities      209,148         135        3,490       205,793
U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies               148,785       1,387        2,036       148,136
Corporate bonds                             91,422         501        1,486        90,437
Debt securities issued by foreign
   Governments                              30,930         345            5        31,270
Preferred stock                             19,199         427          639        18,987
                                        -------------------------------------------------
Total fixed maturity securities          3,277,291      15,513       34,066     3,258,738
Short-term investments                     159,334          --           --       159,334
                                        -------------------------------------------------
Total investments                       $3,436,625     $15,513      $34,066    $3,418,072
                                        =================================================

                                                       GROSS         GROSS
                                         AMORTIZED   UNREALIZED   UNREALIZED
                                           COST        GAINS        LOSSES     FAIR VALUE
                                        -------------------------------------------------

AT DECEMBER 31, 2004
Obligations of states and political
   Subdivisions                         $2,461,087     $19,569      $3,090     $2,477,566
Asset- and mortgage-backed securities      214,895       1,267         695        215,467
U.S. Treasury securities and
   obligations of U.S. Government
   corporations and agencies               131,771         559         943        131,387
Corporate bonds                             54,655         663         236         55,082
Debt securities issued by foreign
   Governments                              39,713         176          21         39,868
Preferred stock                             19,199         311          24         19,486
                                        -------------------------------------------------
Total fixed maturities                   2,921,320      22,545       5,009      2,938,856
Short-term investments                     140,473          --          --        140,473
                                        -------------------------------------------------
Total investments                       $3,061,793     $22,545      $5,009     $3,079,329
                                        =================================================

                                    F-XVIII

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

5.   INVESTMENTS (CONTINUED)

The following table shows gross unrealized losses and the fair value of fixed maturity securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at
December 31, 2005:

                                          LESS THAN 12 MONTHS       12 MONTHS OR MORE             TOTAL
                                        -------------------------------------------------------------------------
                                           FAIR      UNREALIZED     FAIR     UNREALIZED                UNREALIZED
                                           VALUE       LOSSES      VALUE       LOSSES     FAIR VALUE     LOSSES
                                        -------------------------------------------------------------------------

Obligations of states and political
   Subdivisions                         $1,622,119     $16,646    $463,156     $ 9,764    $2,085,275     $26,410
Asset- and mortgage-backed
   Securities                              133,196       1,839      56,824       1,651       190,020       3,490
U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies                47,872         520      76,380       1,516       124,252       2,036
Other                                       42,379         690      28,026         801        70,405       1,491
Preferred stock                             12,860         639          --          --        12,860         639
                                        -------------------------------------------------------------------------
Total temporarily impaired securities   $1,858,426     $20,334    $624,386     $13,732    $2,482,812     $34,066
                                        =========================================================================

The unrealized losses in the Company's investments were caused by interest rate increases. The Company evaluated the credit ratings of these securities and noted no deterioration. Because the decline in market value is attributable to changes in interest rates and not credit quality and because the Company has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Company did not consider these investments to be other than temporarily impaired at December 31, 2005.

Investments in fixed maturity securities carried at fair value of $4,625 and
$4,049 as of December 31, 2005 and 2004, respectively, were on deposit with various regulatory authorities as required by law.

                                     F-XIX

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

5.   INVESTMENTS (CONTINUED)

The amortized cost and fair values of investments in fixed maturity securities, available-forsale at December 31, 2005, are shown below by contractual maturity date. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                          AMORTIZED     FAIR
                                            COST        VALUE
                                         -----------------------
Due one year later or less               $   77,668   $   77,071
Due after one year through five years       472,292      463,162
Due after five years through ten years    1,463,806    1,448,990
After ten years                           1,263,525    1,269,515
Total                                    $3,277,291   $3,258,738
                                         =======================

For the years ended December 31, 2005 and 2004 and for the periods from December
18, 2003 through December 31, 2003 and January 1, 2003 through December 17,
2003, proceeds from sales of available-for-sale securities were $31,380,
$178,030, $0, and $855,761 respectively. For the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, gross gains of $185, $1,900, $0, and $31,700, respectively, and gross losses of $84, $1,300, $0, and $200, respectively, were realized on such sales.

Net investment income of the Company was derived from the following sources:

                                                         SUCCESSOR                    PREDECESSOR
                                        ---------------------------------------------------------
                                                                       PERIOD FROM    PERIOD FROM
                                                                      DECEMBER 18,    JANUARY 1,
                                                                          2003           2003
                                         YEAR ENDED     YEAR ENDED       THROUGH        THROUGH
                                        DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 17,
                                            2005           2004           2003           2003
                                        ---------------------------------------------------------

Income from fixed maturity securities     $112,616        $97,720        $4,294        $111,075
Income from short-term investments           6,801          1,450            12           2,326
                                        ---------------------------------------------------------
Total investment income                    119,417         99,170         4,306         113,401
Investment expenses                         (2,345)        (1,461)          (37)           (782)
Net investment income                     $117,072        $97,709        $4,269        $112,619
                                        =========================================================

                                      F-XX

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

5.   INVESTMENTS (CONTINUED)

As of December 31, 2005, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry;  however, the Company had the following investment concentrations by state:

                                 FAIR VALUE
                                 ----------

New York                         $  302,290
Florida                             220,150
Texas                               217,145
New Jersey                          193,315
Massachusetts                       169,635
Illinois                            155,922
California                          139,742
Michigan                            113,040
                                 ----------
                                  1,511,239

All other states                  1,326,785
All other investments               580,048
Total investments                $3,418,072
                                 ==========

6.   DERIVATIVE INSTRUMENTS

The Company provides CDSs to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on other public finance and structured finance obligations in CDS form. The Company considers these agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes.
These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect premiums as installments are received, and to record losses and loss adjustment expenses and changes in fair value as incurred. The Company recorded $3,036 of net earned premium, $0 in losses and loss adjustment expenses, and net mark-to-market losses of $167 in changes in fair value under these agreements for the year ended December 31, 2005.

                                      F-XXI

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

6.   DERIVATIVE INSTRUMENTS (CONTINUED)

The gains or losses recognized by recording these contracts at fair value are determined each quarter based on quoted market prices, if available. If quoted market prices are not available, the determination of fair value is based on internally developed estimates. Management applies judgments to estimate fair value which are based on changes in expected loss of the underlying assets as well as changes in current market prices for similar products.

Consideration is given to current market spreads and on evaluation of the current performance of the assets. The Company does not believe that the fair value adjustments are an indication of potential claims under the Company's guarantees. The inception-to-date net mark-to-market loss on the CDS portfolio was $167 at December 31, 2005 and was recorded in other liabilities.

7.   INCOME TAXES

For periods subsequent to the closing date of the Transaction, the Company files its own consolidated federal income tax returns with FGIC Corp. The method of allocation between FGIC Corp. and its subsidiaries is determined under a tax sharing agreement approved by FGIC Corp.'s Board of Directors and the New York
State Insurance Department, and is based upon a separate return calculation. For periods ended on or prior to December 18, 2003, the Company filed its federal income tax return as part of the consolidated return of GE Capital. Under a tax sharing agreement with GE Capital, tax was allocated to the Company based upon its contributions to GE Capital's consolidated net income.

                                     F-XXII

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

7.   INCOME TAXES (CONTINUED)

The following is a reconciliation of federal income taxes computed at the statutory income tax rate and the provision for federal income taxes:

                                                 SUCCESSOR                    PREDECESSOR
                                 ---------------------------------------------------------
                                                               PERIOD FROM
                                                               DECEMBER 18,   PERIOD FROM
                                                                   2003        JANUARY 1,
                                                                THROUGH           2003
                                  YEAR ENDED     YEAR ENDED    DECEMBER 17,     THROUGH
                                 DECEMBER 31,   DECEMBER 31,      2003 31,    DECEMBER 17,
                                     2005           2004           2003           2003
                                 ---------------------------------------------------------

Income taxes computed on
  income before provision for
  Federal income taxes, at the
  statutory income tax rate        $ 95,037       $ 78,932        $2,785        $ 86,383
State and local income taxes,
  net of Federal income taxes           453            479            --             844
Tax effect of:
   Tax-exempt interest              (31,072)       (28,015)         (979)        (26,112)
Prior period adjustment                  --             --            --          (4,978)
   Other, net                           690          4,037           (42)           (678)
Provision for income taxes         $ 65,108       $ 55,433        $1,764        $ 55,459
                                 =========================================================

                                     F-XXIII

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

7.   INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2005 and 2004 are presented below:

                                                      2005      2004
                                                    -----------------
Deferred tax assets:
   Tax and loss bonds                               $24,375   $10,810
   Loss and loss adjustment expense reserves          6,180     7,472
   AMT credit carryforward                            7,140     8,107
   Property and equipment                                83        55
   Deferred compensation                              1,483       623
   Capital lease                                      2,483     2,539
      Net operating loss on foreign subsidiaries      2,948        --
   Other                                                266       233
                                                     44,958    29,839
                                                    -----------------
Deferred tax liabilities:
   Contingency reserves                              42,656    18,917
   Unrealized gains on fixed maturity securities,
      available-for-sale                             12,883    29,156
   Deferred acquisition costs                        19,639    11,842
   Premium revenue recognition                       10,359     3,076
   Profit commission                                  1,435     2,343
   Foreign currency                                     194     3,117
   Other                                                255       153
                                                    -----------------
Total gross deferred tax liabilities                 87,421    68,604
Net deferred tax liability                          $42,463   $38,765
                                                    =================

The net operating losses on foreign subsidiaries of $10,863 as of December 31,
2005 were generated by FGIC Corp.'s United Kingdom subsidiaries. The United
Kingdom does not allow net operating losses to be carried back, but does permit them to be carried forward indefinitely. Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2005 and 2004.

In the opinion of management, an adequate provision has been made for any additional taxes that may become due pending any future examinations by tax authorities.

                                     F-XXIV

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

8.   REINSURANCE

Reinsurance is the commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies issued by the ceding company in consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer.

The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers, to meet internal, rating agency or regulatory single risk limits, to diversify risk, and to manage rating agency and regulatory capital requirements. The Company currently arranges reinsurance primarily on a facultative (transaction-by-transaction) basis. Prior to 2003, the Company also had treaty reinsurance agreements, primarily for the public finance business, that provided coverage for a specified portion of the insured risk under all qualifying policies issued during the term of the treaty.

The Company seeks to place reinsurance with financially strong reinsurance companies since, as a primary insurer, the Company is required to fulfill all its obligations to policyholders even where a reinsurer fails to perform its obligations under the applicable reinsurance agreement. The Company regularly monitors the financial condition of its reinsurers. Under most of the Company's reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a ratings downgrade of the reinsurer or the occurrence of certain other events. In certain of these cases, the Company also has the right to impose additional ceding commissions.

In recent years, some of the Company's reinsurers were downgraded by the rating agencies, thereby reducing the financial benefits of using reinsurance under rating agency capital adequacy models, because the Company must allocate additional capital to the related reinsured exposure. However, the Company still receives regulatory credit for this reinsurance. In connection with such a downgrade, the Company reassumed $0, $4,959, $6,300, and $14,300 of ceded premiums for the years ended December 31, 2005 and 2004, and the periods from
December 18, 2003 through December 31, 2003, and January 1, 2003 through
December 17, 2003, respectively, from the reinsurers.

Under certain reinsurance agreements, the Company holds collateral in the form of letters of credit and trust agreements. Such collateral totaled $62,394 at
December 31, 2005, and can be drawn on in the event of default by the reinsurer.

                                      F-XXV

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

8.   REINSURANCE (CONTINUED)

The effect of reinsurance on the balances recorded in the consolidated statements of income is as follows:

                                                     SUCCESSOR                    PREDECESSOR
                                    ---------------------------------------------------------
                                                                   PERIOD FROM   PERIOD FROM
                                                                   DECEMBER 18,   JANUARY 1,
                                                                      2003          2003
                                     YEAR ENDED     YEAR ENDED      THROUGH        THROUGH
                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 17,
                                        2005           2004           2003           2003
                                    ---------------------------------------------------------

Net premiums earned                    $25,921        $24,173        $1,236         $20,300
Loss and loss adjustment expenses         (416)        (4,759)           --           1,700
                                    ---------------------------------------------------------

9.   LOSS AND LOSS ADJUSTMENT EXPENSES

Activity in the reserve for loss and loss adjustment expenses is summarized as follows:

                                                     SUCCESSOR                    PREDECESSOR
                                    ---------------------------------------------------------
                                                                   PERIOD FROM   PERIOD FROM
                                                                   DECEMBER 18,   JANUARY 1,
                                                                      2003          2003
                                     YEAR ENDED     YEAR ENDED      THROUGH        THROUGH
                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 17,
                                        2005           2004           2003           2003
                                    ---------------------------------------------------------

Balance at beginning of period         $39,181        $40,467       $40,224        $ 47,868
Less reinsurance recoverable            (3,054)        (8,065)       (8,058)         (8,371)
                                    ---------------------------------------------------------
Net balance                             36,127         32,402        32,166          39,497
                                    ---------------------------------------------------------
Incurred related to:
   Current period                       23,985         11,756            --          20,843
   Prior periods                        (5,479)        (5,834)          236         (27,600)
                                    ---------------------------------------------------------
Total incurred                          18,506          5,922           236          (6,757)
                                    ---------------------------------------------------------
Paid related to:
   Current period                       (1,993)            --            --              --
   Prior periods                        (1,099)        (2,197)           --            (574)
                                    ---------------------------------------------------------
Total paid                              (3,092)        (2,197)           --            (574)
                                    ---------------------------------------------------------
Net balance                             51,541         36,127        32,402          32,166
Plus reinsurance recoverable             3,271          3,054         8,065           8,058
                                    ---------------------------------------------------------
Balance at end of period               $54,812        $39,181       $40,467        $ 40,224
                                    =========================================================

                                     F-XXVI

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

9.   LOSS AND LOSS ADJUSTMENT EXPENSES (CONTINUED)

During the year ended December 31, 2005, the increase in incurred expense was primarily related to issuers impacted by Hurricane Katrina. Case reserves and credit watchlist reserves at December 31, 2005 include $8,511 and $13,322, respectively, of estimated losses related to obligations impacted by Hurricane
Katrina (see Note 10).

During the year ended December 31, 2004, the increase in incurred expense related to several structured finance transactions of one particular issuer.

During the period from January 1, 2003 through December 17, 2003, the overall decrease in incurred expense was driven by a reduction in reserves previously established on several structured finance transactions of one particular issuer.
In addition, prior to the closing of the Transaction, rather than watchlist reserves, the Company established portfolio reserves based upon the aggregate average net par outstanding of the Company's insured mortgage-backed securities portfolio.

10.  HURRICANE KATRINA

At December 31, 2005, the Company insured public finance obligations with a net par in force ("NPIF") of approximately $4,011,871 in locations impacted by
Hurricane Katrina. Approximately $2,023,315 of these obligations relate to locations designated by the U.S. Federal Emergency Management Administration
("FEMA") as eligible for both public and individual assistance ("FEMA-dual designated locations"); the remainder, or $1,988,556, of these obligations relate to locations designated by FEMA as eligible for individual assistance only. The Company believes that insured obligations in FEMA-dual designated locations are more likely to be impaired than obligations eligible for individual assistance only. Consequently, since the occurrence of Hurricane
Katrina, the Company has focused its portfolio surveillance efforts related to
Hurricane Katrina on evaluating its insured public finance obligations in the
FEMA-dual designated locations. These FEMA-dual designated locations consist primarily of counties and parishes in Alabama, Mississippi and Louisiana.

                                     F-XXVII

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

10.   HURRICANE KATRINA (CONTINUED)

As a result of this evaluation, the Company placed insured public finance obligations with an NPIF totaling $979,153 on its credit watchlist of which reserves were recorded on obligations with an NPIF of $585,303. These obligations relate to locations in the Parish of Orleans (in which New Orleans is located) and the immediately surrounding parishes. At December 31, 2005, the
Company recorded case reserves of $8,511, watchlist reserves of $13,322 and estimated reinsurance recoverables of $1,740 related to insured public finance obligations placed on the credit watchlist. The case reserves of $8,511 relate to an investor-owned utility, for which the Company has insured public finance obligations with an NPIF of $75,000, that has entered into bankruptcy proceedings. The watchlist reserves of $13,322 were based on management's assessment that the associated insured public finance obligations have experienced impairment due to diminished revenue sources. The NPIF for the insured public finance obligations for which watchlist reserves of $13,322 have been established totals $510,303. The $510,303 (a subset of the $979,153) is supported by the revenue sources below:

                                  NET PAR
REVENUE SOURCE                   IN FORCE
-----------------------------------------
General obligation               $ 90,079
Hotel tax                         165,000
Sales tax                         117,141
Municipal utility                 119,657
Public higher education            18,426
                                 --------
Total                            $510,303
                                 ========

Given the unprecedented nature of the events and magnitude of damage in the affected areas, the loss reserves were necessarily based upon estimates and subjective judgments about the outcome of future events, including without limitation the amount and timing of any future federal and state aid. The loss reserves will likely be adjusted as additional information becomes available, and such adjustments may have a material impact on future results of operations.
However, the Company believes that the losses ultimately incurred as result of
Hurricane Katrina will not have a material impact on the Company's consolidated financial position.

                                    F-XXVIII

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

10.  HURRICANE KATRINA (CONTINUED)

For the year ended December 31, 2005, the Company paid claims totaling $5,910 related to insured public finance obligations impacted by Hurricane Katrina.
During 2005, the Company subsequently received reimbursements of $4,855 for these claims payments.

The Company's structured finance insured portfolio was not significantly impacted by Hurricane Katrina, reflecting the geographic diversification of the credits comprising the insured structured finance obligations.

11.  RELATED PARTY TRANSACTIONS

Prior to the Transaction, the Company had various service agreements with subsidiaries of General Electric Company and GE Capital. These agreements provided for the payment by the Company of certain payroll and office expenses, investment fees pertaining to the management of the Company's investment portfolio and telecommunication service charges. In addition, as part of the
Transaction, the Company entered into a transitional services agreement under which GE Capital continued to provide certain administrative and support services, in exchange for certain scheduled fees during the 12 months following the date of the agreement. Approximately $0, $179, $0 and $1,600 in expenses were incurred during the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively, related to such agreements and are reflected in the accompanying consolidated financial statements.

At the end of the first quarter of 2004, the Company transferred investment management services from GE Capital to Blackrock Financial Management, Inc. and
Wellington Management Company, LLP.

In connection with the Transaction, the Company entered into a capital lease agreement with a subsidiary of GE Capital. The lease agreement covers leasehold improvements made to the Company's headquarters as well as furniture and fixtures, computer hardware and software used by the Company (see Note 17).

                                     F-XXIX

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

11.  RELATED PARTY TRANSACTIONS (CONTINUED)

In connection with the Transaction, FGIC entered into a $300,000 soft capital facility, with GE Capital as lender and administrative agent. The soft capital facility, which replaced the capital support facility that FGIC previously had with GE Capital, had an initial term of eight years. FGIC paid GE Capital $1,132 and $70 under this agreement for the year ended December 31, 2004 and the period from December 18, 2003 through December 31, 2003, respectively. This agreement was terminated by FGIC in July 2004 and was replaced by a new soft capital facility (see Note 15).

The Company also insures certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $3, $6, $0 and $20 for the year ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1,
2003 through December 17, 2003, respectively. As of December 31, 2005, par outstanding on these deals before reinsurance was $6,142. Issues sponsored by affiliates of GE accounted for approximately 1% of gross premiums written in
2003.

During 2005 FGIC, in the normal course of operations, entered into reinsurance transactions with PMI-affiliated companies. Ceded premiums were $582 for the year ended December 31, 2005 and accounts payable due to PMI were $102 at
December 31, 2005.

As of December 31, 2005 and 2004, there were no receivables due from GE Capital.

During 2005 and 2004, the Company allocated certain overhead costs to FGIC Corp.
which amounted to $540 and $317, respectively.

                                      F-XXX

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

12.  COMPENSATION PLANS

All employees of the Company participate in an incentive compensation plan. In addition, the Company offers a deferred compensation plan for eligible employees. Expenses incurred by the Company under compensation plans amounted to
$21,824, $15,493, $3,996, and $10,087 for the years ended December 31, 2005 and
2004 and for the periods from December 18, 2003 through December 31, 2003 and
January 1, 2003 through December 17, 2003, respectively, and are reflected in the accompanying consolidated financial statements. During 2005 and 2004, compensation increased primarily due to an increase in employee headcount. For
2003, compensation for certain employees was part of an allocation of expenses of affiliates and was therefore recorded as an allocated expense rather than compensation expense. In 2005 and 2004, these expenses were directly recorded by the Company. In 2003, compensation levels were driven in part by
Transaction-related costs, including retention bonuses and sign-on bonuses to new hires post-acquisition.

Commencing effective January 1, 2004, the Company has offered a defined contribution savings plan under Section 401(k) of the Internal Revenue Code.
This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis (for 2005, up to $14 for employees under age 50, plus an additional "catch up" contribution of up to $4 for employees 50 and older). The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $3,429 and $2,532 to the plan on behalf of employees for the years ended December 31, 2005 and 2004, respectively.

12.  DIVIDENDS

Under New York insurance law, the Company may pay dividends to FGIC Corp. only from earned surplus, subject to the following limitations: (a) statutory surplus after any dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2005, 2004 and 2003, and (b) dividends may not exceed the lesser of 10% of the Company's surplus or 100% of adjusted net investment income, as defined by New York insurance law, for the twelve-month period ended on the preceding December 31, without the prior approval of the New York State
Superintendent of Insurance.

                                     F-XXXI

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

13.  DIVIDENDS (CONTINUED)

During the years ended December 31, 2005 and 2004 and for the period from
December 18, 2003 through December 31, 2003, the Company did not declare and pay dividends. During the period from January 1, 2003 through December 17, 2003, the
Company declared and paid dividends to FGIC Corp. of $284,300. These dividends were approved by the New York State Superintendent of Insurance.

14.  REVOLVING CREDIT FACILITY

During December 2005, FGIC Corp. and the Company entered into a $250,000 senior unsecured revolving credit facility that matures on December 11, 2010. The facility is provided by a syndicate of banks and other financial institutions led by JPMorgan Chase, as administrative agent and sole lead arranger. In connection with the facility, $150 in syndication costs was prepaid and will be amortized into income over the term of the facility. The facility replaced a similar one-year facility that matured in December 2005. No draws have been made under either facility.

15.  PREFERRED TRUST SECURITIES

On July 19, 2004, the Company closed a $300,000 facility, consisting of Money
Market Committed Preferred Custodial Trust Securities ("CPS Securities"). This
facility replaced a $300,000 "Soft Capital" facility previously provided by GE
Capital. Under the new facility, each of six separate newly organized Delaware trusts (the "Trusts"), issues $50,000 in perpetual CPS Securities on a rolling
28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities and are held in the respective Trusts. Each Trust is solely responsible for its obligations and has been established for the purpose of entering into a put agreement with the Company, which obligates the
Trusts, at the Company's discretion, to purchase perpetual Preferred Stock of the Company. In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. In connection with the establishment of the Trusts, the Company incurred $4,638 of expenses which is included in other operating expenses for the year ended December 31, 2004. The
Company recorded expenses for the right to put its shares to the Trusts of
$1,806 and $905 for the years ended December 31, 2005 and 2004, respectively.

                                     F-XXXII

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

16.  FINANCIAL INSTRUMENTS

(a)  Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating the fair values of financial instruments:

     Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the consolidated balance sheets and in Note 5.

     Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

     Cash and Cash Equivalents, Accrued Investment Income, Prepaid Expenses and
     Other Assets, Receivable from Related Parties, Ceded Reinsurance Balances
     Payable, Accounts Payable and Accrued Expenses and Payable for Securities
     Purchased: The carrying amounts of these items approximate their fair values.

     The estimated fair values of the Company's financial instruments at
     December 31, 2005 and 2004 were as follows:

                                         2005                      2004
                               ----------------------------------------------
                                CARRYING      FAIR      CARRYING      FAIR
                                 AMOUNT       VALUE      AMOUNT       VALUE
                               ----------------------------------------------
Financial assets:
   Cash on hand and in-demand
      Accounts                 $   45,077  $   45,077  $   69,292  $   69,292
   Short-term investments         159,334     159,334     140,473     140,473
   Fixed maturity securities    3,258,738   3,258,738   2,938,856   2,938,856

Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, loss and loss adjustment expense reserves and prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company's embedded book of business to a market return. The estimated fair values of such financial guaranties was $1,098,165 compared to a carrying value of $1,099,045 as of December 31, 2005, and is $965,992 compared to a carrying value of
$936,334 as of December 31, 2004.

                                    F-XXXIII

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

16.  FINANCIAL INSTRUMENTS (CONTINUED)

     As of December 31, 2005 and 2004, the net present value of future installment premiums was approximately $393,000 and $192,000, respectively, both discounted at 5%.

     Derivatives: For fair value adjustments on derivatives, the carrying amount represents fair value. The Company uses quoted market prices when available, but if quoted market prices are not available, management uses internally developed estimates.

(b)  Concentrations of Credit Risk

     The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The
     Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged to secure payment of securities under varying economic scenarios, and underlying levels of protection such as insurance or over-collateralization.

     In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for a term of the obligation issued by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

     As of December 31, 2005, the Company's total outstanding principal insured was $275,327,000, net of reinsurance of $22,711,000. The Company's insured portfolio as of December 31, 2005 was broadly diversified by geographic and bond market sector, with no single obligor representing more than 1% of the
     Company's insured principal outstanding, net of reinsurance. The insured portfolio includes exposure under credit derivatives. The par written for credit derivatives was $15,640,000 at December 31, 2005.

                                     F-XXXIV

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

16.  FINANCIAL INSTRUMENTS (CONTINUED)

     As of December 31, 2005, the composition of principal insured by type of issue, net of reinsurance, was as follows:

                                       NET PRINCIPAL
                                        OUTSTANDING
                                       -------------
     Municipal:
        Tax supported                  $134,762,000
        Water and sewer                  34,859,000
        Healthcare                        4,216,000
        Transportation                   24,956,000
        Education                         9,939,000
        Housing                           1,234,000
        Other                             5,153,000
     Non-municipal and international     60,208,000
     Total                             $275,327,000

     As of December 31, 2005, the composition of principal insured ceded to reinsurers was as follows:

                                        CEDED PRINCIPAL
                                          OUTSTANDING
                                        ---------------
     Reinsurer:
        Radian Reinsurance Company        $ 7,808,000
        Ace Guaranty Inc.                   6,367,000
        American Re-Insurance Company       2,231,000
        RAM Reinsurance Company             2,024,000
        Other                               4,281,000
     Total                                $22,711,000
                                          ===========

     The Company did not have recoverables in excess of 3% of stockholders'
     equity from any single reinsurer.

     The Company's insured gross and net principal and interest outstanding was
     $472,161,000 and $433,587,000, respectively, as of December 31, 2005.

                                     F-XXXV

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

16.  FINANCIAL INSTRUMENTS (CONTINUED)

     FGIC is authorized to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and in the United
     Kingdom. Principal insured outstanding at December 31, 2005 by state, net of reinsurance, was as follows:

                                 NET PRINCIPAL
                                  OUTSTANDING
                                 -------------
     California                   $ 32,882,000
     New York                       21,265,000
     Pennsylvania                   15,952,000
     Florida                        15,483,000
     Illinois                       13,049,000
     Texas                          12,223,000
     New Jersey                     10,883,000
     Michigan                        8,311,000
     Ohio                            6,903,000
     Washington                      6,359,000
                                  ------------
                                   143,310,000

     All other states               71,809,000
     Mortgage and asset-backed      54,262,000
     International                   5,946,000
     Total                        $275,327,000
                                  ============

                                    F-XXXVI

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

17.  COMMITMENTS

The Company leases office space and equipment under operating lease agreements in the United States and the United Kingdom. Rent expense under operating leases for the years ended December 31, 2005 and 2004 and for the period from December
18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003 was $3,631, $3,070, $90, and $3,210, respectively. Future payments associated with these leases are as follows:

                                               OPERATING LEASE
                                                  COMMITMENT
                                                    AMOUNT
                                               ---------------
     Year:
        2006                                       $ 3,141
        2007                                         3,119
        2008                                         1,968
        2009                                           412
        2010                                           412
        2011 and thereafter                          1,496
     Total minimum future rental payments          $10,548
                                                   =======

In connection with the Transaction, the Company entered into a capital lease with a related party (an affiliate of GE Capital), covering leasehold improvements and computer equipment to be used at its headquarters. At the lease termination date of June 30, 2009, the Company will own the leased equipment.
Future payments associated with this lease are as follows:

                                               OPERATING LEASE
                                                  COMMITMENT
                                                    AMOUNT
                                               ---------------
     Year ending December 31:
        2006                                        $1,570
        2007                                         1,545
        2008                                         1,391
        2009                                           265
                                                    ------
     Total                                           4,771
     Less interest                                     509
     Present value of minimum lease payments        $4,262
                                                    ======

                                    F-XXXVII

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

18.  COMPREHENSIVE INCOME

Accumulated other comprehensive (loss) income of the Company consists of net unrealized gains on investment securities, foreign currency translation adjustments, and a cash flow hedge. The components of other comprehensive income for the years ended December 31, 2005 and 2004 and for the periods from December
18, 2003 through December 31, 2003, and January 1, 2003 through December 17,
2003 are as follows:

                                              YEAR ENDED DECEMBER 31, 2005
                                             -----------------------------
                                              BEFORE               NET OF
                                                TAX                  TAX
                                              AMOUNT      TAX      AMOUNT
                                             -----------------------------
Unrealized holding losses arising during
   the year                                  $(36,050)  $12,566   $(23,484)
Less reclassification adjustment for gains
   realized in net income                        (101)       35        (66)
                                             -----------------------------
Unrealized losses on investments              (36,151)   12,601    (23,550)
Foreign currency translation adjustment        (8,454)    2,922     (5,532)
                                             -----------------------------
Total other comprehensive loss               $(44,605)  $15,523   $(29,082)
                                             =============================

                                             YEAR ENDED DECEMBER 31, 2004
                                             ----------------------------
                                               BEFORE              NET OF
                                                TAX                 TAX
                                               AMOUNT     TAX      AMOUNT
                                              ---------------------------
Unrealized holding gains arising during
   the year                                   $14,928   $(5,225)  $ 9,703
Less reclassification adjustment for gains
   realized in net income                        (559)      196      (363)
                                              ---------------------------
Unrealized gains on investments                14,369    (5,029)    9,340
Foreign currency translation adjustment         6,286    (2,200)    4,086
                                              ---------------------------
Total other comprehensive income              $20,655   $(7,229)  $13,426
                                              ===========================

                                    F-XXXVIII

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

18.  COMPREHENSIVE INCOME (CONTINUED)

                                             PERIOD FROM DECEMBER 18, 2003
                                               THROUGH DECEMBER 31, 2003
                                             -----------------------------
                                               BEFORE             NET OF
                                                 TAX               TAX
                                               AMOUNT     TAX     AMOUNT
                                               -------------------------
Unrealized holding gains arising during
   the period                                  $3,168   $(1,109)  $2,059
Less reclassification adjustment for gains
   realized in net income                          --        --       --
                                               -------------------------
Unrealized gains on investments                 3,168    (1,109)   2,059
Total other comprehensive income               $3,168   $(1,109)  $2,059
                                               =========================

                                               PERIOD FROM JANUARY 1, 2003
                                                THROUGH DECEMBER 17, 2003
                                             ------------------------------
                                              BEFORE                NET OF
                                               TAX                   TAX
                                              AMOUNT       TAX      AMOUNT
                                             ------------------------------
Unrealized holding gains arising during
   the period                                $ 30,853   $(10,798)  $ 20,055
Less reclassification adjustment for gains
   realized in net income                     (31,506)    11,027    (20,479)
Unrealized losses on investments                 (653)       229       (424)
Foreign currency translation adjustment         6,565     (2,298)     4,267
                                             ------------------------------
Total other comprehensive income             $  5,912   $ (2,069)  $  3,843
                                             ==============================

                                    F-XXXIX

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

19.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                THREE MONTHS ENDED                   YEAR ENDED
                                               ---------------------------------------------------    DECEMBER
                                               MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,       31,
                                                  2005       2005          2005           2005          2005
                                               ----------------------------------------------------------------

Gross premiums written                          $84,404    $131,335      $96,787         $97,676      $410,202
Net premiums written                             82,609     113,305       92,331          92,809       381,054
Net premiums earned                              52,633      61,907       54,794          55,235       224,569
Net investment income and net realized gains     27,558      28,389       30,117          31,109       117,173
Other income (expense)                              426          90          402            (323)          595
Total revenues                                   80,617      90,386       85,313          86,021       342,337
Losses and loss adjustment expenses              (2,611)     (3,066)      20,693           3,490        18,506
Income before taxes                              71,100      81,377       48,783          70,274       271,534
Net income                                       53,306      59,992       39,407          53,721       206,426

                                                                THREE MONTHS ENDED                   YEAR ENDED
                                               ---------------------------------------------------    DECEMBER
                                               MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,       31,
                                                  2004       2004         2004            2004          2004
                                               ----------------------------------------------------------------

Gross premiums written                          $56,395    $106,457      $87,869         $72,854      $323,575
Net premiums written                             53,649     105,645       87,072          67,512       313,878
Net premiums earned                              31,202      53,151       49,760          40,836       174,949
Net investment income and net realized gains     24,198      22,611       24,466          26,993        98,268
Other income (expense)                              317         240          117              62           736
Total revenues                                   55,717      76,002       74,343          67,891       273,953
Losses and loss adjustment expenses                 664      (1,070)       6,725            (397)        5,922
Income before taxes                              48,208      64,839       56,713          55,759       225,519
Net income                                       38,304      48,393       41,954          41,435       170,086

                                      F-XL

================================================================================

No dealer, salesman or other person has been authorized to give any information or make any representations in connection with the offer contained herein other than those contained in this Preliminary Offering Memorandum, and, if given or made, such information or representations must not be relied upon as having been authorized by the Issuer or the Initial Purchasers. This Preliminary
Offering Memorandum does not constitute an offer to sell or the solicitation of an offer to buy any security other than those to which it relates, nor does it constitute an offer to sell, or the solicitation of an offer to buy, to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Preliminary Offering Memorandum nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                             PAGE
TABLE OF CONTENTS                           -----

FORWARD-LOOKING STATEMENTS ..............    iii
NOTICE TO NEW HAMPSHIRE
   RESIDENTS ONLY .......................    iii
NOTICE TO FLORIDA RESIDENTS ONLY.........    iii
NOTICE TO UNITED KINGDOM
   RESIDENTS ONLY .......................    iii
NOTICE TO RESIDENTS OF REPUBLIC
   OF IRELAND ...........................     iv
REPORTS TO SERIES 2006-1

ISSUER'S FLEET PROFILE AND
   STATISTICS ...........................    60
DESCRIPTION OF THE MANAGEMENT
   AGREEMENT ............................    63
DESCRIPTION OF THE CONTRIBUTION
   AND SALE AGREEMENT ...................    70
DESCRIPTION OF THE SERIES 2006-1
   NOTES AND THE INDENTURE ..............    74
DESCRIPTION OF THE
   ADMINISTRATIONAGREEMENT ..............    98
STRUCTURING ASSUMPTIONS .................   100
CERTAIN UNITED STATES FEDERAL
   INCOME TAX CONSEQUENCES ..............   106
CIRCULAR 230 ............................   106
CERTAIN STATE, LOCAL AND OTHER
   TAX CONSIDERATIONS ...................   109
CERTAIN ERISA CONSIDERATIONS ............   110
RESTRICTIONS ON TRANSFERS AND
   NOTICE TO INVESTORS ..................   111
CERTAIN LEGAL INVESTMENT

WHERE PROSPECTIVE INVESTORS CAN
   FIND MORE INFORMATION ................   117
GENERAL INFORMATION .....................   117

                              TAL ADVANTAGE I LLC
                   $680,000,000 FLOATING RATE SECURED NOTES,
                                 SERIES 2006-1

                              [TAL INTERNATIONAL]
                                [GRAPHIC OMITTED]

                 --------------------------------------------
                              PRELIMINARY OFFERING
                                   MEMORANDUM
                 --------------------------------------------

                                     [FGIC]
                               [GRAPHIC OMITTED]

   CREDIT                                                            FORTIS
   SUISSE                                                        SECURITIES LLC
HSH NORDBANK AG                                                     WESTLB AG
 BTMU CAPITAL                                                    ING FINANCIAL
  CORPORATION                                                     MARKETS LLC

                                 April 3, 2006
================================================================================